As filed with the Securities and Exchange Commission on November 5, 2010

Registration No. 333-169979

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zayo Group, LLC	Zayo Capital, Inc.
(Exact name of each registrant as specified in its charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
26-2012549	80-0549444
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Zayo Enterprise Networks, LLC	Zayo Bandwidth, LLC
(Exact name of each registrant as specified in its charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
26-1360206	26-2463571
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Zayo Colocation, Inc.	Zayo Fiber Solutions, LLC
(Exact name of each registrant as specified in its charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
52-2255974	58-2567531
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Zayo Bandwidth Tennessee, LLC	Adesta Communications, Inc.	FiberNet Telecom, Inc.
(Exact name of each registrant as specified in its charter)

Tennessee	Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
62-1799063	65-0828689	11-3255389
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Local Fiber, LLC	American Fiber Systems Holding Corp.	American Fiber Systems, Inc.
(Exact name of each registrant as specified in its charter)

New York	Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
20-8726187	16-1596010	16-1584044
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
4813
(Primary Standard Industrial Classification Code Number)

400 Centennial Parkway
Suite 200
Louisville, Colorado 80027
(303) 381-4683
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott E. Beer, Esq.
General Counsel
Zayo Group, LLC
400 Centennial Parkway
Suite 200
Louisville, Colorado 80027
(303) 381-4683
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

J. Alan Bannister, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4035

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

**If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit(1)	Offering Price(1)	Fee
10.25% Senior Secured First-Priority Notes due 2017	$350,000,000	100%	$350,000,000	$24,955
Guarantees of 10.25% Senior Secured First-Priority Notes due 2017	—	—	—	(2)

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	The guarantees by Zayo Enterprise Networks, LLC, Zayo Bandwidth, LLC, Zayo Colocation, Inc., Zayo Fiber Solutions, LLC, Zayo Bandwidth Tennessee, LLC, Adesta Communications, Inc., FiberNet Telecom, Inc., and Local Fiber, LLC of the obligations of Zayo Group, LLC and Zayo Capital, Inc. under the notes are also being registered hereby. No additional registration fee is due for the guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2010

PROSPECTUS

$350,000,000

Zayo Group, LLC

Zayo Capital, Inc.
Guaranteed by
Zayo Enterprise Networks, LLC
Zayo Bandwidth, LLC
Zayo Colocation, Inc.
Zayo Fiber Solutions, LLC
Zayo Bandwidth Tennessee, LLC
Adesta Communications, Inc.
FiberNet Telecom, Inc.
Local Fiber, LLC
American Fiber Systems Holding Corp.
American Fiber Systems, Inc.

Exchange Offer for All Outstanding
10.25% Senior Secured First-Priority Notes due 2017
(CUSIP Nos. 989194 AA3 and U98832 AA3)
for new 10.25% Senior Secured First Priority Notes due 2017
that have been registered under the Securities Act of 1933

This exchange offer will expire at 5:00 p.m., New York City time,          on          , 2010, unless extended.

The Exchange Notes:

•	The terms of the registered 10.25% Senior Secured First-Priority Notes due 2017 to be issued in the exchange offer are substantially identical to the terms of the outstanding 10.25% Senior Secured First-Priority Notes due 2017, except that provisions relating to transfer restrictions, registration rights, and additional interest will not apply to the exchange notes.

•	We are offering the exchange notes pursuant to the registration rights agreements that we entered into in connection with the issuance of the outstanding notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended.

•	Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes.

•	You may withdraw tendered outstanding notes at any time at or prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•	The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

•	There is no existing public market for the outstanding notes or the exchange notes.

See “Risk Factors” beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated          , 2010

WHERE YOU CAN FIND MORE INFORMATION

Zayo Group, LLC and Zayo Capital, Inc. have jointly filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-4 to register the exchange offer contemplated in this prospectus. This prospectus is part of that registration statement. As allowed by the Commission’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This prospectus contains summaries of the material terms and provisions of certain documents and in each instance we refer you to the copy of such document filed as an exhibit to the registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus.

Upon the effectiveness of the registration statement, of which this prospectus forms a part, Zayo Group, LLC and Zayo Capital, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith will file annual, quarterly and other reports and information with the Commission.

i

The registration statement (including the exhibits and schedules thereto) and the periodic reports and other information filed by Zayo Group, LLC and Zayo Capital, Inc. with the Commission may be inspected and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Such information may also be accessed electronically by means of the Commission’s homepage on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including Zayo Group, LLC and Zayo Capital, Inc., that file electronically with the Commission.

You may also obtain this information without charge by writing or telephoning us at the following address and telephone number:
Zayo Group, LLC
400 Centennial Parkway
Suite 200
Louisville, Colorado 80027
(303) 381-4683

Attention: Scott E. Beer, Secretary

In order to ensure timely delivery, you must request the information no later than five business days before the expiration of the exchange offer.

Pursuant to the indenture governing the notes, Zayo Group, LLC and Zayo Capital, Inc. have agreed, whether or not subject to the informational requirements of the Exchange Act, to provide the trustee and holders of the notes with annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13 and 15(d) of the Exchange Act and to file such reports with the Commission.

PRESENTATION OF FINANCIAL AND STATISTICAL INFORMATION

Included beginning on page F-1 are our audited consolidated balance sheets as of June 30, 2010 and 2009 and our audited consolidated statements of operations and cash flows for the years ended June 30, 2010, 2009 and 2008. Unless otherwise indicated, all of our historical financial information set out in the prospectus has been derived from such audited consolidated financial statements as of such dates and for such periods.

As discussed under “Prospectus Summary — Recent Developments,” on July 1, 2010, we acquired AGL Networks, LLC (“AGL Networks”). The AGL Networks audited balance sheets as of June 30, 2010 and 2009 and its audited statements of operations and cash flows for the years ended June 30, 2010 and 2009 are included beginning on page F-56. As a result of our acquisition of AGL Networks after the end of our most recently-completed fiscal year, we will be required in preparing our consolidated financial statements for our fiscal year ended June 30, 2011, to record certain adjustments as a result of purchase accounting requirements, including reducing to fair value a portion of the AGL Networks’ deferred revenue liabilities which appear on its June 30, 2010 balance sheet, as well as other fair value adjustments to certain AGL Networks’ assets and liabilities. As a result of such adjustments, the amount of such deferred revenue we recognize in future periods may decrease and depreciation and amortization expense associated with the assets we acquired may increase, thereby reducing our Adjusted EBITDA and our consolidated net income in those future periods. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments.”

Unless otherwise indicated, all historical financial information of AGL Networks set out in this prospectus has been derived from its audited financial statements as of, and for the year ended, June 30, 2010. None of such historical financial information has been subjected to pro forma or other adjustments relating to our acquisition of AGL Networks, including such adjustments to reflect the impact of purchase accounting.

As also discussed under “Prospectus Summary — Recent Developments,” on October 1, 2010, we acquired American Fiber Systems Holding Corp. (“American Fiber Systems”). The American Fiber Systems audited balance sheets as of December 31, 2009 and its audited statements of operations and cash flows for the year ended December 31, 2009 are included beginning on page F-69. As a result of our acquisition of American Fiber Systems after the end of our most recently-completed fiscal year, we will be required in preparing our consolidated financial statements for our fiscal year ended June 30, 2011, to record certain adjustments as a result of purchase accounting requirements, including reducing to fair value a portion of the American Fiber Systems’ deferred revenue liabilities which appear on its December 31, 2009 balance sheet, as well as other fair value adjustments to certain American Fiber Systems’ assets and liabilities. As a result of such adjustments, the amount of such deferred revenue we recognize in future periods may decrease and depreciation and amortization expense associated with the assets we acquired may increase, thereby reducing our Adjusted EBITDA and our consolidated net income in those future periods. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments.”

As noted above, we acquired AGL Networks on July 1, 2010, and American Fiber Systems on October 1, 2010. Unless otherwise indicated, all references to our non-financial operating and statistical information set forth in this prospectus (e.g., our route miles, geographic markets, or cellular towers) is derived from our operating and statistical information as of June 30, 2010, combined on a pro forma basis with such data of AGL Networks and American Fiber Systems as of such date.

NON-GAAP FINANCIAL MEASURES

We have included certain financial measures in this prospectus that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.

“Adjusted EBITDA” is defined as EBITDA adjusted to exclude transaction costs related to acquisitions, stock-based compensation, and certain non-cash and non-recurring items. We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and these financial measures are among the primary measures used by management for planning and forecasting of future periods. We believe Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. These metrics allow management to consistently measure period over period our ability to fund capital expenditures (including acquisitions, fund growth, and service debt). We believe the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion. Our computation of EBITDA in this prospectus may also differ in some respects from the calculation of Consolidated Cash Flow in the indenture for the notes and the relevant defined term contained in the credit agreement governing our senior secured revolving credit facility.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, have borrowed money in order to finance our operations, have used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of our liquidity. See “Selected Historical Consolidated Financial Information” for a quantitative reconciliation of EBITDA and Adjusted EBITDA to earnings from continuing operations.

MARKET DATA

In this prospectus, we refer to information and statistics regarding our industry, including information derived from a white paper produced by Cisco Systems, Inc. entitled “Cisco Visual Networking Index: Forecast and Methodology, 2008-2013,” dated June 9, 2009. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified the accuracy or completeness of this information. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that completeness of such information is not guaranteed. We take responsibility for compiling and extracting, but we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Industry data and forecasts presented herein, estimates in such information involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “plans,” “should,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. We assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. The many factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation:

•	our ability to acquire new customers and retain existing customers;

•	changes in the competitive environment in which we operate, including the emergence of new competitors;

•	changes in government and regulatory policies;

•	our ability to complete acquisitions, some of which may be quite large, or divestitures and to integrate any business or operation acquired;

•	technological developments and changes in the industry;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements and the availability and costs of credit; and

•	the risks described below in “Risk Factors.”

GLOSSARY OF TERMS

Our industry uses many terms and acronyms that may not be familiar to you. To assist you in reading this prospectus, we have provided definitions of some of these terms below.

4G:  Fourth generation of cellular wireless standards. It is a successor to 3G and 2G standards, with the aim to provide a wide range of data services, with rates up to gigabit-speed Internet access for mobile, as well as stationary users.

ADM:  Add drop multiplexer; optronics that allow for lower speed SONET services to be aggregated or multiplexed to higher speed SONET services. These optronics are used to provide SONET-based Bandwidth Infrastructure services over fiber.

Backbone:  A major fiber optic network that interconnects smaller networks including regional and metropolitan networks. It is the through-portion of a transmission network, as opposed to spurs which branch off the through-portions.

Bandwidth Infrastructure:  Lit and dark bandwidth provided over fiber networks. These services are commonly used to transport telecom services, such as wireless, data, voice, Internet and video traffic between locations. These locations frequently include cellular towers, network-neutral and network specific data centers, carrier hotels, mobile switching centers, CATV head ends and satellite uplink sites, ILEC central offices, and other key buildings that house telecommunications and computer equipment. Bandwidth Infrastructure services that are lit (i.e., provided by using optronics that “light” the fiber) include private line, Ethernet and Wavelength services. Bandwidth Infrastructure services that are not lit are sold as dark-fiber capacity.

Capacity:  The information carrying ability of a telecommunications service. Below is a list of some common units of capacity for bandwidth and colocation services:

DS-0: A data communication circuit capable of transmitting at 64 Kbps.

DS-1: A data communication circuit capable of transmitting at 1.544 Mbps.

DS-3: A data communication circuit capable of transmitting at 45 Mbps.

OC-3: A data communication circuit capable of transmitting at 155 Mbps.

OC-12: A data communication circuit capable of transmitting at 622 Mbps.

OC-48: A data communication circuit capable of transmitting at 2.5 Gbps.

OC-192: A data communication circuit capable of transmitting at 10 Gbps.

Carrier:  A provider of communications services that commonly include voice, data and Internet services.

Carrier Hotel:  A building containing many carriers, IXCs, and other telecommunications service providers that are widely interconnected. These facilities generally have high-capacity power service, backup batteries and generators, fuel storage, riser cable systems, large cooling capability and advanced fire suppression systems.

CATV:  Community antennae television; cable television.

CDN:  Content distribution network; a system of computers networked together across the Internet that cooperate to deliver various types of content to end users. The delivery process is designed generally for either performance or cost.

Central Office:  A facility used to house telecommunications equipment (e.g., switching equipment), usually operated by the ILECs and CLECs.

CLEC:  Competitive local exchange carrier; provides local telecommunications services in competition with the ILEC.

Cloud Computing:  An Internet-based or intranet-based computing environment wherein computing resources are distributed across the network (i.e., the “cloud”) and are dynamically allocated on an individual or pooled basis, and are increased or reduced as circumstances warrant, to handle the computing task at hand.

v

Colocation:  The housing of transport equipment, other communications equipment, servers and storage devices within the same location. Some colocation providers are network-neutral, meaning that they allow the customers who colocate in their facilities to purchase Bandwidth Infrastructure and other telecommunications services from third parties. Operators of these colocation facilities sell interconnection services to their customers, enabling them to cross connect with other customers located within the same facility and/or with Bandwidth Infrastructure providers. Other colocation facilities are operated by service providers and are network-specific in that they require their customers to purchase Bandwidth Infrastructure and other telecommunications services from them.

Conduit:  A pipe, usually made of metal, ceramic or plastic, that protects buried fiber optic cables.

Data center:  A facility used to house computer systems, backup storage devices, routers, services and other Internet and other telecommunications equipment. Data centers generally have environmental controls (air conditioning, fire suppression, etc.), redundant/backup power supplies, redundant data communications connections and high security.

Dark-Fiber:  Fiber that has not yet been connected to telecommunications transmission equipment or optronics and, therefore, has not yet been activated or “lit.”

DS:  Digital signal level; a measure of the transmission rate of optical telecommunications traffic. For example: DS-1 corresponds to 1.544 Mbps and DS-3 corresponds to 45 Mbps. See the definition of “Capacity,” above.

DWDM:  Dense wavelength-division multiplexing. The term “dense” refers to the number of channels being multiplexed. A DWDM system typically has the capability to multiplex greater than 16 wavelengths.

Ethernet:  The standard local area network (LAN) protocol. Ethernet was originally specified to connect devices on a company or home network as well as to a cable modem or DSL modem for Internet access. Due to its ubiquity in the LAN, Ethernet has become a popular transmission protocol in metropolitan, regional and long haul networks as well.

Fiber Optics:  Fiber, or fiber optic cables, are thin filaments of glass through which light beams are transmitted over long distances.

Gbps:  Gigabits per second, a measure of telecommunications transmission speed. One gigabit equals 1 billion bits of information.

HDTV:  High-definition television.

ILEC:  Incumbent local exchange carrier; a traditional telecommunications provider that, prior to the Telecommunications Act of 1996, had the exclusive right and responsibility for providing local telecommunications services in its local service area.

Interconnection Service:  A service that is used to connect two customers who are located within a single building or within a single colocation space using either fiber or other means.

IP:  Internet protocol; the transmission protocol used in the transmission of data over the Internet.

ISP:  Internet service provider; provides access to the Internet for consumers and businesses.

IXC:  Inter-exchange carrier; a telecommunications company that traditionally provided telecom service between local voice exchanges and intrastate or interstate (i.e., long distance) voice exchanges. Today, IXCs frequently provide additional services to their customers beyond voice including data and wireless Internet services.

Lateral/Spur:  An extension from the main or core portion of a network to a customer’s premises or other connection point.

Local Loop:  A circuit that connects an end customer premise to a metropolitan network, regional network or backbone network.

LTE Network:  Long-term evolution network; can be used to provide 4G cellular networks that are capable of providing high speed (greater than 100 Mbps) cellular data services.

Mbps:  Megabits per second; a measure of telecommunications transmission speed. One megabit equals one million bits of information.

Meet-Me Room:  A physical location in a building, usually a data center or carrier hotel, where voice carriers, Internet service providers, data service providers and others physically interconnect so that traffic can be passed between their respective networks. At any given colocation facility or data center, network owners may also be able to interconnect outside the Meet-Me Room.

Mobile Switching Centers:  Buildings where wireless service providers house their Internet routers and voice switching equipment.

MPLS:  Multi-protocol label switching; a standards-based technology for speeding up data services provided over a network and making those data services easier to manage.

Multiplexing:  An electronic or optical process that combines a large number of lower speed transmissions into one higher speed transmission.

NOC:  Network operations center; a location that is used to monitor networks, troubleshoot network degradations and outages, and ensure customer network outages and other network degradations are restored.

OC:  Optical carrier level; a measure of the transmission rate of optical telecommunications traffic. For example: OC-3 corresponds to 155 Mbps. See the definition of “Capacity,” above.

Optronics:  Various types of equipment that are commonly used to light fiber. Optronics include systems that are capable of providing SONET, Ethernet, Wavelength and other service over fiber optic cable.

POP:  Point-of-presence; a location in a building separate from colocation facilities and data centers that houses equipment used to provide telecom or Bandwidth Infrastructure services.

PRI:  Primary rate interface; a standardized telecommunications service level for carrying multiple DS-0 voice and data transmissions between a network and a user.

Private Line:  Dedicated private bandwidth that generally utilizes SONET technology and is used to connect various locations.

RLEC:  Rural local exchange carrier; an ILEC that serves rural areas.

Route Miles:  The length, measured in non-overlapping miles, of a fiber network. Route miles are distinct from fiber miles, which is the number of route miles in a network multiplied by the number of fiber strands within each cable on the network. For example, if a ten mile network segment has a 24-count fiber installed, it would represent 10x24 or 240 fiber miles.

SONET:  Synchronous optical network; a network protocol traditionally used to support private line services. This protocol enables transmission of voice, data and video at high speeds. Protected SONET networks provide for virtually instantaneous restoration of service in the event of a fiber cut or equipment failure.

Streaming:  The delivery of media, such as movies and live video feeds, over a network in real time.

Switch:  An electronic device that selects the path that voice, data and Internet traffic take or use on a network.

Transport:  A telecommunication service to move data, Internet, voice, video or wireless traffic from one location to another.

VPN:  Virtual private network; a computer network that is implemented as an overlay on top of an existing larger network.

Wavelength:  A channel of light that carries telecommunications traffic through the process of wavelength-division multiplexing.

WiMax:  Worldwide interoperability for microwave access. WiMax services can be used by 4G cellular networks that are capable of providing high speed (greater than 100 Mbps) cellular data services.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus including the risk factors and the financial statements and the related notes included elsewhere herein. Our fiscal year ends June 30.

For a chart summarizing our corporate structure, see page 5. Zayo Group, LLC, a co-issuer of the notes, is a direct subsidiary of Zayo Group Holdings, Inc. (“Holdings”), which is a wholly-owned subsidiary of Communications Infrastructure Investments, LLC (“CII”). Zayo Capital, Inc., a co-issuer of the notes, is a subsidiary of Zayo Group, LLC with no operations and no subsidiaries of its own. Unless the context otherwise requires, references in this prospectus to the “Issuers” are to Zayo Group, LLC and Zayo Capital, Inc. and not to any of their subsidiaries. Unless otherwise indicated or the context otherwise requires, “we,” “us,” and “our” refers to Zayo Group, LLC and its consolidated subsidiaries, including Zayo Capital, Inc.

Overview

We are a provider of Bandwidth Infrastructure and network-neutral colocation and interconnection services, which are key components of telecommunications and Internet infrastructure services. These services enable our customers to manage, operate and scale their telecommunications and data networks and data center related operations. We provide our Bandwidth Infrastructure services over our dense regional and metropolitan fiber networks, enabling our customers to transport data, voice, video, and Internet traffic, as well as to interconnect their networks. Our Bandwidth Infrastructure services are primarily used by wireless service providers, carriers and other communications service providers, media and content companies, and other bandwidth-intensive enterprises. We typically provide our lit Bandwidth Infrastructure services for a fixed-rate monthly recurring fee under long-term contracts, which are usually three to five years in length (and typically seven to ten years for fiber-to-the-tower services). Our dark-fiber contracts are generally longer term in nature, up to 20 years and in a few cases longer. Our network-neutral colocation and interconnection services facilitate the exchange of voice, video, data and Internet traffic between multiple third-party networks.

Our fiber networks span over 22,000 route miles, serve 150 geographic markets in the United States, and connect to over 3,300 buildings, including 1,085 cellular towers, allowing us to provide our Bandwidth Infrastructure services to our customers over redundant fiber facilities between key customer locations. The majority of the markets that we serve and buildings to which we connect have few other networks capable of providing similar Bandwidth Infrastructure services, which we believe provides us with a sustainable competitive advantage in these markets. As a result, we believe that the services we provide our customers would be difficult to replicate in a cost- and time-efficient manner. We provide our network-neutral colocation and interconnection services utilizing our own data centers located within carrier hotels in the important gateway markets of New York and New Jersey. We currently manage over 2,600 interconnections, enabling our customers to directly connect their discrete networks with each other.

We were founded in 2007 in order to take advantage of the favorable Internet, data, and wireless growth trends driving the demand for Bandwidth Infrastructure services. These trends have continued in the years since our founding, despite volatile economic conditions, and we believe that we are well-positioned to continue to capitalize on those trends. We have built our network and services through 16 acquisitions and asset purchases for an aggregate purchase price of $565.5 million (after deducting our acquisition cost for Onvoy Voice Services, a business unit operated by our subsidiary Onvoy, Inc. (“Onvoy”), which we spun-off in our fiscal year ended June 30, 2010 (“Fiscal 2010”); see “— Our Business Units — Discontinued Operations” below). We have invested $254.4 million (after deducting that portion of our equity capital that we used to fund our acquisition of Onvoy Voice Services) of equity capital to fund these acquisitions. As part of our corporate strategy, we continue to be regularly involved in discussions regarding potential acquisitions of companies and assets, some of which may be quite large.

Our Business Units

We are organized into four autonomous business units: Zayo Bandwidth, zColo, Zayo Enterprise Networks and Zayo Fiber Solutions. Each business unit is structured to provide sales, delivery, and customer support for its specific telecom and Internet infrastructure services.

Zayo Bandwidth.  Through our Zayo Bandwidth unit, we provide Bandwidth Infrastructure services over our metropolitan and regional fiber networks. These services are primarily lit bandwidth, meaning that we use optronics to “light” the fiber, and consist of private line, wavelength and Ethernet services. Our target customers within this unit are primarily wireless service providers, telecommunications service providers (including ILECs, IXCs, RLECs, CLECs, and foreign carriers), media and content companies (including cable and satellite video providers), and other Internet-centric businesses that require an aggregate minimum of 10 Gbps of bandwidth across their networks. These customers use our services for a broad range of applications, including backhauling wireless voice and data traffic from cellular towers, distributing video content, transporting data, voice and Internet traffic to and from major data centers to markets served by our network, and backing up their mission critical servers and network storage devices.

We provide services in 150 geographic markets across the United States, including major markets like Philadelphia, Chicago, New York and Atlanta, midsized markets such as Spokane, Washington and Ft. Wayne, Indiana, and smaller markets such as Fargo, North Dakota and Reading, Pennsylvania. The majority of the markets that we serve in this unit, and from which a significant portion of our revenue is derived, are midsized and smaller markets that have populations ranging from 5,000 to 250,000 and generally have fewer competitors than larger metropolitan markets.

Our Zayo Bandwidth unit also includes our fiber-to-the-tower network which we operate in 19 distinct geographic areas across our network footprint. We connect to 1,085 towers and have contracts with multiple national wireless carriers to build our network to 564 additional towers. Our fiber-to-the-tower network provides our customers with Bandwidth Infrastructure services that offer significantly improved performance over legacy copper networks. Our fiber-to-the-tower contracts typically range from seven to ten years in length. We generated $169.7 million in revenue from our Zayo Bandwidth business unit for the year ended June 30, 2010.

zColo.  Through our zColo unit, we provide network-neutral colocation and interconnection services in three major carrier hotels in the New York metropolitan area (60 Hudson Street and 111 8th Avenue in New York, New York, and 165 Halsey Street in Newark, New Jersey) and in facilities located in Chicago, Illinois; Los Angeles, California and Nashville, Tennessee. In addition, we are the exclusive operator of the Meet-Me Room at 60 Hudson Street, which is one of the most important carrier hotels in the United States with approximately 200 global networks interconnecting within this facility. Our zColo data centers house and power Internet and private network equipment in secure, environmentally-controlled locations that our customers use to aggregate and distribute data, voice, Internet, and video traffic. Throughout two of the three facilities we operate intra-building interconnect networks that, along with the Meet-Me Room at 60 Hudson Street, are utilized by our customers to efficiently and cost-effectively interconnect with other Internet, data, video, voice, and wireless networks. We currently provide over 2,600 interconnections for our customers. Our zColo business unit was formed from a portion of the assets and businesses that we acquired when we purchased all of the outstanding common stock of FiberNet Telecom Group, Inc. (“FiberNet”) on September 9, 2009. We generated $21.1 million in revenue from our zColo business unit for the year ended June 30, 2010.

Zayo Enterprise Networks.  Through our Zayo Enterprise Networks unit, we provide Bandwidth Infrastructure, enterprise IP, and other managed data and telecommunications services to customers who require fiber-based bandwidth solutions such as healthcare, financial, education, technology, and media and content companies, as well as schools, hospitals, municipalities and other governmental or semi-governmental entities. These customers use Bandwidth Infrastructure services for a wide array of their internal information technology and telecom applications, including disaster recovery, video conferencing, and remote medical imaging, as well as for private networks and connectivity to major Internet access points and hosting centers. We operate exclusively in areas where we have fiber networks and primarily focus our sales efforts on customers who have at least 100 Mbps of bandwidth needs and, consequently, produce sufficient monthly recurring revenue potential to justify the capital investment required to connect their buildings to our fiber networks. The operations of our Zayo Enterprise

Networks unit cover over 50% of our existing network footprint. We will continue to expand our market reach by adding new buildings to our fiber networks when we have entered into a contract that justifies the capital expenditure. We generated $33.2 million in revenue from our Zayo Enterprise Networks business unit for the year ended June 30, 2010.

Zayo Fiber Solutions.  The Zayo Fiber Solutions unit was formally launched on July 1, 2010, after our acquisition of AGL Networks, a company whose business was comprised solely of dark-fiber-related services. See “— Recent Developments” below. Because the acquisition occurred after the end of Fiscal 2010, Zayo Fiber Solutions did not generate any revenue for our fiscal year ended June 30, 2010. The assets of AGL Networks complement our existing dark-fiber services, which had previously been provided by Zayo Enterprise Networks and Zayo Bandwidth. After the acquisition, we transferred those existing dark-fiber customer contracts to our Zayo Fiber Solutions unit, and intend to leverage a portion our pre-existing fiber network to provide dark-fiber solution offerings. AGL Networks generated $25.2 million in revenue for the year ended June 30, 2010. Such results have not been subjected, on a pro forma basis or otherwise, to the adjustments that will be required under purchase accounting when we prepare our consolidated financial statements for future periods. See “Presentation of Financial and Statistical Information” and “Selected Unaudited Pro Forma Condensed Financial Information.” The former AGL Networks business (now within Zayo Fiber Solutions) often involves irregular, sometimes large, revenues associated with customer-related network construction projects. For the year ended June 30, 2010, AGL Networks’ results of operations included approximately $6.8 million of revenues related to such network construction projects that were generally non-recurring in nature.

Through our Zayo Fiber Solutions unit, we provide dark-fiber and related services primarily on our existing fiber footprint. We lease dark-fiber pairs to our customers and, as part of our service offering, we manage and maintain the underlying fiber network for the customer. Our customers light the fiber using their own optronics, and as such, we do not manage the bandwidth that the customer receives. This allows the customer to manage bandwidth on their own metro and long haul networks according to their specific business needs. Zayo Fiber Solutions’ customers include carriers, ISPs, wireless service providers, major media and content companies, large enterprises, and other companies that have the expertise to run their own fiber optic networks. We market and sell dark-fiber-related services under long-term contracts (up to 20 years and in a few cases longer). Our customers generally pay us on a monthly recurring basis for these services. From time to time we construct and maintain greenfield networks for our customers, for which we are generally paid in advance for the construction component.

Discontinued Operations

In addition to the four business units discussed above, we previously had another business unit, Onvoy Voice Services, which was engaged in the wholesale voice services segment of the telecommunications industry and was operated by one of our subsidiaries, Onvoy. During Fiscal 2010, we determined that the services provided by Onvoy Voice Services did not fit within our business model of providing telecom and Internet infrastructure services. On March 12, 2010, we distributed all of the shares of common stock of Onvoy to Holdings.

We continue to have ongoing contractual relationships with Onvoy, which are based on agreements entered into at estimated market rates among the relevant Onvoy and Zayo parties. See “Certain Relationships and Related Party Transactions.”

Recent Developments

Acquisition of AGL Networks

On July 1, 2010, we acquired 100% of the equity of AGL Networks from its parent, AGL Resources Inc., and changed AGL Networks’ name to Zayo Fiber Solutions, LLC. We paid the purchase price of approximately $73.7 million with cash on hand. AGL Networks’ assets were comprised of dense, high-fiber-count networks totaling 786 (761 of which are incremental to our existing footprint) route miles and over 190,000 fiber miles, and included 289 (281 incremental) on-net buildings across the metropolitan markets of Atlanta, Georgia, Charlotte, North Carolina, and Phoenix, Arizona. AGL Networks generated all of its revenue from providing dark-fiber related services to both wholesale and enterprise customers. We transferred to Zayo Fiber Solutions all of the dark-fiber customer contracts of Zayo Bandwidth and Zayo Enterprise Networks.

Acquisition of American Fiber Systems

On October 1, 2010, we acquired American Fiber Systems American Fiber Systems for a purchase price of $114.5 million, comprising a cash payment of $110.0 million and the issuance of a $4.5 million unsecured promissory note to the seller due in 2012. The purchase price was based upon the valuation of both the business and assets directly owned by American Fiber Systems and the ownership interest in USCarrier Telecom Holdings, LLC (“US Carrier”), held by American Fiber Systems, Inc., a subsidiary of American Fiber Systems, and which we valued at $15.0 million. American Fiber Systems is a provider of Bandwidth Infrastructure services in nine metropolitan markets: Atlanta, Georgia, Boise, Idaho, Cleveland, Ohio, Kansas City, Missouri, Las Vegas, Nevada, Minneapolis, Minnesota, Nashville, Tennessee, Reno, Nevada and Salt Lake City, Utah. American Fiber Systems’ services and customers are the same or similar to those of Zayo Bandwidth, Zayo Enterprise Networks, and Zayo Fiber Solutions and, as a result, its contracts and assets will be assigned to the appropriate business units in order to retain Zayo’s current operating structure. American Fiber Systems owns and operates approximately 1,200 route miles (about 1,000 of which are incremental to our existing footprint) and approximately 160,000 fiber miles of fiber networks and has over 600 incremental on-net buildings in these markets. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments” for additional information.

Acquisition of Dolphini Assets

On September 20, 2010, zColo acquired certain colocation assets in Nashville, Tennessee of Dolphini Corporation for a cash purchase price of $0.2 million. In conjunction with the asset purchase, zColo also assumed the related customer and vendor contracts.

Broadband Stimulus Awards

In 2010, we have been an active participant in federal broadband stimulus projects created through the American Recovery and Reinvestment Act. To date, we have been awarded, as a direct recipient, federal stimulus funds for two projects by the National Telecommunication and Information Administration. One of these awards was announced after June 30, 2010. The projects involve the construction, ownership, and operation of fiber networks for the purpose of providing broadband services to governmental and educational institutions, as well as underserved, and usually rural, communities. As part of the award, the federal government funds a large portion of the construction and development costs. On the two projects awarded to us to date, the stimulus funding will cover, on average, approximately 77% of the total expected cost of the projects. Commitments by other third parties will provide additional funding representing approximately 10% of the total cost of the projects. Both of these projects allow for our ownership or use of the network for other commercial purposes, including the sale of our Bandwidth Infrastructure services to new and existing customers. The details of the two awards are as follows:

•	In February 2010, Zayo Bandwidth, as the direct recipient, was awarded $25.1 million in funding to construct 626 miles of fiber network connecting 21 community colleges in Indiana.

•	In July 2010, Zayo Bandwidth, as the direct recipient, was awarded a $13.4 million grant to construct 286 miles of fiber network in Anoka County, Minnesota, outside of Minneapolis.

In addition, there are three further stimulus applications, pending review or finalization, in which we may participate as a sub recipient, if successful.

Equity Sponsors

Since our founding we have, through our ultimate parent company, CII, completed two rounds of equity financing that total $285.1 million. After deducting the $30.7 million that we used to fund the acquisition of Onvoy Voice Services, we will have $254.4 million of equity capital invested in Zayo Group, LLC. Our equity investors have extensive experience investing in telecommunications companies. Our equity investors include funds affiliated with

Battery Ventures, Centennial Ventures, Charlesbank Capital Partners, Columbia Capital, M/C Venture Partners, Morgan Stanley Alternative Investment Partners and Oak Investment Partners.

Credit Agreement

Concurrent with our March 12, 2010 offering of the outstanding notes, we entered into a senior secured revolving credit agreement, which replaced our prior senior secured credit facility. On September 13, 2010, we amended that credit agreement to increase our borrowing capacity from $75.0 million to $100.0 million and to effect certain other changes. See “Description of Other Indebtedness.” References to our credit agreement in this prospectus are to our credit agreement, as amended.

Corporate Information

Our principal executive office is located at 400 Centennial Parkway, Suite 200, Louisville, CO 80027. Our telephone number at that address is (303) 381-4683. Our website address is www.zayo.com. Information on our website is deemed not to be a part of this prospectus.

We are wholly-owned by Holdings, which is a wholly-owned subsidiary of CII. Our four business units currently operate out of multiple subsidiaries of ours. Zayo Capital, Inc., the co-issuer of the notes, is a subsidiary of ours, with no operations and no subsidiaries of its own.

A simplified summary of our corporate structure appears below.

(1)	Owns and operates Onvoy Voice Services.

(2)	Zayo Group Holdings, Inc. has pledged all its equity interests of Zayo Group, LLC to secure equally and ratably all obligations under our credit agreement, the notes and the guarantees.

(3)	Zayo Capital, Inc. is the co-issuer of the notes and co-borrower under our credit agreement. Zayo Capital, Inc. has no operations of its own and now subsidiaries.

SUMMARY OF THE EXCHANGE OFFER

The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section “The Exchange Offer.” The term “outstanding notes” refers to our outstanding 10.25% Senior Secured First-Priority Notes due 2017, $250,000,000 of which were issued on March 12, 2010, and $100,000,000 of which were issued on September 20, 2010. The term “exchange notes” refers to our 10.25% Senior Secured First-Priority Notes due 2017 offered by this prospectus, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The term “notes” refers to the outstanding notes and the exchange notes offered in the exchange offer, collectively. The term “indenture” refers to the indenture that governs both the outstanding notes and the exchange notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of exchange notes, which have been registered under the Securities Act, for each $1,000 principal amount of outstanding notes, subject to a minimum exchange of $2,000. As of the date of this prospectus, $350,000,000 aggregate principal amount of the outstanding notes is outstanding. We issued the outstanding notes in private transactions for resale pursuant to Rule 144A and Regulation S of the Securities Act. The terms of the exchange notes are substantially identical to the terms of the outstanding notes, except that provisions relating to transfer restrictions, registration rights, and rights to increased interest in addition to the stated interest rate on the outstanding notes (“Additional Interest”) will not apply to the exchange notes.

In order to exchange your outstanding notes for exchange notes, you must properly tender them at or before the expiration of the exchange offer.

Expiration Time	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See “The Exchange Offer — Terms of the Exchange Offer; Expiration Time.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, see “Exchange Offer — Conditions to the Exchange Offer,” some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering Outstanding Notes	You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company’s Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:

• complete, sign, and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under “The Exchange Offer — The Exchange Agent”; or

• arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent’s account at The Depository Trust Company.

You may tender your outstanding notes for exchange notes in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. See “The Exchange Offer — How to Tender Outstanding Notes for Exchange.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your outstanding notes according to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See “The Exchange Offer — How to Tender Outstanding Notes for Exchange.”

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time at or prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under “The Exchange Offer — Withdrawal Rights.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn at or prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the tendered outstanding notes. See “The Exchange Offer — Terms of the Exchange Offer; Expiration Time.”

Registration Rights Agreement	We are making the exchange offer pursuant to the registration rights agreements that we entered into on March 12, 2010 and September 20, 2010, with the initial purchasers of the outstanding notes.

Resales of Exchange Notes	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold, or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are not an “affiliate” of ours;

• the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

• if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See “The Exchange Offer — Consequences of Exchanging Outstanding Notes.”

Consequences of Failure to Exchange Your Outstanding Notes	If you do not exchange your outstanding notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes, the liquidity and the trading market for your untendered outstanding notes could be adversely affected.

See “The Exchange Offer — Consequences of Failure to Exchange Outstanding Notes.”

Exchange Agent	The exchange agent for the exchange offer is The Bank of New York Mellon Trust Company, N.A. For additional information, see “The Exchange Offer — The Exchange Agent” and the accompanying letter of transmittal.

Certain U.S. Federal Income Tax Considerations	The exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see “Certain U.S. Federal Income Tax Considerations.”

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The terms of the exchange notes are substantially the same as the outstanding notes, except that provisions relating to transfer restrictions, registration rights, and Additional Interest will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section “Description of Notes” in this prospectus.

Issuers	Zayo Group, LLC and Zayo Capital, Inc.

Securities Offered	$350,000,000 aggregate principal amount of 10.25% Senior Secured First-Priority Notes due 2017. The exchange notes will not be listed on any securities exchange.

Maturity Date	March 15, 2017.

Interest	We will pay interest on the exchange notes semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2011, to holders of record on the March 1 or September 1 immediately preceding the interest payment date. Interest on the notes will accrue from September 15, 2010.

Subsidiary Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by all of our current and future domestic restricted subsidiaries. We refer to these subsidiaries as the “guarantors.” Initially all of our subsidiaries will be guarantors.

Ranking	The exchange notes and the guarantees will be the senior secured obligations of the issuers and the guarantors and will:

• rank equally in right of payment with the obligations of the issuers (as borrowers) and the guarantors under our credit agreement and any and all existing and future indebtedness that is not subordinated in right of payment to the notes;

• rank senior in right of payment to future indebtedness of the issuers and the guarantors that is subordinated in right of payment to the notes, if any;

• be structurally subordinated in right of payment to all future indebtedness and other liabilities of future subsidiaries of the issuers and the guarantors that do not guarantee the notes, which will consist only of unrestricted subsidiaries and foreign subsidiaries that do not guarantee any of our other indebtedness; and

• be effectively senior in right of payment to all of the issuers’ and the guarantors’ existing and future unsecured indebtedness, if any, to the extent of the value of the collateral securing the notes.

As of June 30, 2010, on an as adjusted basis after giving effect to the September 20, 2010 issuance of the outstanding notes and the use of proceeds thereof, and after giving effect to the September 13, 2010 amendment to our credit agreement:

• on a consolidated basis, we would have had $362.8 million of indebtedness outstanding, which is comprised entirely of the outstanding notes and capital lease obligations; and

• we would have had $94.1 million available for borrowing under our credit agreement, as amended, subject to certain conditions.

Collateral and Security	The exchange notes and the guarantees will be secured, subject to certain permitted liens, on a first-priority basis equally and ratably with the obligations under our credit agreement, by a pledge of the equity interests of Zayo Group, LLC and by substantially all assets of the issuers and the guarantors that secure our credit agreement. For more information, see “Description of the Notes — Collateral and Security.”

Subject to certain exceptions, pursuant to an intercreditor agreement, the representative of the series of senior secured obligations that constitute the largest total outstanding amount of any outstanding senior secured obligations has the exclusive right, under the circumstances set forth in the applicable security and collateral agreements, to direct the collateral agent to take actions with respect to the collateral. As of the date of this exchange, the trustee of the notes (as the representative of the holders of the notes) will be the controlling representative. See “Description of the Notes — Intercreditor Agreement — Enforcement of Security Interests.”

Optional Redemption	At any time on or after March 15, 2013, we may redeem the notes, in whole or in part, at the applicable redemption prices set forth in this prospectus, plus accrued interest.

Before March 15, 2013, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium.

In addition, before March 15, 2013, we may redeem up to 35% of the notes at a redemption price equal to 110.25% of their principal amount, plus accrued interest, using the proceeds of certain equity offerings.

See “Description of the Notes — Optional Redemption.”

Change of Control	If we experience a change of control, we will be required to make an offer to repurchase the notes at a price equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

Certain Covenants	The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional indebtedness and issue preferred stock;

• pay dividends or make other distributions with respect to any equity interests or make certain investments or other restricted payments;

• create liens;

• sell assets;

• incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

• consolidate or merge with or into other companies or transfer all or substantially all of our assets;

• engage in transactions with affiliates; and

• enter into sale and leaseback transactions.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes — Certain Covenants.”

Risk Factors	You should carefully consider all information in this prospectus. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus for a discussion of risks relating to an investment in the notes. Please read that section carefully before you decide whether to invest in the notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following summary historical consolidated financial information is based on our audited consolidated financial statements for the years ended June 30, 2010, 2009, and 2008. The financial information set forth in the following table should be read in conjunction with our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. We were organized in May 2007, and our first substantive activity was the acquisition of Memphis Networks, LLC on July 31, 2007 and of PPL Telecom, LLC on August 24, 2007. PPL Telecom, LLC is our predecessor company; however, we do not believe that reliable financial statements for PPL Telecom, LLC for prior periods can be produced. As a result, no summary financial information for periods prior to our fiscal year ended June 30, 2008 have been set forth in this table.

	Zayo Group, LLC (Historical)
	Year Ended June 30,
	2010	2009	2008

Consolidated Statements of Operations Data:
Revenue	$224,045	$150,804	$77,569
Operating costs and expenses:
Operating costs, excluding depreciation and amortization	73,537	48,797	24,328
Selling, general and administrative expenses	73,771	62,419	37,404
Stock-based compensation	18,228	6,418	3,381
Depreciation and amortization	41,184	29,567	11,922

Total operating costs and expenses	206,720	147,201	77,035

Operating income	17,325	3,603	534

Other income (expense):
Interest expense	(18,692)	(15,248)	(6,287)
Other income	10,607	249	351
Loss on extinguishment of debt	(5,881)	—	—

Total other (expenses) net	(13,966)	(14,999)	(5,936)

Earnings (loss) from continuing operations before income taxes	3,359	(11,396)	(5,402)
Provision/(benefit) income taxes	6,293	(2,106)	(699)
Loss from continuing operations	(2,934)	(9,290)	(4,703)
Earnings from discontinued operations, net of income taxes	3,395	7,043	2,750

Net earnings (loss)	$461	$(2,247)	$(1,953)

Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$89,161	$38,781	$4,554
Property and equipment, net	301,911	216,583	167,048
Total assets	564,381	422,162	339,439
Long-term debt and capital lease obligations, including current portion	259,786	151,488	115,720
Total member’s equity	213,136	213,019	177,671
Other Financial Data:
EBITDA(1), from continuing operations	69,106	33,217	12,456
Adjusted EBITDA(1), from continuing operations	78,129	40,307	15,837
Total capital expenditures, continuing operations	59,779	62,107	22,729
Adjusted EBITDA:
Loss from continuing operations	$(2,934)	$(9,290)	$(4,703)
Add back non-EBITDA items included in loss from continuing operations:
Depreciation and amortization	41,184	29,567	11,922
Interest expense (including loss on extinguishment of debt)	24,573	15,248	6,287
Interest income	(10)	(201)	(351)
Provision/(benefit) for income taxes	6,293	(2,106)	(699)

EBITDA, from continuing operations	69,106	33,217	12,456
Stock-based compensation	18,228	6,418	3,381
Other expense (income), net	(10,597)	(48)	—
Transaction costs related to acquisitions	1,392	719	—

Adjusted EBITDA, from continuing operations	$78,129	40,307	15,837

(1)	EBITDA and Adjusted EBITDA are not financial measurements prepared in accordance with GAAP. See “Non-GAAP Financial Measures.” The above table sets forth, for the periods indicated, a reconciliation of EBITDA and Adjusted EBITDA to loss from continuing operations, as loss from continuing operations is calculated in accordance with GAAP. We define EBITDA as earnings/(loss) from continuing operations before interest income and expense (including loss on extinguishment of debt), taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before stock-based compensation, transaction costs related to our acquisitions, and other income (expense), net.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Years Ended June 30,
	2010	2009	2008

Ratio of Earnings to Fixed Charges(a)	1.14	—	—
Deficiency of Earnings to Cover Fixed Charges	—	(11,396)	(5,402)

(a)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax income from continuing operations plus fixed charges. Fixed charges include: (i) interest expense, (ii) amortized premiums and discounts and capitalized expenses related to indebtedness and (iii) an estimate of interest within rental expense.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risks described below as well as the other information contained in this prospectus prior to investing in the notes. The risks described in this prospectus are not the only ones we may face. There may be additional risks and uncertainties not currently known to us or that we may currently deem immaterial in addition to those outlined below, which could impair our financial position and results of operations. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected.

Risks Related to the Exchange

An active public market may not develop for the notes.

There is no established public trading market for the outstanding notes or the exchange notes. Although the initial purchasers have informed us that they intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. Accordingly, we cannot assure you that a liquid market will develop for the notes, that you will be able to sell your notes a at a particular time, or that the prices that you receive when you sell the notes will be favorable.

We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of noteholders;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the notes will be free from similar disruptions. Any disruptions could have an adverse effect on noteholders. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

You may have difficulty selling any outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

Outstanding notes that are not tendered or are tendered but not accepted for exchange will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange Outstanding Notes” for a discussion of additional consequences of failing to exchange your outstanding notes.

Risks Relating to the Notes

Rights of holders of the notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon the occurrence of an event of default is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us or our subsidiaries. Upon the commencement of a case for relief under Title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral from any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether the collateral agent would repossess or dispose of the collateral, or whether holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, or attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

In addition to the limitations described above, the collateral agent’s ability to foreclose on the collateral on behalf of the holders of the notes may also be challenged on the basis of the argument that the collateral agent’s security interest has not been perfected, required consents of third parties have not been obtained, contractual restrictions, priority issues, state law requirements, the Federal Communications Commission (“FCC”) and the state public utility commissions or similar regulatory authorities (the “State PUCs”) prior approval obligations, and practical problems associated with the realization of the collateral agent’s security interest in the collateral securing the notes, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, statutory rights of redemption and the effect of the order of foreclosure. Given the foregoing, we cannot assure you that the collateral agent will be able to foreclose on the collateral on behalf of the holders of the notes or that foreclosure on the collateral will be sufficient to repay the notes in full.

The value of the collateral securing the notes may not be sufficient to repay the notes in full.

The notes and the guarantees are secured by first-priority liens on the collateral described in this prospectus (subject to permitted liens and other limitations), equally and ratably with all of our and the guarantors’ outstanding obligations under our credit agreement, and future first lien obligations if any, permitted to be incurred pursuant to the indenture and our credit agreement. No independent appraisals of any of the collateral have been prepared by or on behalf of us in connection with this exchange. The book value of the collateral should not be relied on as a measure of realizable value for such assets. The value of the collateral could be impaired in the future as a result of changing economic and market conditions, our failure to successfully implement our business strategy, competition and other factors. A significant portion of the collateral may include assets that may only be usable as part of the existing operating business. In addition, as of June 30, 2010, 22.8% of our assets consisted of goodwill and intangible assets. By their nature, our intangible assets may not have a readily ascertainable market value or may not be readily saleable or, if saleable, there may be substantial delays in their liquidation.

In the event of a foreclosure, liquidation, bankruptcy or similar proceeding with respect to the collateral securing the notes and the guarantees, the value realized on the collateral will depend upon many factors, including market and economic conditions, the time period available for a sale, the availability of buyers and the condition of the collateral. In particular, borrowers often fail to adequately maintain collateral in the period before a bankruptcy. This could significantly reduce the value of the collateral and your recovery. The indenture governing the notes does not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. We cannot assure you that the proceeds from the sale of the collateral would be sufficient to repay noteholders all amounts owed under the notes and our credit agreement and future first lien obligations. Any proceeds received by the collateral agent in respect of the collateral for distribution to holders of first lien obligations will be shared by all such parties on a pro rata basis. After taking into consideration such applications of proceeds in respect of the collateral, the proceeds, if any, available for distribution to holders of the notes may not be sufficient to fully repay such holders all amounts owed under the notes.

To the extent that the proceeds of the collateral are not sufficient to repay amounts owed under the notes, then holders of the notes would have general unsecured claims against the remaining assets of the issuers and the guarantors, and in the context of a bankruptcy case by or against us, noteholders may not be entitled to receive interest payments or reasonable fees, costs or charges due under the notes, and may be required to repay any such amounts already received by them. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our and the guarantors’ other unsecured unsubordinated indebtedness of the issuers and the guarantors and other obligations, including trade payables.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest, costs or attorneys’ fees during bankruptcy.

In the event a bankruptcy is commenced by or against us, holders of the notes will only be entitled to post petition interest, costs and attorneys’ fees under the bankruptcy code to the extent that the value of their security interest in the collateral (which would be determined after taking into consideration, among other things, any equal ranking or prior ranking lien claims in the collateral) is greater than their pre-bankruptcy claim. Holders of indebtedness (including the notes) that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest, costs and attorneys’ fees under the bankruptcy code. We have not conducted appraisals of any of our assets in connection with this exchange and cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the notes at this time, nor can we provide any assurances as to the value of our assets at the time of a subsequent bankruptcy, if any. In addition, the risk that the value of the security interest in the collateral securing the notes will be less than the pre- bankruptcy claim of the holders of the notes will be exacerbated if a bankruptcy court treats the notes, together with any of our other substantial indebtedness as a single class for determining the availability of post-petition interest, costs and attorneys’ fees.

The notes are structurally subordinated to all liabilities of subsidiaries that are not guarantors.

Initially, all of our subsidiaries will be guarantors. Certain future subsidiaries, however (future foreign subsidiaries that do not guarantee any of our other indebtedness and unrestricted subsidiaries), will not guarantee the notes, and the collateral securing the notes and the guarantees will exclude all of their respective assets. See “Description of the Notes — Note Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any future non-guarantor subsidiary, including any of our future foreign subsidiaries that do not guarantee any of our other indebtedness, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the notes will effectively be subordinated to the prior payment of all of the liabilities of all future non-guarantor subsidiaries. Non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due pursuant to the notes or to make any funds available therefore, whether by dividends, loans, distributions or other payments.

We will need to repay or refinance any debt under our credit agreement by 2014.

Our credit agreement will mature in 2014, before the notes. If we are unable to repay, extend, or refinance that debt, it would have a material adverse effect on the value of the notes. In addition, any debt that we incur to refinance debt under our credit agreement could also mature prior to the notes, and could therefore create the same financing risk.

A financial failure by us, any of our subsidiaries or any other entity in which we have an interest may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us, any of our subsidiaries or any other entity in which we have an interest could affect payment of the notes if a bankruptcy court were to “substantively consolidate” us and our subsidiaries, including entities in which we have an interest but whose financial statements are not consolidated with our financial statements. If a bankruptcy court substantively consolidated us and our subsidiaries, including entities in which we have an interest but whose financial statements are not consolidated with ours, the assets of each entity would be subject to the claims of creditors of all entities. This would expose holders of the notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. The indenture does not limit the ability of entities whose financial statements are not consolidated with us to incur debt, which could increase this risk. Furthermore, forced restructuring of the notes could occur through the “cram-down” provision of the bankruptcy code. Under this provision, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

State law may limit the ability of the collateral agent for the holders of the notes to foreclose on the real property and improvements included in the collateral.

The notes are secured by, among other things, liens on substantially all the property and assets securing our credit agreement. The laws of the states in which the real property and improvements are located may limit the ability of the collateral agent to foreclose on the real property collateral (including improvements thereon). Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose “security first” and “one-action” rules, which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the notes and the trustee also may be limited in their ability to enforce a breach of the covenant described in “Description of the Notes — Certain Covenants — Limitation on Liens.” Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and thus lenders may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

The collateral can be released in certain circumstances without consent of the holders of the notes, which would increase the risks in bankruptcy or in other situations.

Under the terms of the indenture governing the notes, the collateral agreements and the intercreditor agreement, we will be permitted to sell or transfer property and other assets included in the collateral to the extent that such sales or dispositions are permitted under the terms of the indenture governing the notes. Additionally, if a guarantor of the notes is released from its respective guarantee, then the assets of that guarantor will be released from the collateral. Therefore, the collateral available to secure the notes could be reduced in connection with the sale or transfer of assets, subject to the requirements of the indenture.

The indenture for the notes permits us, subject to certain limitations and financial tests, to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries and holders of the notes will not. See “Description of the Notes — Intercreditor Agreement — Release of Liens on Collateral.”

We will, absent the occurrence and continuance of an event of default under the indenture, have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

Absent the occurrence and continuance of an event of default under the indenture or our credit agreement, the collateral documents relating to the collateral allow us to remain in possession of and retain exclusive control over the collateral, to operate the collateral, to alter and repair the collateral and to collect, invest and dispose of any income from the collateral securing the notes and the guarantees.

There are certain other categories of property that are excluded from the collateral.

The collateral securing the notes and the guarantees excludes certain assets, generally as a result of applicable laws and regulations, or the terms of existing agreements, but in some cases due to the high relative cost of granting a perfected security interest in those assets. Property not included in the collateral will include:

•	any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office;

•	any instrument, investment property, contract, license, permit or other general intangible which by its terms cannot be (or requires consent to be) pledged, transferred or assigned, or to the extent that granting a security interest therein would result in a breach or default thereunder;

•	any licenses, authorizations, waivers or permits granted under the Federal Communications Act or under any state telecommunications law, solely at such times and to the extent that a security interest in such license, authorization, waiver or permit is not permitted under applicable law;

•	any capital stock or other equity interests in any foreign direct subsidiary of an issuer or guarantor in excess of 65% of such capital stock or other equity interests, and any capital stock or other equity interests of a foreign subsidiary not directly owned by an issuer or guarantor;

•	any capital stock or other equity interests in any subsidiary of a foreign subsidiary, whether directly or indirectly owned by such foreign subsidiary;

•	certain other items agreed by the parties and as more fully set forth in the applicable security documents; and

•	interests in any real property (including leases) with individual values of $0.5 million or less.

As of the date of this exchange, we do not have any real property interest that meets the $0.5 million threshold, and as a result there will be no mortgages or other grants of security interests in real property at the time of the exchange. We do have numerous leases of real property, and although none of those leases will initially be pledged because they are below the threshold, at least six of those leases are for facilities or properties which are material to the present conduct of our business. Such material leased properties include the carrier hotels located at 60 Hudson Street and 111 8th Avenue in New York, New York and 165 Halsey Street in Newark, New Jersey, as well as other carrier hotels and co-location facilities.

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent is not able to or does not take the actions necessary to perfect any of such liens. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the collateral agent will monitor, or that we will inform the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest therein. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties. Additionally, the indenture and the collateral documents entered into in connection with the notes do not require us to take a number of actions that might improve the perfection or priority of the liens of the collateral agent in the collateral. With limited exceptions, such actions will be limited to (i) the filing of UCC-1 financing statements in the jurisdictions of incorporation of us and the guarantors, (ii) the granting of mortgages over owned real properties to the extent described under “Description of the Notes — Collateral and Security,” (iii) the delivery of stock certificates of domestic subsidiaries, (iv) the entry into control agreements over certain deposit accounts and securities accounts and (v) the delivery of debt instruments in favor of the guarantors. To the extent that the security interests created by the collateral documents with respect to any collateral are not perfected, the collateral agent’s rights will be equal to the rights of general unsecured creditors in the event of a bankruptcy.

Any future pledge of collateral may be avoidable in bankruptcy.

Any future pledge of collateral in favor of the trustee or collateral agent, including pursuant to collateral documents delivered after the date of the indenture pertaining to the notes, may be avoidable by the pledgor (a debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if (1) the pledgor is insolvent at the time of the pledge, (2) the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and the pledgor had commenced a Chapter 7 liquidation and (3) a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge (or, in certain circumstances, a longer period).

The collateral is subject to casualty risks.

We are obligated to maintain insurance pursuant to the terms of the indenture. However, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part, or against which we may not obtain adequate insurance. As a result, it is possible that insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the notes.

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” of our assets or a change in the composition of our board of directors is uncertain.

The definition of change of control in the indenture governing the notes includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our restricted subsidiaries’ assets taken as a whole to another person or group is uncertain. In addition, a Delaware Chancery Court decision raised questions about the enforceability of provisions that are similar to those in the indenture governing the notes, related to the triggering of a change of control as a result of a change in the composition of a board of directors. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a change in the composition of the directors on our board is uncertain.

Federal and state statutes allow courts, under specific circumstances, to cancel the notes or the related guarantees and require noteholders to return payments received from us or the guarantors.

Our creditors or the creditors of the guarantors of the notes could challenge the issuance of the notes and the related guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the notes or the guarantees could be found to be a fraudulent transfer and declared void if a court determined that we or the relevant guarantor, at the time that we or the relevant guarantor incurred the indebtedness evidenced by the note or its guarantee, as applicable, (1) delivered the note or guarantee, as applicable, with the intent to hinder, delay or defraud existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the note or guarantee, as applicable, and any of the following three conditions apply:

•	we or the guarantor was insolvent or rendered insolvent by reason of delivering the note or guarantee;

•	we or the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	we or the guarantor intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay such debts at maturity.

In addition, any payment by us or that guarantor pursuant to the notes or its guarantee, as applicable, could be voided and required to be returned to us or the guarantor, or to a fund for the benefit of the creditors of us or the guarantor, as applicable. In any such case, the right of noteholders to receive payments in respect of the notes from us or any such guarantor, as applicable, would be effectively subordinated to all indebtedness and other liabilities of ours or that guarantor.

The indenture governing the notes contains a “savings clause,” which limits the liability of each guarantor that is a subsidiary of ours on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. We do not know if that decision will be followed. However, if the TOUSA decision were to be followed or upheld, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us for amounts payable on the notes could, with respect to amounts claimed against us or the guarantors, be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or its debts, including contingent liabilities, was greater than the fair saleable value of all of our or its assets;

•	the present fair saleable value of our or its assets was less than the amount that would be required to pay our or its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or the guarantor could not pay our or its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each guarantor, after giving effect to the issuance of the notes and its guarantee of the notes, respectively, will not be insolvent, will not have unreasonably small capital for the business in which we or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may be subject to interest rate risk and increasing interest rates may increase our interest expense.

Borrowings under our credit agreement bear, and future indebtedness may bear, interest at variable rates and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

Our debt agreements contain restrictions on our ability to operate our business and to pursue our business strategies, and our failure to comply with these covenants could result in an acceleration of our indebtedness.

The indenture governing the notes and our credit agreement contain, and agreements governing future debt issuances may contain, covenants that restrict our ability to, among other things:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or make other distributions with respect to any equity interests or make certain investments or other restricted payments;

•	create liens;

•	sell assets;

•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•	consolidate or merge with or into other companies or transfer all or substantially all of our assets;

•	engage in transactions with affiliates; and

•	enter into sale and leaseback transactions.

We have identified material weaknesses in our internal control over financial reporting in the past and have restated our 2008 audited financial statements.

We identified material weaknesses in the design and operation of our internal controls relating to accounting for non-routine transactions for the years end June 30, 2008 (“Fiscal 2008”) and 2009 (“Fiscal 2009”), and restated our 2008 audited financial statements. As we transition from a private to a public company we will need to enhance and improve our existing internal control over financial reporting. If we are unable to establish and maintain effective internal controls, our ability to accurately and timely report our financial position, results of operations or cash flows could be impaired, which could result in restatements of our consolidated financial statements or other material adverse effects on our business, reputation, financial condition, results of operations or liquidity.

Risks Relating to Our Business

We have a limited operating history as a consolidated entity.

We were formed in 2007 and have primarily built our operations through the consolidation of 16 acquisitions and asset purchases, the first of which closed in July 2007 and the most recent of which, American Fiber Systems, closed on October 1, 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments.”

Prior to our first acquisition, our activities were exclusively related to start-up and corporate development. Our history as a consolidated entity is brief and has been subject to ongoing and substantial change since our inception, consequently there is a limited amount of information upon which you can make an investment decision. Other issuers could have longer histories, which may have greater predictive value.

Future acquisitions are a component of our strategic plan, and will include integration and other risks that could harm our business.

We intend to continue to acquire complementary businesses and assets, and some of these acquisitions may be large. This exposes us to the risk that when we evaluate a potential acquisition target we over-estimate the target’s value and, as a result, pay too much for it. We also cannot be certain that we will be able to successfully integrate acquired assets or the operations of the acquired entity with our existing operations. We paid $114.5 million for the largest acquisition we have integrated to date. We may engage in significantly larger acquisitions, which could be much more difficult to integrate. Difficulties with integration could cause material customer disruption and dissatisfaction, which could in turn increase disconnects and reduce new sales.

We may incur additional debt and issue additional units to assist in the funding of these potential transactions, which may increase our leverage and/or dilute our existing equity holders at CII, our ultimate parent. Further, additional transactions (including acquisitions by our parent or affiliates) could cause disruption of our ongoing business and divert management’s attention from the management of daily operations to the closing and integration of the acquired operations. Additional acquisitions also involve other operational and financial risks such as:

•	increased demand on our existing employees and management related to the increase in the size of the business and the possible distraction from our existing business due to the acquisition, particularly with respect to businesses acquired by our sister companies or parent;

•	loss of key employees and sales people of the acquired business;

•	liabilities of the acquired business, both unknown and known at the time of the consummation of the acquisition;

•	we may agree to buy a business before we have obtained its audited financial statements and subsequently discover that the unaudited financial statements we relied on were incorrect;

•	expenses associated with the integration of the operations of the acquired business;

•	the possibility of future impairment, write-downs of goodwill and other intangibles associated with the acquired business;

•	that the services and operations of the acquired business do not meet the level of quality of those of our existing services and operations; and

•	that the internal controls of the acquired business are inadequate.

Our debt level could negatively impact our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under the notes. In the future, we may incur substantially more indebtedness, which could further increase the risks associated with our leverage.

As of September 30, 2010, on an adjusted basis after giving effect to our September 20, 2010 issuance of the outstanding notes, and the use of proceeds thereof, (i) our total debt, including the outstanding notes and capital leases, was $362.4 million, and (ii) we had $69.1 million available for borrowing under our credit agreement, subject to certain conditions. As discussed elsewhere in this prospectus, since June 30, 2010, we amended our credit agreement to increase the maximum amount we may borrow under the revolving facility by $25.0 million to $100.0 million. See “Description of Other Indebtedness.” Consequently, as of September 30, 2010, after giving effect to such amendment to our credit agreement, we had $94.1 million available for borrowing under our credit agreement, subject to certain conditions. Subject to the limitations set forth in the indenture and our credit agreement, we may incur additional indebtedness (including additional first lien obligations) in the future. If new indebtedness is added to our current levels of indebtedness, the related risks that we now face in light of our current debt level, including our possible inability to service our debt, could intensify.

Specifically, our level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations under the notes or other debt;

•	requiring us to dedicate a substantial portion of our cash flow from operations to required payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increasing our vulnerability to both general and industry-specific adverse economic conditions;

•	placing us at a competitive disadvantage relative to less leveraged competitors; and

•	preventing us from raising the funds necessary to repurchase the notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.

We may not be able to generate enough cash flow to meet our debt obligations.

Our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business, regulatory and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the notes. Many of these factors, such as economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

Our Adjusted EBITDA and capital expenditures were $78.1 million and $59.8 million, respectively for Fiscal 2010. Our internal projections indicate that, even if we do not consummate any acquisitions, our interest expense plus capital expenditures will exceed our cash flow from operations in our fiscal year ending June 30, 2011 (“Fiscal 2011”). In the several quarters thereafter, we do not expect our existing business to generate cash flow from operations that exceeds interest expense and capital expenditures by a significant ratio. Our credit agreement allows for this cash flow deficit by permitting a consolidated fixed charge ratio below 1:1 during Fiscal 2011. Under our credit agreement, fixed charges exclude, in all periods, capital expenditures on fiber-to-the-tower builds, which has historically been a material portion of our capital expenditures.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	reducing or delaying capital investments;

•	raising additional capital;

•	refinancing or restructuring our debt; and

•	selling assets.

We cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms, or at all, or that implementing any such alternative financing plans would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and prospects.

If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of the agreements governing our outstanding debt. If such a default were to occur, the lenders under our credit agreement could elect to declare all amounts outstanding under our credit agreement immediately due and payable, and the lenders would not be obligated to continue to advance funds under our credit agreement. If the amounts outstanding are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the lenders or to our debt holders, including holders of notes.

Since our inception we have used more cash than we have generated from operations and we expect to continue to do so in the next several quarters.

Since our inception, we have consistently consumed our entire positive cash flow generated from operating activities with our investing activities. To date, our investing activities have consisted principally of the acquisition of businesses as well as material additions of property, plant and equipment. We have funded the excess of cash used in investing activities over cash provided by operating activities with proceeds from equity contributions, bank debt, the outstanding notes and capital leases.

Our near-term expectation is to continue to invest success-based capital in incremental property, plant and equipment at an amount equal to or probably greater than the amount of capital available from operations after debt service requirements. We also intend to continue to opportunistically pursue acquisitions, some of which may be quite large. In addition to our cash flow from operations, we plan to rely on cash on hand and availability under our credit agreement. We cannot assure you, however, that we will have access to sufficient cash to successfully operate or grow our business.

We incurred net losses in prior periods and we cannot guarantee that we will generate net income in the future.

We incurred net losses from continuing operations in two of our three fiscal years since our inception. Our business plan is to continue to expand our network on a success basis, meaning that we attempt primarily to invest capital only when the terms of a customer contract provide an attractive return on our investment. If we continue to expand our network we might continue to incur losses in future periods. However, we cannot assure you that we will be successful in implementing our business plan or that we will not change our business plan. Furthermore, if a material number of circuits are disconnected or customers disconnect or terminate their service with us, we may not be able to generate positive net income in future periods.

We are experiencing rapid growth of our business and operations and we may not be able to efficiently manage our growth.

We have rapidly grown our company through acquisitions of companies and assets as well as expansion of our own network and the acquisition of new customers through our own sales efforts. We intend to continue to rapidly grow our company, including through acquisitions, some of which may be large. Our expansion places strains on our management and our operational and financial infrastructure. Our ability to manage our growth will be particularly dependent upon our ability to:

•	expand, develop and retain an effective sales force and other qualified personnel;

•	maintain the quality of our operations and our service offerings;

•	maintain and enhance our system of internal controls to ensure timely and accurate reporting; and

•	expand our operational information systems in order to support our growth.

If we fail to implement these or other necessary measures, our ability to manage our growth and our results of operations will be impaired.

Our back office infrastructure, including the operational support systems, processes and people, is a key component to providing a good experience to our customers, the failure of which could impair our ability to retain customers or attract new customers.

Our ability to provide ongoing high-quality service to customers is fundamental to our success. The material failure of one or more of our operational support systems, including the systems for sales tracking, billing, order entry, provisioning and trouble ticketing, may inhibit us from performing critical aspects of our services for an extended period. We may incur additional expenses, delays and a degradation of customer experience associated with system failures, and may not be able to efficiently and accurately install new orders for services on a timely basis. Further, the impact of a prolonged failure of these systems could negatively impact our reputation and ability to retain existing customers and to win new business.

Our ability to provide services would be hindered if any of our franchises, licenses, permits, rights-of-way, conduit leases, fiber agreements, or property leases are canceled or not renewed.

We must maintain rights-of-way, franchises and other permits from railroads, utilities, state highway authorities, local governments, transit authorities and others to operate our owned fiber network. We cannot be certain that we will be successful in maintaining these rights-of-way agreements or obtaining future agreements on acceptable terms. Some of these agreements are short-term or revocable at-will, and we cannot assure you that we will continue to have access to existing rights-of-way after they have expired or terminated. If a material portion of these agreements are terminated or are not renewed we might be forced to abandon our networks, which could have a material adverse effect on our business, financial condition and results of operations. In order to operate our networks, we must also maintain fiber leases and Indefeasible Rights of Use (“IRU”) agreements that we have with public and private entities. A small percentage of these agreements expire prior to 2020. There is no assurance that we will be able to renew those fiber routes on favorable terms. If we are unable to renew those fiber routes on favorable terms, we might experience the following:

•	increased costs as a result of renewing the IRU under less favorable terms;

•	significant capital expenditures in order to build replacement fiber;

•	increased costs as a result of entering into short-term leases for lit services; and

•	lost revenue resulting from our inability to provide certain services.

In order to expand our network to new locations, we often need to obtain additional rights-of-way, franchises and other permits. Our failure to obtain these rights in a prompt and cost-effective manner may prevent us from expanding our network, which may be necessary to meet our contractual obligations to our customers and could expose us to liabilities and have an adverse effect on our business, financial condition and results of operations.

If we lose or are unable to renew key real property leases where we have located our POPs, it could adversely affect our services and increase our costs as we would be required to restructure our network and move our POPs.

If our contracts with our customers are not renewed or are terminated, our business could be substantially harmed.

Our customer contracts typically have terms of one to ten years. Our customers may elect to not renew these contracts. Furthermore, our customer contracts are terminable for cause if we breach a material provision of the contract. We may face increased competition and pricing pressure as our customer contracts become subject to renewal. Our customers may negotiate renewal of their contracts at lower rates, for fewer services or for shorter terms. If we are unable to successfully renew our customer contracts on commercially acceptable terms, or if our customer contracts are terminated, our business could suffer.

We have numerous customer orders for connections, including contracts with multiple national wireless carriers to build out more than 550 additional towers. If we are unable to satisfy new orders or build our network according to contractually specified deadlines, we may incur penalties or suffer the loss of revenue.

Our revenue is relatively concentrated among a small number of customers and the loss of any of these customers could significantly harm our business, financial condition and results of operations.

Our largest single customer (without giving effect to our acquisitions subsequent to June 30, 2010) accounted for approximately 12% of our monthly recurring revenue for the year ended June 30, 2010, and total revenues from our top ten customers (without giving effect to our acquisitions subsequent to June 30, 2010) accounted for approximately 42% of our monthly recurring revenue during the same period. We currently depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our revenue. If any of our key customers experience a general decline in demand due to economic or other forces, if the demand for bandwidth does not continue to grow, or if any such customer is not satisfied with our services, such key customer may reduce the number of service orders it has with us, terminate its relationship with us (subject to certain early termination fees), or fail to renew its contractual relationship with us upon expiration.

Service level agreements in our customer agreements could subject us to liability or the loss of revenue.

Our contracts with customers typically contain service guarantees (including network availability) and service delivery date targets, which if not met by us, enable customers to claim credits against their payments to us and, under certain conditions, terminate their agreements. Our inability to meet our service level guarantees could adversely affect our revenue and cash flow. While we typically have carve-outs for force majeure events, many events, such as fiber cuts, equipment failure and third-party vendors being unable to meet their underlying commitments or service level agreements with us, could impact our ability to meet our service level agreements and are potentially out of our control.

We are required to maintain, repair, upgrade and replace our network and our facilities, and our failure to do so could harm our business.

Our business requires that we maintain, repair, upgrade and periodically replace our facilities and networks. This requires and will continue to require management time and the periodic expenditure of capital. In the event that we fail to maintain, repair, upgrade or replace essential portions of our network or facilities, it could lead to a material degradation in the level of service that we provide to our customers, which would adversely affect our business. Our networks can be damaged in a number of ways, including by other parties engaged in construction close to our network facilities. In the event of such damage, we will be required to incur expenses to repair the network in order to maintain services to customers. We could be subject to significant network repair and replacement expenses in the event of a terrorist attack or if natural disaster damages our network. Further, the operation of our network requires the coordination and integration of sophisticated and highly specialized hardware and software technologies. Our failure to maintain or properly operate this hardware and software can lead to degradations or interruptions in customer service. Our failure to provide proper customer service can result in claims from our customers for credits or damages, can lead to early termination of contracts, and can damage our reputation for service, thereby limiting future sales opportunities.

Any failure of our physical infrastructure or services could lead to significant costs and disruptions that could reduce our revenues, harm our business reputation, and have a material adverse effect on our financial results.

Our business depends on providing customers with highly reliable service. The services we provide are subject to failure resulting from numerous factors, including:

•	human error;

•	power loss;

•	improper building maintenance by the landlords of the buildings in which our data centers are located;

•	physical or electronic security breaches;

•	fire, earthquake, hurricane, flood, and other natural disasters;

•	water damage;

•	the effect of war, terrorism, and any related conflicts or similar events worldwide; and

•	sabotage and vandalism.

Problems within our network or at one or more of our data centers, whether or not within our control, could result in service interruptions or equipment damage. In the past we have at times experienced instability in our network attributed to equipment failure and power outages. Although such disruptions have been remedied and the network has been stabilized, there can be no assurance that similar disruptions will not occur in the future. We have service level commitment obligations with substantially all of our customers. As a result, service interruptions or equipment damage in our network or at our data centers could result in credits for service interruptions to these customers. We have at times in the past given credits to our customers as a result of service interruptions due to equipment failures. We cannot assume that our customers will accept these credits as compensation in the future. Also, service interruptions and equipment failures may expose us to additional legal liability. We depend on our landlords and other third-party providers to properly maintain the buildings in which our data centers are located. Improper maintenance by such landlords and third parties increase the risk of service interruptions and equipment damage.

We do not own the buildings in which our data centers are located. Instead, we lease our data center space, and the non-renewal of leases could be a significant risk to our ongoing operations.

We would incur significant costs if we were forced to vacate one of our data centers due to the high costs of relocating the equipment in our data centers and installing the necessary infrastructure in a new data center. In addition, if we were forced to vacate a data center, we could lose customers that chose our services based on our location. Our landlords could attempt to evict us for reasons beyond our control. Further, we may be unable to maintain good working relationships with our landlords, which would adversely affect our customer service and could result in the loss of customers.

We may be unable to expand our existing data centers or locate and secure suitable sites for additional data centers.

Our data centers may reach high rates of utilization in our key locations. Our ability to meet the growing needs of our existing customers and to attract new customers in these key markets depends on our ability to add additional capacity by incrementally expanding our existing data centers or by locating and securing additional data centers in these markets. Such additional data centers must meet specific infrastructure requirements, such as access to multiple telecommunications carriers, a significant supply of electrical power, and the ability to sustain heavy floor loading. In many markets, the supply of space with these characteristics is limited and subject to high demand.

We may not be able to obtain or construct additional laterals to connect new buildings to our network.

In order to connect a new building to our network, we need to obtain or construct a lateral from our metropolitan network to the building. We may not be able to obtain fiber in an existing lateral at an attractive price or may not be able to construct our own lateral due to the cost of construction or municipal regulatory restrictions. Failure to obtain fiber in an existing lateral or to construct a new lateral could keep us from adding new buildings to our network.

Our services have a long sales cycle, which may have a material adverse effect on our business, financial condition, and results of operations.

A customer’s decision to purchase Bandwidth Infrastructure services typically involves a commitment of our time and resources. As a result, we experience a long sales cycle for some of our services. Furthermore, we may expend significant time and resources in pursuing a particular sale or customer that does not generate revenue. Delays due to the length of our sales cycle or costs incurred that do not result in sales may have a material adverse effect on our business, financial condition, and results of operations.

We are highly dependent on our management team and other key employees.

We expect that our continued success will largely depend upon the efforts and abilities of members of our management team and other key employees. Our success also depends upon our ability to identify, attract, develop, and retain qualified employees. None of Daniel Caruso, Kenneth desGarennes, Glenn S. Russo, John Scarano, David Howson, or Matthew Erickson is bound by an employment agreement with us. A portion of Daniel Caruso’s professional time is spent on his service as Executive Chairman of Envysion, Inc., of which he is a significant investor. As discussed in more detail under “Executive Officers and Directors — John Scarano,” on October 29, 2010, John Scarano announced his intention to resign as President of Zayo Bandwidth, effective on or around November 19, 2010. The loss of one or more further members of our management team or other key employees is likely to have a material adverse effect on our business. See “Executive Officers and Directors” and “Principal Equity Holders.” In addition, our management team’s equity interests are at CII, our ultimate parent. Accordingly, if CII’s other subsidiaries acquire assets, our management could have, indirectly, a significant portion of their equity in another enterprise and could devote substantial attention to it.

Our future tax liabilities are not predictable or controllable. If we become subject to increased levels of taxation, our financial condition and operations could be negatively impacted.

We provide telecommunication and other services in multiple jurisdictions across the United States and are therefore subject to multiple sets of complex and varying tax laws and rules. We cannot predict the amount of future tax liabilities to which we may become subject. Any increase in the amount of taxation incurred as a result of our operations or due to legislative or regulatory changes could result in a material adverse effect on our sales, financial condition and results of operations. While we believe that our current provisions for taxes are reasonable and appropriate, we cannot assure you that these items will be settled for the amounts accrued or that we will not identify additional exposures in the future.

Risks Relating to Our Industry

The telecommunications industry is highly competitive, and contains competitors that have significantly greater resources and a more diversified base of existing customers than we do.

In the telecommunications industry, we compete against ILECs, which have historically provided local telephone services and currently occupy significant market positions in their local telecommunications markets. In addition to these carriers, several other competitors, such as facilities-based communications service providers, including CLECs, cable television companies, electric utilities and large end-users with private networks, offer services similar to those offered by us. Many of our competitors have greater financial, managerial, sales and marketing and research and development resources than we do and are able to promote their brands with significantly larger budgets. Additionally, some of our brands are relatively new and as such have limited tenure in the market. Many of these competitors have the added advantage of a larger, more diversified customer base. If we fail to develop and maintain brand recognition through sales and marketing efforts and a reputation for high-quality service, we may be unable to attract new customers and risk losing existing customers to competitors with better known brands.

In addition, significant new competition could arise as a result of:

•	a competitor building new fiber networks;

•	consolidation in the industry, leading to larger competitors with more expansive networks;

•	the creation of new competitive technology for transport services;

•	further technological advances; and

•	further deregulation and other regulatory initiatives.

If we are unable to compete successfully, our business will be significantly affected.

If we do not adapt to swift changes in the telecommunications industry, we could lose customers or market share.

The telecommunications industry is characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels, and changing customer demands. We may not be able to adequately adapt our services or acquire new services that can compete successfully. Our failure to obtain and integrate new technologies and applications could impact the breadth of our service portfolio resulting in service gaps, a less differentiated service suite and a less compelling offering to customers. We risk losing customers to our competitors if we are unable to adapt to this rapidly evolving marketplace.

In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies, may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the telecommunications industry. These new entrants may not be burdened by an installed base of outdated equipment or obsolete technology. Our future success depends, in part, on our ability to anticipate and adapt in a timely manner to technological changes. Failure to do so could have a material adverse effect on our business.

We are subject to significant regulation that could change or otherwise impact us in an adverse manner.

Telecommunications services are subject to significant regulation at the federal, state, and local levels. These regulations affect our business and our existing and potential competitors. In addition, both the FCC and the State PUCs typically require us to file periodic reports, pay various regulatory fees and assessments, and to comply with their regulations, and such compliance can be costly and burdensome and may affect the way we conduct our business. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities or for interconnection agreements with other carriers), the enactment of new and adverse legislation or regulations

(including those pertaining to broadband initiatives and net-neutrality), or the denial, modification or termination by a regulator of any approval or authorization, could have a material adverse effect on our business. Further, the current regulatory landscape is subject to change through judicial review of current legislation and rulemaking by the FCC. The FCC regularly considers changes to its regulatory framework and fee obligations. Changes in current regulation may make it more difficult to obtain the approvals necessary to operate our business, significantly increase the regulatory fees to which we are subject, or have other adverse effects on our future operations.

Unfavorable general economic conditions in the United States could negatively impact our operating results and financial condition.

Unfavorable general economic conditions negatively affect our business. Although it is difficult to predict the impact of general economic conditions on our business, these conditions could adversely affect the affordability of, and customer demand for our services, and could cause customers to delay or forgo purchases of our services. One or more of these circumstances could cause our revenue to decline. Also, our customers may not be able to obtain adequate access to credit, which could affect their ability to purchase our services or make timely payments to us. The current economic conditions, the federal stimulus package, and other proposed spending measures may lead to inflationary conditions in our cost base, particularly in our lease and personnel related expenses. This could harm our margins and profitability if we are unable to increase prices or reduce costs sufficiently to offset the effects of inflation in our cost base. For these reasons, among others, if challenging economic conditions persist or worsen, our operating results and financial condition could be adversely affected.

Disruptions in the financial markets could affect our ability to obtain debt or equity financing or to refinance our existing indebtedness on reasonable terms (or at all).

Disturbances in the commercial market for credit have decreased liquidity. The effects of these disruptions are widespread and difficult to quantify, and it is impossible to predict when the global credit markets will improve or when the credit contraction will stop. As a result of the ongoing credit market turmoil, we may not be able to obtain debt or equity financing or lines of credit in the future or be able to refinance our existing indebtedness on reasonable terms (or at all), which could affect our strategic operations and our financial performance and force modifications to our operations.

Terrorism and natural disasters could adversely impact our business.

The ongoing threat of terrorist activity and other acts of war or hostility have had, and may continue to have, an adverse effect on business, financial and general economic conditions. Effects from these events and any future terrorist activity, including cyber terrorism, may, in turn, increase our costs due to the need to provide enhanced security, which would adversely affect our business and results of operations. Terrorist activity could damage or destroy our Internet infrastructure and may adversely affect our ability to attract and retain customers, raise capital, and operate and maintain our network access points. We are particularly vulnerable to acts of terrorism because of our large data center presence in New York. We are also susceptible to other catastrophic events such as major natural disasters, extreme weather, fires or similar events that could affect our headquarters, other offices, our network, infrastructure or equipment, all of which could adversely affect our business.

Changes in regulations affecting commercial power providers may increase our costs.

In the normal course of business, we need to enter into agreements with many providers of commercial power for our office, network and hotel carriers. Costs of obtaining commercial power can comprise a significant component of our operating expenses. Changes in regulations that affect commercial power providers, particularly regulations related to the control of greenhouse gas emissions or other climate change related matters, could adversely affect the costs of commercial power, which may increase the costs of providing our services and may adversely affect our operating results and financial condition.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2010, on an adjusted basis after giving effect to our September 20, 2010 offering of the outstanding notes. You should read this table in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus.

As of June 30, 2010
(Unaudited)
(In thousands)

Cash and cash equivalents	$189,161

Long-term debt and capital lease obligations:
Credit facility	$—
10.25% Senior Secured First-Priority Notes due 2017(1)	350,080
Capital lease obligations	12,706

Total debt	362,786
Total member’s equity	213,136

Total capitalization	$575,922

(1)	Includes unamortized issuance premium of $3.0 million on the September 2010 $100 million note offering and unamortized issuance discount of $2.9 million on the March 2010 $250 million note offering.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following summary historical consolidated financial information is based on our audited consolidated financial statements for the years ended June 30, 2010, 2009, and 2008. The financial information set forth in the following table should be read in conjunction with our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. We were organized in May 2007, and our first substantive activity was the acquisition of Memphis Networks, LLC on July 31, 2007 and of PPL Telecom, LLC on August 24, 2007. PPL Telecom, LLC is our predecessor company; however, we do not believe that reliable financial statements for PPL Telecom, LLC for prior periods can be produced. As a result, no selected financial information for periods prior to our fiscal year ended June 30, 2008 have been set forth in this table.

	Zayo Group, LLC (Historical)
	Year Ended June 30,
	2010	2009	2008

Consolidated Statements of Operations Data:
Revenue	$224,045	$150,804	$77,569
Operating costs and expenses:
Operating costs, excluding depreciation and amortization	73,537	48,797	24,328
Selling, general and administrative expenses	73,771	62,419	37,404
Stock-based compensation	18,228	6,418	3,381
Depreciation and amortization	41,184	29,567	11,922

Total operating costs and expenses	206,720	147,201	77,035

Operating income	17,325	3,603	534

Other income (expense):
Interest expense	(18,692)	(15,248)	(6,287)
Other income	10,607	249	351
Loss on extinguishment of debt	(5,881)	—	—

Total other (expenses) net	(13,966)	(14,999)	(5,936)

Earnings (loss) from continuing operations before income taxes	3,359	(11,396)	(5,402)
Provision/(benefit) income taxes	6,293	(2,106)	(699)

Loss from continuing operations	(2,934)	(9,290)	(4,703)
Earnings from discontinued operations, net of income taxes	3,395	7,043	2,750

Net earnings (loss)	$461	$(2,247)	$(1,953)

Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$89,161	$38,781	$4,554
Property and equipment, net	301,911	216,583	167,048
Total assets	564,381	422,162	339,439
Long-term debt and capital lease obligations, including current portion	259,786	151,488	115,720
Total member’s equity	213,136	213,019	177,671
Other Financial Data:
EBITDA(1), from continuing operations	69,106	33,217	12,456
Adjusted EBITDA(1), from continuing operations	78,129	40,307	15,837
Total capital expenditures, continuing operations	59,779	62,107	22,729
Adjusted EBITDA:
Loss from continuing operations	$(2,934)	$(9,290)	$(4,703)
Add back non-EBITDA items included in loss from continuing operations:
Depreciation and amortization	41,184	29,567	11,922
Interest expense (including loss on extinguishment of debt)	24,573	15,248	6,287
Interest income	(10)	(201)	(351)
Provision/(benefit) for income taxes	6,293	(2,106)	(699)

EBITDA, from continuing operations	69,106	33,217	12,456
Stock-based compensation	18,228	6,418	3,381
Other expense (income), net	(10,597)	(48)	—
Transaction costs related to acquisitions	1,392	719	—

Adjusted EBITDA, from continuing operations	$78,129	$40,307	$15,837

(1)	EBITDA and Adjusted EBITDA are not financial measurements prepared in accordance with GAAP. See “Non-GAAP Financial Measures.” The above table sets forth, for the periods indicated, a reconciliation of EBITDA and Adjusted EBITDA to loss from continuing operations, as loss from continuing operations is calculated in accordance with GAAP. We define EBITDA as earnings/(loss) from continuing operations before interest income and expense (including loss on extinguishment of debt), taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before stock-based compensation, transaction costs related to our acquisitions, and other income (expense), net.

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following tables present selected unaudited pro forma condensed financial information and operating data of Zayo Group, LLC (co-issuer of the notes) for the periods and as of the dates indicated. The following selected unaudited pro forma condensed financial information has been prepared giving effect to the following as if such events had occurred on July 1, 2009:

•	Acquisition of FiberNet. On September 9, 2009, we completed a business combination by merger with FiberNet pursuant to a merger agreement among Zayo Group, LLC, Zayo Merger Sub, Inc. and FiberNet. In accordance with the merger agreement, Zayo Merger Sub, Inc. merged with and into FiberNet, with FiberNet surviving the merger as a direct wholly-owned subsidiary of Zayo Group, LLC. FiberNet’s results from the date of its acquisition are included in our June 30, 2010 audited consolidated financial statements.

•	Acquisition of AGL Networks and Related use of Cash to Fund the Acquisition. On July 1, 2010, Zayo Group, LLC acquired all of the outstanding membership interests in AGL Networks.

•	The consummation of the offering of the notes (including both the offering of $250.0 million and $100.0 million of outstanding notes), and the March 2010 repayment of our prior credit agreement with the proceeds of the $250.0 million offering of outstanding notes.

The unaudited pro forma condensed financial information as of and for the year ended June 30, 2010 is derived from (i) our audited historical consolidated financial statements for Fiscal 2010, (ii) unaudited historical financial statements of FiberNet for the two-month and nine-day period ended September 9, 2009, and (iii) audited historical financial statements of AGL Networks for the year ended June 30, 2010.

The unaudited pro forma financial information reflect pro forma adjustments that are described above and in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable under the circumstances. In our opinion all the adjustments that are necessary to present fairly the unaudited pro forma data have been made. The unaudited pro forma financial information is presented for informational purposes only and does not purport to be indicative of what would have occurred had the events actually been consummated at the beginning of the periods presented, nor is it necessarily indicative of our future consolidated operating results.

The selected unaudited pro forma condensed financial information should be read in conjunction with the accompanying notes thereto, and with the information contained in “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements as of and for the year ended June 30, 2010, and the audited consolidated financial statements as of and for the year ended June 30, 2010 of AGL Networks.

Our Adjusted EBITDA, as presented herein, differs in certain important respects from “EBITDA,” as calculated in accordance with our credit agreement, and “Consolidated Cash Flow,” as calculated in accordance with the covenants to which we are subject under the Indenture relating to the notes. While in relation to each of such terms, the calculation begins with our consolidated net earnings/(loss), in calculating Adjusted EBITDA (unlike the calculation of EBITDA and Consolidated Cash Flow), we have added back certain expenses, including transaction costs and stock-based compensation costs. See “Non-GAAP Financial Measures” and “Selected Unaudited Pro Forma Condensed Financial Information — Unaudited Pro Forma Condensed Statement of Operations for the Year Ended June 30, 2010.”

Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended June 30, 2010

						AGL
			FiberNet			Networks		Pro Forma
	Zayo Group,		Merger		AGL	Merger		Adjustments		Pro
	LLC	FiberNet	Pro Forma		Networks	Pro Forma		for		Forma As
	Historical(1)	Historical(2)	Adjustments(3)		Historical	Adjustments(4)		Offering(5)		Adjusted
	(In thousands)

Revenue	$224,045	$12,066	$—		$25,233	$(1,597	)(4a)	$—		$259,747
Operating costs, excluding depreciation and amortization	73,537	6,965	—		1,060	—		—		81,562
Selling, general and administrative expenses	73,771	8,043	(4,843	)(3a)	10,202	—		—		87,173
Stock-based compensation	18,228	3,987	(3,726	)(3b)	—	—		—		18,489
Depreciation and amortization	41,184	2,063	903	(3c)	2,952	1,346	(4b)	—		48,448
Interest expense	18,692	92	226	(3d)	218	(218	)(4c)	21,105	(5a)	40,115
Interest income	(10)	—	—		—	—		—		(10)
Other income, net	(10,597)	—	9,081	(3e)	(85)	—		—		(1,601)
Loss on extinguishment of debt	5,881	—	—		—	—		(5,881	)(5b)	—
Provision/(benefit) for income taxes(6)	6,293	(24)	(641)		4,340	(1,063)		(5,937)		2,968

Earnings/(loss), from continuing operations	$(2,934)	$(9,060)	$(1,000)		$6,546	$(1,662)		$(9,287)		$(17,397)

Add back non-EBITDA items included in earnings/(loss), from continuing operations:
Depreciation and amortization	41,184	2,063	903		2,952	1,346		—		48,448
Interest expense (including loss on extinguishment of debt)	24,573	92	226		218	(218)		15,224		40,115
Interest income	(10)	—	—		—	—		—		(10)
Provision/(benefit) for income taxes	6,293	(24)	(641)		4,340	(1,063)		(5,937)		2,968

EBITDA, from continuing operations	$69,106	$(6,929)	$(512)		$14,056	$(1,597)		$—		$74,124

Other (income), net	(10,597)	—	9,081		(85)	—		—		(1,601)
Transaction costs	1,392	3,216	(3,216)		—	—		—		1,392
Stock-based compensation	18,228	3,987	(3,726)		—	—		—		18,489

Adjusted EBITDA, from continuing operations	$78,129	$274	$1,627		$13,971	$(1,597)		$—		$92,404

(1)	Includes results of FiberNet subsequent to the FiberNet acquisition on September 9, 2009.

(2)	Includes pre-acquisition results of operations of FiberNet from the period July 1, 2009 to September 9, 2009.

(3)	(a) Represents the reduction to historical FiberNet’s selling, general and administrative expenses of $4.8 million related to the following:

i. Transaction costs of $3.2 million incurred by FiberNet related to the acquisition.

ii. Severance paid to FiberNet’s executives upon a change of control of $1.6 million.

(b) Represents the reduction to historical FiberNet’s stock-based compensation of $3.7 million related to the acceleration of stock-based compensation upon the change of control.

(c) Represents an increase of $0.9 million to historical depreciation and amortization expense for the period from July 1, 2009 to September 9, 2009, based on adjustments to fair values and useful lives of identified tangible and intangible assets.

(d) Represents $0.2 million additional interest expense related to our $30.0 million incremental debt facility agreement entered into in connection with the FiberNet acquisition.

(e) Represents a reduction to other income of $9.1 million related to the gain on bargain purchase of FiberNet.

(4)
(a) Represents a reduction to revenue recognized resulting from the purchase accounting adjustment to the acquired deferred revenue balance. AGL Networks recognized $4.0 million in revenue during the year ended June 30, 2010 related to the amortization of deferred revenue. Based on a preliminary analysis, the Company estimates that the cost during the year ended June 30, 2010 associated with the amortization of this deferred revenue is approximately $2.4 million. In purchase accounting the Company is required to adjust the deferred revenue balance related to an acquisition down to its fair value, which represents the cost of the Company’s continuing obligation associated with the deferred revenue. This preliminary fair value adjustment results in an estimated reduction to the pro forma revenue of $1.6 million for the year ended June 30, 2010.

(b) Represents an increase of $1.3 million to historical depreciation and amortization expense based on the estimated fair value and useful lives of identified tangible and intangible asset for AGL Networks, based on preliminary estimates. The purchase price allocation is preliminary pending completion of independent valuations of identified tangible and intangible assets acquired.

The following table presents the allocation, which is subject to change, of the purchase consideration to the assets and liabilities acquired based on their estimated fair values (in thousands):

Current assets	$3,507
Property and equipment	88,171
Intangible assets	4,684
Other assets	1,004

Total assets acquired	97,366

Current liabilities (excluding current portion of deferred revenue)	4,380
Deferred revenue	19,320

Total liabilities assumed	23,700

Purchase consideration	73,666
Less cash acquired	—

Net cash paid	$73,666

i.  Property and equipment are recorded at preliminary fair value on the date of acquisition. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the assets ranging from 5 to 15 years.

ii. Intangible assets mainly represent customer relationships which are being amortized over 6 years. This represents our preliminary estimate of the period of expected benefit.

(4)	(c) Represents decrease of $218 resulting from the removal of AGL historical interest expense on debt.

(5)	(a) The increase in interest expense of $21.1 million represents the following:

(i) a decrease of $8.6 million related to the elimination of our historical interest expense (which includes amortization of deferred financing costs of $1.2 million) related to our pre-offering indebtedness.

(ii) a decrease of $0.3 million related to the elimination of FiberNet historical and pro forma adjustments to interest expense.

(iii) an increase of $30.0 million at a closing rate of 10.25% (which includes an additional $0.3 million of amortization of the discount on our $250.0 million offering of notes in March 2010, ($0.4) million of accretion of premium on our $100.0 million offering of notes in September 2010, and $1.6 million amortization of deferred debt issuance costs associated with our March 2010 and September 2010 notes offerings.

(b) elimination of loss on extinguishment of debt of $5.9 million.

(6)	The income tax expense for FiberNet and AGL Networks historical and the pro forma adjustments has been adjusted to reflect an assumed effective tax rate of 39.0%. Historically, FiberNet’s deferred tax assets were fully reserved, however, based on managements’ evaluation we believe that certain of the deferred tax assets will be realizable. The effective tax rate subsequent to the acquisition could be materially different than the effective tax rate used in the unaudited pro forma condensed statement of operations due to changes in estimates related to our deferred tax, valuation allowance and non-deductible expenses in future periods such as stock compensation and other expenses.

Unaudited Pro Forma Balance Sheet
As of June 30, 2010

			AGL
			Networks	Pro Forma
	Zayo Group,	AGL	Merger	Adjustment
	LLC	Networks	Pro Forma	for the	Pro Forma
	Historical	Historical	Adjustments(1)	Offering(2)	As Adjusted
	(In thousands)

Assets
Current assets:
Cash and cash equivalents	$89,161	$—	$(73,666)	$100,000	$115,495
Restricted cash, current	809	530	(530)	—	809
Trade receivables, net of allowance	12,721	2,205	—	—	14,926
Other receivables	348	94	(94)	—	348
Due from affiliates	871	—	—	—	871
Inventories	—	273	(273)	—	—
Prepaid expenses	5,144	1,302	—	—	6,446
Deferred income taxes	4,060	—	—	—	4,060

Total current assets	113,114	4,404	(74,563)	100,000	142,955
Property and equipment, net	301,911	102,965	(14,794)	—	390,082
Intangible assets, net	59,851	—	3,434	—	63,285
Goodwill	68,751	—	1,250	—	70,001
Deferred income taxes	7,050	—	—	—	7,050
Debt issuance costs, net	9,560	—	—	3,000	12,560
Other assets	4,144	1,004	—	—	5,148

Total assets	$564,381	$108,373	$(84,673)	$103,000	$691,081

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$10,502	$405	$—	$—	$10,907
Accrued liabilities	18,349	3,975	—	—	22,324
Accrued interest	7,794	—	—	—	7,794
Capital lease obligations, current portion	1,673	—	—	—	1,673
Due to parent	—	55,391	(55,391)	—	—
Deferred revenue, current portion	8,146	3,927	(1,563)	—	10,510

Total current liabilities	46,464	63,698	(56,954)	—	53,208
Capital lease obligations, net of current portion	11,033	—	—	—	11,033
Long-term debt, net of current portion	247,080	—	—	103,000	350,080
Deferred revenue, net of current portion	22,648	28,161	(11,205)	—	39,604
Deferred income taxes	—	17,446	(17,446)	—	—
Stock-based compensation liability	21,623	—	—	—	21,623
Other long-term liabilities	2,397	431	(431)	—	2,397

Total liabilities	351,245	109,736	(86,036)	103,000	477,945

Member’s equity	213,136	(1,363)	1,363	—	213,136

Total liabilities and member’s equity	$564,381	$108,373	$(84,673)	$103,000	$691,081

(1)	The pro-form adjustments for the AGL Networks merger include:

a. a reduction to the cash balance of $73.7 million related to the cost of acquiring AGL Networks.

b. a reduction of $0.5 million to the restricted cash balance which the Company did not take ownership of per the terms of the purchase agreement.

c. A reduction of $15.1 million to property and equipment resulting from the Company’s preliminary estimates of the fair market value of property and equipment acquired. This reduction to property and equipment is partially offset by an increase of $0.3 million related to reclassifying $0.3 million of AGL Networks historical inventory balance to property and equipment.

d. An increase to the intangible asset balance of $3.4 million related to our preliminary estimate of the fair market value of customer relationships and other intangible assets acquired.

e. An increase of $1.3 million to our goodwill balance resulting from the excess of consideration paid over the preliminary fair market value of assets acquired and liabilities assumed in the acquisition.

f. A decrease of $55.4 million to the due to parent balance related to intercompany liabilities of AGL Networks which will be retained by AGL Resources.

g. A reduction to the deferred revenue balance resulting from managements preliminary estimates of the fair value of the deferred revenue. In accordance with purchase accounting the Company is required to adjust the deferred revenue balance to its fair value which represents the cost of the Company’s continuing obligation associated with the deferred revenue. This adjustment results in an estimated reduction to the deferred revenue balance of $12.8 million. The primary expense associated with this revenue represent depreciation costs, franchise and right-of-way fees and other network expenses.

h. A reduction of $0.1 million to other tax receivable as the Company did not take ownership of this receivable, per the terms of the purchase agreement and a reduction of $17.4 million to deferred income taxes as the purchase will be accounted for as an asset purchase for tax purposes.

i. A reduction of $0.4 million associated with the historical pension liability which will be retained by AGL Resources.

(2)	The pro-forma adjustments for the offering include:

a. the principal amount of the notes offered hereby of $100.0 million at an issuance price of 103.000%.

b. the estimated debt issuance costs of $3.0 million associated with the issuance of the notes offered hereby

c. the estimated net cash received of $100.0 million

THE EXCHANGE OFFER

Purpose of the Exchange Offer

This exchange offer is being made pursuant to the registration rights agreements we entered into with the initial purchasers of the outstanding notes on March 12, 2010, and September 20, 2010. The summary of the registration rights agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of each registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer; Expiration Time

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered at or before the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on          , 2010, or such later date and time to which we, in our sole discretion, extend the exchange offer.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration time;

•	if any one of the conditions set forth below under “— Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination, or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

How to Tender Outstanding Notes for Exchange

Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, at or prior to the expiration time:

•	transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at the address set forth below under the heading “— The Exchange Agent”; or

•	if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent’s message must be transmitted by The Depository Trust Company (“DTC”), to the exchange agent at the address set forth below under the heading “— The Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent’s account at DTC, along with the agent’s message; or

•	if time will not permit the required documentation to reach the exchange agent before the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

The term “agent’s message” means a message that:

•	is transmitted by DTC;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•	states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

The method of delivery of the outstanding notes, the letter of transmittal or agent’s message, and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•	by a holder of outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions, each of the foregoing being referred to herein as an “eligible institution.”

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder’s signature guaranteed by an eligible institution.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), and acceptance of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any outstanding note not validly tendered;

•	refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

•	waive any defects or irregularities or conditions of the exchange offer, either before or after the expiration time; and

•	determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Our determinations, either before or after the expiration time, under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message. The letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “— The Exchange Agent” at or prior to the expiration time of the exchange offer, or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of outstanding notes desires to tender such notes and the holder’s notes are not immediately available, or time will not permit such holder’s outstanding notes or other required documents to reach the exchange agent at or before the expiration time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail, or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent’s message and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery must be received at or prior to the expiration time.

Withdrawal Rights

You may withdraw tenders of your outstanding notes at any time at or prior to the expiration time.

For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under “— The Exchange Agent,” at or prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•	where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

•	bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form, and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under “— How to Tender Outstanding Notes for Exchange” above at any time at or prior to the expiration time.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration time we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. We will promptly issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as, and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes, or if no interest has been paid, from the original issue date of the outstanding notes. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•	any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended;

•	any law, rule or regulation is enacted, adopted, proposed, or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradeable exchange notes in the exchange offer. See “— Consequences of Failure to Exchange Outstanding Notes”;

•	any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations, or results of operations taken as a whole, that is or may be adverse to us;

•	any declaration of war, armed hostilities, or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

Accounting Treatment

For accounting purposes, we will not recognize gain or loss upon the issuance of the exchange notes for outstanding notes. We are expensing costs incurred in connection with the issuance of the exchange notes when incurred.

Fees and Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees;

•	printing fees; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the procedures for the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at the address below:

Deliver to: Melonee Young By Mail, by Courier, or by Hand: The Bank of New York Mellon Trust Company, N.A. 700 S. Flower St., Suite 500 Los Angeles, CA 90017 Attention: Corporate Unit

By Facsimile Transmission: (212) 298-1915	Confirm Facsimile Transmission (212) 815-5098

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Consequences of Failure to Exchange Outstanding Notes

Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the notes have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Outstanding Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold, or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold, or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not an “affiliate” of ours within the meaning of Rule 405 promulgated under the Securities Act;

•	the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder’s business;

•	neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

•	if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes and that:

•	such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•	it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

However, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

•	may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

Filing of Registration Statements

Under the registration rights agreement we agreed, among other things, that if:

(1) we are not

(a) required to file the exchange offer registration statement;

(b) the exchange offer is not consummated on or before January 31, 2011, for any reason; or

(c) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder of outstanding notes notifies us that:

(a) it is prohibited by law or SEC policy from participating in the exchange offer; or

(b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours,

then we will file with the SEC a shelf registration statement to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

If obligated to file the shelf registration statement, we will use our commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to 30 days after such filing obligation arises, but in no event prior to October 31, 2010.

If the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of outstanding notes during the periods specified in the registration rights agreement (except with respect to permitted suspension periods as provided therein), then we will pay Additional Interest to each holder of affected outstanding notes on the terms provided in the registration rights agreement.

Holders of notes will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring outstanding notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

The foregoing description is a summary of certain provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the registration rights agreement, which is an exhibit to the registration statement of which this prospectus forms a part and can also be obtained from us. See “Where You Can Find More Information.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our audited consolidated financial statements and the related notes as of June 30, 2010 and 2009 and for the years ended June 30, 2010, 2009, and 2008. Such financial statements are included in this prospectus beginning on page F-1. Below is a discussion of our financial condition and results of operations as at the end of and for each of such periods.

Some of the information set forth below and elsewhere in this prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.”

Overview

Introduction

We are a provider of Bandwidth Infrastructure and network-neutral colocation and interconnection services, which are key components of telecommunications and Internet infrastructure services. These services enable our customers to manage, operate and scale their telecommunications and data networks and data center related operations. We provide our Bandwidth Infrastructure services over our dense regional and metropolitan fiber networks, enabling our customers to transport data, voice, video, and Internet traffic, as well as to interconnect their networks. Our Bandwidth Infrastructure services are primarily used by wireless service providers, carriers and other communications service providers, media and content companies, and other bandwidth-intensive enterprises. We typically provide our lit Bandwidth Infrastructure services for a fixed-rate monthly recurring fee under long-term contracts, which are usually three to five years in length (and typically seven to ten years for fiber-to-the-tower services). Our dark-fiber contracts are generally longer term in nature, up to 20 years and in a few cases longer. Our network-neutral colocation and interconnection services facilitate the exchange of voice, video, data and Internet traffic between multiple third-party networks.

Our fiber networks span over 22,000 route miles, serve 150 geographic markets in the United States, and connect to over 3,300 buildings, including 1,085 cellular towers, allowing us to provide our Bandwidth Infrastructure services to our customers over redundant fiber facilities between key customer locations. The majority of the markets that we serve and buildings to which we connect have few other networks capable of providing similar Bandwidth Infrastructure services, which we believe provides us with a sustainable competitive advantage in these markets. As a result, we believe that the services we provide our customers would be difficult to replicate in a cost- and time-efficient manner. We provide our network-neutral colocation and interconnection services utilizing our own data centers located within carrier hotels in the important gateway markets of New York and New Jersey. We currently manage over 2,600 interconnections, enabling our customers to directly connect their discrete networks with each other. See “Business.”

We are a wholly-owned subsidiary of Holdings, which is in turn wholly owned by CII, a Delaware limited liability company. As described in more detail below, certain equity holders of CII have committed to make further equity contributions to CII. See “Principal Equity Holders.”

Our Business Units

We are organized into three autonomous business units: Zayo Bandwidth, zColo and Zayo Enterprise Networks. Each business unit is structured to provide sales, delivery, and customer support for its specific telecom and Internet infrastructure services.

Zayo Bandwidth.  Through our Zayo Bandwidth unit, we provide Bandwidth Infrastructure services over our metropolitan and regional fiber networks. These services are primarily lit bandwidth, meaning that we use optronics to “light” the fiber, and consist of private line, wavelength and Ethernet services. Our target customers within this unit are primarily wireless service providers, telecommunications service providers (including ILECs, IXCs, RLECs, CLECs, and foreign carriers), media and content companies (including cable and satellite video providers), and other Internet-centric businesses that require an aggregate minimum of 10 Gbps of bandwidth across their networks.

zColo.  Through our zColo unit, we provide network-neutral colocation and interconnection services in three major carrier hotels in the New York metropolitan area (60 Hudson Street and 111 8th Avenue in New York, New York, and 165 Halsey Street in Newark, New Jersey) and in facilities located in Chicago, Illinois; Los Angeles, California and Nashville, Tennessee. In addition, we are the exclusive operator of the Meet-Me Room at 60 Hudson Street, which is one of the most important carrier hotels in the United States with approximately 200 global networks interconnecting within this facility. Our zColo data centers house and power Internet and private network equipment in secure, environmentally-controlled locations that our customers use to aggregate and distribute data, voice, Internet, and video traffic. Throughout two of the three facilities we operate intra-building interconnect networks that, along with the Meet-Me Room at 60 Hudson Street, are utilized by our customers to efficiently and cost-effectively interconnect with other Internet, data, video, voice, and wireless networks.

Zayo Enterprise Networks.  Through our Zayo Enterprise Networks unit, we provide Bandwidth Infrastructure, enterprise IP, and other managed data and telecommunications services to customers who require fiber-based bandwidth solutions such as healthcare, financial, education, technology, and media and content companies, as well as schools, hospitals, municipalities and other governmental or semi-governmental entities. We operate exclusively in areas where we have fiber networks and primarily focus our sales efforts on customers who have at least 100 Mbps of bandwidth needs and, consequently, produce sufficient monthly recurring revenue potential to justify the capital investment required to connect their buildings to our fiber networks. The operations of our Zayo Enterprise Networks unit cover over 50% of our existing network footprint. We will continue to expand our market reach by adding new buildings to our fiber networks when we have entered into a contract that justifies the capital expenditure.

Recent Developments

Acquisition of AGL Networks

On July 1, 2010, we acquired 100% of the equity of AGL Networks from its parent, AGL Resources Inc., and changed AGL Networks’ name to Zayo Fiber Solutions, LLC. We paid the purchase price of approximately $73.7 million with cash on hand. AGL Networks’ assets were comprised of dense, high-fiber-count networks totaling 786 (761 of which are incremental to our existing footprint) route miles and over 190,000 fiber miles, and included 289 (281 incremental) on-net buildings across the metropolitan markets of Atlanta, Georgia, Charlotte, North Carolina, and Phoenix, Arizona. AGL Networks generated all of its revenue from providing dark-fiber related services to both wholesale and enterprise customers. Following our acquisition, we transferred to Zayo Fiber Solutions all of the dark-fiber customer contracts of Zayo Bandwidth and Zayo Enterprise Networks. For the year ended June 30, 2010, AGL Networks generated $25.2 million in revenue and $14.0 million in Adjusted EBITDA. Such results have not been subjected, on a pro forma basis or otherwise, to the adjustments that will be required under purchase accounting when we prepare our consolidated financial statements for future periods. See “Presentation of Financial and Statistical Information.” The former AGL Networks business (now within Zayo Fiber Solutions) often involves irregular, sometimes large, revenues associated with customer-related network construction projects. For the year ended June 30, 2010, AGL Networks’ results of operations included approximately $6.8 million of revenues related to such network construction projects that were generally non-recurring in nature.

The purchase accounting adjustments that we will be required to make with regard to our acquisition of AGL Networks will principally include a reduction to fair value of the AGL Networks deferred revenue liabilities which appear on its June 30, 2010 balance sheet, as well as other fair value adjustments to certain assets and liabilities of AGL Networks. As a result of such adjustments, the amount of such deferred revenue we recognize in future periods may decrease and depreciation and amortization expense associated with the assets we acquired may increase, thereby reducing our Adjusted EBITDA and our consolidated net income in those future periods. We have included elsewhere in the prospectus selected unaudited pro forma financial information, which is intended to give pro forma effect to our acquisition of AGL Networks, and certain other events, as if they had occurred at the beginning of Fiscal 2010.

In connection with the AGL Networks acquisition, the Company established a fourth business unit on July 1, 2010 — Zayo Fiber Solutions. Because the acquisition occurred after the end of Fiscal 2010, Zayo Fiber Solutions did not generate any revenue for our fiscal year ended June 30, 2010. The assets of AGL Networks complement our existing dark-fiber services, which had previously been provided by Zayo Enterprise Networks and Zayo Bandwidth. After the acquisition, we transferred those existing dark-fiber customer contracts to our Zayo Fiber Solutions unit, and intend to leverage a portion our pre-existing fiber network to provide dark-fiber solution offerings.

Through our Zayo Fiber Solutions unit, we provide dark-fiber and related services primarily on our existing fiber footprint. We lease dark-fiber pairs to our customers and, as part of our service offering, we manage and maintain the underlying fiber network for the customer. Our customers light the fiber using their own optronics, and as such, we do not manage the bandwidth that the customer receives. This allows the customer to manage bandwidth on their own metro and long haul networks according to their specific business needs. Zayo Fiber Solutions’ customers include carriers, ISPs, wireless service providers, major media and content companies, large enterprises, and other companies that have the expertise to run their own fiber optic networks. We market and sell dark-fiber-related services under long-term contracts (up to 20 years and in a few cases longer); our customers generally pay us on a monthly recurring basis for these services. From time to time we construct and maintain greenfield networks for our customers, for which we are generally paid in advance for the construction component.

Acquisition of American Fiber Systems

On October 1, 2010, we acquired American Fiber Systems for a purchase price of $114.5 million, comprising a cash payment of $110.0 million and the issuance of a $4.5 million unsecured promissory note to the seller due in 2012. The merger was effected through a merger between American Fiber Systems and a special purpose vehicle created for the merger. The purchase price was based upon the valuation of both the business and assets directly owned by American Fiber Systems and the ownership interest in US Carrier, held by American Fiber Systems, Inc., a subsidiary of American Fiber Systems, and which we estimate the fair value to be $15.0 million. American Fiber Systems is a provider of Bandwidth Infrastructure services in nine metropolitan markets: Atlanta, Georgia, Boise, Idaho, Cleveland, Ohio, Kansas City, Missouri, Las Vegas, Nevada, Minneapolis, Minnesota, Nashville, Tennessee, Reno, Nevada and Salt Lake City, Utah. American Fiber Systems’ services and customers are the same or similar to those of Zayo Bandwidth, Zayo Enterprise Networks, and Zayo Fiber Solutions and, as a result, its contracts and assets will be assigned to the appropriate business units in order to retain Zayo’s current operating structure. American Fiber Systems owns and operates approximately 1,200 route miles (about 1,000 of which are incremental to our existing footprint) and approximately 160,000 fiber miles of fiber networks and has over 600 incremental on-net buildings in these markets.

The purchase accounting adjustments that we will be required to make with regard to our acquisition of American Fiber Systems will principally include a reduction to the fair value of the American Fiber Systems deferred revenue liabilities which appear on its September 30, 2010 balance sheet, as well as other fair value adjustments to certain assets and liabilities of American Fiber Systems. As a result of such adjustments, the amount of such deferred revenue we recognize in future periods may decrease and depreciation and amortization expense associated with the assets we acquired may increase, thereby reducing our Adjusted EBITDA and our consolidated net income in those future periods. The pro forma financial information included in the in the selected unaudited pro forma financial information section and throughout the prospectus does not give pro forma effect to our acquisition of AGL Networks.

Acquisition of Dolphini Assets

On September 20, 2010, zColo acquired certain colocation assets in Nashville, Tennessee of Dolphini Corporation for a cash purchase price of $0.2 million. In conjunction with the asset purchase, zColo also assumed the related customer and vendor contracts.

Broadband Stimulus Awards

In 2010, we have been an active participant in federal broadband stimulus projects created through the American Recovery and Reinvestment Act. To date, we have been awarded, as a direct recipient, federal stimulus funds for two projects by the National Telecommunication and Information Administration. One of these awards was announced after June 30, 2010. The projects involve the construction, ownership, and operation of fiber networks for the purpose of providing broadband services to governmental and educational institutions, as well as underserved, and usually rural, communities. As part of the award, the federal government funds a large portion of the construction and development costs. On the two projects awarded to us to date, the stimulus funding will cover, on average, approximately 77% of the total expected cost of the projects. Commitments by other third parties will provide additional funding representing approximately 10% of the total cost of the projects. Both of these projects allow for our ownership or use of the network for other commercial purposes, including the sale of our Bandwidth Infrastructure services to new and existing customers. The details of the two awards are as follows:

•	In February 2010, Zayo Bandwidth, as the direct recipient, was awarded $25.1 million in funding to construct 626 miles of fiber network connecting 21 community colleges in Indiana.

•	In July 2010, Zayo Bandwidth, as the direct recipient, was awarded a $13.4 million grant to construct 286 miles of fiber network in Anoka County, Minnesota, outside of Minneapolis.

In addition, there are three further stimulus applications, pending review or finalization, in which we may participate as a sub recipient, if successful.

Factors Affecting Our Results of Operations

Business Acquisitions

We were founded in 2007 in order to take advantage of the favorable Internet, data and wireless growth trends driving the demand for Bandwidth Infrastructure services. These trends have continued in the years since our founding, despite volatile economic conditions, and we believe that we are well-positioned to continue to capitalize on those trends. We have built our network and services through 16 acquisitions and asset purchases for an aggregate purchase consideration (including assumed debt) of $565.5 million (after deducting our acquisition cost for Onvoy Voice Services, a business unit operated by our subsidiary Onvoy, which we spun-off during Fiscal 2010).

During Fiscal 2008, we acquired all of the outstanding equity interests of Memphis Networx, LLC (“Memphis Networx”), PPL Telecom, LLC (“PPL Telecom”), Indiana Fiber Works, LLC (“Indiana Fiber Works”), Citynet Fiber Network, LLC (“Citynet Fiber Networks”) and all of the outstanding shares of common stock of Onvoy, Voicepipe Communications, Inc. (“Voicepipe”) and Northwest Telephone, Inc. (“Northwest Telephone”).

PPL Telecom, our predecessor, and the first company for which we entered into an acquisition agreement, was one of the largest acquisitions we made in Fiscal 2008. The PPL Telecom assets and legacy business are included in the Zayo Bandwidth business unit. Similarly, Onvoy was another of the most significant acquisitions in Fiscal 2008. Other than Onvoy Voice Services, which was one of the businesses included within Onvoy (and which we have spun-out of our group of companies), the majority of the Onvoy assets and businesses were added to the Zayo Bandwidth and Zayo Enterprise Networks business units. Citynet Fiber Networks was another of the more significant acquisitions in Fiscal 2008. The assets and business of Citynet Fiber Networks were added to the Zayo Bandwidth business unit.

During Fiscal 2009, we purchased all of the outstanding equity interests of Columbia Fiber Solutions LLC (“Columbia Fiber Solutions”), and all of the outstanding shares of common stock of Northwest Telephone, Inc. CA LLC (“Northwest Telephone California”). In addition, during this period we acquired certain telecom assets from CenturyTel (“CTel Tri-State Markets”), Citynet Holdings LLC (“Citynet Holdings Assets”) and from the Adesta Secured Creditors Trust (“Adesta Assets”).

We accounted for each of our acquisitions during Fiscal 2008 and Fiscal 2009 using the purchase method of accounting, with the assets acquired and liabilities assumed being recorded at estimated fair values.

During the quarter ended September 30, 2009, we completed our acquisition of all of the outstanding shares of common stock of FiberNet. We accounted for the FiberNet acquisition using the purchase method of accounting, with the assets acquired and liabilities recorded at estimated fair values. In conformity with applicable accounting standards effective for Fiscal 2010 that replaced the prior standards, third-party costs related to the acquisition were expensed rather than capitalized and the gain on bargain purchase recognized in earnings. You should also review our “Selected Unaudited Pro Forma Condensed Financial Information” which has been prepared to reflect, among other things, the pro forma effect of the inclusion of FiberNet in our results of operations for Fiscal 2010, as if it had been included throughout the entire period.

We formed our zColo business unit from a portion of the legacy FiberNet business, and thus that business unit is only included in our financial condition as of, and our results of operations for, the year ended June 30, 2010. The remaining portion of the legacy FiberNet business was added to our existing Zayo Bandwidth business unit.

We completed each of the acquisitions described above, with the exception of Voicepipe, with cash raised through combinations of equity and debt capital. We acquired Voicepipe from certain existing CII equity holders in exchange for CII preferred units.

The table below summarizes the dates and purchase prices (which includes assumption of debt and capital leases) of these acquisitions and asset purchases.

Acquisition	Date	Acquisition Cost
		(In thousands)

Memphis Networx	July 31, 2007	$9,789
PPL Telecom	August 24, 2007	56,734
Indiana Fiber Works	September 28, 2007	23,134
Onvoy	November 7, 2007	77,167
Voicepipe	November 7, 2007	3,250
Citynet Fiber Networks	February 15, 2008	102,183
Northwest Telephone	May 30, 2008	6,897
CenturyTel Tri-State Markets	July 22, 2008	2,700
Columbia Fiber Solutions	September 30, 2008	12,161
CityNet Holdings Assets	September 30, 2008	3,350
Adesta Assets	September 30, 2008	6,430
Northwest Telephone California	May 26, 2009	15
FiberNet	September 9, 2009	104,083
AGL Networks	July 1, 2010	73,666
Dolphini Assets	September 20, 2010	235
American Fiber Systems	October 1, 2010	114,500
Less portion of Onvoy costs related to Onvoy Voice Services	—	(30,772)

Total		$565,522

In addition to the acquisitions above, we have also entered a definitive agreement to acquire American Fiber Systems. See “— Overview — Recent Developments.”

Onvoy Spin-Off

In addition to the three business units mentioned above, we previously had another business unit, Onvoy Voice Services, which was engaged in the wholesale voice services segment of the telecommunications industry and was operated by one of our subsidiaries, Onvoy. After our acquisition of Onvoy, we transferred the non-Onvoy Voice Services assets and businesses within Onvoy to our Zayo Bandwidth and Zayo Enterprise Networks business units. During Fiscal 2010, we determined that the services provided by Onvoy Voice Services did not fit within our business model of providing telecom and Internet infrastructure services. On March 12, 2010 we distributed all of the shares of common stock of Onvoy to Holdings. Consistent with the discontinued operations reporting provisions of FASB ASC 280-20, Discontinued Operations, we determined that we had discontinued all significant cash flows and continuing involvement with respect to the Onvoy operations effective March 12, 2010. Therefore, for the periods presented the results of the operations of Onvoy have been aggregated and are presented in a single caption entitled “Earnings from discontinued operations, net of income taxes” on the accompanying consolidated statements of operations. The Company has not allocated any general corporate overhead to amounts presented in discontinued operations, nor has it elected to allocate interest costs. Assets and liabilities associated with Onvoy have been segregated from continuing operations and presented as assets and liabilities of discontinued operations on the accompanying June 30, 2009 consolidated balance sheet. All discussions contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” relate only to our results of operations from our continuing operations.

Substantial Capital Expenditures

In the years ended June 30, 2010, 2009, and 2008, we invested $59.8 million, $62.1 million, and $22.7 million, respectively, in capital expenditures related to property, plant and equipment to expand our fiber network, principally in connection with new customer contracts. We expect to continue to make significant capital expenditures in future periods.

As a result of the growth of our business from the acquisitions described above, as well as from such capital expenditures, our results of operations for the respective periods presented and discussed herein are not comparable.

Substantial Related Indebtedness and Decrease in Interest Rates During the Periods Presented

We had total indebtedness of $115.7 million, $151.5 million and $259.8 million as of June 30, 2008, 2009, and 2010, respectively, reflecting principally our borrowings related to our acquisitions described above and for other working capital purposes. Indebtedness incurred under our prior credit agreement, which was fully repaid with our March 12, 2010 offering of notes, bore interest at floating rates based on LIBOR. We economically hedged, in part, such interest rate risk by entering into interest rate swaps to exchange our floating-rate exposure for a fixed rate on a portion of such indebtedness.

LIBOR was, generally, declining during the periods presented, particularly following the autumn 2008 global economic crisis and the interest rate policy decisions of the U.S. Federal Reserve and other central banks around the world. For example, three-month LIBOR (which, together with 1-month LIBOR, comprised the base rates for a substantial portion of borrowings in the periods presented) went from an average of 4.12% per annum in Fiscal 2008 to an average of 1.93% per annum in Fiscal 2009 and to an average of 0.34% per annum in Fiscal 2010.

On March 12, 2010, we issued $250.0 million aggregate principal amount of the notes and used $163.5 million of the net proceeds to fully repay amounts outstanding under our prior credit agreement. On that same day, we also entered into our current credit agreement, which was amended on September 13, 2010 to permit us to borrow up to $100.0 million. This current credit facility bears interest per annum at a variable rate, at our option subject to certain restrictions, of LIBOR plus a leverage-based margin ranging from 450 to 350 basis points, or the Base Rate (as defined in the credit agreement) plus a leverage-based margin ranging from 350 to 250 basis points. As at June 30, 2010, the revolving credit facility was undrawn. For more information, see “— Liquidity and Capital Resources — Contractual Cash Obligations” and “Description of Other Indebtedness.”

Net Operating Losses

As of June 30, 2010, we had $102.0 million of net operating loss (“NOLs”) carry forwards. We acquired $5.1 million of NOLs in the Northwest Telephone acquisition and $94.7 million of NOLs in the FiberNet acquisition. Each of these acquisitions, however, was a “change in ownership” within the meaning of Section 382 of the Internal Revenue Code and, as a result, such NOLs are subject to an annual limitation, and thus we are limited in our ability to use such NOLs to reduce our income tax exposure. The current annual NOL usage limitation related to our acquired NOLs is $7.5 million. Additionally we generated $2.3 million of NOLs for the years ended June 30, 2009 and 2008 which are also available to offset future taxable income.

From the period of the respective acquisitions through June 30, 2010, we have not utilized any of our own or acquired NOLs; however we have used approximately $10.3 million of NOLs which were generated by Onvoy. We utilized $3.0 million of Onvoy’s NOL’s subsequent to the spin-off date of March 12, 2010.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We base our estimates on historical results which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate these estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

We have accounting policies that involve estimates such as the allowance for doubtful accounts, revenue reserves, useful lives of long-lived assets, accruals for estimated tax and legal liabilities, cost of revenue disputes for communications services and valuation allowance for deferred tax assets. We have identified the policies below which require the most significant judgments and estimates to be made in the preparation of our consolidated financial statements, as critical to our business operations and an understanding of our results of operations.

Revenue

We recognize revenue derived from leasing fiber optic telecommunications infrastructure and the provision of telecommunications and co-location services when the service has been provided and when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the receivable is reasonably assured. Taxes collected from customers and remitted to government authorities are excluded from revenue.

Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transaction basis determined by customer usage. Fees billed in connection with customer installations and other up-front charges are deferred and recognized as revenue ratably over the contract life. Revenue is recognized at the amount expected to be realized, which includes billing and service adjustments. We also assess the ability of customers to meet their financial obligations and establish an allowance for doubtful accounts based on these expectations.

Network Expenses and Accrued Liabilities

We lease certain network facilities, primarily circuits, from other local exchange carriers to augment our owned infrastructure for which we are generally billed a fixed monthly fee. We also use the facilities of other carriers for which we are billed on a usage basis.

We recognize the cost of these facilities or services when it is incurred in accordance with contractual requirements. We dispute incorrect billings. The most prevalent types of disputes include disputes for circuits that are not disconnected on a timely basis and usage bills with incorrect or inadequate call detail records. Depending on the type and complexity of the issues involved, it may take several quarters to resolve disputes.

In determining the amount of such operating expenses and related accrued liabilities to reflect in our financial statements, we consider the adequacy of documentation of disconnect notices, compliance with prevailing contractual requirements for submitting such disconnect notices and disputes to the provider of the facilities, and compliance with our interconnection agreements with these carriers. Significant judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations or settle any litigation.

Goodwill and Purchased Intangibles

The Company performs an assessment of its goodwill for impairment annually in April each year, or more frequently if the Company determines that indicators of impairment exist. The Company’s impairment review process compares the fair value of each reporting unit to its carrying value. The Company’s reporting units are consistent with the reportable segments identified in Note 16 — Segment Reporting, to the Consolidated Financial Statements. Goodwill assigned to Zayo Bandwidth reportable segment totaled $66.5 million at both June 30, 2010 and 2009. Goodwill assigned to the Zayo Enterprise Networks reportable segment totaled $2.2 million at both June 30, 2010 and 2009. There was no goodwill assigned to the zColo reportable segment at June 30, 2010 or 2009.

If the fair value of the reporting unit exceeds its carrying value, goodwill is not impaired and no further testing is performed. If the carrying value of the reporting unit exceeds its fair value, then a second step must be performed, and the implied fair value of the reporting unit’s goodwill must be determined and compared to the carrying value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then an impairment loss equal to the difference will be recorded.

The Company considers the use of multiple valuation techniques in accordance with fair value measurements and disclosures guidance to estimate the fair value of its reporting segments and has consistently applied an income and market based approach to measure fair value.

Under the income approach, the Company estimates the reportable segments fair market value using the discounted cash flow method. The discounted cash flow method involves the following key steps:

•	the development of projected free cash flows;

•	the estimation of an appropriate risk adjusted present value discount rate;

•	the calculation of the present value of projected free cash flow; and

•	the calculation of a terminal value.

In developing the projected free cash flows, management utilizes expected growth rates implied by the financial projections which have been developed by senior management. The cash flow forecasts are based upon upside, midpoint and downside scenarios. The Company uses a discount rate of 12.85 and 14.22 percent for Zayo Bandwidth and Zayo Enterprise Networks, respectively, which represents each reporting segments estimated weighted cost of capital. Using the projected cash flow and discount rate inputs, the Company calculates the present value of the Company’s projected cash flows. In calculating the terminal value, the Company utilized a long term growth rate of 4.0 percent which management estimates to reflect the expected long-term growth in nominal U.S. gross domestic product. The terminal value is converted to a present value through the use of the appropriate present value factor. This figure is then summed with the present value of projected free cash flow for the projection period to render a valuation estimate for each reporting segment.

Under the market approach, the Company estimates the reportable segments fair market value using the Analysis of Guideline Public Companies method. The use of this method involve the following:

•	identification and selection of a group of acceptable and relevant guideline companies;

•	selection of financial ratios and time period most appropriate for the analysis;

•	financial adjustments made to both or either of the guideline and/or subject companies to make the underlying financial figures comparable. Examples of adjustments include add-backs for non-recurring expenses and calculations to make the figure related to the same time period.

•	subjective discounts or premiums to implied ratios to account for observations relating to substantial difference that would be perceived as having an impact on value between the collective guideline companies and the Company; and

•	selection of a statistical midpoint or range within the dataset most appropriate for the analysis.

In identifying and selecting the guideline companies that could be deemed appropriate for Zayo’s reporting units, we screened potential companies using a research tool with parameters including constraints regarding geographic location, primary industry classification and market capitalization. We selected the Enterprise Value to Revenue and EBITDA ratios as the most appropriate market based valuation technique for the Company. With the assistance of a third-party vendor, the Company estimated the 2010 revenue trading multiples to be .83x to 2.87x with mean and median multiples of 2.02x and 2.24x and EBITDA trading multiples from 5.75x to 9.81x with mean and median multiples of 7.34x and 7.3x. Utilizing third-party market studies, management utilized a control premium of 15 percent as part of our market based calculations which is in-line with historical control premiums offered for comparable transaction in the communications industry, the availability of financing, and number of potential buyers.

In estimating the fair market value of each of the Company’s reportable segments, management averaged the valuations from each of the approaches above resulting in a fair market estimate of $452 million and $90 million for the Zayo Bandwidth and Zayo Enterprise Networks segments, respectively. These valuations are significantly higher than the current carrying value of these segments. Although management estimates the fair value of its segments utilizing the average of various valuation techniques, none of the valuation techniques on a stand-alone basis indicated an impairment for any of the Company’s segments during the current year.

Background for Review of Our Results of Operations

Revenue and Billing

Zayo Bandwidth.  Our Zayo Bandwidth unit provides Bandwidth Infrastructure services over our metropolitan and regional fiber networks to targeted customers which are primarily wireless service providers, telecommunications service providers (including ILECs, IXCs, RLECs, CLECs, and foreign carriers), media companies (including cable and satellite video providers), and other Internet centric businesses that require an aggregate minimum of 10 Gbps of bandwidth across their networks. Zayo Bandwidth’s customers are generally billed a fixed fee per month for the agreed capacity of bandwidth provided.

zColo.  Our zColo unit provides network-neutral colocation and interconnection services primarily in three major carrier hotels in New York and New Jersey. Most customers are billed a fixed monthly fee for the space consumed within the colocation facility as well as a fixed monthly fee for any interconnection services they are utilizing.

Zayo Enterprise Networks.  Our Zayo Enterprise Networks unit provides Bandwidth Infrastructure, enterprise IP, and other managed data and telecommunications services to customers who require fiber-based bandwidth solutions such as healthcare, financial, education, technology, and media and content companies, as well as schools, hospitals, municipalities and other governmental or semi-governmental entities. These customers use Bandwidth Infrastructure services for a wide array of their internal information technology and telecom applications, including disaster recovery, video conferencing, and remote medical imaging, as well as for private networks and connectivity to major Internet access point and hosting centers. Customers’ are primarily billed a fixed monthly fee for the services provided; however a monthly usage fee may also apply to certain services.

Operating Costs

Our operating costs consist primarily of third-party network service costs, colocation facility costs and colocation facility utilities costs. Third-party network service costs result from our leasing of certain network facilities, primarily circuits, from other local exchange carriers to augment our owned infrastructure for which we are generally billed a fixed monthly fee. Our colocation facility costs represent rent and license fees paid to the landlords of the buildings in which our zColo business operates. The colocation facility utilities cost is the cost of power used in those facilities.

Recurring transport costs are the largest component of our operating costs and primarily include monthly service charges from telecommunication carriers related to the circuits utilized by us to interconnect our customers. While traffic increases will drive additional operating costs in our business, we expect to primarily utilize our existing network infrastructure and augment, when necessary, with additional circuits or services from third-party providers. Non-recurring transport costs primarily include the initial installation of such circuits.

Selling, General and Administrative Expenses

Our selling, general and administrative (“SG&A”) expenses include personnel costs, costs associated with the operation of our network (network operations) and other related expenses, including sales commissions, marketing programs, office rent, professional fees, travel, software maintenance costs and other.

After compensation and benefits, network operations costs are the largest component of our SG&A expenses. Network operations costs include all of the non-personnel related expenses of maintaining our network infrastructure, including contracted maintenance fees, right-of-way costs, rent for locations where fiber is located (including cellular towers), pole attachment fees, relocation expenses and, since 2009, transaction costs.

Our Stock-Based Compensation

As described in more detail under “Executive Officers and Directors — Compensation Discussion and Analysis,” we compensate certain members of our management through grants of common units of CII, which vest over varying periods of time, depending on the terms of employment of each such member of management. In addition, certain of our senior executives have been granted Class A preferred units of CII.

For the common units granted to members of management, we recognize an expense equal to the fair value of all of those common units granted during the period, and record a liability in respect of that amount. Subsequently, we recognize changes in the fair value of those common units through increases or decreases in stock-based compensation expense and related adjustments to the related stock-based compensation liability.

When the Class A preferred units are initially granted, we recognize no expense. We use the straight line method, over a four year period, to amortize the fair value of those units, as determined on the date of grant. Subsequent changes in the fair value of the Class A preferred units granted to those executive officers are not taken into consideration as we amortize that expense. As of June 30, 2010, we had $0.2 million of unamortized stock-based compensation expense relating to those Class A preferred units which will be recognized in the first quarter of Fiscal 2011.

Results of Operations

Year Ended June 30, 2010 Compared with Fiscal Year Ended June 30, 2009

Revenue

Our total revenue for the year ended June 30, 2010 increased by $73.2 million, or 48.5%, from $150.8 million in the year ended June 30, 2009 to $224.0 million, principally as a result of increased revenue from our Zayo Bandwidth business unit as well as from the addition in September 2009 of our zColo business unit following our acquisition of FiberNet. Our zColo business unit is comprised of a portion of the legacy business of FiberNet.

Below is a summary of our revenue by business unit for the years ended June 30, 2010 and 2009, respectively.

	Year Ended June 30
	2010	2009
	(In thousands)

Zayo Bandwidth	$169,736	$124,761
zColo	21,064	—
Zayo Enterprise Networks	33,245	26,043

Total revenue	$224,045	$150,804

Zayo Bandwidth.  Our revenues from our Zayo Bandwidth business unit increased by $44.9 million, or 36.0%, from $124.8 million during the year ended June 30, 2009 to $169.7 million during the year ended June 30, 2010, principally as a result of increased revenues attributable to our acquisition of FiberNet and the allocation of a portion of the FiberNet assets and legacy business to the Zayo Bandwidth business unit.

zColo.  Our zColo business unit, which only began operations in September 2009 following our acquisition of FiberNet, recognized $21.1 million of revenues during the year ended June 30, 2010.

Zayo Enterprise Networks.  Our revenues from our Zayo Enterprise Networks business unit increased by $7.2 million, or 27.7%, from $26.0 million in the year ended June 30, 2009 to $33.2 million in the year ended June 30, 2010, principally as a result of the transfer of certain customer accounts from our Zayo Bandwidth business unit to the Zayo Enterprise Networks business unit following our decision to focus Zayo Enterprise Networks on regional bandwidth users while Zayo Bandwidth narrowed its focus to the 200 largest Bandwidth Infrastructure users in the United States.

Operating Costs and Expenses

Operating Costs, Excluding Depreciation and Amortization.  Our operating costs, excluding depreciation and amortization, increased by $24.7 million, or 50.6%, from $48.8 million during the year ended June 30, 2009 to $73.5 million during the year ended June 30, 2010, reflecting the increased operating costs of our growing network.

SG&A Expense.  The table below sets forth the components of our SG&A expenses during the years ended June 30, 2010 and 2009, respectively.

	Year Ended June 30
	2010	2009
	(In thousands)

Compensation and benefits expenses	$36,456	$29,309
Network operating expenses	20,846	17,915
Other SG&A expenses	15,077	14,476
Transaction costs	1,392	719

Total SG&A expenses	$73,771	$62,419

Compensation and Benefits Expenses.  Compensation and benefits expenses increased by $7.2 million, or 24.6%, from $29.3 million during the year ended June 30, 2009 to $36.5 million during the year ended June 30, 2010, reflecting the increased number of employees as our business grew during this period, principally as a result of our acquisition of FiberNet in September 2009. We had 347 employees as of June 30, 2010 as compared to 287 employees as of June 30, 2009.

Network Operations Expenses.  Network operations expenses increased by $2.9 million, or 16.2%, from $17.9 million during the year ended June 30, 2009 to $20.8 million during the year ended June 30, 2010. The increase in such expenses principally reflected the growth of our network assets and the related expenses of operating that expanded network following our acquisition of FiberNet in September 2009.

Other SG&A.  Other SG&A expenses, which includes expenses such as property tax, travel, office expense and maintenance expense on colocation facilities, increased by $0.6 million, or 4.1%, from $14.5 million during the year ended June 30, 2009 to $15.1 million during the year ended June 30, 2010, principally from our acquisition of FiberNet and the resulting increase in our business operations.

Transaction Costs.  As a result of a recently implemented accounting standard, we expensed during the year ended June 30, 2010, approximately $1.4 million of transactions costs related to our acquisition of FiberNet. During the year ended June 30, 2009, we expensed $0.7 million of transaction costs primarily related to our then ongoing acquisition of FiberNet.

Stock-Based Compensation Expenses.  Stock-based compensation expenses increased by $11.8 million, or 184.4%, from $6.4 million during the year ended June 30, 2009 to $18.2 million during the year ended June 30, 2010. The increase is primarily a result of an additional 23.5 million common units granted during the year ended June 30, 2010 and an increase in the fair market value of the Class A, B and C common units from $0.16, $0 and $0 per unit, respectively as of June 30, 2009 to $0.49, $0.28 and $0.03 per unit, respectively as of June 30, 2010.

Depreciation and Amortization.  Depreciation and amortization expense increased by $11.6 million, or 39.2%, from $29.6 million during the year ended June 30, 2009 to $41.2 million during the year ended June 30, 2010. The increase is a result of the substantial increase in our capital assets and intangible assets, principally from the FiberNet acquisition in September 2009, and the resulting depreciation and amortization of such capitalized amounts.

Operating Income

Our operating income increased by $13.7 million, or 380.1%, from $3.6 million during the year ended June 30, 2009 to $17.3 million during the year ended June 30, 2010. Our operating margin increased to 7.7% during the year ended June 30, 2010 from 2.4% during the year ended June 30, 2009.

Total Other Expense, Net

The table below sets forth the components of our total other expense, net for the years ended June 30, 2010 and 2009, respectively.

	Year Ended June 30
	2010	2009
	(In thousands)

Interest expense	$(18,692)	$(15,248)
Interest income	10	201
Other income/(expense), net	1,516	48
Gain on bargain purchase	9,081	—
Loss on extinguishment of debt	(5,881)	—

Total other expenses, net	$(13,966)	$(14,999)

Interest Expense.  Interest expense increased by $3.5 million, or 22.9%, from $15.2 million during the year ended June 30, 2009 to $18.7 million during the year ended June 30, 2010. The increase is a result of the increase in our debt balance beginning in March 2010 as a result of the offering of $250.0 million of outstanding notes and the higher interest rate (10.25%) associated with the notes. This increase was offset by the decline in the LIBOR rates during the nine months ended March 31, 2010 as compared to Fiscal 2009 as the interest rate on our term loans, which were paid off with proceeds from the offering of outstanding notes in March 2010, were adjustable based on the LIBOR rate. Interest expense associated with our interest rate swaps was $0.7 million in Fiscal 2010 compared to $3.1 million in Fiscal 2009.

Other Income.  During the year ended June 30, 2010 the Company recognized a gain on bargain purchase associated with the FiberNet acquisition. The bargain purchase is primarily the result of recording of deferred income tax assets for the NOL carry forwards of FiberNet. Also contributing to the increase in other income during the year ended June 30, 2010 was our realization in Fiscal 2010 of a reduction in the price we originally paid for the Onvoy acquisition. We received $0.8 million from the Onvoy purchase escrow account during the period when such amount was released from escrow. In accordance with ASC 805-10, the Company recognized the release from escrow as other income as the release was outside of the one year acquisition accounting true-up period.

Loss on Extinguishment of Debt:  A portion of the proceeds from our issuance in March 2010 of $250.0 million in principal amount of notes was used to pay off all of our then-outstanding term loans. Upon the termination of the term loans, the Company wrote off the unamortized portion of the debt issuance costs associated with those loans resulting in a loss on extinguishment of debt of $5.9 million.

Provision for Income Taxes

We recorded a provision for income taxes of $6.3 million during the year ended June 30, 2010, as compared to a tax benefit of $2.1 million for year ended June 30, 2009. The increase was primarily due to an increase in operating income of $13.7 million. Our provision for income taxes includes both the current provision and a provision for deferred income tax expense resulting from timing differences between tax and financial reporting accounting. We are unable to combine our NOLs for application to the income of our subsidiaries in some states and thus our state income tax expense is higher than the expected combined rate. In addition, as noted above, we are subject to limits on the amount of carry forward NOLs which we may use each year for federal and other purposes. “See “— Factors Affecting Our Results of Operations — Net Operating Losses.”

Fiscal Year Ended June 30, 2009 Compared with Fiscal Year Ended June 30, 2008

Revenue

Our total revenue for the year ended June 30, 2009 increased by $73.3 million, or 94.6%, from $77.5 million during the year ended June 30, 2008 to $150.8 million during the year ended June 30, 2009. The increase is principally a result of a full year of additional operations resulting from the seven acquisitions which were consummated during the year ended June 30, 2008 and the additional revenue associated with the Columbia Fiber Solutions acquisition in September 2008.

Below is a summary of our revenue by business segment for the year ended June 30, 2009 and 2008, respectively.

	Year Ended June 30
	2009	2008
	(In thousands)

Zayo Bandwidth	$124,761	$64,623
zColo	—	—
Zayo Enterprise Networks	26,043	12,946

Total revenue	$150,804	$77,569

Zayo Bandwidth.  Our revenues from the Zayo Bandwidth business unit increased by $60.2 million, or 93.2%, from $64.6 million during the year ended June 30, 2008 to $124.8 million during the year ended June 30, 2009. The increase in revenue is primarily a result of the increase in revenues associated with the acquisitions discussed above and organic growth.

Zayo Enterprise Networks.  Our revenues from our Zayo Enterprise Networks business unit increased by $13.1 million, or 101.6%, from $12.9 million during the year ended June 30, 2008 to $26.0 million during the year ended June 30, 2009. The increase in revenue is primarily a result of the increase in revenues associated with the acquisitions discussed above, including principally the revenues associated with the customers transferred to this business unit.

Operating Costs and Expenses

Operating Costs, Excluding Depreciation and Amortization.  Our operating costs, excluding depreciation and amortization, increased by $24.5 million, or 100.8%, from $24.3 million in the year ended June 30, 2008 to $48.8 million in the year ended June 30, 2009, reflecting the increased operating costs of our growing network in Fiscal 2009 as compared to Fiscal 2008 and the full year impact in Fiscal 2009 of acquisitions we made in Fiscal 2008.

SG&A Expense.  The table below sets forth the components of our SG&A expenses for the years ended June 30, 2009 and 2008, respectively.

	Year Ended June 30
	2009	2008
	(In thousands)

Compensation and benefits expenses	$29,309	$16,859
Network operating expenses	17,915	9,468
Other SG&A expenses	14,476	11,077
Transaction costs	719	—

Total SG&A expenses	$62,419	$37,404

Compensation and Benefits Expenses.  Compensation and benefits expenses increased by $12.4 million, or 73.4%, from $16.9 million in the year ended June 30, 2008 to $29.3 million in the year ended June 30, 2009, reflecting principally the full year impact in Fiscal 2009 of the acquisitions made in Fiscal 2008 and the related increase in numbers of employees and their compensation and benefits expense. We had 287 employees as at June 30, 2009 as compared to 253 employees as at June 30, 2008.

Network Operations Expenses.  Network operations expenses increased by $8.4 million or 88.4%, from $9.5 million in the year ended June 30, 2008 to $17.9 million in the year ended June 30, 2009. The increase in such expenses principally reflected the full year impact in Fiscal 2009 of the acquisitions made in Fiscal 2008.

Other SG&A.  Other SG&A expenses increased by $3.4 million, or 30.6%, from $11.1 million in the year ended June 30, 2008 to $14.5 million in the year ended June 30, 2009, reflecting principally the full year impact in Fiscal 2009 of the acquisitions made in Fiscal 2008 and the related increase in our other SG&A expenses.

Transaction Costs.  As a result of the recently implemented accounting standards applicable in Fiscal 2009, we expensed approximately $0.7 million in transaction costs related to our then ongoing acquisition of FiberNet.

Stock-based Compensation Expenses.  Stock-based compensation expenses increased by $3.0 million, or 88.2%, from $3.4 million in the year ended June 30, 2008 to $6.4 million in the year ended June 30, 2009, principally reflecting the fair value adjustment related to the increased valuation of common equity units awarded to our management.

Depreciation and Amortization.  Depreciation and amortization expense increased by $17.7 million, or 148.7%, from $11.9 million in the year ended June 30, 2008 to $29.6 million in the year ended June 30, 2009, as a result of the substantial increase in our capital assets and intangible assets which occurred throughout Fiscal 2008 and the resulting depreciation and amortization of such capitalized amounts.

Total Other Expense, Net

The table below sets forth the components of our total other expense, net for the years ended June 30, 2009 and 2008, respectively.

	Year Ended June 30
	2009	2008
	(In thousands)

Interest expense	$(15,248)	$(6,287)
Interest income	201	280
Other income	48	71

Total other income (expenses)	$(14,999)	$(5,936)

Interest expense increased by $8.9 million, or 141.3%, from $6.3 million in the year ended June 30, 2008 to $15.2 million in the year ended June 30, 2009, reflecting the impact of a full year’s interest expense in Fiscal 2009 on the substantial increase in our total outstanding indebtedness which occurred throughout Fiscal 2008. In addition, interest expenses in the year ended June 30, 2009 included $3.1 million of additional expense associated with our interest rate swaps.

Partially offsetting the impact of such increased indebtedness and the expense associated with our outstanding interest rate swaps was the impact of the decline in LIBOR during Fiscal 2008 and 2009.

Our interest income decreased slightly to $0.2 million in Fiscal 2009 from $0.3 million in Fiscal 2008, principally as a result of yields available on U.S. treasury money market funds in which we invested surplus cash during Fiscal 2009.

Provision for Income Taxes

We recorded a tax benefit of $0.7 million for the year ended June 30, 2008 and $2.1 million for the year ended June 30, 2009. Our provision for income taxes includes both the current income taxes and a provision for deferred income taxes resulting from timing differences between tax and financial reporting bases.

Liquidity and Capital Resources

Our primary sources of liquidity have been cash provided by operations, equity contributions, and borrowings under our credit facility. Our principal uses of cash have been acquisitions, capital expenditures, working capital and debt service requirements. See “— Cash flows” below. We anticipate that our principal uses of cash in the future will be for acquisitions (some of which may be quite large), capital expenditures, working capital and debt service.

We have debt covenants, that, under certain circumstances, restrict our ability to incur additional indebtedness. These covenants prohibit us from increasing our secured indebtedness above $100 million, our unsecured indebtedness above $200 million and our unsecured subordinate debt above $100 million. Any increase in secured indebtedness would be subject to a pro-forma senior secured leverage test not to exceed 3.5 times our previous quarter’s annualized EBITDA. Under no circumstances can the Company’s indebtedness exceed 4.25 times our previous quarter’s annualized EBITDA.

As of June 30, 2010, we had $89.2 million in cash and cash equivalents and $0.8 million in restricted cash. Cash and cash equivalents consist of amounts held in bank accounts and highly liquid U.S. treasury money market funds. The restricted cash balance is pledged as collateral for certain commercial letters of credit. Working capital at June 30, 2010 was $66.7 million. As of June 30, 2010 the Company has $69.1 million available on its line-of-credit subject to certain conditions.

Our capital expenditures of $59.8 million for the year ended June 30, 2010 related primarily to the construction of fiber and the installation of equipment in existing and new locations. We expect to continue to invest in our network (in part driven by fiber-to-the-tower activities) for the foreseeable future. Over the next two fiscal years we expect the level of our investment will be closely correlated to the amount of Adjusted EBITDA we generate. Adjusted EBITDA is a performance, rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. We expect to fund such capital expenditures with cash from operations, available borrowings under our credit agreement, and available cash on hand. These capital expenditures will, however, primarily be success-based, that is, we will not invest the capital until we have an executed customer contract, which supports the investment. As a result, the amount we invest in such capital expenditures will be based on contracts that are executed and may at times be above or below our actual adjusted EBITDA generation.

As part of our corporate strategy, we continue to be regularly involved in discussions regarding potential acquisitions of companies and assets, some of which may be quite large. See “Risk Factors — Risks Relating to Our Business — Future acquisitions are a component of our strategic plan, and will include integration and other risks that could harm our business.” We expect to fund such acquisitions with cash from operations, debt (including available borrowings under our revolving credit facility), equity contributions, and available cash on hand.

Cash Flows

We believe that our cash flow from operating activities, in addition to cash and cash equivalents currently on-hand, will be sufficient to fund our operating activities for the foreseeable future and in any event for at least the next 12 to 18 months. Given the generally negative and highly volatile global economic climate and the challenges and uncertainties in the global credit markets, however, no assurance can be given that this will be the case.

We regularly review acquisitions and additional strategic opportunities, including large acquisitions, which may require additional debt or equity financing.

The following table sets forth components of our cash flow for the years ended June 30, 2010 and 2009.

	Year Ended June 30
	2010	2009
	(In thousands)

Net cash provided by operating activities	$61,415	$28,408
Net cash used in investing activities	(156,350)	(73,645)
Net cash provided by financing activities	136,010	67,921

Net Cash Flows from Operating Activities

Our largest source of operating cash flows is payments from customers which are generally received between 20 to 30 days following the end of the billing month. Our primary uses of cash from operating activities are for network and personnel related expenditures. We had net cash flow from operating activities of $61.4 million and $28.4 million for the years ended June 30, 2010 and 2009, respectively. See “Risk Factors — Risks Relating to Our Business — Since our inception we have used more cash than we have generated from operations and we expect to continue to do so in the next several quarters.”

Cash Flows Used for Investing Activities

We used cash in investing activities of $156.4 million and $73.6 million for the years ended June 30, 2010 and 2009, respectively. For the year ended June 30, 2010, our principal uses of cash in investing activities was our $96.6 million purchase of FiberNet and $59.8 million in purchases of network related equipment. For the year ended June 30, 2009, our principal uses of cash from investing activities was our $62.1 million purchase of network related equipment and our acquisition of Columbia Fiber Solutions LLC for $12.1 million.

Cash Flows from Financing Activities

Our net cash provided by financing activities was $136.0 million and $67.9 million for the years ended June 30, 2010 and 2009, respectively. Our cash flows from financing activities for the year ended June 30, 2010 comprise $246.9 million in cash proceeds from our March 2010 offering of $250.0 million of outstanding notes and $30.0 million in cash proceeds from a short-term loan entered into in September 2009, and $39.8 million in equity contributions. These investing cash inflows were offset by $166.2 million related to paying off our term loans and $12.4 million in debt issuance costs incurred. Our cash flows from financing activities for the year ended June 30, 2009 comprised $35.5 million from equity contributions and $47.0 million from borrowings, offset by our application of such cash flows to make $10.7 million in principal repayments on outstanding indebtedness and $2.3 million in repayments on capital leases.

Contractual Cash Obligations

The following table represents a summary of our estimated future payments under contractual cash obligations as of June 30, 2010. Changes in our business needs, cancellation provisions, changing interest rates and other factors may result in actual payments differing from these estimates. We cannot provide certainty regarding the timing and amounts of payments.

		Less Than			More Than
	Total	1 Year	2-3 Years	4-5 Years	5 Years
	(In thousands)

Long-term debt (principal and interest)	$429,796	$25,625	$51,250	$51,250	$301,671
Operating leases	175,335	22,688	36,434	29,866	86,347
Purchase obligations	26,847	26,847	—	—	—
Capital leases	18,115	2,572	3,454	3,297	8,792

Total	$650,093	$77,732	$91,138	$84,413	$396,810

Long-Term Debt

As of June 30, 2010, prior to our September 13, 2010 amendment to our credit agreement, we had outstanding approximately $247.1 million of fixed-rate debt, and approximately $12.7 million of capital lease obligations. We had $69.1 million available for borrowing under our $75.0 million revolving credit facility, at floating rates subject to certain conditions. As of June 30, 2010, we had not drawn any amounts under our credit facility, but our borrowing capacity was reduced by outstanding letters of credit under the terms of our credit agreement. On September 13, 2010, we amended our credit agreement to increase our borrowing capacity from $75.0 million to $100.0 million.

Letters of Credit

We use letters of credit to secure certain facility leases and other obligations. At June 30, 2010 we had $5.9 million of letters of credit outstanding which are supported by our revolving line of credit. We also had $0.8 million in letters of credit outstanding from other institutions that are cash collateralized.

Operating Leases

We lease office space, warehouse space, switching and transport sites, points of presence and equipment under non-cancelable operating leases. Lease expense was $30.4 million, $15.2 million and $7.0 million for the years ended June 30, 2010, 2009 and 2008, respectively. At June 30, 2010, total contractual lease payments under our long-term operating leases are $175.3 million and extend beyond 2015.

Purchase Commitment

At June 30, 2010 we had commitments of approximately $26.8 million for construction materials and acquisition of property and equipment, all of which are expected to be incurred in 2010.

Other Commitments

In February 2010, the Company was awarded a broadband stimulus project in Indiana pursuant to the federal government’s economic stimulus plan. The Indiana Stimulus Project involves the expenditure of approximately $31.4 million of capital expenditures, of which $25.1 million is to be funded with a government grant and approximately $6.3 million is to be funded by the Company. The Company expects to receive $2.5 million in up-front customer payments related to this project. In connection with this project, 626 route miles of fiber will be constructed and lit. The Company began construction on this project in April of 2010 and began receiving grant funds in May 2010.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, other than as disclosed above under “— Contractual Cash Obligations.”

New Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. ASU 2010-06 requires a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 and describe the reasons for the transfers. A reporting entity should separately disclose information about purchases, sales, issuances and settlements for Level 3 reconciliation disclosures. The new disclosures and clarifications of existing disclosures are effective for financial statements issued interim or annual financial periods ending after December 15, 2009, with the exception for the reconciliation disclosures for Level 3, which are effective for financial statements issued interim or annual financial periods ending after December 15, 2010. The adoption of the new accounting standards update did not have a material impact on the Company’s consolidated results of operations, financial condition or financial disclosures.

In June 2009, the FASB issued ASU 2009-17, Consolidations (ASC Topic 860), a new accounting standard that changes the consolidation rules as they relate to variable interest entities. The new standard makes significant changes to the model for determining who should consolidate a variable interest entity, and also addresses how often this assessment should be performed. The standard became effective for Zayo on July 1, 2010. The adoption of the new accounting standard update is not expected to have a material impact on the Company’s consolidated results of operations, financial condition, or financial disclosure.

In October 2009, the FASB issued Accounting Standards Update Number 2009-13, “Revenue Recognition (ASC 605) Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force.” This ASU establishes a new selling price hierarchy to use when allocating the sales price of a multiple element arrangement between delivered and undelivered elements. This ASU is generally expected to result in revenue recognition for more delivered elements than under current rules. The Company is required to adopt this ASU prospectively for new or materially modified agreements beginning January 1, 2011. The Company is evaluating the effect of this ASU, but does not expect its adoption to have a material effect on its financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Our exposure in the financial markets consists of changes in interest rates from time to time.

As of June 30, 2010, prior to our September 13, 2010 amendment to our credit agreement, we had outstanding approximately $247.1 million of fixed-rate debt, approximately $12.7 million of capital lease obligations, and $69.1 million available for borrowing under our $75.0 million revolving credit facility, at floating rates, subject to certain conditions. Based on current market interest rates for debt of similar terms and average maturities and based on recent transactions, we estimate the fair value of our long-term debt as of June 30, 2010 to be $252.5 million compared to carrying value of $247.1 million.

We are exposed to interest rate risk as it relates to our interest rate swaps. We have open interest rate swap contracts which were entered into in connection with term loan borrowings under our previous credit agreement. We do not otherwise invest in financial instruments or derivatives for any trading or other speculative purposes. The term loans were paid in full from the proceeds of our offering in March 2010 of $250.0 million in principal amount of notes. The interest rate swaps associated with the term loans were not cancelled; however, the contracts terminate in September 2010. Our liability associated with the interest rates swap was $0.6 million and $2.3 million as of June 30, 2010 and 2009, respectively. We estimate that the cost to terminate the swap agreement or enter into an offsetting swap exceeds the estimated costs associated with the potential interest rate fluctuations through September 2010, the termination date of these swaps.

We are exposed to the risk of changes in interest rates if it is necessary to acquire additional funding to support the expansion of our business and to support acquisitions. The interest rate that we will be able to obtain on future debt financings will be dependent on market conditions.

Zayo does not have any material foreign currency or commodity pricing risk.

BUSINESS

Overview

We are a provider of Bandwidth Infrastructure and network-neutral colocation and interconnection services, which are key components of telecommunications and Internet infrastructure services. These services enable our customers to manage, operate and scale their telecommunications and data networks and data center related operations. We provide our Bandwidth Infrastructure services over our dense regional and metropolitan fiber networks, enabling our customers to transport data, voice, video, and Internet traffic, as well as to interconnect their networks. Our Bandwidth Infrastructure services are primarily used by wireless service providers, carriers and other communications service providers, media and content companies, and other bandwidth-intensive enterprises. We typically provide our lit Bandwidth Infrastructure services for a fixed-rate monthly recurring fee under long-term contracts, which are usually three to five years in length (and typically seven to ten years for fiber-to-the-tower services). Our dark-fiber contracts are generally longer term in nature, up to 20 years and in a few cases longer. Our network-neutral colocation and interconnection services facilitate the exchange of voice, video, data and Internet traffic between multiple third-party networks.

Our fiber networks span over 22,000 route miles, serve 150 geographic markets in the United States, and connect to over 3,300 buildings, including 1,085 cellular towers, allowing us to provide our Bandwidth Infrastructure services to our customers over redundant fiber facilities between key customer locations. The majority of the markets that we serve and buildings to which we connect have few other networks capable of providing similar Bandwidth Infrastructure services, which we believe provides us with a sustainable competitive advantage in these markets. As a result, we believe that the services we provide our customers would be difficult to replicate in a cost- and time-efficient manner. We provide our network-neutral colocation and interconnection services utilizing our own data centers located within carrier hotels in the important gateway markets of New York and New Jersey. We currently manage over 2,600 interconnections, enabling our customers to directly connect their discrete networks with each other.

We were founded in 2007 in order to take advantage of the favorable Internet, data, and wireless growth trends driving the demand for Bandwidth Infrastructure services. These trends have continued in the years since our founding, despite volatile economic conditions, and we believe that we are well-positioned to continue to capitalize on those trends. We have built our network and services through 16 acquisitions and asset purchases for an aggregate purchase price of $565.5 million (after deducting our acquisition cost for Onvoy Voice Services, a business unit operated by our subsidiary Onvoy, which we spun-off in Fiscal 2010; see “Prospectus Summary — Our Business Units — Discontinued Operations”). We have invested $254.4 million (after deducting that portion of our equity capital that we used to fund our acquisition of Onvoy Voice Services) of equity capital to fund these acquisitions. Some of our most significant acquisitions to date have been:

•	PPL Telecom. We acquired PPL Telecom on August 24, 2007 for $56.7 million. PPL Telecom’s businesses and assets are primarily deployed in our Zayo Bandwidth business unit.

•	Onvoy. We acquired Onvoy on November 7, 2007, for $77.2 million. The business and the assets that we acquired when we purchased Onvoy were divided into the Zayo Bandwidth, Zayo Enterprise Networks and Onvoy Voice Services business units. On March 12, 2010, we distributed all of the shares of common stock of Onvoy., which holds the Onvoy Voice Services business unit, to Holdings, our current direct shareholder. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Our Results of Operations — Onvoy Spin-Off.”

•	Citynet Fiber Networks. We acquired Citynet Fiber Networks on February 15, 2008, for $102.2 million. Citynet Fiber Networks’ assets are deployed in the Zayo Bandwidth business units.

•	FiberNet. We acquired FiberNet on September 9, 2009, for $104.1 million. We formed our zColo business unit from a portion of the legacy FiberNet assets. The remaining FiberNet assets were contributed to our Zayo Bandwidth unit.

•	AGL Networks. We acquired AGL Networks on July 1, 2010, for approximately $73.7 million. The business and the assets that we acquired with AGL Networks were used to establish the new Zayo Fiber Solutions business unit.

•	American Fiber Systems. We acquired American Fiber Systems on October 1, 2010 for $114.5 million. The business and the assets were contributed to the Zayo Bandwidth, Zayo Enterprise Networks, and Zayo Fiber Solutions business units.

Our Business Units

We are organized into four autonomous business units: Zayo Bandwidth, zColo, Zayo Enterprise Networks, and Zayo Fiber Solutions. A fifth business unit, Onvoy Voice Services, which was operated out of our subsidiary Onvoy, was spun-off during Fiscal 2010 to Holdings, our direct shareholder, because we determined that the services provided by Onvoy Voice Services did not fit within our current business model. See “Certain Relationships and Related Party Transactions — Onvoy.” Each business unit is structured to provide sales, delivery, and customer support for its specific telecom and Internet infrastructure services.

Zayo Bandwidth.  Through our Zayo Bandwidth unit, we provide Bandwidth Infrastructure services over our metropolitan and regional fiber networks. These services are primarily lit bandwidth, meaning that we use optronics to “light” the fiber, and consist of private line, wavelength and Ethernet services. Our target customers within this unit are primarily wireless service providers, telecommunications service providers (including ILECs, IXCs, RLECs, CLECs, and foreign carriers), media and content companies (including cable and satellite video providers), and other Internet-centric businesses that require an aggregate minimum of 10 Gbps of bandwidth across their networks. These customers use our services for a broad range of applications, including backhauling wireless voice and data traffic from cellular towers, distributing video content, transporting data, voice and Internet traffic to and from major data centers to markets served by our network, and backing up their mission critical servers and network storage devices.

We provide services in 150 geographic markets across the United States, including major markets like Philadelphia, Chicago, New York and Atlanta, midsized markets such as Spokane, Washington and Ft. Wayne, Indiana, and smaller markets such as Fargo, North Dakota and Reading, Pennsylvania. The majority of the markets that we serve in this unit, and from which a significant portion of our revenue is derived, are midsized and smaller markets that have populations ranging from 5,000 to 250,000 and generally have fewer competitors than larger metropolitan markets.

Our Zayo Bandwidth unit also includes our fiber-to-the-tower network which we operate in 19 distinct geographic areas across our network footprint. We connect to 1,085 towers and have contracts with multiple national wireless carriers to build our network to 564 additional towers. Our fiber-to-the-tower network provides our customers with Bandwidth Infrastructure services that offer significantly improved performance over legacy copper networks. Our fiber-to-the-tower contracts typically range from seven to ten years in length. We generated $169.7 million in revenue from our Zayo Bandwidth business unit for the year ended June 30, 2010.

zColo.  Through our zColo unit, we provide network-neutral colocation and interconnection services in three major carrier hotels in the New York metropolitan area (60 Hudson Street and 111 8th Avenue in New York, New York, and 165 Halsey Street in Newark, New Jersey) and in facilities located in Chicago, Illinois; Los Angeles, California and Nashville, Tennessee. In addition, we are the exclusive operator of the Meet-Me Room at 60 Hudson Street, which is one of the most important carrier hotels in the United States with approximately 200 global networks interconnecting within this facility. Our zColo data centers house and power Internet and private network equipment in secure, environmentally-controlled locations that our customers use to aggregate and distribute data, voice, Internet, and video traffic. Throughout two of the three facilities we operate intra-building interconnect networks that, along with the Meet-Me Room at 60 Hudson Street, are utilized by our customers to efficiently and cost-effectively interconnect with other Internet, data, video, voice, and wireless networks. We currently provide over 2,600 interconnections for our customers. Our zColo business unit was formed from a portion of the assets and businesses that we acquired when we purchased all of the outstanding common stock of FiberNet on September 9, 2009. We generated $21.1 million in revenue from our zColo business unit for the year ended June 30, 2010.

Zayo Enterprise Networks.  Through our Zayo Enterprise Networks unit, we provide Bandwidth Infrastructure, enterprise IP, and other managed data and telecommunications services to customers who require fiber-based bandwidth solutions such as healthcare, financial, education, technology, and media and content companies, as well as schools, hospitals, municipalities and other governmental or semi-governmental entities. These customers use Bandwidth Infrastructure services for a wide array of their internal information technology and telecom applications, including disaster recovery, video conferencing, and remote medical imaging, as well as for private networks and connectivity to major Internet access points and hosting centers. We operate exclusively in areas where we have fiber networks and primarily focus our sales efforts on customers who have at least 100 Mbps of bandwidth needs and, consequently, produce sufficient monthly recurring revenue potential to justify the capital investment required to connect their buildings to our fiber networks. The operations of our Zayo Enterprise Networks unit cover over 50% of our existing network footprint. We will continue to expand our market reach by adding new buildings to our fiber networks when we have entered into a contract that justifies the capital expenditure. We generated $33.2 million in revenue from our Zayo Enterprise Networks business unit for the year ended June 30, 2010.

Zayo Fiber Solutions.  The Zayo Fiber Solutions unit was formally launched on July 1, 2010, after our acquisition of AGL Networks, a company whose business was comprised solely of dark-fiber-related services. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments.” Because the acquisition occurred after the end of Fiscal 2010, Zayo Fiber Solutions did not generate any revenue for our fiscal year ended June 30, 2010. The assets of AGL Networks complement our existing dark-fiber services, which had previously been provided by Zayo Enterprise Networks and Zayo Bandwidth. After the acquisition, we transferred those existing dark-fiber customer contracts to our Zayo Fiber Solutions unit, and intend to leverage a portion our pre-existing fiber network to provide dark-fiber solution offerings.

Through our Zayo Fiber Solutions unit, we provide dark-fiber and related services primarily on our existing fiber footprint. We lease dark-fiber pairs to our customers and, as part of our service offering, we manage and maintain the underlying fiber network for the customer. Our customers light the fiber using their own optronics, and as such, we do not manage the bandwidth that the customer receives. This allows the customer to manage bandwidth on their own metro and long haul networks according to their specific business needs. Zayo Fiber Solutions’ customers include carriers, ISPs, wireless service providers, major media and content companies, large enterprises, and other companies that have the expertise to run their own fiber optic networks. We market and sell dark-fiber-related services under long-term contracts (up to 20 years and in a few cases longer). Our customers generally pay us on a monthly recurring basis for these services. From time to time we construct and maintain greenfield networks for our customers, for which we are generally paid in advance for the construction component.

Below is a summary of the key services provided by our four business units, the types of customers we target, and our representative peer groups that offer comparable services:

Business Unit	Key Services	Target Customers	Peer Group

Zayo Bandwidth	• Bandwidth Infrastructure, including lit services such as private lines, wavelengths, and Ethernet	• Top 200 bandwidth users in the United States (wireless, carriers/local exchange carriers, media and content companies)	• AboveNet, Inc. • Sidera Networks (formerly RCN Metro)
ZColo	• Network-neutral colocation • Interconnection	• Carriers, service providers, colocation-intensive enterprises	• Equinix, Inc. • The telx Group, Inc.
Zayo Enterprise Networks	• Bandwidth Infrastructure • Enterprise IP	• Healthcare, education, financial, media, technology companies	• tw telecom inc
Zayo Fiber Solutions	• Bandwidth Infrastructure, primarily dark-fiber leases	• Carriers, media and content companies, large enterprises and public sector	• AboveNet, Inc. • Fibertech Networks, LLC

See Note 16 of our Consolidated Financial Statements for Fiscal 2010 for financial information by business unit.

Industry

We classify the communications services industry into four distinct categories: enablers of infrastructure, telecom and Internet infrastructure service providers, communications service providers, and end users. Bandwidth Infrastructure services and colocation and interconnection services are components of telecom and Internet infrastructure services.

•	Enablers of Infrastructure: Entities that approve, sell, or provide the licenses, rights-of-way, and other necessary permits and land that are required in order to provide telecom and Internet infrastructure services.

•	Telecom and Internet Infrastructure Service Providers: Companies that own and operate assets that are used to provide (i) raw bandwidth services, including Bandwidth Infrastructure, that are used to transport wireless, data, voice, Internet and video traffic using fiber, legacy copper, or microwave networks, (ii) colocation services used to house and interconnect networks, and (iii) cellular tower services to Communication Service Providers. Telecom and Internet Infrastructure Service Providers rely on Enablers of Infrastructure to provide their services.

•	Communications Service Providers: Companies that market and sell communications services such as voice, Internet, data, video, wireless, CDN services, and hosting solutions. Telecom and Internet infrastructure services are used by nearly all Communications Service Providers in the provision of services such as Internet connectivity, wireless voice and data services, content delivery, and voice and data networks to End Users.

•	End Users: Public sector entities, businesses, and private consumers that purchase communications services.

We are a provider of Bandwidth Infrastructure and colocation services, a subset of telecom and Internet infrastructure services. We provide the following services:

•	Bandwidth Infrastructure. Bandwidth Infrastructure providers transport communications services, such as wireless, data, voice, Internet and video traffic over fiber networks. Bandwidth Infrastructure providers supply lit bandwidth and/or dark fiber between locations, such as cellular towers, neutral and network-specific data centers, carrier hotels, mobile switching centers, CATV head ends and satellite uplink sites, ILEC central offices, and other key buildings that house telecommunications and computer equipment. Bandwidth Infrastructure services (including fiber-to-the-tower) primarily consist of private line, Ethernet and Wavelength services commonly referred to as lit services, Bandwidth Infrastructure services that are not lit are sold as dark-fiber capacity.

•	Colocation. Colocation providers offer a highly controlled environment for housing telecommunications, Internet and other networking and computer equipment such as switches, routers, transport equipment, servers and storage devices within their own colocation facilities. Network-neutral data center providers allow customers who colocate in their facilities to purchase Bandwidth Infrastructure and other telecommunications services from third parties. This enables customers to interconnect with other customers colocated at the same facility and/or with Bandwidth Infrastructure providers of their choice. Network-specific data center providers require their customers to purchase Bandwidth Infrastructure and other telecommunications services from them.

Nearly all communications service providers utilize one or more forms of telecom and Internet infrastructure services in order to provide services such as Internet connectivity, wireless voice and data services, CDN services, hosting services, local and long distance voice networks, HDTV networks and data networks. These services are typically offered by ILECs, RLECs, hosting companies, wireless service providers, IXCs, CLECs, CATV, satellite TV, and CDN service providers.

A Cisco study from June 2009 forecasted that global IP traffic will quintuple from 2008 to 2013, equal to a compounded annual growth rate of 40%. Growth in Internet traffic overall is being driven by a mix of consumer and business trends including the proliferation of wireless smart phones, rich media such as video on demand, real time online streaming video, social networks, online gaming, cloud computing, 3G mobile broadband cards, and the trend towards enterprise outsourcing of IT and storage needs.

Growth in demand of telecom and Internet infrastructure services is also likely to continue to come from private data networks or those networks that do not utilize the Internet. Such networks have many uses including executing trades and backing up data for the major financial exchanges, securely transferring corporate and government information, conducting high definition video calls, supporting federal medical privacy regulations (HIPPA) compliance when sending patient medical x-rays electronically, and backing up or storing other critical data. Services sold by Bandwidth Infrastructure providers are commonly used to support these data networks.

Since 2006, more than 25 acquisitions of companies that provide Bandwidth Infrastructure services have been announced or completed in the United States (including the acquisitions made by us). We believe our industry will continue to consolidate, resulting in a decrease in the number of Bandwidth Infrastructure providers. At the same time, we anticipate that demand for bandwidth will continue to increase, positively impacting businesses that provide Bandwidth Infrastructure services.

Our Telecom and Internet Infrastructure Assets

Our telecom and Internet infrastructure assets consist of our fiber networks (including our fiber-to-the-tower networks), the optronics that we use to provide our Bandwidth Infrastructure services over our fiber networks, and our data centers where we provide network-neutral colocation and interconnection services.

Networks

The vast majority of our fiber networks are owned or operated under long-term IRUs, span over 22,000 route miles, and connect to 150 geographic markets in the United States. Within the markets that we serve, our network connects to over 3,300 buildings, including major data centers, carrier hotels and central offices, single-tenant high-bandwidth locations, cellular towers and enterprise buildings. Our networks are designed in such a way that ample opportunity exists to organically add additional markets and buildings to our networks; we are focused on adding markets and buildings that have limited or no existing Bandwidth Infrastructure providers. Our fiber networks also have the following key attributes:

•	Modern Fiber and Optronics. Our modern fiber networks support current generation optronics as well as Dense Wave Division Multiplex (DWDM) systems, Add Drop Multiplexing (ADM) systems, and Ethernet switches. This equipment is used to provide our lit Bandwidth Infrastructure services. The vast majority of our networks are capable of supporting next generation technologies with minimal capital investment.

•	Scalable Network Architecture. Our networks are scalable, meaning we have spare fiber that will allow us to continue to add additional capacity to our network as demand for our services increases. In addition, many of our core network technologies utilize DWDM systems, nearly all of which have spare capacity whereby we can continue to add wavelengths to our network without consuming additional fiber.

•	Extensive Coverage in Locations with Few Fiber Alternatives. We focus our sales and marketing efforts within our network footprint, specifically those areas within our networks (including our fiber-to-the-tower networks) that we believe are less competitive. The majority of our revenue is derived from small and midsized markets and from our fiber-to-the-tower network that, in general, have a limited number of fiber alternatives. We frequently connect customer locations in our target small to midsized markets back to major data centers, carrier hotels and central offices, single-tenant high-bandwidth locations, enterprise buildings and other major telecommunications buildings that are usually located in larger markets. We also target locations in larger markets with few fiber alternatives such as cellular towers and enterprise buildings.

Metropolitan Networks.  Of the 150 markets that we currently serve, we classify 60 of these as metropolitan networks. We define metropolitan networks as markets where we connect to three or more buildings within the same market. We use these networks to provide our Bandwidth Infrastructure services to our customers and continue to make capital investments to extend our network into additional buildings. We bring buildings on-net by trenching, boring, and/or running aerial fiber connections from our metropolitan networks into buildings. In the fiscal fourth quarter of 2010, we added 162 on-net buildings to our networks plus 281 and 614 on-net buildings through the acquisition of AGL Networks and American Fiber Systems, respectively.

Our metropolitan networks in small and midsized markets are frequently used to aggregate traffic that is subsequently backhauled or transported to major network and Internet connection sites in larger markets. Our metropolitan networks in large markets are also used to provide connectivity for customers within a market. Within large markets we focus on providing services into buildings and cellular towers with limited fiber-based alternatives. However, we do also provide metropolitan services between commoditized buildings, or between major data centers and other network interconnection locations where multiple Bandwidth Infrastructure alternatives exist.

Regional Fiber Networks.  We use our regional fiber networks to provide Bandwidth Infrastructure services between markets that we serve. Our regional networks are commonly used in the following scenarios: First, to provide service between on-net buildings (or buildings that are directly connected to our fiber network), that are located in different large markets, for example, Chicago and New York. Second, to connect our on-net buildings in small and midsized markets back to major data centers, wireless switching centers, carrier hotels and ILEC central offices in larger markets, for example, between Lima, Ohio and Cleveland, Ohio. Occasionally our networks provide service between on-net buildings in two different small or midsized markets located on various parts of our regional networks, for example, between Sioux Falls, South Dakota and Alexandria, Minnesota. We continue to add new markets to our regional networks on a success basis. We have deployed current generation DWDM technologies across most of our regional networks which are capable of scaling to 400 Gbps of bandwidth, and therefore allows us to continue to add capacity as demand for bandwidth increases. We expect technology to continue to advance and that we will augment our regional networks accordingly.

Fiber-to-the-Tower Networks.  We operate fiber-to-the-tower networks in 19 distinct geographic areas across our footprint. We connect to 1,085 cellular towers and have contracts with multiple national wireless carriers to build out to 564 additional towers. These fiber-to-the-tower networks provide our customers with Bandwidth Infrastructure services that offer significantly improved performance over legacy copper networks. Our fiber-to-the-tower networks are scalable, which means that we can increase the amount of bandwidth that we provide to each of the towers as our customers’ wireless data networks grow. Our fiber-to-the-tower markets are generally in areas where we already have dense metropolitan networks, which afford us the ability to offer ring-protected fiber-to-the-tower services. As such, we are able to offer a higher service level agreement than those traditionally offered over legacy unprotected microwave and copper networks.

We believe that our fiber-to-the-tower networks have the ability to provide significantly more bandwidth to a given tower than copper and microwave networks. We believe that bandwidth used on our fiber-to-the-tower networks will grow over time as smart phone penetration increases, tablet computers and readers are adopted, wireless 3G laptop cards are more broadly used, video consumption increases on mobile devices, and 3G networks are upgraded to 4G networks, including LTE and WiMax networks.

Diverse Portfolio of On-Net Buildings.  We provide service to over 3,300 on-net buildings and are continually making capital investments to increase our on-net building footprint. On-net buildings are buildings that directly connect via fiber to our metropolitan or regional fiber networks. Our customers generally purchase our Bandwidth Infrastructure services to transport their data, Internet, wireless and voice traffic between buildings directly connected to our network. The types of buildings connected to our network are primarily composed of the following.

•	Data Centers, Carrier Hotels and Central Offices. These buildings house multiple consumers of Bandwidth Infrastructure services. Our networks generally connect the most important of these buildings in the markets where we operate. We have 301 of these types of facilities connected to our network.

•	Single-Tenant, High-Bandwidth Locations. These buildings house a single large consumer of Bandwidth Infrastructure services. Examples of these buildings include video aggregation sites, mobile switching centers and hosting centers. Our network is connected to these buildings only when the tenant purchases services from us. We currently have 403 single-tenant, high-bandwidth locations on-net.

•	Cellular Towers. We connect to cellular towers and other locations that house wireless antennas. We have 1,085 cellular towers on-net, and we are actively constructing an additional 564. We have signed contracts to provide service to at least one tenant at each tower that we connect or will connect to. Typically, towers have multiple tenants, which provide us with the opportunity to sell services to those additional tenants.

•	Enterprise Buildings. Our network extends to 1,524 enterprise buildings. These buildings contain a mix of single tenant and multi-tenant enterprise buildings and include hospitals, corporate data centers, schools, government buildings, research centers and other key corporate locations that require Bandwidth Infrastructure services.

Key Colocation Facilities Exclusively in Major Telecom/Internet Buildings

Our key colocation facilities are located in some of the most important carrier hotels in the United States, including 60 Hudson Street and 111 8th Avenue in New York, New York and 165 Halsey Street in Newark, New Jersey. zColo also has the exclusive right to operate and provide colocation and interconnection services in the Meet-Me Room at 60 Hudson Street, although carriers may inter-connect there in less cost-effective manners including without using the Meet-Me-Room. All of our colocation facilities are network-neutral and have backup power in the form of batteries and generators, air conditioning, modern fire suppression equipment and ample power to meet customer needs. We have long-term leases with the owners of each of the buildings where we provide colocation services. Our colocation facilities total approximately 40,000 net square feet of usable data center space.

Network Management and Operations

Our primary NOC is located in Tulsa, Oklahoma and provides 24-hour, 365-day monitoring and network surveillance. We continually monitor for and proactively respond to any events that negatively impact or interrupt the services that we provide to our customers. Our NOC also responds to customer network inquiries via standard customer trouble ticket procedures. Our NOC coordinates and notifies our customers of maintenance activities and is the organization responsible for ensuring that we meet our service level agreements.

Rights-of-Way

We have the necessary right-of-way agreements and other required rights, including state and federal government authorization, that allow us to maintain and expand our fiber networks which are located on private property and public rights-of-way, including utility poles. When we expand our network we obtain the necessary construction permits, license agreements, permits and franchise agreements. Certain of these permits, licenses and franchises are for a limited duration. When we need to use private property our strategy is to obtain right-of-way agreements under long-term contracts.

Other

We do not own any significant intellectual property, nor do we spend a material amount on research and development. Our working capital requirements and expansion needs have been satisfied to date through the members’ equity contributions, borrowings under our credit agreement, and cash provided by operating activities.

Our Services

Zayo Bandwidth.  Through our Zayo Bandwidth unit, we offer Bandwidth Infrastructure services over our fiber network. These service offerings are targeted to meet the needs of the largest consumers of Bandwidth Infrastructure in the United States. Services are primarily provided under contracts with terms ranging from three to ten years and typically include a monthly recurring charge and in many cases an installation fee. The monthly recurring fee is fixed in most cases and is based on the amount of bandwidth provided and the type of locations to which the bandwidth connects.

Bandwidth Infrastructure services typically include (i) private line services that range in speed, or bandwidth provided, from 45 Mbps to 10 Gbps and include DS-3, OC-3, OC-12, OC-48 and OC-192 service; (ii) Ethernet services that range in speed from 100 Mbps to 10 Gbps; (iii) wavelength services that are provided at 2.5 Gbps and

10 Gbps speeds; and (iv) fiber-to-the-tower services. Zayo Bandwidth offers several configurations of these services. These configurations include simple point-to-point (or building-to-building) services and more complex point-to-multi-point or multi-point-to-multi-point services. We also custom tailor complex network solutions for our largest customers, including customized low latency routing, multi-hundred location fiber-to-the-tower networks and other similarly customized deployments.

All services are provided over modern fiber optic cable and are monitored by our 24-hour, 365-day NOC. A majority of our services are provided end-to-end exclusively over our fiber network, which provides many benefits including:

•	avoidance of the cost of third-party service providers, including ILECs;

•	the ability to rapidly and cost effectively scale, or increase bandwidth, to meet the growing network requirements of our customers; and

•	ease in identifying and responding to customer service inquiries over one contiguous fiber network.

In 2010, Zayo Bandwidth has been an active participant in federal broadband stimulus projects, Recovery Act Broadband Opportunity Program and American Recovery and Reinvestment Act. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Recent Developments — Broadband Stimulus Awards.”

zColo.  Through our zColo business unit, we provide network-neutral colocation, interconnection, Meet-Me Room, and other services.

Colocation Services.  Our facilities provide our customers with secure, reliable, and environmentally-monitored data center space. Our colocation services include redundant power and cooling, physical security, fire suppression and remote hands services. Each of our colocation facilities is managed by experienced and well-trained technicians. We typically provide our services for an installation fee and a recurring monthly fee and generally provide them on three to five year contracts.

•	Space. We sell cabinets, racks, half-racks and cages. We also provide and charge for remote hands/remote technician services.

•	Power. We provide alternating current (AC) and direct current (DC) power at various levels. Our power product is backed up by batteries and generators.

Interconnection Services.  As a network-neutral provider of colocation services, we provide our customers with interconnection services as outlined below. These services are generally sold on a month-to-month basis for a recurring fee and in many cases a non-recurring fee.

•	Cross connects. We enable customers in a building or within our colocation facilities to connect directly to each other. These products are sold as DS-1 cross connects, DS-3 cross connects, two-fiber pair cross connects and four-fiber pair cross connects.

•	Meet-Me Room cross connects. We have the exclusive right to operate the Meet-Me Room at 60 Hudson Street in New York, New York. We provide cross connect services within the Meet-Me Room.

Zayo Enterprise Networks.  Through our Zayo Enterprise Networks business unit, we actively market Bandwidth Infrastructure services and enterprise IP services. The Bandwidth Infrastructure services we provide in our Zayo Enterprise Networks business unit are very similar to the Bandwidth Infrastructure services we provide in our Zayo Bandwidth business unit and are generally sold on three to five year terms. Within our Zayo Enterprise Networks business unit, we focus our efforts on regional networks for healthcare, education, financial, and technology companies that use at least 100 Mbps of bandwidth. The enterprise IP services generally consist of the following:

Internet and Voice Services.  We provide our customers with high-speed Internet access over our fiber network and, if requested by the customers, voice services.

Data and Other Services.  We provide our customers with private data networking services. These services include IP-VPN services and other MPLS and Ethernet based data networking services.

Zayo Fiber Solutions.  Through our Zayo Fiber Solutions unit, we provide dark-fiber-related services to customers who desire to operate their telecommunications and data networks at the fiber level, in those markets where we have fiber inventory in excess of our needs. These include customers from both the Zayo Bandwidth and Zayo Enterprise Networks business units, as well as from the legacy AGL Networks business, and range from large wireless carriers to local municipalities. Dark-fiber related services generally consist of the following:

Dark-Fiber Leases.  We provide our customers the opportunity to lease dark-fiber, usually in pairs, for a monthly recurring fee. Contracts are generally long-term (up to 20 years and in a few cases longer) and sometimes include automatic annual price escalators.

Maintenance & Other Services.  Dark-fiber leases also include maintenance services for which Zayo charges customers on a recurring basis. Other related services may include building entrance fiber or riser fiber for distribution within a building.

Demand for our services does not materially fluctuate based on seasonality.

Sales and Marketing

Each of our business units has its own sales and marketing staff that is autonomous and operates independently. Each of our business units primarily engage in direct sales without the use of agents or resellers. In the aggregate, our four business units employ 48 sales representatives. Each of these sales representatives is responsible for meeting a monthly quota. The sales representatives are directly supported by sales management, engineering, solutions engineering and marketing staff.

Our Zayo Bandwidth sales force is distributed across the country and focuses on the top 200 consumers of bandwidth in the United States, including national carriers, wireless carriers, media and content businesses, RLECs, CLECs and other bandwidth-intensive businesses.

Our zColo sales force is located in New York City and is focused on customers who are located within our colocation facilities that require additional interconnection or colocation services, and on new customers such as content companies, carriers, and other bandwidth-intensive businesses that require colocation services in the major carrier hotels and data centers in the United States.

Our Zayo Enterprise Networks sales force is located in local markets where we have dense metropolitan and regional fiber networks. Zayo Enterprise Networks has sales professionals located in twelve states, Colorado, Idaho, Indiana, Georgia, Michigan, Minnesota, Missouri, Nevada, Ohio, Tennessee, Utah and Washington. Our sales focus is on companies that require fiber-based bandwidth, including healthcare, education, and financial companies, and regional carriers and Internet service providers and other bandwidth-intensive businesses.

Our Zayo Fiber Solutions sales force is centralized in Atlanta, the former headquarters of AGL Networks. It focuses on a targeted group of dark-fiber customers, but will also assist the Zayo Bandwidth and Zayo Enterprise Networks salesforce on dark-fiber opportunities within their customer sets.

The marketing staff at each of our business units is responsible for supporting our sales efforts. These staff members analyze pricing trends and provide competitive intelligence to our sales force, helping to increase new sales and reduce disconnects. In addition, our marketing staff provides our sales force with relevant collateral information such as interactive and static network maps, product collateral and other marketing materials. Finally, the marketing staff is responsible for the creation of new service offerings for our customers.

Our Customers

Our customers generally have a significant and growing need for the telecom and Internet infrastructure services that we provide. During Fiscal 2010, over 90% of our revenue came from wireless service providers, carriers and other communication service providers, media and content companies (including cable and satellite video providers), and other bandwidth-intensive businesses such as companies in the education, healthcare, financial services, and technology industries. Our largest single customer (without giving effect to our acquisitions completed after fiscal year 2010) accounted for approximately 12% of our monthly recurring revenue for the year ended June 30, 2010, and total revenues from our top ten customers (without giving effect to our acquisitions completed after fiscal year 2010) accounted for approximately 44% of our monthly recurring revenue during the same period. We currently depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our revenue. If any of our key customers experience a general decline in demand due to economic or other forces, or if any such customer is not satisfied with our services, such key customer may reduce the number of service orders it has with us, terminate its relationship with us (subject to certain early termination fees), or fail to renew its contractual relationship with us upon expiration.

The majority of our customers sign Master Service Agreements (“MSAs”) that contain standard terms and conditions including service level agreements, required response intervals, indemnification, default, force majeure, assignment and notification, limitation of liability, confidentiality and other key terms and conditions. Most MSAs also contain appendices that contain information that is specific to each of the services that we provide. The MSAs either have exhibits that contain service orders or, alternatively, terms for services ordered are set forth in a separate service order. Each service order sets forth the minimum contract duration, the monthly recurring charge, and the non-recurring charges.

We have numerous customer orders for connections, including contracts with multiple national wireless carriers, to build out to more than 564 additional towers. If we are unable to satisfy new orders or build our network according to contractually specified deadlines, we may incur penalties or suffer the loss of revenue.

Competition

Bandwidth Infrastructure.  We believe that among the key factors that influence our customers’ choice of Bandwidth Infrastructure providers are the ability to provide our customers with a service that exclusively utilizes our fiber network from end-to-end, the quality of the service the customer receives, the ability to implement a complex custom solution to meet the customer’s needs, the price of the service provided, and the ongoing customer service provided.

Generally, price competition in non-commoditized geographies is less intense than that for commoditized routes. We face direct price competition when there are other fiber-based carriers who have networks that serve the same customers and geographies that we do. The specific competitors vary significantly based on geography, and often a particular solution can be provided by only one to three carriers that have comparable fiber. Typically, these competitors are large, well-capitalized ILECs such as AT&T Inc., Qwest Communications International Inc. and Verizon Communications Inc., or are publicly traded Bandwidth Infrastructure providers such as AboveNet, Inc., and Level 3 Communications, Inc.. In certain geographies, privately held companies can also offer comparable fiber-based solutions. On occasion the price for Bandwidth Infrastructure services is too high compared with the cost of lower-speed, copper-based telecom services. We believe that price competition will continue in situations where our competitors have comparable pre-existing fiber networks. Some of our competitors have long standing customer relationships, very large enterprise values and significant access to capital. In addition, several of our competitors have large, pre-existing expansive fiber networks.

We believe that if consolidation leads to a reduction in the number of Bandwidth Infrastructure providers within our network footprint, price and competition will become less intense over time. Because not all companies who provide Bandwidth Infrastructure services specifically break out their Bandwidth Infrastructure revenues on a region-by-region or state-by-state basis, we are unable to effectively calculate market share.

Colocation.  The market for our colocation and interconnection services is very competitive. We compete based on price, quality of service, network-neutrality, the type and quantity of customers in our data centers and location. We compete against large, well-established colocation providers who have significant enterprise values, and against privately-held, well-funded companies. Given that certain companies are privately-held, we are unable to effectively calculate our market share.

Some of our competitors have longer standing customer relationships and significantly greater access to capital, which may enable them to materially increase data center space, and therefore lower overall market pricing for such services. Several of our competitors have much larger colocation facilities in the markets where we operate. Others operate nationally and are able to attract a customer base that values and requires national reach and scale.

We compete with other interconnection and colocation service providers including Equinix, Inc., Quality Technology Services, The Telx Group, Inc., Verizon Communications Inc., Level 3 Communications, Inc., Navisite, Inc., Terremark Worldwide, Inc., and Savvis, Inc., among others. These companies offer similar services and operate in the markets where we provide service.

Litigation

From time to time we are party to various litigation matters, in most cases involving ordinary and routine claims incidental to our business. We cannot estimate with certainty our ultimate legal and financial liability with respect to any such pending litigation matters and it is possible one or more could have a material adverse effect on us. However, we believe, based on our examination of such matters, that our ultimate liability, if any, will not have a material adverse effect on our business.

Regulatory Matters

Our operations require that certain of our subsidiaries hold licenses, certificates, and/or other regulatory authorizations from the FCC and 30 State PUCs, all of which we have obtained and maintain in the normal course of our business. The FCC and State PUCs generally have the power to modify or terminate a carrier’s authority to provide regulated wireline services for failure to comply with certain federal and state laws and regulations, and may impose fines or other penalties for violations of the same, and the State PUCs typically have similar powers with respect to the intrastate services we provide under their jurisdiction. In addition, we are required to submit periodic reports to the FCC and the State PUCs documenting interstate and intrastate revenue, among other data, for fee assessments and general regulatory governance, and in some states are required to file tariffs of our rates, terms, and conditions of service. In order to engage in certain transactions in certain of these jurisdictions, including changes of control, the encumbrance of certain assets, the issuance of securities, the incurrence of indebtedness, the guarantee of indebtedness of other entities, including subsidiaries of ours, and the transfer of our assets, we are required to provide notice and/or obtain prior approval from certain of these governmental agencies. The construction of additions to our current fiber network is also subject to certain governmental permitting and licensing requirements.

In addition, our business is subject to various other regulations at the federal, state and local levels. These regulations affect the way we can conduct our business and our costs of doing so. However, we believe, based on our examination of such existing and potential new regulations being considered in ongoing FCC and State PUC proceedings, that such regulations will not have a material adverse effect on us.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and positions of our directors and executive officers as of June 30, 2010. Additional biographical information for each individual is provided in the text following the table.

Name	Age	Position

Daniel Caruso	46	President, Chief Executive Officer, and Director
Kenneth desGarennes	39	Chief Financial Officer and Treasurer
Scott Beer	41	General Counsel and Secretary
John Scarano	45	President, Zayo Bandwidth
Glenn S. Russo	51	President, Zayo Enterprise Networks
David Howson	39	President, zColo
Matthew Erickson	33	President, Zayo Fiber Solutions
Rick Connor	61	Director and Audit Committee Chairman
Don Detampel	55	Director and Compensation Committee Chairman
Michael Choe	38	Director and Compensation Committee Member
John Siegel	41	Director and Compensation Committee Member
Gillis Cashman	35	Director and Audit Committee Member
John Downer	52	Director

Daniel Caruso, one of our cofounders, has served as our President and Chief Executive Officer since our inception in 2007. Between 2004 and 2006, Mr. Caruso was President and CEO of ICG Communications, Inc. (“ICG”). In 2004, he led a buyout of ICG and took it private. In 2006, ICG was sold to Level 3 Communications, Inc. (“Level 3”). Prior to ICG, Mr. Caruso was one of the founding executives of Level 3, and served as their Group Vice President from 1997 through 2003 where he was responsible for Level 3’s engineering, construction, and operations organization and most of its lines of business and marketing functions. Prior to Level 3, Mr. Caruso was a member of the MFS Communications Company, Inc. senior management team. He began his career at Illinois Bell Telephone Company, a former subsidiary of Ameritech Corporation. Mr. Caruso is an investor and board member of GTS Central Europe. He is also an investor in, and currently serves as the executive Chairman of, Envysion, Inc., where he is responsible for setting the strategic direction of the company and mentoring the executive team. He holds an MBA from the University of Chicago and a BS in Mechanical Engineering from the University of Illinois.

Kenneth desGarennes has served as our Chief Financial Officer and Treasurer since October 2007. From November 2003 to October 2007, Mr. desGarennes served as Chief Financial Officer for Wire One Communications, Inc. Prior to joining Wire One, Mr. desGarennes was a Senior Director at The Gores Group, LLC, a technology-focused private equity firm. Mr. desGarennes started his career as a commercial banking officer with First Union Bank before moving to Accenture plc, where he worked for 6 years in a corporate development role. Mr. desGarennes received his BS in finance from the University of Maryland in College Park.

Scott Beer has served as our General Counsel and Secretary since May 2007. From August 2006 to May 2007, Mr. Beer worked for Level 3 as VP of Carrier Relations, where he was responsible for vendor relations, contract negotiations and various off-net cost management initiatives. Prior to Level 3’s acquisition of ICG, Mr. Beer was VP and General Counsel of ICG, overseeing all legal and regulatory matters for the company from September 2004 to August 2006. Before starting with ICG, Mr. Beer was in house counsel at MCI WorldCom Network Services Inc. supporting the Mass Markets Finance Department for three years. He began his legal career as an associate attorney for McGloin, Davenport, Severson & Snow, PC, where he was a commercial litigator and represented several large communication companies. Mr. Beer holds a Juris Doctorate from Detroit College of Law at Michigan State University. He earned his B.A. from Michigan State in Communications and Pre-law.

John Scarano, one of our cofounders, has served as our COO, and as President of Zayo Bandwidth, one of our operating subsidiaries, since our inception in 2007. From July 2004 to June 2006, Mr. Scarano was EVP of Corporate Development and Operations of ICG, where he was responsible for business development, acquisitions and divestitures, and various other sales and marketing operations. Prior to ICG, Mr. Scarano was responsible for the development and build-out of the North American intercity backbone network, local networks, and facilities for

Level 3, and founded and led the company’s Global Business Development group. Mr. Scarano has also held various positions at MFS Communications Company, Inc. and AT&T Inc. Mr. Scarano earned a combined degree in Business Administration and Computer Science from the State University of NY at Albany in 1987.

On October 29, 2010, Mr. Scarano announced that he will resign as President of Zayo Bandwidth effective on or around November 19, 2010. In the interim, following Mr. Scarano’s departure, his responsibilities will be distributed among other existing members of senior management, including Daniel Caruso, our President and Chief Executive Officer. Our Board of Directors and management are currently evaluating options to fill Mr. Scarano’s position or permanently redistribute his responsibilities.

Glenn Russo has served as the President of Zayo Enterprise Networks since September 2008. From September 2000 to August 2008, Mr. Russo served as part of the management team at Level 3. He acted as Senior Vice President from 2003 to 2008, where he was responsible for transport and infrastructure services across North America and Europe. Before joining Level 3, Mr. Russo was a senior executive at Bridgeworks, a regional network services company in Texas, and spent 16 years with ExxonMobil’s global chemical product division in a range of IT, sales and finance leadership positions. Mr. Russo earned his Engineering degree from Cornell University.

David Howson has served as the President of zColo since June 2010. From April 1998 to May 2010 Mr. Howson served as part of the management team at Level 3 serving as Senior Vice President from 2004 to 2010, where he was responsible for various operations roles. Before joining Level 3, Mr. Howson worked for a subsidiary of MFS Communications responsible for the design and construction of fiber networks and colocation facilities in Europe, Asia and Australia. Mr. Howson earned his Engineering degree from Oxford Brookes University in England.

Matthew Erickson has served as the President of Zayo Fiber Solutions since July 2010. Prior to his current role, Mr. Erickson held roles in corporate development and product and vendor management since our inception in 2007. Prior to joining us, Mr. Erickson was at ICG, where he was Vice President of Marketing & Product Management from October 2004 to July 2006. Prior to ICG, Mr. Erickson was at Level 3 where he held various roles including Internet, transport and infrastructure product management and corporate strategy/development. Mr. Erickson began his career at Pricewaterhouse Coopers in the audit and financial advisory services groups. Mr. Erickson received his B.S. in Accounting from Colorado State University.

Rick Connor has served as a Director and Chairman of the audit committee since June 2010. Mr. Connor is currently retired. Prior to his retirement in 2009, he was an audit partner with KPMG LLP where he served clients in the telecommunications and media, and energy industries for 38 years. During the last 12 years of his career he served as the Managing Partner of KPMG’s Denver office. Mr. Connor earned his B.S. degree in accounting from the University of Colorado.

Don Detampel became a Director during Fiscal 2009 and is Chair of the Compensation Committee. Mr. Detampel currently serves on the boards of directors of Masergy Communications and Peer 1 Networks. Most recently, he served as President and CEO of New Global Telecom, and prior to that he served as President and CEO of Raindance Communications, a publicly traded multimedia conferencing company that was sold to West Corporation in 2006. Previously, Mr. Detampel served as Chairman and CEO of OneSecure, Inc., a network security products company that was acquired by NetScreen in 2002. Mr. Detampel received his B.S. in mathematics and physics from St. Norbert College.

Michael Choe has served as a Director since March 2009. Mr. Choe is currently a Managing Director at Charlesbank Capital Partners LLC, where he is responsible for executing and monitoring investments in companies. He joined Harvard Private Capital Group, the predecessor to Charlesbank, in 1997, and was appointed as Managing Director in 2006. Prior to that he was with McKinsey & Company, where he focused on corporate strategy work in energy, health care and media. Mr. Choe graduated from Harvard University with a BA in Biology.

John Siegel has served as a Director since May 2007. Mr. Siegel has been a Partner of Columbia Capital since April 2000, where he focuses on communication services investments. Mr. Siegel is a member of the Board of Directors of Envysion, Inc., euNetworks, GTS Central Europe, MegaPath Inc., mindSHIFT Technologies, Inc., Presidio, Incorporated, and Teliris, Inc. Prior to Columbia, Mr. Siegel held positions with Morgan Stanley Capital

Partners, Fidelity Ventures, and the Investment Banking Division of Alex. Brown & Sons, Incorporated. Mr. Siegel received his B.A. from Princeton University and his M.B.A. from Harvard Business School.

Gillis Cashman has served as a Director since May 2007. Mr. Cashman currently serves as a General Partner of M/C Venture Partners, where he focuses on telecom and media infrastructure. He joined M/C Venture Partners as an associate in 1999 and was promoted to partner in 2006 before his appointment to his current position in 2007. From 1997 to 1999, he was with Salomon Smith Barney in the Global Telecommunications Corporate Finance Group, where he focused on mergers and acquisitions in the wireline and wireless segments of the telecommunications industry. Previous board seats include ICG (sold to Level 3), City Signal Communications, Inc. (sold to Cavalier Telephone Corporation), Elantic Networks, Inc. (merged with Cavalier Telephone Corporation), and FDN Communications (merged with NuVox Communications, Inc.). He also previously held a Board of Directors observer seat at NuVox Communications, Inc. (sold to Windstream) and Telution, Inc. (sold to CSG Systems International, Inc.). Mr. Cashman currently serves as the Chairman of Baja Broadband Holding Company, LLC, on the Board of Directors of Cavalier Telephone Corporation, Corelink Data Centers, and CSDVRS, and holds an observer seat at GTS Central Europe. Mr. Cashman received an AB in economics from Duke University.

John Downer has served as Director since May 2007. Mr. Downer joined the Oak Investment Partners team as Director-Private Equity in 2003 following a 14-year career as a Managing Director at Cornerstone Equity Investors, LLC, a middle-market private equity firm with over $1.2 billion under management. At Cornerstone, Mr. Downer led the management buyout of a number of technology and tech-related companies and acted as the lead investor for numerous later-stage expansion financings. Prior to Cornerstone, Mr. Downer worked at the private equity groups at T. Rowe Price and the Harvard Management Company. Mr. Downer currently serves as a director of Equaterra, Inc., Geotrace Technologies, Inc., LumaSense Technologies, Inc., and Oberon Media, Inc., and as an independent director for SecureWorks, Inc. Mr. Downer earned his BA, JD, and MBA from Harvard University.

Committees of the Board

Audit Committee

Our Audit Committee is currently composed of Mr. Connor, Mr. Detampel and Mr. Cashman, each of whom is a non-employee member of the board. The Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	discussing the scope and results of each audit with our management team and our independent auditors and reviewing with our management team and independent auditors our interim and year-end operating results;

•	reviewing the adequacy and effectiveness of our system of internal accounting controls and disclosure controls and procedures;

•	reviewing our financial statements, balance sheets, profit and loss statements, statements of cash flows, shareholder equity, and related financial information; and

•	investigating, reviewing and reporting to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Audit Committee, between us and any independent auditor, employees, officers or member of the Board.

Compensation Committee

Our Compensation Committee is currently comprised of Mr. Detampel, Mr. Connor, Mr. Choe, and Mr. Siegel, each of whom is a non-employee member of the board. The Compensation Committee is responsible for, among other things:

•	studying, reviewing, monitoring and evaluating our employment, compensation, benefits, perquisite, employee equity, hiring and retention practices, policies and needs;

•	providing such information and materials as the Compensation Committee deems necessary or advisable to make the Board aware of significant employment matters that require Board attention;

•	reviewing and approving such compensation matters as the Compensation Committee, the Board or the Chief Executive Officer wish to review or approve;

•	reviewing and approving certain executive and employee compensation plans, including applicable annual base salary, quarterly incentive bonuses (including the specific goals and amounts), equity compensation, employment agreements, severance arrangements and any other relevant benefits; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers. When we refer to “executive” in this section, we mean our six executives listed in the Summary Compensation Table.

Compensation Objectives

The objective of our compensation practices is to attract, retain, and motivate the highest quality employees and executives who share our core value of enhancing shareholder value. We believe that the primary goal of management is to create value for our indirect stakeholders and we have designed our compensation program around this philosophy. Substantially all of our employees have a material portion of their compensation tied to the Company’s performance, and a large portion of the overall compensation of our executives is comprised of long-term compensation.

Elements of Executive Compensation

The components of compensation for our executives are base salary, quarterly non-equity incentive compensation plan, equity participation, and benefits. In addition, in limited circumstances, the Compensation Committee may exercise its discretion to pay other cash bonuses. Total compensation is targeted at or above the median for the industry, depending on the executive’s experience, historical performance and demands of the position. Total compensation increases with position and responsibility. Pursuant to our objective of aligning our executives’ interests with the interests of our equity holders, we create compensation packages that meet or exceed general industry levels by combining base salaries that are at or below industry levels with bonuses and equity incentives that are at or above industry levels. The percentage of compensation that is “at risk” also increases with position and responsibility. “At risk” compensation includes potential quarterly payouts under our non-equity incentive compensation plan and long-term incentive awards. Executives with greater roles in, and responsibility for, achieving our performance goals bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if goals are met or surpassed.

Base Salary.  We provide our executives with a base salary to provide them with an immediate financial incentive. Base salaries are determined based on (1) a review of salary ranges for similar positions at companies of similar size based on annual revenues, (2) the specific experience level of the executive, and (3) expected contributions by the executive. Base salaries are generally at or below our peer companies. Base salaries are determined by the Board’s Compensation Committee and are based on the recommendation of our CEO, Mr. Caruso. Base salaries are reviewed and adjusted from time to time based on individual merit, promotions or other changes in job responsibilities. There are no automatic increases in base salary.

Our two co-founders, Mr. Caruso and Mr. Scarano, currently receive minimal base salaries. In lieu of receiving a market base salary, the founders elected to receive more of their compensation in the form of equity. We anticipate that Mr. Caruso’s ratio of base salary, bonus and equity will be re-evaluated and possibly adjusted in the future. As noted above, Mr. Scarano has announced his intention to resign as President of Zayo Bandwidth, effective on or around November 19, 2010.

Non-Equity Incentive Compensation Plan.  Consistent with our compensation objectives described above, we also have a quarterly non-equity incentive compensation plan in which most of our salaried employees, including our executives, participate. Similar to base salaries, this plan provides our executives with potential cash payments which act as an incentive for current year performance, while also encouraging behavior that is consistent with our long-term goals. In support of our compensation objectives, target payout amounts under this plan are generally above what we believe is the industry median, so that when combined with below or at median salaries, they create a total compensation at or above the median of our industry generally.

We make these non-equity incentive compensation plan payments to participating executives if quarterly financial targets (generally revenue and/or a modified calculation of adjusted EBITDA on either a business unit or corporate basis, as more fully described below) are met. The target payout and the financial targets are set quarterly by the Compensation Committee based on the recommendation of our CEO. The Compensation Committee then determines the payment of individual quarterly amounts under this plan, from 0% to 200% of an individual’s target payout, based on the relative achievement of the financial targets. The Compensation Committee may choose to adjust the payments up or down to account for certain non-recurring or unusual events.

The modified adjusted EBITDA financial targets that were set in Fiscal 2010 were based on adjusted EBITDA for the relevant business unit or the company as a whole, as the case may be, but in the case of the first two quarters of Fiscal 2010, without the elimination of certain intercompany items and certain other consolidating adjustments, and in each quarter of Fiscal 2010 calculated before deduction of the amount of actual payouts under the non-equity incentive plan. As a result, the modified adjusted EBITDA used as a financial target under this plan is not directly comparable to our adjusted EBITDA calculations presented elsewhere in this prospectus. The revenue and modified adjusted EBITDA targets established for each business unit (in the case of the first two quarters of Fiscal 2010, as explained below) and for the entire corporation (in the case of the third and fourth quarters of Fiscal 2010) were designed by the Compensation Committee as a challenging, but achievable, objective for each respective quarter.

For the first two quarters of Fiscal 2010, quarterly payouts under the non-equity incentive compensation plan were based on the respective targets for revenue and modified adjusted EBITDA (each given equal weight) established by the Compensation Committee for the Zayo Bandwidth, Zayo Enterprise Networks and Onvoy Voice Services business units. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Our Results of Operations — Business Acquisitions,” we acquired Fibernet in September 2009, and formed the zColo business unit from a portion of the Fibernet assets, with the remainder of the Fibernet assets and legacy business being transferred to our Zayo Bandwidth business unit. As a result, for the second quarter the Compensation Committee assigned a combined set of revenue and modified adjusted EBITDA targets for the Zayo Bandwidth and zColo business units. The respective revenue and modified adjusted EBITDA targets and performance for each such business unit for each of the first two quarters of Fiscal 2010 is set out below (dollar figures in millions):

First Quarter
Business Unit/Metric	Threshold	Target	Maximum	Actual

Zayo Bandwidth
Revenue	$35.0	$35.3	$35.7	Greater than $35.7
Modified adjusted EBITDA	12.9	13.7	14.5	Greater than $14.5
Zayo Enterprise Networks
Revenue	$7.5	$7.6	$7.7	Less than $7.5
Modified adjusted EBITDA	0.9	1.2	1.5	Less than $0.9
Onvoy Voice Services
Revenue	$10.1	$10.3	$10.5	Less than $10.1
Modified adjusted EBITDA	2.6	2.9	3.2	Less than $2.6

Second Quarter
Business Unit/Metric	Threshold	Target	Maximum	Actual

Zayo Bandwidth and zColo
Revenue	$49.6	$50.7	$51.8	Greater than $51.8
Modified adjusted EBITDA	17.8	18.7	19.6	Greater than $19.6
Zayo Enterprise Networks
Revenue	$9.3	$9.5	$9.7	Less than $9.3
Modified adjusted EBITDA	1.6	1.9	2.2	Less than $1.6
Onvoy Voice Services
Revenue	$10.0	$10.3	$10.6	Less than $10.0
Modified adjusted EBITDA	2.0	2.9	2.6	Less than $2.0

Quarterly payouts under the plan for executives employed by each of the business units for the first and second quarter of Fiscal 2010 were based upon the results of their respective business units as compared to the financial targets set out above. For corporate-level executives, quarterly payouts under the plan were based upon a weighted average of the results of each business unit (Zayo Bandwidth 60.2%, Zayo Enterprise Networks 19.4% and Onvoy Voice Services 20.4%).

For the third and fourth quarters of Fiscal 2010, quarterly payouts under the non-equity incentive compensation plan were based on modified adjusted EBITDA targets established by the Compensation Committee for the company as a whole, with adjustments made in the actual payouts under the plan based on the Compensation Committee’s subjective evaluation of each business unit’s performance during the applicable quarter.

Fiscal Quarter	Threshold	Target	Maximum	Actual

Third Quarter	$23.2	$24.2	$26.2	$24.8
Fourth Quarter	$24.1	$25.1	$27.2	Greater than $27.2

Based upon the company’s actual results for each business unit in each fiscal quarter and, with respect to the third and fourth quarters and after making adjustments for certain non-recurring items and taking into account the Compensation Committee’s subjective evaluation of each business unit’s performance and contribution to the company’s performance, the Compensation Committee awarded each executive the following quarterly payouts under the non-equity incentive compensation plan for Fiscal 2010 (expressed as a percentage of the executive’s target bonus for the applicable quarter) (dollar figures in millions):

Name	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Daniel Caruso	—	—	—	—
Kenneth desGarennes	120%	120%	150%	152%
John Scarano	—	—	—	—
Glenn Russo(1)	N.A.	0%	100%	50%
Marty Snella	200%	200%	100%	175%
Christopher Yost	200%	200%	100%	175%

(1)	Mr. Russo did not participate in the non-equity incentive compensation plan in the first quarter of Fiscal 2010. See “— Bonus” below.

The table below shows the total target payouts and actual payouts under the non-equity incentive compensation plan for Fiscal 2010 for our Chief Executive Officer, Chief Financial Officer, and four most highly compensated other executive officers. We refer to these six people as our named executive officers.

	Plan	Plan
	Target	Actual
Name	Payout	Payout

Daniel Caruso	$—	$—
Kenneth desGarennes	$90,000	$122,880
John Scarano	$—	$—
Glenn Russo	$76,500	$38,250
Marty Snella	$82,000	$138,500
Christopher Yost	$48,000	$81,000

As with base salary, neither our CEO (Mr. Caruso) nor our President and COO of Zayo Bandwidth (Mr. Scarano) currently earns a quarterly payment under the non-equity incentive compensation plan. Upon reevaluating Mr. Caruso’s current ratio of base salary, bonus and equity we may increase Mr. Caruso’s bonus targets in connection with any increase of his base salary. As noted above, on October 29, 2010, Mr. Scarano announced his intention to resign as President of Zayo Bandwidth, effective on or around November 19, 2010.

Equity.  A significant percentage of total compensation for our executives is allocated to equity compensation. We believe equity ownership encourages executives to behave like owners and provides a clear link between the interest of executives and those of equity holders.

Certain employees, including our executives, are granted common units in CII, our indirect parent company. Upon a distribution at CII, the holders of common units are entitled to share in the proceeds of a distribution after certain obligations to the preferred unit holders are met. See Note 11 of our Fiscal 2010 Consolidated Financial Statements for additional information on member’s equity of CII, including the common units.

Certain of our executives also received preferred units in CII. The preferred unit holders are not entitled to receive dividends or distributions (although we may elect to include holders of preferred units in distributions at our discretion). Upon a distribution at CII the holders of preferred units are entitled to receive their unreturned capital contributions and a priority return of 6% prior to any distributions being made to common unit holders. After the unreturned capital contributions and priority returns are satisfied, preferred unit holders receive 80-85% of the proceeds of a distribution while the common unit holders receive the remaining 15-20%, depending on the aggregate preferred investor return on investment. See Note 10 of our Fiscal 2010 Consolidated Financial Statements for additional information on member’s equity of CII, including the preferred units.

Common units are awarded to executives upon hiring and at any time thereafter at the discretion of the Compensation Committee based on the executives’ past or expected role in increasing our equity value. All of the granted common units are subject to the terms of employee equity agreements covering vesting and transfer, among other terms.

In Fiscal 2010, each of the named executive officers received incremental grants based on the Compensation Committee’s subjective evaluation of their overall performance and expected contribution to the future increase in CII’s overall equity value.

Bonus.  Under the terms of his offer letter (the “Offer Letter”) Mr. Russo was entitled to a bonus equal to 150% of his target bonus, $102,000, for the first year of his employment, payments on which ended after the first quarter of Fiscal 2010. From and including the second quarter of Fiscal 2010, Mr. Russo ceased to receive such guaranteed bonus payments and became eligible to participate in our non-equity incentive compensation plan described above.

Benefits.  We offer our executives the same health and welfare benefit and disability plans that we offer to all of our employees.

Determination of Executive Compensation

Our CEO, Mr. Caruso, makes recommendations to the Compensation Committee regarding the total compensation of each executive including base salary, target bonus, and equity compensation, as well as the financial targets which determine bonus payment. The Compensation Committee considers the CEO’s recommendations in consultation with the full Board, and makes all final decisions for the total compensation and each element of the compensation for our executives, including Mr. Caruso.

To date neither Mr. Caruso nor the Compensation Committee has engaged the services of an external compensation consultant nor have they analyzed or reviewed the compensation policies of any specific peer companies. Mr. Caruso and the Compensation Committee use their general knowledge of the compensation practices of other similar telecommunications companies and other private equity-owned companies in the formulation of their recommendations and decisions. The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to our employees in general, including our executives, are handled by company management and our professional employee organization, ADP.

Employment and Equity Arrangements

Daniel Caruso.  As a founder of CII, Mr. Caruso was granted 4,000,000 Class A Preferred Units of CII pursuant to CII’s LLC Operating Agreement. He was subsequently issued 15,572,222 Class A Common Units of CII and 3,600,000 Class B Common Units of CII in connection with his employment as our Chief Executive Officer. The vesting of these units is governed by a Vesting Agreement, dated December 31, 2007, as amended. Pursuant to that agreement, 100% of Mr. Caruso’s Class A Common Units have vested as of November 1, 2010. With respect to his Class B Common Units, 1,533,333 vested on October 20, 2010, 1,002,083 will vest on March 19, 2011, and the remainder will vest pro rata on a monthly basis over a four-year period ending on February 1, 2012. The Class B Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units have reached $15.0 million. Finally, 100% of Mr. Caruso’s Class A Preferred Units have vested as of November 1, 2010.

Kenneth desGarennes.  Pursuant to various Employee Equity Agreements, Mr. desGarennes was issued 3,377,111 Class A Common Units of CII and 3,350,000 Class B Common Units of CII in connection with his employment as our Chief Financial Officer. With respect to his Class A Common Units, 844,278 vested on October 22, 2008 with the remainder vesting pro rata on a monthly basis over a four-year period ending on October 22, 2011. With respect to his Class B Common Units, 692,708 vested on October 20, 2010, 833,333 will vest on March 19, 2011 and the remainder vesting pro rata on a monthly basis over a four-year period ending on February 22, 2013.

The Class B Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units have reached $15.0 million. The units granted under these agreements will fully vest (accelerate) five months after a sale of CII.

John Scarano.  As a founder of CII, Mr. Scarano was granted 2,400,000 Class A Preferred Units of CII pursuant to CII’s LLC Operating Agreement. He was subsequently issued 9,732,638 Class A Common Units of CII and 1,100,000 Class B Common Units of CII in connection with his employment as President and Chief Operating Officer of Zayo Bandwidth. The vesting of these units is governed by a Vesting Agreement, dated January 10, 2008, as amended. Pursuant to that agreement, 100% of Mr. Scarano’s Class A Common Units have vested as of November 1, 2010. With respect to his Class B Common Units, 666,667 vested on October 20, 2010. As a result of Mr. Scarano’s resignation, the remainder of his Class B Common Units will be forfeited. The vested Class B Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units have reached $15.0 million. Finally, 100% of Mr. Scarano’s Class A Preferred Units have vested as of November 1, 2010.

Glenn Russo.  Pursuant to two Employee Equity Agreements, Mr. Russo was issued 1,500,000 Class A Common Units of CII and 500,000 Class B Common Units of CII in connection with his employment as President of Zayo Enterprise Networks. With respect to his Class A Common Units, 375,000 vested on September 2, 2009 with the remainder vesting pro rata on a monthly basis over a four-year period ending on September 2, 2012. With respect to his Class B Common Units, 145,833 will vest on March 19, 2011 and the remainder vesting pro rata on a monthly basis over a four-year period ending on January 2, 2014. The Class B Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units have reached $15.0 million. The units granted under these agreements will fully vest (accelerate) five months after a sale of CII.

Marty Snella.  Pursuant to various Employee Equity Agreements, Mr. Snella was issued 1,421,667 Class A Common Units of CII, 580,000 Class B Common Units of CII and 250,000 Class C Common Units of CII in connection with his employment as the Senior Vice President of Operations for Zayo Bandwidth. With respect to his Class A Common Units, 355,417 vested on January 21, 2009 with the remainder vesting pro rata on a monthly basis over a four-year period ending on January 21, 2012. With respect to his Class B Common Units, 150,000 will vest on October 20, 2010, 59,583 will vest on March 19, 2011 and the remainder vesting pro rata on a monthly basis over a four-year period ending on May 21, 2013. With respect to his Class C Common Units, 125,000 will vest on May 27, 2011, with the remainder vesting pro rata on a monthly basis over a four-year period ending on May 21, 2013. The Class B Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units have reached $15.0 million. The Class C Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units and Class B Common Units have reached $40.0 million. The units granted under these agreements will fully vest (accelerate) five months after a sale of CII.

Christopher Yost.  Pursuant to various Employee Equity Agreements, Mr. Yost was issued 650,000 Class A Common Units of CII, 275,000 Class B Common Units of CII and 50,000 Class C Common Units of CII in connection with his employment as the General Counsel for Zayo Bandwidth. With respect to his Class A Common Units, 162,500 vested on January 1, 2009 with the remainder vesting pro rata on a monthly basis over a four-year period ending on January 1, 2012. With respect to his Class B Common Units, 8,854 will vest on October 20, 2010, 114,583 will vest on March 19, 2011 and the remainder vesting pro rata on a monthly basis over a four-year period ending on May 1, 2013. With respect to his Class C Common Units, 25,000 will vest on May 27, 2011, with the remainder vesting pro rata on a monthly basis over a four-year period ending on May 1, 2013. The Class B Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units have reached $15.0 million. The Class C Common Units will receive distributions when the aggregate distributions made with respect to Class A Common Units and Class B Common Units have reached $40.0 million. The units granted under these agreements will fully vest (accelerate) five months after a sale of CII.

Accelerated Vesting.  Under the respective Employee Equity Agreements for Messrs. desGarennes, Russo, Snella and Yost, each of their unvested Units will immediately vest five months after the consummation of a sale of CII, provided that the relevant employee has remained continuously employed from the date of the relevant Employee Equity Agreement through the date of such sale and does not voluntarily terminate his employment prior to the expiration of such five months, if (i) all of the consideration paid in respect of such sale consists of cash or certain marketable securities or (ii) in the event that the consideration consists of other than cash or such securities, the board of directors of CII determines that such sale constituted a management control acquisition. For purposes of such Employee Equity Agreement, a “sale” of CII means any of (a) a merger or consolidation of CII or its subsidiaries into or with any other person or persons, or a transfer of units in a single transaction or a series of transactions, in which in any case the members of CII or the members of its subsidiaries immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of CII’s or its subsidiaries’ or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a person or persons who are not direct or indirect wholly-owned subsidiaries of CII acquire all or substantially all of CII’s or its subsidiaries’ assets determined on a consolidated basis, in each case, other than (i) the issuance of additional capital securities in a public offering or private offering for the account of CII or (ii) a foreclosure or similar transfer of equity occurring in connection with a creditor exercising remedies upon the default of any indebtedness of CII. Further, for purposes of such Employee Equity Agreement, “management control acquisition” is defined as a sale of CII with respect to which (i) immediately prior to such sale of CII, either (A) Dan Caruso is serving CII as chief executive officer or (B) John Scarano is serving CII as either chief operating officer or chief executive officer and (ii) after giving effect to the consummation of the sale of CII, neither Dan Caruso nor John Scarano is offered the opportunity to serve as the chief executive officer of the combined company resulting from such sale of CII.

Under the respective Vesting Agreements for Messrs. Caruso and Scarano, their unvested Preferred Units and Common Units will, upon a sale of CII, immediately vest, provided that the executive then remains employed by CII or one of its subsidiaries. For purposes of the Vesting Agreements, “sale” of CII means any of the following: (a) a merger or consolidation of CII or its subsidiaries into or with any other person or persons, or a transfer of units in a single transaction or a series of transactions, in which in any case the members of CII or the members of its subsidiaries immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of CII’s or its subsidiaries’ or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; (b) a single transaction or series of transactions, pursuant to which a person or persons who are not direct or indirect wholly-owned subsidiaries of CII acquire all or substantially all of CII’s or its subsidiaries’ assets determined on a consolidated basis, in each case whether pursuant to a sale, lease, transfer, exclusive license or other disposition outside of the ordinary course of business.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our named executive officers.

						Non-Equity
						Incentive Plan
	Fiscal				Stock	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)(3)	($)(2)	Total ($)

Daniel Caruso	2008	10,291	—		—	—	10,291
Chief Executive Officer	2009	10,951	—		—	—	10,951
	2010	10,951	—		—	—	10,951
Kenneth desGarennes	2008	157,192	—		—	68,460	225,652
Chief Financial Officer	2009	210,000	—		—	68,250	278,250
	2010	225,000	—		—	122,880	347,880
John Scarano	2008	10,291	—		—	—	10,291
Chief Operating Officer &	2009	10,951	—		—	—	10,951
President Zayo Bandwidth	2010	10,951	—		—	—	10,951
Glenn Russo(1)	2008		—			—	—
President, Zayo Enterprise	2009	211,682	114,750	(1)	64,000	—	390,432
	2010	255,000	38,250	(1)	—	38,250	331,500
Marty Snella	2008	95,667	—		—	—	91,667
Senior Vice President of	2009	200,000	—		—	60,000	260,000
Operations, Zayo Bandwidth	2010	201,667	—		—	138,500	340,167
Christopher Yost	2008	67,500	—		—	30,375	97,875
General Counsel, Zayo Bandwith	2009	151,875	—		—	43,876	195,751
	2010	160,000	1,000		—	81,000	242,000

(1)	Mr. Russo’s bonus was guaranteed at 150% of his target bonus for the quarters ended December 31, 2008, March 31, 2009, June 30, 2009, and September 30, 2009.

(2)	Comprises compensation which we describe under “— Compensation Discussion and Analysis — Elements of Executive Compensation — Non-Equity Incentive Compensation Plan.”

(3)	Amounts shown reflect the dollar value recognized, before forfeiture assumptions, by the Company for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10-10, for the fiscal years ended June 30, 2010, June 30, 2009 and June 30, 2008. Assumptions used to determine these values can be found in Note 9 of our Consolidated Financial Statements.

Grants of Plan Based Awards in Fiscal 2010

The following table provides information about grants of plan based awards to our named executive officers in Fiscal 2010:

		Estimated
		Future			All Other
		Payments Under			Stock Awards:	Grant Date
		Non-Equity			Number of	Fair Value
		Incentive Plan			Shares of	of Stock and
	Grant	Awards(1)			Stock or	Option
Name	Date	Threshold	Target ($)	Maximum	Units (#)	Awards ($)

Daniel Caruso	10.20.09	—	—	—	2,300,000	0
	3.19.10	—	—	—	1,300,000	0
Kenneth desGarennes	N/A	0	90,000	180,000	—	0
	10.20.09	—	—	—	1,750,000
	3.19.10	—	—	—	1,600,000
John Scarano	10.20.09	—	—	—	1,000,000	0
	3.19.10	—	—	—	100,000
Glen Russo	N/A	0	76,500	153,000	—	0
	3.19.10	—	—	—	500,000
Marty Snella	N/A	0	82,000	164,000	—	0
	10.20.09	—	—	—	450,000
	3.19.10	—	—	—	130,000
	5.27.10	—	—	—	250,000
Christopher Yost	N/A	0	48,000	96,000	—
	10.20.09	—	—	—	25,000
	3.19.10	—	—	—	250,000
	5.27.10	—	—	—	50,000

(1)	These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our quarterly non-equity incentive compensation plan (see page 77 above for additional information regarding this plan).

Outstanding Equity Awards at 2010 Fiscal Year End

The table below lists the number and value of equity awards that have not vested at year end of Fiscal 2010:

			Market Value of
	Number of Shares		Shares or Units of
	or Units of Stock that		Stock that have not
Name	have not Vested (#)		Vested ($)(1)

Daniel Caruso	5,047,685	(2)(3)	1,868,866
Kenneth desGarennes	4,475,704	(4)	1,489,595
John Scarano	2,001,053	(2)(5)	840,416
Glenn Russo	1,343,750	(2)(6)	553,438
Marty Snella	1,392,742	(7)	445,644
Christopher Yost	541,672	(8)	204,573

(1)	Market value is based on the fair market value of our Class A Common Units ($0.49 per unit), our Class B Common Units ($0.28 per unit), our Class C Common Units ($0.03 per unit) and our Class A Preferred Units ($1.50 per unit) at the end of Fiscal 2010.

(2)	Includes unvested Class A Common Units, Class B Common Units, Class C Common Units and Class A Preferred Units.

(3)	150,000 Class A preferred units will vest on October 1, 2010. 324,421.25 Class A common units will vest on the 1st of each month beginning on July 1, 2010, and ending on October 1, 2010. 1,533,333 Class B common units will vest on October 20, 2010. 1,002,083 Class B common units will vest on March 19, 2011. 27,083 1/3 Class B common units will vest on the 19th of each month beginning April 19, 2011 and ending February 1, 2010. 47,916 2/3 Class B common units will vest on the 20th of each month beginning November 20, 210 and ending February 1, 2010.

(4)	33,204 Class A common units will vest each month beginning July 22, 2010, and ending on October 22, 2011. 37,153 Class A common units will vest on the 22nd of each month beginning on July 22, 2010, and ending on October 22, 2011. 692,708 Class B common units will vest on October 20, 2010. 36,458 1/3 Class B common units will vest on the 20th of each month beginning on November 20, 2010, and ending on March 20, 2013. 833,333 Class B common units will vest on March 19, 2011. 33,333 1/3 Class B common units will vest on the 19th of each month beginning on April 19, 2011, and ending on February 19, 2013.

(5)	150,000 Class A preferred units will vest on October 1, 2010. 202,763 Class A common units will vest on the 1st of each month beginning on July 1, 2010, and ending on October 1, 2010. 666,667 will vest on October 20, 2010. 77,083 will vest on March 19, 2011. 2,083 1/3 will vest on the 19th of each month beginning April 19, 2011, and ending February 1, 2010. 20,833 will vest on the 20th of each month beginning November 20, 2010 and ending February 1, 2010.

(6)	31,250 Class A common units will vest on the 2nd of each month beginning on July 2, 2010, and ending on September 2, 2012. 145,833 Class B common units will vest on March 19, 2011. 10,417 Class B common units will vest on the 19th of each month beginning on April 19, 2011, and ending on January 19, 2014.

(7)	29,618 Class A common units will vest on the 21st of each month beginning on July 21, 2010 and ending on January 21, 2012. 59,583 Class B common units will vest on March 19, 2011. 2,708 1/3 Class B common units will vest on the 19th of each month beginning April 19, 2011, and ending May 19, 2013. 150,000 Class B common units will vest on October 20, 2010. 9,375 Class B common units will vest on the 20th of each month beginning on November 20, 2010, and ending on June 20, 2013. 125,000 Class C common units will vest on May 27, 2011. 5,208 1/3 Class C common units will vest on the 27th of each month beginning June 27, 2011, and ending May 27, 2013.

(8)	13,542 Class A common units will vest on the 1st of each month beginning on July 1, 2010, and ending on October 1, 2011. 8,854 Class B common units will vest on October 20, 2010. 521 Class B common units will vest on the 20th of each month beginning on November 20, 2010, and ending on May 20, 2013. 25,00 Class C common units will vest on May 27, 2011. 114,853 Class B common units will vest on March 19, 2011. 5,208 1/3 Class B common units will vest on the 19th of each month beginning on April 19, 2011, and ending on May 19, 2013. 1,042 Class C common units will vest on the 27th of each month beginning on June 27, 2011, and ending on June 27, 2013.

Option Exercises and Stock Vested in 2010

The table below sets forth the equity awards that vested during Fiscal 2010:

		Market Value of
	Number of Shares	Shares or Units of
	or Units of Stock	Stock that Vested
Name	that Vested in 2010 (#)	in 2010 ($)(1)

Daniel Caruso	5,331,151	4,064,740
Kenneth desGarennes	844,278	1,266,417
John Scarano	3,296,017	2,486,534
Glenn Russo	700,694	388,229
Marty Snella	355,417	533,125
Christopher Yost	162,500	243,750

(1)	Market value is based on the fair market value of our Class A Common Units ($0.49 per unit), Class B Common Units ($0.28 per unit), Class C Common Units ($0.03 per unit) and Class A Preferred Units ($1.50 per unit) at year end for Fiscal 2010.

Pension Benefits for Fiscal 2010

We do not maintain a defined benefit pension plan and there were no pension benefits earned by our executives in the year ended June 30, 2010.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans covering our executives.

Potential Payments upon Termination or Change-in-Control

As a general practice the executives are not entitled to any payments upon termination or change-in-control other than those rights provided in the employee equity agreements. See “— Employment and Equity Arrangements” above for information regarding vesting of equity in CII upon a change of control of CII. The following table sets forth information about the market value of invested units held by each of the named executives which would have accelerated upon a change in control on the last day of Fiscal Year 2010

Market Value of
Unvested Units
as at June 30,
2010
that would vest
Name	upon Change in Control

Daniel Caruso	$1,868,866
Kenneth desGarennes	$1,489,595
John Scarano	$840,416
Glenn Russo	$553,438
Marty Snella	$445,644
Christopher Yost	$204,573

Director Compensation

Prior to June 18, 2010, our Board was comprised of our Chief Executive Officer and representatives from a subset of our private equity investors. Neither our employee director nor the director representatives from our private equity investors received any compensation for their services on either the Board or Committees of the Board during Fiscal 2010. On June 18, 2010 we expanded our Board to include two independent directors not affiliated with our current investor base. Upon the expansion of the Board, we instituted a compensation program for independent directors.

We made no cash compensation payments to our independent directors for Fiscal 2010 as they were only appointed near the end of the fiscal year. However for future fiscal years we have agreed to pay our independent directors cash compensation pursuant to our compensation plan for them. The independent board member compensation plan consists of an annual retainer of $25,000 for each independent director for their Board membership and separate annual fees for committee chairmanship and membership. These separate fees for independent directors are comprised of an annual fee of $12,500 for the chairmanship of the audit committee and $5,000 for the chairmanship of the compensation committee. In addition, each independent director who is a member, other than the chairman, of the audit committee receives an annual fee of $5,000 and an independent director who is a member, other than the chairman, of the compensation committee receives an annual fee of $2,500. Independent board members also receive a per-meeting fee of $1,000 for attendance at in-person Board meetings. Further, we have agreed to gross up each such fee payment for applicable income taxes so that, after deducting all applicable income taxes, the independent director will receive the gross amount of such fees described above.

We also awarded an initial grant of Preferred Units and Common Units to the new independent members of our Board. Mr. Connor was granted 73,059 Class B Preferred Units of which 24,353 will vest on May 27, 2011, and the remainder will vest pro rata on a monthly basis over a three-year period ending on May 27, 2013. Mr. Connor was also granted 126,783 Class C Common Units of which 36,978 will vest on May 27, 2011, and the remainder will vest pro rata on a monthly basis over a three-year period ending on May 27, 2013. Mr. Detampel was granted 63,926 Class B Preferred Units of which 21,308 will vest on May 27, 2011, and the remainder will vest pro rata on a monthly basis over a three-year period ending on May 27, 2013. Mr. Detampel was also granted 110,935 Class C Common Units of which 36,978 will vest on May 27, 2011, and the remainder will vest pro rata on a monthly basis over a three-year period ending on May 27, 2013. We have also agreed to pay each independent director an amount sufficient to reimburse them for 50% of the applicable income taxes on the Class B Preferred Units granted.

The following table provides information about the equity granted to our independent directors in Fiscal Year 2010. As noted above, we paid our independent directors no fees in respect of Fiscal 2010.

Grant Date Fair Value
Name	of Equity Grants

Rick Connor
Class C Common Units	$3,804
Class B Common Units	197,990

Total	$201,784

Don Detampel
Class C Common Units	3,328
Class B Common Units	173,240

Total	$176,568

We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board and committee meetings. We also provide liability insurance for our directors and officers.

Other Matters Relating to Management

Daniel Caruso is one of the two founders of the Zayo Group and owns a substantial amount of equity of CII, our indirect parent company. See “Principal Equity Holders.” Mr. Caruso currently acts our President and Chief Executive Officer, but has not entered into an employment agreement with any entity affiliated with us that contractually determines his rights and obligations as such. On May 22, 2007, however, Mr. Caruso entered into a Founder Noncompetition Agreement with CII and on December 31, 2007, he entered into a Vesting Agreement with regard to certain equity in CII. The noncompetition agreement of Mr. Caruso will terminate on October 31, 2010 unless certain CII valuation thresholds are not achieved, in which case the termination date will be on the earlier of (i) October 31, 2012, (ii) one year after Mr. Caruso’s termination date, or (iii) when such valuation thresholds are achieved. Pursuant to the noncompetition agreement, Mr. Caruso is, during the term of the agreement, not permitted to own, manage, work for, provide assistance to or be connected in any other manner with a business engaged in owning or operating fiber networks, other than with respect to us, subject to exceptions noted below.

Mr. Caruso is an investor in Envysion, Inc. and GTS Central Europe and currently serves as the executive Chairman of Envysion, Inc. and as a board member of GTS Central Europe. Envysion, Inc. is engaged in managed video as a service and is not a direct competitor of the Zayo Group. GTS Central Europe is engaged in the owning and/or operating of fiber networks in Europe and is not a direct competitor of the Zayo Group given the distinct geographic areas in which the two entities operate. Should these entities change their current business focus and engage in direct competition to us in the future, then Mr. Caruso would, during the term of the noncompetition agreement, not be permitted to own capital stock in such entities or be in any other way engaged with such entities (other than by serving as the executive chairman of Envysion, Inc., which is specifically permitted pursuant to the noncompetition agreement). Following the termination of the noncompetition agreement, however, Mr. Caruso will not be prohibited from engaging in competitive activities, including as an investor, executive or board member of any entity that is a direct or indirect competitor of us.

Mr. Caruso, despite the fact that he does not have an employment agreement with Zayo Group, LLC or any of its subsidiaries, intends to devote the vast majority of his business time to Zayo Group, LLC and its subsidiaries.

Mr. Scarano also does not have an employment agreement with us, and his non-compete agreement with us expired on October 31, 2010.

PRINCIPAL EQUITY HOLDERS

One hundred percent of our equity is owned, indirectly, by CII. The following table sets forth the beneficial ownership of our indirect parent company, CII, by each person or entity that is known to us to own more than 5% of CII’s outstanding membership interests and each of our executive officers and directors who owns an interest in CII as of August 20, 2010. CII’s membership interests are comprised of Preferred Class A Units, Preferred Class B Units, and Common Units (divided into Class A Common Units, Class B Common Units and Class C Common Units). The Common Units do not carry voting rights. Upon a liquidation of the Company, the holders of the preferred units are entitled to receive their unreturned capital contributions and a priority return of 6% prior to any distributions being made to common unit holders. After the unreturned capital contributions and priority returns are satisfied, preferred unit holders receive 80% to 85% of the proceeds of a distribution while the common unit holders receive the remaining 15% to 20%, depending on the aggregate preferred investor return on investment. See Note 10 of our Consolidated Financial Statements for additional information on member’s equity of CII, including the preferred units. As of August 20, 2010, CII had 220,006,071 Preferred Class A Units outstanding, 36,719,981 Preferred Class B Units outstanding and 75,205,130 common units outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all units shown as owned by them except as otherwise set forth in the notes to the table and subject to community property laws, where applicable.

	Number of		Number of
	Preferred		Preferred
	Class A Units		Class B Units
	Beneficially	Percent of	Beneficially	Percent of	Common	Percent of
Name of Beneficial Owner	Owned	Class	Owned	Class	Units	Class

5% Beneficial Owners of CII
Battery Ventures(1)	22,439,636	10.2%	908,330	2.5%	—	—
Centennial Ventures(2)	13,199,787	6.0%	3,027,767	8.3%	—	—
Charlesbank Capital Partners(3)(8)	16,189,149	7.4%	21,042,981	57.7%	—	—
Columbia Capital(4)(9)	51,056,575	23.3%	—	—	—	—
M/C Venture Partners(5)(10)	51,056,576	23.3%	—	—	—	—
Morgan Stanley Alternative Investment Partners(6)	6,107,143	2.8%	8,629,136	23.7%	—	—
Oak Investment Partners XII, Limited Partnership(7)(11)	51,928,571	23.7%	2,724,990	7.5%	—	—
Our Directors
Daniel Caruso	4,665,333	2.1%	—	—	19,172,222	25.5%
Michael Choe(8)	—	—	—	—	—	—
John Siegel(9)	—	—	—	—	—	—
Gillis Cashman(10)	—	—	—	—	—	—
John Downer(11)	—	—	—	—	—	—
Rick Connor	—	—	73,059	0.2%	126,783	*
Don Detampel	—	—	63,926	0.2%	110,935	*
Our Named Executive Officers	—	—	—	—	—	—
John Scarano	2,560,666	1.2%	—	—	10,832,639	14.4%
Kenneth desGarennes	25,000	*	—	—	6,727,111	8.9%
Glenn S. Russo	100,000	*	—	—	2,000,000	2.7%
Marty Snella		*	—	—	2,251,667	3.0%
Christopher Yost	—	—	—	—	975,000	1.3%
All directors and executive officers as a group	7,350,999	3.3%	136,985	0.4%	42,196,357	56.1%

*	Less than 1%.

(1)	Aggregate holdings of Battery Ventures VII, L.P., Battery Investment Partners VII, LLC, and Battery Ventures VII, L.P. The address for all three entities is 930 Winter Street, Suite 2500, Waltham, MA 02451.

(2)	Aggregate holdings of Centennial Ventures VII, L.P. and Centennial Entrepreneurs Fund VII, L.P. The address for both entities is 1428 Fifteenth Street, Denver, Colorado 80202.

(3)	Aggregate holdings of Charlesbank Equity Fund VI, Limited Partnership, CB Offshore Equity Fund VI, Charlesbank Equity Coinvestment Fund VI, LP, and Charlesbank Equity Coinvestment Partners, LP. The address for all four entities is 200 Clarendon, 5th Floor, Boston, MA 02116.

(4)	Aggregate holdings of Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P., Columbia Capital Employee Investors IV, L.P., Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (Cayman) L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Investors III, L.L.C., and Columbia Capital Employee Investors III, L.L.C. The address for all seven entities is 201 N. Union Street, Suite 300, Alexandria, VA, 22314.

(5)	Aggregate holdings of M/C Venture Partners VI, L.P., M/C Venture Investors, L.L.C., M/C Venture Partners V, L.P., and Chestnut Venture Partners, L.P. The address for all four entities is 75 State Street, Suite 2500, Boston, MA, 02109.

(6)	Aggregate holdings of Yawlbreak & Co FTBO GTB Capital Partners LP, Morgan Stanley Private Markets Fund IV LP, Stormbay & Co FTBO Vijverpoort Hulzen C.V. The address for all three entities is 100 Front Street, Suite 400, West Conshohocken, PA 19428-2881.

(7)	525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(8)	Michael Choe is the Managing Director of Charlesbank Capital Partners.

(9)	John Siegel is a Partner of Columbia Capital.

(10)	Gillis Cashman is a General Partner of M/C Venture Partners.

(11)	John Downer is the Director-Private Equity of Oak Investment Partners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Our Audit Committee investigates, reviews and reports to the Board of Directors the propriety and ethical implications of any transaction, as reported or disclosed to the Audit Committee, between us and any independent auditor, employee, officer or member of the Board or any affiliates of the foregoing.

Onvoy

We acquired Onvoy on November 7, 2007 at which time Onvoy operated as a vertically integrated telecommunications company. Subsequent to our acquisition of Onvoy, we separated the business of Onvoy into three distinct operating business units. Two of the business units of Onvoy were integrated into our Zayo Bandwidth and Zayo Enterprise Networks business units following the acquisition. The third business unit, Onvoy Voice Services, remained with Onvoy.

During the third quarter of 2010, management determined that the services provided by Onvoy Voice Services did not fit within the Company’s current business model of providing telecom and internet infrastructure services, and the Company therefore spun-off Onvoy to Holdings, the parent of the Company.

We have a comprehensive ongoing contractual relationship with Onvoy, which is based on agreements entered into on an arm’s-length basis between Onvoy and each of Zayo Bandwidth, zColo, and Zayo Enterprise Networks.

The contractual relationships between us and Onvoy cover the following services:

Services Provided to Onvoy Voice Services

Zayo Bandwidth and Onvoy have entered into a Master Services Agreement pursuant to which Zayo Bandwidth provides the following services to Onvoy:

•	Transport services for circuits.

•	Leases of colocation racks in various markets.

•	Fiber and optronics management.

zColo and Onvoy have entered into a Master Services Agreement pursuant to which zColo provides the following services to Onvoy:

•	Leases of colocation racks at the colocation facility at 60 Hudson Street, New York, New York.

Zayo Enterprise Networks and Onvoy have entered into a Master Services Agreement pursuant to which Zayo Enterprise Networks provides the following services to Onvoy

•	Hosted PBX and IP services for voice services and dedicated Internet access.

•	Transport services relating to hands service, IP backhaul and DS-3 services.

Services Provided by Onvoy

Onvoy and Zayo Bandwidth have entered into a Master Services Agreement pursuant to which Onvoy provides the following services to Zayo Bandwidth:

•	Agent fee services detailing customer referrals.

•	Fiber IRU and services related to fiber in Minnesota.

•	Transport services covering lit services.

•	Sublease for space in Minneapolis and Plymouth, Minnesota.

•	Lease of colocation racks.

Onvoy and Zayo Enterprise Networks have entered into a Master Services Agreement pursuant to which Onvoy provides the following services to Zayo Enterprise Networks:

•	Agreements covering each of long distance/toll free services, operator services, directory assistance, local voice services, dedicated PRI and DS-0 services, and switching services.

•	Sublease of space in Minneapolis and Plymouth, Minnesota.

•	Leases of colocation racks.

In addition to the services and contracts described above, Onvoy and each of Zayo Bandwidth, and Zayo Enterprise Networks have entered into transition services agreements that outline each party’s responsibility with regards to payment to, and separation of services associated with, shared vendors. Furthermore, we have entered into a management agreement with Onvoy which relates to certain services provided for Onvoy by our management, such as compensation and benefits, insurance, tax, financial services and other corporate support.

Our aggregate yearly payments to Onvoy pursuant to all contracts between the parties amount to approximately $2.1 million whereas the aggregate yearly payments by Onvoy to us pursuant to such contracts amount to approximately $4.7 million. We or Onvoy may, however, terminate existing contracts in the future or we may enter into additional or other contractual arrangements with Onvoy as a result of which our contractual relationship with Onvoy and the payments among us and Onvoy pursuant to such contracts, may substantially change.

Acquisition of Voicepipe Communications

In November 2007, we acquired Voicepipe Communications from certain existing CII equity holders in exchange for CII preferred units. The purchase price of $3.3 million reflected comparable revenue multiples for telecommunications managed businesses.

Purchase of Notes

On September 14, 2010, Dan Caruso, the our President, Chief Executive Officer and Director, purchased $500,000 of notes in connection with the our September 20, 2010 $100.0 million note offering. The purchase price of the Notes was $516,000 after factoring in the premium on the Notes and accrued interest.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

Substantially concurrently with the initial offering in March 2010 of the notes, Zayo Group, LLC and Zayo Capital, Inc. (as borrowers) and certain of our subsidiaries (as guarantors) entered into a new credit agreement. We amended that credit agreement on September 13, 2010 to: (i) increase our borrowing capacity, (ii) increase the amount of Permitted Secured Indebtedness (as such item is defined therein) from $50.0 million to $125.0 million, (iii) allow us to use the proceeds of Permitted Secured Indebtedness to support, rather than only to consummate, certain acquisitions and mergers, (iv) amend the definition of annualized EBITDA (as described below), and (v) effect certain other conforming changes. As amended, our credit agreement provides for a $100.0 million senior secured revolving credit facility that will mature in March 2014 and which is available for cash borrowings, subject to certain limitations, and for the issuance of letters of credit up to a sub-limit of $15.0 million, with a swingline loan sub-facility up to a sub-limit of $10.0 million. Our obligations under the credit agreement are guaranteed by our domestic subsidiaries. All obligations under our credit agreement are secured by a lien on substantially all of our tangible and intangible assets and those of the subsidiary guarantors, subject to certain exceptions, and by a pledge of the equity interests in the Company made by Holdings. This lien is equally and ratably shared with the lien securing our obligations and those of such subsidiaries in respect of the notes.

Our credit agreement bears interest per annum at a variable rate, at our option subject to certain restrictions, of LIBOR plus a leverage-based margin ranging from 450 to 350 basis points, or the Base Rate plus a leverage-based margin ranging from 350 to 250 basis points. The “Base Rate” is equal to the greatest of (i) the administrative agent’s prime rate, (ii) the Federal Funds effective rate plus 50 basis points and (iii) LIBOR for a one-month interest period (calculated daily). Borrowings under our credit agreement are prepayable at any time prior to maturity (subject to advance notice) without penalty, other than customary breakage costs.

The credit agreement contains a number of covenants that, among other things, restrict the ability of the borrowers and the guarantors thereunder to:

•	dispose of assets;

•	incur additional debt or issue certain types of stock;

•	incur guarantee obligations;

•	repay or prepay certain other debt;

•	redeem or repurchase capital stock or certain other debt;

•	make specified restricted payments, including dividends;

•	enter into swap agreements;

•	make investments, loans or advances;

•	engage in mergers, acquisitions or consolidations;

•	engage to any substantial extent in businesses other than our current businesses;

•	enter into sale and leaseback transactions; or

•	engage in certain transactions with affiliates.

In addition, the credit agreement contains two financial covenants: (1) a maximum leverage ratio and (2) a minimum fixed charge coverage ratio. For purposes of these covenants, EBITDA (as defined in the credit agreement) was previously calculated as EBITDA for the latest two quarters times two. In connection with the amendments to our credit agreement described above, we modified this definition so that it is calculated as EBITDA for the most recent quarter times four.

Leverage Ratio:  We must not exceed a consolidated leverage ratio (funded debt to EBITDA), as determined under the credit agreement, of 4.25x for any trailing four-quarter period ending on March 31, 2010 or later.

•	Fixed Charge Coverage Ratio: We must maintain a consolidated fixed charge coverage ratio, as determined under the credit agreement, of at least 1.0x for the periods ending September 30 and December 31, 2010; 1.1x for the periods ending March 31 and June 30, 2011; 1.15x for the periods ending September 30 and December 31, 2011 and March 31 and June 30, 2012; and 1.25x for the periods ending September 30, 2012 and each fiscal quarter thereafter.

Our credit agreement contains customary representations and warranties, affirmative and negative covenants, and customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, breach of covenants, cross default to indebtedness in excess of $10.0 million, insolvency or inability to pay debts, bankruptcy, or a change of control.

All borrowings under our credit agreement are subject to the borrowers’ ability to satisfy the customary drawing requirements and conditions set forth in the credit agreement, and we cannot assure you that any of those conditions would be waived because some or all of the lenders under the credit agreement are also initial purchasers of the notes, or affiliates of such initial purchasers.

DESCRIPTION OF THE NOTES

In this “Description of the Notes” only, the word “Issuers” refers, collectively, to the co-issuers of the notes, Zayo Group, LLC and Zayo Capital, Inc., and the word “Company” refers solely to Zayo Group, LLC, and not to any of its subsidiaries. The definitions of certain other terms used in this description are set forth throughout the text or under “— Certain Definitions.”

We will issue the exchange notes under an indenture dated as of March 12, 2010, among the Issuers, the Initial Guarantors and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated September 13, 2010, between Zayo Fiber Solutions, LLC and the Trustee, a second supplemental indenture, dated as of September 20, 2010, among the Issuers, the Initial Guarantors and the Trustee, and a third supplemental indenture, to be dated prior to the effective date of the registration statement of which this prospectus forms a part, between American Fiber Systems Holding Corp. and the Trustee (collectively, the “Indenture”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The terms of the exchange notes and the outstanding notes are substantially identical, except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

•	will not contain provisions relating to the payment of Additional Interest.

Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of notes under the Indenture.

The following description is a summary of the material terms of the Indenture and the Security Documents. It does not, however, restate the Indenture or any Security Document in their entirety. You should read the Indenture and the Security Documents because they contain additional information and because they and not this description define your rights as a holder of the notes. Copies of the Indenture and the Security Documents may be obtained by requesting them from the Company.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Structure and Ranking of the Notes and the Note Guarantees

The Notes

The notes will:

•	be the Issuers’ senior secured obligations;

•	mature on March 15, 2017;

•	be secured, subject to Permitted Liens, on a first-priority basis equally and ratably with the Issuers’ obligations under the Credit Agreement;

•	be structurally subordinated to all Indebtedness and other liabilities of future Subsidiaries of the Issuers that do not provide Note Guarantees, which will only consist of Unrestricted Subsidiaries and Foreign Subsidiaries that do not guarantee other Indebtedness of the Company;

•	rank equally in right of payment with the Issuers’ obligations under the Credit Agreement and any and all of the Issuers’ existing and future Indebtedness that is not subordinated in right of payment to the notes;

•	rank senior in right of payment to any and all of the Issuers’ future Indebtedness that is subordinated in right of payment to the notes, if any;

•	be effectively senior to all of the Issuers’ existing and future unsecured Indebtedness, if any, to the extent of the value of the Collateral; and

•	be guaranteed on an unsubordinated, senior secured basis by the Guarantors.

The Note Guarantees

Each Note Guarantee of a Guarantor will:

•	be the Guarantor’s senior secured obligation;

•	be secured, subject to Permitted Liens, on a first-priority basis equally and ratably with such Guarantor’s obligations under the Credit Agreement;

•	rank equally in right of payment with such Guarantor’s obligations under the Credit Agreement and with any and all of such Guarantor’s other existing and future Indebtedness that is not subordinated in right of payment to its Note Guarantee, if any;

•	rank senior in right of payment to any and all of such Guarantor’s existing and future Indebtedness that is subordinated in right of payment to its Note Guarantee, if any; and

•	be effectively senior to all of such Guarantor’s existing and future unsecured Indebtedness, if any, to the extent of the value of the Collateral.

General

As of June 30, 2010, on an as adjusted basis after giving effect to the September 20, 2010 issuance of the notes and the use of proceeds thereof, and after excluding intercompany balances and intercompany guarantees:

•	on a consolidated basis, the Company and its Subsidiaries would have had $362.8 million of Indebtedness outstanding, entirely in the form of capital lease obligations and the notes;

•	the Company and its Subsidiaries would have had $94.1 million available for borrowing under the Credit Agreement, as amended, subject to certain conditions; and

•	there would have been no Restricted Subsidiaries other than the Guarantors.

As of the date the exchange notes are issued, all of the Company’s Subsidiaries (other than Zayo Capital, Inc., the co-issuer) will be Guarantors and Guarantee the notes. However, in the future, some of the Company’s Subsidiaries might not Guarantee the notes. In particular, the Indenture will not require any future Foreign Subsidiaries to provide a Note Guarantee unless such Foreign Subsidiary guarantees other Indebtedness of the Issuers. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-guarantor Subsidiaries will likely be required to repay financial and trade creditors before distributing any assets to the Issuers or a Guarantor.

As of the date the exchange notes are issued, all of the Company’s Subsidiaries (other than Zayo Capital, Inc., the co-issuer) will be “Restricted Subsidiaries.” However, under the circumstances described below under ‘‘— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. Further, Unrestricted Subsidiaries will not Guarantee the notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers, the Guarantors and the Restricted Subsidiaries may incur, the amount of such additional Indebtedness could be substantial.

Principal, Maturity and Interest

The notes will mature on March 15, 2017. The Issuers will issue up to $350 million aggregate principal amount of exchange notes in this exchange. Subject to the covenant described under “— Certain Covenants — Limitation on Indebtedness,” the Issuers are permitted to issue additional notes under the Indenture. The notes and any additional notes will be substantially identical other than the issuance dates, offering price, transfer restrictions and, in certain circumstances, the date from which interest will accrue. The notes and any additional notes that are issued will be treated as a single class under the Indenture, including with respect to waivers, amendments, redemptions and Offers to Purchase. Any additional notes will be secured, subject to Permitted Liens, on a first-priority basis equally and ratably with the notes and any other Permitted Additional Pari Passu Obligations. Unless the context otherwise requires, references to the notes for all purposes under the Indenture and in this “Description of the Notes” include any additional notes that are issued. The exchange notes will be issued only in fully registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the notes will accrue from September 15, 2010, the most recent date to which interest has been paid, at a rate per annum of 10.25%, and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2011. Interest will be payable to Holders of record on each note in respect of the principal amount thereof outstanding as of the immediately preceding March 1 or September 1, as the case may be.

Interest will be computed on the basis of a 360-day year comprising twelve 30-day months. Interest on overdue principal and interest will accrue at a rate that is 2% higher than the then applicable interest rate on the notes. In no event will the rate of interest on the notes be higher than the maximum rate permitted by applicable law.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be made for any registration of transfer, exchange or redemption of the notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange.

The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Payments on the Notes; Paying Agent and Registrar

If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Company will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest (including Additional Interest, if any), with respect to the Global Notes registered in the name of or held by DTC or its nominee and will be made by wire transfer of immediately available funds to the account specified by DTC.

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Collateral and Security

Collateral Generally

The notes, the Note Guarantees, and all other Pari Passu Obligations will be secured equally and ratably by continuing first priority security interests (subject to Permitted Liens and certain exceptions) in substantially all of the tangible and intangible assets of the Issuers and the Guarantors, whether now owned or hereafter acquired or arising, and wherever located, including, but not limited to, all existing and future Capital Stock and intercompany debt of any Domestic Subsidiary owned directly by the Issuers or any Guarantor and all existing and future Capital Stock of any Foreign Subsidiary owned directly by the Issuers or any Guarantor (limited (i) in the case of any such Foreign Subsidiaries, to 65% of the Capital Stock of such Foreign Subsidiaries, and (ii) in the case of all Subsidiaries of the Company, to the maximum amount which would not require the filing with the SEC of separate financial statements for such Subsidiary pursuant to Rule 3-16 of Regulation S-X under the Securities Act), accounts receivable, deposit accounts, chattel paper, inventory, equipment, leasehold interests, investment property, intellectual property, interests in commercial tort claims, other general intangibles and certain real property, as well as all existing and future Capital Stock of the Company, and all proceeds of the foregoing, subject to the exceptions discussed in the succeeding paragraph (collectively, the “Collateral”).

The Collateral will exclude certain items of property, including without limitation:

•	any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office;

•	any instrument, investment, property, contract, license, permit or other general intangible which by its terms cannot be, or requires any consent to be, pledged, transferred or assigned, or to the extent that granting a security interest therein would result in a breach or default under the instrument, investment, property, contract, license, permit or other general intangible;

•	any FCC License or any State PUC License, solely at such times and to the extent that a security interest in such FCC License or such State PUC License is not permitted under applicable law; and

•	any Capital Stock of any Foreign Subsidiary directly owned by the Company or any Guarantor in excess of 65% of the Capital Stock of such Foreign Subsidiary;

•	any Capital Stock of any direct or indirect Subsidiaries of any Foreign Subsidiary;

•	any Capital Stock or other securities of any Subsidiary of the Company in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Company with the SEC; and

•	certain other items agreed by the parties and as more fully set forth in the Security Documents.

Mortgages and other perfection steps will not be required in respect of any fee interest in Real Property having a value of $500,000 or less.

As of the date of the exchange, there will be no grants of mortgages or other perfection steps taken with respect to Real Property, because none of the Real Property interests of the Issuers or the Guarantors meets the aforementioned $500,000 threshold. Such unmortgaged Real Property interests include, without limitation, numerous leases of real property, some of which are material to the present conduct of the business of the Issuers and the Guarantors and as to which the Issuers and the Guarantors will use commercially reasonable efforts to obtain landlord waivers or collateral access waivers.

Security Documents Generally

The Company and the Initial Guarantors are party to the Security Documents (including, without limitation, the Security Agreement, the Parent Pledge Agreement and the Intercreditor Agreement) with the Collateral Agent, which documents provide for the grant of security interests in the Collateral in favor of the Collateral Agent, for the benefit of the Trustee and the Holders of the notes and the Revolving Loan Lenders under the Credit Agreement.

The Parent will, the Issuers will, and the Company will cause each of the Guarantors to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Trustee and the Holders of the notes and the Revolving Loan Lenders, duly created, enforceable and perfected Liens upon the Collateral as contemplated by the Indenture and the Security Documents.

The Issuers and the Guarantors will be able to Incur additional Indebtedness in the future which could share in the Collateral. Any such Indebtedness may limit the recovery from the realization of the value of such Collateral available to satisfy the Holders of the notes and the Revolving Loan Lenders. The lenders with respect to such Indebtedness will be required to join the Intercreditor Agreement as Additional Pari Passu Secured Parties. No Collateral will secure any other Indebtedness unless such Collateral also secures the Notes Obligations and the Revolving Loan Obligations. The amount of all such additional Indebtedness will be limited by the covenants disclosed under “— Certain Covenants — Limitation on Indebtedness” and “— Certain Covenants — Limitation on Liens.” Under certain circumstances the amount of such additional Indebtedness could be significant.

No appraisals of any Collateral have been prepared in connection with this exchange. The value of the Collateral at any time is subject to fluctuation based on factors that include, among others, the condition of the telecommunications industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of suitable buyers and similar factors. By their nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Collateral as of the date of this prospectus exceeds the principal amount of the Indebtedness secured thereby. The value of the assets pledged as Collateral for obligations under the Indenture and the Credit Agreement could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends.

We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of the portion of the Collateral allocated or allocable to the repayment of the obligations under the Indenture and the Credit Agreement would be sufficient to satisfy the amounts outstanding under the notes and the loans under the Credit Agreement. If such proceeds were not sufficient to repay amounts outstanding under the notes and the loans under the Credit Agreement, the holders of the notes and the lenders under the Credit Agreement (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured, general claim against us and our Guarantors’ remaining assets, which claim would rank equal in priority to unsecured general Indebtedness. In the event that a bankruptcy case is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

After-Acquired Property

Promptly following the acquisition by the Issuers or any Guarantor of any After-Acquired Property (but subject to the applicable limitations in the Security Documents), the Issuers or such Guarantor will execute and deliver such security agreement supplements, mortgages, deeds of trust, security instruments, financing statements, title insurance, surveys and certificates and opinions of counsel as are reasonably necessary to vest in the Collateral Agent a perfected security interest or other Liens in or on such After-Acquired Property and to have such After- Acquired Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral will be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Intercreditor Agreement

The Issuers, the Guarantors, the Trustee (as Authorized Representative for the Holders of the notes), SunTrust Bank (in its capacity as Authorized Representative for the Revolving Lenders under the Credit Agreement, the “Revolving Loan Agent”), and the Collateral Agent are parties to a Collateral Agency and Intercreditor Agreement, dated as of March 12, 2010, as amended and supplemented by the Joinder Agreement among the same parties, dated as of September 20, 2010 (“Intercreditor Agreement”), with respect to the Collateral, which Intercreditor Agreement may be amended from time to time without the consent of the Holders of the notes to add additional lenders holding Additional Pari Passu Obligations permitted to be incurred under the Indenture, the Credit Agreement, the Intercreditor Agreement and any Additional Pari Passu Agreements then in effect.

Collateral Agent

By accepting the notes, each Holder will be deemed to have irrevocably appointed SunTrust Bank as the Collateral Agent, to act as its agent under the Intercreditor Agreement, the Security Agreement, the Parent Pledge Agreement and the other Security Documents, and to have irrevocably authorized the Collateral Agent to perform the duties and exercise the rights powers and discretions that are specifically given to it under the Intercreditor Agreement, the Security Agreement, the Parent Pledge Agreement and the other Security Documents, together with any other incidental rights power and discretion. Under the terms of the Intercreditor Agreement, the Collateral Agent may resign on 30 days prior written notice, and the Collateral Agent may also be removed for cause and replaced by a replacement collateral agent selected by the Applicable Authorized Representative, in consultation with the Issuers.

The Collateral Agent will hold (directly or through co-trustees, co-agents, agents or sub-agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents. The Collateral Agent will, at least initially, be the same institution that will be serving as the Revolving Loan Agent on behalf of the Revolving Lenders.

Enforcement of Security Interests

Under the Intercreditor Agreement, the Applicable Authorized Representative has the right, under certain circumstances, to direct the Collateral Agent to foreclose or take other actions with respect to the Collateral, and no other party to the Intercreditor Agreement will have the right to take any action with respect to the Collateral. Except as described below, the Applicable Authorized Representative will be the Authorized Representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then-outstanding Series of Pari Passu Obligations (the “Controlling Authorized Representative”). Upon the occurrence of the Non-Controlling Authorized Representative Enforcement Date (as defined below), the then-Applicable Authorized Representative will be replaced as Applicable Authorized Representative by the Authorized Representative of the Series of Pari Passu Obligations that then constitutes the next largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to the Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date,” with respect to which a Non-Controlling Authorized Representative becomes the Applicable Authorized Representative is the date that is 90 days (throughout which 90-day period the applicable Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture, the Credit Agreement or any other applicable indenture or credit document for that Series of Pari Passu Obligations, and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture, the Credit Agreement or any other applicable indenture or credit document for that Series of Pari Passu Obligations, has occurred and is continuing and (ii) the Pari Passu Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture, the Credit Agreement or other applicable indenture or credit document, as applicable, for that Series of Pari Passu Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date will be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral if (1) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Issuers or the Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding. If no such stay occurs, or is deemed to occur, then the Major Non-Controlling Authorized Representative will become the Applicable Authorized Representative from and after the occurrence of the Non-Controlling Authorized Representative Enforcement Date. As of the date the exchange, we expect that the Trustee, in its capacity as Authorized Representative for the Holders of the notes, will be the Controlling Authorized Representative and the Applicable Authorized Representative, and SunTrust Bank, in its capacity as Authorized Representative for the Revolving Loan Lenders under the Credit Agreement, will be the initial Major Non-Controlling Authorized Representative.

Restrictions on Enforcement of Priority Liens

The Applicable Authorized Representative will have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, and (a) the Collateral Agent will not follow any instructions (other than certain types of instructions to exercise rights other than enforcement rights) with respect to the Collateral from any representative of any Non-Controlling Secured Party or other Pari Passu Secured Party (other than the Applicable Authorized Representative), and (b) no Authorized Representative of any Non-Controlling Secured Party or other Pari Passu Secured Party (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by or at the direction of the Collateral Agent in connection with the Intercreditor Agreement or the exercise of remedies against the Collateral. Each Authorized Representative has agreed that it will not accept any Lien on any Collateral for the benefit of any series of Pari Passu Obligations (other than funds deposited for the discharge or defeasance of any Additional Pari Passu Agreement) unless each other series of Pari Passu Obligations is also secured by a Lien on such Collateral. Each of the Pari Passu Secured Parties will also agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of the Intercreditor Agreement.

If an Intercreditor Event of Default has occurred and is continuing and the Collateral Agent takes action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Issuers or any Guarantor, the proceeds of any sale, collection or other liquidation of any Collateral by the Collateral Agent or any other Pari Passu Secured Party (or received pursuant to any other intercreditor agreement), as applicable, the proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) shall be applied:

FIRST, to the payment of all reasonable legal fees and expenses and other reasonable costs or out-of-pocket expenses or other liabilities of any kind incurred by the Collateral Agent, acting on behalf of the Pari Passu Secured Parties under any Pari Passu Security Document or otherwise in connection with any Pari Passu Security Document or the Intercreditor Agreement;

SECOND, to the Collateral Agent in an amount equal to the Collateral Agent’s fees payable under the Intercreditor Agreement and any other Pari Passu Security Documents which are unpaid and to any Authorized Representative which has theretofore advanced or paid the Collateral Agent’s fees in an amount equal to the amount so advanced or paid by such Authorized Representative prior to such distribution date;

THIRD, to the ratable payment of Pari Passu Obligations consisting of fees, expenses and indemnity amounts (including attorney’s fees and expenses) owed to the Authorized Representatives, ratably among the Authorized Representatives in proportion to the amount of all fees, expenses and indemnity amounts owed to all Authorized Representatives under this clause;

FOURTH, to the payment in full of all other Pari Passu Obligations then due and owing on a ratable basis among all Series, to be applied in accordance with the terms of the applicable Secured Credit Documents; and

FIFTH, after payment in full of all Pari Passu Obligations, to the Company for the account of the Company or the applicable Guarantor as its interests may appear.

Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor will be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such impairment exists.

None of the Pari Passu Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the Pari Passu Secured Parties may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Pari Passu Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the Pari Passu Obligations, then it must hold such Collateral, proceeds or payment in trust for the other Pari Passu

Secured Parties and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the Intercreditor Agreement.

The Pari Passu Secured Parties acknowledge that the Pari Passu Obligations may, subject to the limitations set forth in the other Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Intercreditor Agreement defining the relative rights of the Pari Passu Secured Parties; provided that the authorized representative of the holders of such amended or modified Indebtedness shall have executed a Joinder Agreement to the Intercreditor Agreement on behalf of the holders of such additional refinancing Indebtedness.

Release of Liens on Collateral

The Issuers and the Guarantors will be entitled to the release of property and other assets included in the Collateral from the Liens securing the Pari Passu Obligations under any one or more of the following circumstances:

•	to enable the disposition or other use of such property or assets to the extent permitted under the Indenture and all other Secured Credit Documents; and

•	in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor.

The Liens on the Collateral securing the notes and the Guarantees will also be released upon (i) the termination and release of all Liens on Collateral in accordance with the terms of the Indenture, the Credit Agreement, each Additional Pari Passu Agreement then in effect, the Intercreditor Agreement, and all other applicable Pari Passu Security Documents, or (ii) the consent of each Authorized Representative, the Issuers and, as applicable, Holders of the notes and Lenders under the Senior Credit Facility and the Guarantors, it being agreed that the termination of the Collateral pursuant to the preceding clause (i) or (ii) will be concurrent with the termination of the Intercreditor Agreement and the other Pari Passu Security Documents (including the release of all Liens granted thereunder).

Amendment of Security Documents

The Collateral Agent may enter into any amendment to any Pari Passu Security Document, so long as the Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of the Indenture, the Credit Agreement and each other Secured Credit Document then in effect. The Collateral Agent will give notice to each Authorized Representative of any release of Collateral and of any amendment to any Pari Passu Security Document.

Certain Covenants with Respect to the Collateral

The Collateral will be pledged pursuant to the Security Documents, which contain provisions relating to the administration of the Collateral. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Collateral:

Further Assurances.  The Security Documents and the Indenture provide each Grantor will, at its own expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Collateral Agent may request, in order to perfect any security interest granted or purported to be granted thereby or to enable the Collateral Agent to exercise and enforce its rights and remedies under such Security Documents with respect to any of the Collateral. Under the terms of the Security Agreement, each Grantor authorizes the filing by the Collateral Agent of financing or continuation statements, or amendments, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as may be necessary or as Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted under the Security Agreement.

Real Property Mortgages and Filings.  Each Grantor agrees that upon the acquisition of any fee interest in Real Property in excess of $500,000 in value it will promptly notify the Collateral Agent of such acquisition and will grant to the Collateral Agent, for the benefit of the Pari Passu Secured Parties (including the Trustee and the Holders of the notes), a first priority mortgage (subject to Permitted Liens) on each fee interest in Real

Property owned by such Grantor and will deliver such other documentation and opinions, in form and substance satisfactory to Collateral Agent, in connection with the grant of such mortgage as the Collateral Agent reasonably requests, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor will pay all recording costs, intangible taxes and other fees and costs (including attorneys’ fees and expenses) incurred in connection therewith.

FCC Licenses and State PUC Licenses.  The Collateral Agent’s rights with respect to the FCC Licenses and the State PUC Licenses are expressly subject to, and limited by any restrictions imposed by, the Communications Act and State Telecommunication Laws, as applicable. Prior to the exercise by Collateral Agent of any power, rights, privilege, or remedy under the Security Agreement which requires any consent, approval, or authorization of the FCC or any other governmental authority, the relevant Grantors will, at the Collateral Agent’s request, execute and deliver all applications, certificates, instruments, and other documents and papers that Collateral Agent determines may be required to obtain such consent, approval, or authorization. Neither the Collateral Agent nor any receiver appointed by reason of the exercise of any remedies will control, supervise, direct, or manage, or attempt to control, supervise, direct, or manage, the business of any Grantor, in any case that would result in any assignment of any FCC License or State PUC License or a transfer of control of any Grantor, any FCC License or any State PUC License, if such assignment or such transfer of control would require under the Communications Laws or State Telecommunications Laws the prior approval of the FCC or any other Governmental Authority without first obtaining such approval.

New Subsidiaries.  Pursuant to the Indenture and the terms of the Credit Agreement, any new direct Domestic Subsidiary (whether by acquisition or creation) of a Grantor is required to enter into the Security Agreement by executing and delivering a supplement to the Security Agreement in the form attached to the Security Agreement. The ability of any future Domestic Subsidiary to enter the Security Agreement may be subject to prior approval by certain State PUCs. Upon the execution and delivery of such supplement by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Grantor under the Security Agreement, with the same force and effect as if originally named as a Grantor on the Issue Date. The execution and delivery of any instrument adding an additional Grantor as a party to the Security Agreement shall not require the consent of any then-existing Grantor.

Certain Bankruptcy Limitations

The right of the Collateral Agent (acting on behalf of the Trustee and the Holders of the notes) to repossess and dispose of Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuers or any Guarantor prior to the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Agent (acting on behalf of the Pari Passu Secured Parties) is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes and the Credit Agreement could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the notes or the lenders under the Credit Agreement would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the Holders of the notes would hold secured claims to the extent of the value of the Collateral to which the Holders of the notes are entitled, and unsecured claims with respect to such shortfall.

Compliance with Trust Indenture Act

The Indenture provides that, to the extent applicable, the Company will comply with the provisions of the Trust Indenture Act Section 314(b) after qualification of the Indenture pursuant to the Trust Indenture Act.

The Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the notes, to be complied with, after qualification of the Indenture under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Note Guarantees

General

Under the Indenture, the Initial Guarantors will jointly and severally agree to guarantee the due and punctual payment of all amounts payable under the notes, including principal, premium, if any, and interest (including Additional Interest, if any). The Indenture will require any future Domestic Subsidiary and any other Restricted Subsidiary that Guarantees Indebtedness of the Issuers or any Guarantor to provide a Note Guarantee. The ability of any future Domestic Subsidiaries to provide a Note Guaranty may be subject to prior approval by certain State PUCs. See “— Certain Covenants — Future Subsidiary Note Guarantees.”

Each Note Guarantee of a Guarantor will be the Guarantor’s senior secured obligation, secured on a first priority basis, subject to Permitted Liens. The Indenture states that each Guarantor under its Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor by law or without resulting in its obligations under its Note Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally. With respect to risks related to such limitations, see “Risk Factors — Risks Relating to the Notes — Federal and state statutes allow courts, under specific circumstances, to cancel the notes or the related guarantees and require noteholders to return payments received from us or the guarantors.” Each Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Guarantor.

Release of the Note Guarantees

A Note Guarantee of a Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(3) in connection with any sale or other disposition (including by merger or otherwise) of Capital Stock of the Guarantor after which such Guarantor is no longer a Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the applicable provisions of the Indenture;

(4) if the Company properly designates the Guarantor as an Unrestricted Subsidiary under the Indenture;

(5) solely in the case of a Note Guarantee created pursuant to the second paragraph of the covenant described below under “— Certain Covenants — Future Subsidiary Note Guarantees,” upon the release or discharge of the Guarantee that resulted in the creation of such Note Guarantee pursuant to that covenant, except a discharge or release by or as a result of payment under such Note Guarantee;

(6) upon a Legal Defeasance or satisfaction and discharge of the Indenture that complies with the provisions under “— Legal Defeasance and Covenant Defeasance” or ‘‘— Satisfaction and Discharge”; or

(7) upon payment in full of the aggregate principal amount of all notes then outstanding and all other obligations under the Indenture and the notes then due and owing.

Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee will, at the sole consent of the Company, execute any documents reasonably required in order to evidence or effect such release, termination and discharge in respect of such Note Guarantee. Neither the Issuers nor any Guarantor will be required to make a notation on the notes to reflect any Note Guarantee or any such release, termination or discharge. Upon any release of a Guarantor from its Note Guarantee, such Guarantor shall also be released from its obligations under the Security Documents.

Optional Redemption

At any time prior March 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture (including any additional notes) at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the Indenture (including any additional notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuers or their Affiliates); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

At any time prior to March 15, 2013, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after March 15, 2013, the Issuers may redeem all or a part of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage

2013	105.125%
2014	102.563%
2015 and thereafter	100.000%

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2) if the notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

No notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail, at least 30 but not more than 60 days before the redemption date, to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market and Other Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase the notes as described below under “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of Holders — Asset Sales.” The Company and its Restricted Subsidiaries may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

Unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding notes as described under “— Optional Redemption,” the Issuers must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

The Issuers’ ability to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by the Issuers’ then-existing financial resources. Sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuers and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and the Company. As of the date the exchange, the Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to Incur additional Indebtedness are contained in the covenants described below under “— Certain Covenants — Limitation on Indebtedness.”

The Issuers will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Issuers and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuers to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and the Restricted Subsidiaries taken as a whole to another Person or group may be uncertain. See “Risk Factors — Risks Relating to the Notes — The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” of our assets or a change in the composition of our board of directors is uncertain.”

The term “change of control” is also defined under our Credit Agreement in a manner equivalent to the definition of that term under the Indenture relating to the notes. Under our Credit Agreement, a “change of control” will constitute an event of default unless we prepay all amounts outstanding under the Credit Agreement before the change of control occurs.

Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of:

(a) Cash Equivalents (including any Cash Equivalents received from the conversion within 90 days of such Asset Sale of any securities, notes or other obligations received in consideration of such Asset Sale); or

(b) Replacement Assets; or

(c) any combination of the consideration specified in clauses (a) and (b); and

(3) in the case of an Asset Sale of Collateral, all consideration from such Asset Sale that is not in the form of Cash Equivalents is pledged as Collateral to secure the notes concurrently with or immediately after the acquisition.

Any Net Available Cash received by the Company or any Restricted Subsidiary from any Asset Sale:

(1) in the case of any Asset Sale of Collateral, (A) shall be reinvested within 360 days in Replacement Assets; provided that (x) to the extent the assets subject to such Asset Sale were Collateral, such newly acquired assets shall also be Collateral and (y) the purchase of the Replacement Assets is consummated no later than (i) the 360th day after such Asset Sale or (ii) so long as a binding agreement with respect to the purchase of Replacement Assets is entered into within 360 days after the Asset Sale, 90 days after the date of such binding agreement, or (B) shall otherwise be used to make an Offer to Purchase (as described below) in accordance with the following paragraph; or

(2) in the case of any Asset Sale of assets not constituting Collateral, may be applied (A) as provided in the immediately preceding clause (1) above or (B) within 365 days of receipt of such Net Available Cash, to permanently reduce any Indebtedness constituting Indebtedness of a non-Guarantor Subsidiary or to permanently reduce any unsubordinated Indebtedness of the Issuers or any Guarantor (in each case owing to a Person other than the Company or any Affiliate of the Company) (and, if the obligation repaid is revolving credit Indebtedness, to correspondingly reduce loan commitments with respect thereto).

The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 365 day period as set forth in the preceding paragraph and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $25.0 million, the Company must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase, from the Holders and all holders of other Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, the maximum principal amount of notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase will be equal to 100% of the principal amount (or accreted value, if applicable) of the notes and such other Pari Passu Debt plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the rights of Holders of notes on the relevant record date to receive interest on the relevant interest payment date, and will be payable in cash. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this “— Repurchase at the Option of Holders — Asset Sales” covenant, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds.”

Except in the case of an Asset Sale of Collateral, for the purposes of this covenant, the following are deemed to be Cash Equivalents: the assumption of (i) Indebtedness of the Company (other than Disqualified Stock or Indebtedness that is by its terms subordinated in right of payment to the notes) or (ii) Indebtedness of any Restricted Subsidiary (other than Indebtedness of a Guarantor that is by its terms subordinated in right of payment to the notes or Disqualified Stock of any Guarantor), and, in each case, the full and unconditional release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale.

Certain Covenants

The Indenture contains, among others, the following covenants.

Limitation on Restricted Payments

(A) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(1) declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary held by any Person (other than by the Company or another Restricted Subsidiary);

(3) call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Indebtedness that is subordinated in right of payment to the notes or any Note Guarantee except (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or (b) intercompany Indebtedness permitted to be Incurred pursuant to clause (6) of the second paragraph of the covenant described below under “— Certain Covenants — Limitation on Indebtedness” ;or

(4) make any Investment (other than a Permitted Investment) in any Person;

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2) the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under “— Certain Covenants — Limitation on Indebtedness”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) (x) the aggregate Consolidated Cash Flow accrued in the period beginning on the first day of the quarter beginning on January 1, 2010, and ending on the last day of the most recent quarter for which internal financial statements are available prior to the date of such proposed Restricted Payment (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), less (y) 1.5 times consolidated interest expense during such period; plus

(b) the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company); plus

(c) with respect to Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Investments in any Person (except, in each case, to the extent any such amount is included in the calculation of Consolidated Net Income), resulting from repayment to the Company or any Restricted Subsidiary of loans or advances or from the receipt of net cash proceeds from the sale of any such Investment, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Person; plus

(d) $20.0 million.

(B) The preceding provisions will not prohibit the following; provided that, in the case of clauses (7), (8) and (9) below only, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture, and the redemption of any Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of the Indenture;

(2) the payment of any dividend by a Restricted Subsidiary to all the holders of its Common Stock on a pro rata basis;

(3) any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for such Restricted Payment will be excluded from clause (3) (b) of the preceding paragraph (A);

(4) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees (no more than 90 days prior to the maturity thereof) in exchange for or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(5) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof and applicable withholding taxes, if any;

(6) the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; provided, that such payment shall not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Company in good faith);

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, or the dividend or other distribution, directly or indirectly, to Communications Infrastructure Investments, LLC (“CII”), the Company’s indirect parent company, to fund the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of CII, in each case held by any current or former employee or director of the Company (or any Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; or, prior to the Company’s initial public offering, a distribution or dividend, directly or indirectly, to any of the Company’s direct or indirect parent companies for the purpose of enabling CII to effect a repurchase, redemption or other acquisition or retirement of the Equity Interests in CII from one or more of its equity investors that fail to comply with their funding commitments under the CII limited liability company agreement; provided that the aggregate price paid, or distributed or paid out as a dividend under this clause (7) in any calendar year will not exceed $5.0 million (with unused amounts in any calendar year being carried over to succeeding years) or, in the event any unused amounts of any previous year are being carried over, $7.5 million;

(8) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with the covenant described below under “— Certain Covenants — Limitation on Indebtedness”; and

(9) other Restricted Payments in an aggregate amount not to exceed $20.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided that the Company or any Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be positive and less than 4.25 to 1.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) the Incurrence by the Company or any Guarantor of Indebtedness under the Credit Agreement (including, without limitation, the Incurrence by the Company and the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (1) not to exceed $85.0 million;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Company and the Guarantors of Indebtedness represented by the notes (other than additional notes) and the related Note Guarantees;

(4) the Incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement), in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed, at any time outstanding, the sum of (i) $45.0 million and (ii) 2.5% of the consolidated total assets of the Company (excluding Unrestricted Subsidiaries and determined as of the end of the most recent quarter of the Company for which internal financial statements are available) at any time outstanding;

(5) the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (5), or (14) of this paragraph;

(6) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a non-Guarantor Restricted Subsidiary, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant;

(8) the Incurrence by the Company or any Guarantor of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9) the Incurrence by the Company or any Guarantor of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition or acquisition of any business, assets or Capital Stock of a Guarantor (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Guarantor for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Guarantor in connection with such disposition;

(10) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11) the Incurrence by the Company or any Guarantor of Indebtedness in respect of bid, performance or surety bonds or letters of credit issued in the ordinary course of business, including letters of credit supporting lease obligations or supporting such bid, performance or surety bonds or in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the Incurrence of such repayment or reimbursement obligations under any such bid, performance or surety bonds, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(12) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes as described below under “— Legal Defeasance and Covenant Defeasance” or “— Satisfaction and Discharge”;

(13) customer deposits and advance payments received from customers for goods and services sold in the ordinary course of business; or

(14) the Incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate amount at any one time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (14), not to exceed $25.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (14) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date, if any, will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) above.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The accretion of original issue discount shall be deemed not to be an Incurrence of Indebtedness.

The Company will not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the notes at least to the same extent. The Company will not permit the co-issuer or any Guarantor to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the co-issuer or such Guarantor, as the case may be, unless it is subordinate in right of payment to the notes or such Guarantor’s Note Guarantee, as the case may be, at least to the same extent. For purposes of the Indenture, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuers or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) pay any liabilities owed to the Company or any of Restricted Subsidiary;

(3) make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(4) transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement as in effect on the Issue Date, Existing Indebtedness, the Security Documents or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not, as determined by the Company in good faith, materially more restrictive than those contained in the Credit Agreement, the Security Documents, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the notes and the Note Guarantees;

(3) existing under or by reason of applicable law, rule, regulation or order;

(4) with respect to any Person or the property or assets of a Person acquired by the Company or any Restricted Subsidiary existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not, as determined by the Company in good faith, materially more restrictive than those in effect on the date of the acquisition;

(5) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(6) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture;

(7) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, as determined by the Company in good faith;

(8) that restrict distributions or transfer by a Restricted Subsidiary if such restrictions exist under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, that Restricted Subsidiary and are pending such sale or other disposition;

(9) on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(10) arising from customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business and which the Board of Directors of the Company determines in good faith will not adversely affect the Issuers’ ability to make payments of principal or interest on the notes; and

(11) arising from purchase money obligations Incurred in compliance with clause (4) of the covenant described above under “— Certain Covenants — Limitation on Indebtedness” that impose restrictions of the nature described in clause (4) above on the assets acquired.

Merger, Consolidation or Sale of Assets

The Company.  The Issuers will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuers and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists;

(2) either:

(a) such Issuer is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that in the case where such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws and (ii) assumes all the obligations of such Issuer under the notes, the Indenture and the Security Documents pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction on a pro forma basis, (i) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under “— Certain Covenants — Limitation on Indebtedness”; or (ii) the Consolidated Leverage Ratio is positive and less than the Company’s Consolidated Leverage Ratio immediately prior to such transaction;

(4) each Guarantor, unless such Guarantor is the Person with which such Issuer has entered into a transaction under this covenant, will have confirmed to the Trustee in writing that its Note Guarantee will apply to the obligations of such Issuer or the surviving Person in accordance with the notes and the Indenture;

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement (including any supplement to any Security Document if required in connection with such transaction) comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with;

(6) such Issuer or the surviving entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Issuer or the surviving entity;

(7) the Collateral owned by or transferred to such Issuer or the surviving entity, as applicable, shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the notes, and (c) not be subject to any Lien other than Permitted Liens; and

(8) the property and assets of the Person which is merged or consolidated with or into such Issuer or the surviving entity, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Security Documents, shall be treated as After-Acquired Property and such Issuer or the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture;

provided that clause (3) above will not apply (i) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the foregoing limitations; or (ii) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among such Issuer and any Guarantor.

Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with this covenant, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Issuers” will refer instead to the successor Person and not to such Issuer), and may exercise every right and power of, such Issuer under the Indenture with the same effect as if such successor Person had been named as an Issuer in the Indenture.

In addition, the Company and the Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person. See “Risk Factors — Risks Relating to the Notes — The ability of holders of notes to require us to repurchase notes as a result of a disposition of ‘substantially all’ of our assets or a change in the composition of our board of directors is uncertain.”

The Guarantors.  A Guarantor will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition which has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of that Guarantor under the Indenture, including its Note Guarantee, and the Security Documents pursuant to a supplemental indenture satisfactory to the Trustee; provided that

(A) the Guarantor or the surviving entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Guarantor or the surviving entity;

(B) the Collateral owned by or transferred to the Guarantor or the surviving entity, as applicable, shall (x) continue to constitute Collateral under the Indenture and the Security Documents, (y) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the notes, and (z) not be subject to any Lien other than Permitted Liens; and

(C) the property and assets of the Person which is merged or consolidated with or into the Guarantor or the surviving entity, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Security Documents, shall be treated as After-Acquired Property and the Guarantor or the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; or

(b) such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the covenant described above under “— Repurchase at the Option of Holders — Asset Sales.”

Limitation on Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of their Affiliates (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on fair and reasonable terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Members; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion issued by an independent accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) Restricted Payments that are permitted by the provisions of the Indenture described above under “— Certain Covenants — Limitation on Restricted Payments”;

(3) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(4) transactions pursuant to agreements or arrangements in effect on the Issue Date and described in this prospectus, or any amendment, modification, or supplement thereto or renewal or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented, renewed or replaced, taken as a whole, is not materially more disadvantageous to the Company and the Restricted Subsidiaries than the agreement or arrangement in existence on the Issue Date as determined by the uninterested members of the Board of Directors of the Company evidenced by a Board Resolution;

(5) payments by the Company (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(6) payment of reasonable and customary fees to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Company or any Subsidiary thereof; and

(7) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any Restricted Subsidiary with officers and employees of the Company or any Subsidiary thereof and the payment of compensation to officers and employees of the Company or any Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment have been approved by a majority of the Disinterested Members.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction with respect to assets or properties other than Collateral if:

(1) the Company or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under “— Certain Covenants — Limitation on Liens”;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under “— Repurchase at the Option of Holders — Asset Sales.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under “— Certain Covenants — Limitation on Indebtedness”;

(2) the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments”;

(3) such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee or credit support would be released upon such designation; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate and an Opinion of Counsel certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Issuers will be in default under the Indenture.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described above under “— Certain Covenants — Limitation on Indebtedness”;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the covenant described above under “— Certain Covenants — Limitation on Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Future Subsidiary Note Guarantees

If the Company or any Restricted Subsidiary acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and (i) execute a supplemental indenture, (ii) deliver an Opinion of Counsel to the Trustee, (iii) execute supplements to the applicable Security Documents in order to grant a Lien in the Collateral owned by such entity to the same extent as that set forth in the Indenture and the Security Documents and (iv) take all actions required by the Security Documents to perfect such Lien. The ability of any future Domestic Subsidiary to become a Guarantor may be subject to prior approval by certain State PUCs.

The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Issuers or any Guarantor unless such Restricted Subsidiary (a) is a Guarantor or (b) within ten days executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee will rank senior in right of payment to or equally in right of payment with such Subsidiary’s Guarantee of such other Indebtedness.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit anBY y Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid to all Holders that may legally participate in the transaction, in the structure proposed by the Company, and is paid to all such Holders of the notes that consent, waive or agree to amend in the time frame and in the manner set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Issuers will (i) furnish to the Trustee, (ii) upon request, furnish to beneficial owners and prospective investors and (iii) prior to the consummation of the Exchange Offer, make publicly available on its website, a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

After consummation of this exchange offer, whether or not required by the Commission, the Issuers will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuers will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept any Issuer’s filings for any reason, such Issuer will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if such Issuer were required to file those reports with the Commission.

If the Company has designated as Unrestricted Subsidiaries any of its Subsidiaries that is a Significant Subsidiary or that, when taken together with all other Unrestricted Subsidiaries, would be a Significant Subsidiary, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

Notwithstanding the foregoing, if any parent of the Company becomes a Guarantor, the reports, information and other documents required to be filed and provided as described above may be those of the parent, rather than those of the Company, so long as such filings would satisfy the Commission’s requirements.

In addition, the Issuers and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3) failure by the Company or any Restricted Subsidiary to make or consummate an Offer to Purchase in accordance with the provisions described above under ‘‘— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” or to comply with the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Company or any Restricted Subsidiary for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the other agreements in the Indenture or under the Security Documents;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) failure by the Company or any Restricted Subsidiary to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable and solvent carrier) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company); and

(9) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, (i) default by any Issuer or any Guarantor in the performance of any obligation under the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on a material portion of the Collateral, (ii) the repudiation or disaffirmation by the any Issuer or any Guarantor of any of its material obligations under the Security Documents or (iii) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against any Issuer or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event described in subclauses (i) through (iii), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days.

In the case of an Event of Default described in clause (8) above, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding notes may declare all the notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of premium, interest or Additional Interest on, or the principal of, the notes. Subject to the terms of the Intercreditor Agreement, the Security Documents and certain restrictions, the Holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent. However, the Trustee and the Collateral Agent may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee’s or the Collateral Agent’s personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the Indenture or the notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

Notwithstanding the foregoing, in no event may any Holder enforce any Lien of the Collateral Agent pursuant to the Security Documents.

However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right will not be impaired or affected without the consent of the Holder.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Within five Business Days of becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of any Issuer or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Note Guarantees, or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute Events of Default with respect to the notes.

If the Issuers exercise the legal defeasance or covenant defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will terminate.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and Additional Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing either (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of any Issuers or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of any Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

(7) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(8) if the notes are to be redeemed prior to their Stated Maturity, the Issuers must deliver to the Trustee irrevocable instructions to redeem all of the notes on the specified redemption date under arrangement satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the Issuers’ names and at the Issuers’ expense; and

(9) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuers’ names and at the Issuer’s expense, and in each such case the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the Stated Maturity or redemption date, as the case may be;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer or any Guarantor is a party or by which the any Issuer or any Guarantor is bound;

(3) any Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at Stated Maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture, the notes and the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) change the Stated Maturity of the principal of, or any installment of interest on, any note;

(3) reduce the principal amount of, or premium, if any, or interest on, any note;

(4) change the optional redemption dates or optional redemption prices of the notes from those stated under “— Optional Redemption”;

(5) waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on, the notes (except, upon a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(6) make any note payable in money other than U.S. dollars;

(7) make any change in the amendment and waiver provisions of the Indenture;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Note Guarantees;

(10) amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with the covenant described above under “— Repurchase at the Option of Holders — Asset Sales” after the obligation to make such Offer to Purchase has arisen, or the obligation of the Issuers to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with the covenant described above under “— Repurchase at the Option of Holders — Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(11) except as otherwise permitted under the covenants described above under “— Certain Covenants — Merger, Consolidation or Sale of Assets” and “— Certain Covenants — Future Subsidiary Note Guarantees,” consent to the assignment or transfer by any Issuers or any Guarantor of any of their rights or obligations under the Indenture.

In addition, any amendment to, or waiver of, any provision of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens of the notes will require consent of the Holders of at least 75% in aggregate principal amount of the notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture, the notes, the Intercreditor Agreement or the Security Documents:

(1) to cure any provision determined by the Board of Directors of the Company in good faith, evidenced by a Board Resolution, to be an ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of any Issuer’s or any Guarantor’s obligations to Holders of notes in accordance with the Indenture in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not materially, in the good faith determination of the Board of Directors of the Company, evidenced by a Board Resolution, adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described above under “— Certain Covenants — Future Subsidiary Note Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee or Collateral Agent;

(8) to provide for the issuance of additional notes in accordance with the Indenture;

(9) to conform the Indenture, the notes, the Intercreditor Agreement or any Collateral Agreement to any provision of this “Description of the Notes” to the extent such provision is intended to be a verbatim recitation thereof;

(10) to amend the Intercreditor Agreement to add additional lenders holding Additional Pari Passu Obligations permitted under the Indenture, the Credit Agreement, the Intercreditor Agreement and any Additional Pari Passu Agreements then in effect; or

(11) to add to the Collateral securing the notes.

Concerning the Trustee

If the Trustee becomes a creditor of any Issuer or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue, or resign.

The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Subject to certain exceptions, the Indenture provides that neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien created by a note.

Book-Entry, Delivery and Form

The exchanges notes will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for notes in certificated form. See “— Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

The Issuers understand that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interest in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through

Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) in minimum denominations of $2,000 and in integral multiples of $1,000 in excess therof if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes (DTC has advised the Issuers that, in such event, under its current practices, DTC would notify its participants of the Issuers’ request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

(3) there will have occurred and be continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full description of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Pari Passu Agreement” means any loan agreement, credit agreement, indenture or other agreement entered into by the Company after the Issue Date, if any, pursuant to which the Company or any of its Subsidiaries will incur Additional Pari Passu Obligations, and which has been designated as an “Additional Loan and Notes Agreement” pursuant to and in accordance with the Intercreditor Agreement.

“Additional Pari Passu Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any of its Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any of its Subsidiaries or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case that has been designated as “Additional Loan and Notes Obligations” pursuant to and in accordance with the Intercreditor Agreement.

“Additional Pari Passu Secured Parties” means the holders of any Additional Pari Passu Obligations and any Authorized Representative with respect thereto.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. The terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“After-Acquired Property” means any property of any Issuer or any Guarantor acquired after the Issue Date of a type that secures the obligations under the Indenture, the notes, the Security Documents and Other Pari Passu Secured Obligations.

“Applicable Authorized Representative” means (i) until the occurrence of the Non-Controlling Authorized Representative Enforcement Date (if any), the Controlling Authorized Representative and (ii) from and after the occurrence of the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to a note at any date of redemption, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such note at March 15, 2013 (as described above under “— Optional Redemption”), plus (2) all remaining required interest payments due on such note through March 15, 2013 (excluding accrued but unpaid interest to the date of redemption), discounted to present value using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (each, a “Transfer”) of any assets; and

(2) the issuance of Equity Interests by any Restricted Subsidiary or the Transfer by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;

(2) a Transfer of assets that is governed by the provisions of the Indenture described above under “— Repurchase at the Option of the Holders — Change of Control” or the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(3) a Transfer of assets or Equity Interests between or among the Company and the Restricted Subsidiaries;

(4) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(5) a Transfer of any assets in the ordinary course of business, including the transfer, conveyance, sale, lease or other disposition of optical fiber owned by the Company or any of its Restricted Subsidiaries in the ordinary course of their business, provided that no such fiber asset sale shall, individually or in the aggregate with all other fiber asset sales, impede the Company or any of its Restricted Subsidiaries from conducting their businesses as conducted as of the date hereof and as described in this prospectus (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution);

(6) a Transfer of Cash Equivalents;

(7) a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(8) a Transfer that constitutes a Restricted Payment that is permitted by the covenant described above under “— Certain Covenants — Limitation on Restricted Payments” or a Permitted Investment;

(9) a Transfer of any property or equipment that has become damaged, worn out or obsolete or any property, equipment or other asset that, in the reasonable good faith judgment of the Company or such Restricted Subsidiary, as the case may be, is not used or useful in the business of the Company or such Restricted Subsidiary, as the case may be;

(10) the creation of a Lien not prohibited by the Indenture (but not the sale of property subject to a Lien); and

(11) a grant of a license to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit the licensor’s use of the patent, trade secret, know-how or other intellectual property.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authorized Representative” means (i) with respect to the Revolving Loan Lenders and the Revolving Loan Obligation, the Revolving Loan Agent, (ii) with respect to the Holders of the notes and the Notes Obligations, the Trustee, and (iii) in the case of any Series of Additional Pari Passu Obligations (and the Additional Pari Passu Secured Parties thereunder) that become subject to the Intercreditor Agreement after the Issue Date, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Code” shall have the meaning set forth under “— Certain Covenants with Respect to the Collateral — Certain Bankruptcy Limitations.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

“Cash Equivalents” means:

(1) United States dollars and such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(2) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than six months from the date of acquisition;

(3) certificates of deposit and time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months, and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state, commonwealth or territory thereof having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than six months from the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders or an entity of which the Permitted Holders are the Beneficial Owners, directly or indirectly, of a majority in the aggregate of the voting power of the Voting Stock, on a fully diluted basis;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) prior to the first public offering of Common Stock of the Company, (i) the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, on a fully diluted basis, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of securities by the Company or (ii) a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(4) on and following the first public offering of Common Stock of the Company, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 30% or more of the voting power of the Voting Stock of the Company and (ii) either (A) the Permitted Holders are not the Beneficial Owners of a larger percentage of the voting power of such Voting Stock than such person or group, or (B) the majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) (i) prior to the first public offering of Common Stock of the Company, immediately after such transaction, the Permitted Holders are the Beneficial Owners, directly or indirectly, of a majority of the aggregate of the total voting power of the Voting Stock of such surviving or transferee Person and (ii) on and following the first public offering of Common Stock of the Company, immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes, directly or indirectly, the Beneficial Owner of 30% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Collateral” has the meaning set forth under “— Collateral and Security — Collateral Generally.”

“Collateral Agent” means SunTrust Bank, in its capacity as “Joint Collateral Agent” under the Intercreditor Agreement, and “Collateral Agent” under the Security Agreement and the other the Security Documents, and any successor thereto in such capacity.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Communications Act” means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, including, without limitation, CFR Title 47 and the rules, regulations and decisions of the FCC, in each case, as from time to time in effect.

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company for such period plus:

(1) provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of a Restricted Subsidiary, and the Fixed Charges of and the depreciation and amortization and other non-cash expenses of a Restricted Subsidiary, will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of consolidated Indebtedness (or, in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and its Restricted Subsidiaries as of such date of determination to (y) Consolidated Cash Flow for the most recent quarter for which internal financial statements are available preceding such date of determination (the “Reference Period”), multiplied by four; provided that:

(1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Reference Period, or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis, after giving effect to such repayment, repurchase, defeasement or discharge;

(3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated Cash Flow for the Reference Period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the Reference Period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for the Reference Period;

(4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or other acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

(5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company, as set forth in an Officer’s Certificate, to reflect (i) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or disposition and (ii) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 1 to the “Selected Historical Consolidated Financial Information” in this prospectus to the extent such adjustments, without duplication, continue to be applicable to the relevant four-quarter period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and (y) such actions are reasonably expected to be taken no later than six months after the relevant transaction.

For purposes of this definition, in calculating the Consolidated Cash Flow and the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, the Consolidated Cash Flow and Indebtedness attributable to discontinued operations will be excluded.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of twelve months).

If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four quarters subject to the pro forma calculation to the extent such Indebtedness was Incurred solely for working capital purposes.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Restricted Subsidiary;

(2) the net income (but not the net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the net income (loss) of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of the Company; or (b) the disposition of any securities by the Company or a Restricted Subsidiary or the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary, will be excluded;

(5) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, will be excluded;

(6) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company and any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock of the Company); and

(7) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of consolidated Indebtedness (or in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and its Restricted Subsidiaries that is secured by Liens, as of the date of such determination, to (b) Consolidated Cash Flow for the most recent fiscal quarter for which internal financial statements of the Company and its Restricted Subsidiaries are available preceding such date of determination, multiplied by four, in each case with such pro forma adjustments to such total consolidated Indebtedness and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of Consolidated Leverage Ratio.

“Continuing Directors” means as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Controlling Authorized Representative” has the meaning set forth under “— Intercreditor Agreement — Enforcement of Security Interests.”

“Controlling Secured Parties” means the Series of Pari Passu Secured Parties whose Authorized Representative is the Controlling Authorized Representative.

“Credit Agreement” means that certain Credit Agreement, dated as of March 12, 2010, made by and among the Issuers, as borrowers, the Guarantors party thereto, SunTrust Bank, as administrative agent, collateral agent and issuing bank, and the other Lenders party thereto, providing for up to $100.0 million of revolving credit borrowings, including any related notes, Guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, swing lines, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letter of credit facilities, letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and is not an Affiliate, or an officer, director, member of a supervisory, executive, or management board, or employee of any Person (other than the Company or a Restricted

Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that (i) by its terms, (ii) by the terms of any security into which it is convertible or for which it is exchangeable, or (iii) by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 180 days after the date on which the notes mature, or is redeemable at the option of the holder thereof, in any such case on or prior to such date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the covenants described above under ” — Repurchase at the Option of Holders — Asset Sales” and “— Repurchase at the Option of Holders — Change of Control” and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the covenants described above under “— Repurchase at the Option of Holders — Asset Sales” and “— Repurchase at the Option of Holders — Change of Control.” The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or are required to be redeemed, prior to the date that is one year after the date on which the notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public sale or private placement of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary thereof.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the issuance of the notes and the application of the proceeds of (1) the notes and (2) any borrowings made under the Credit Agreement on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive if evidenced by a Board Resolution.

“FCC License” means the licenses, authorizations, waivers and permits required under the Communications Act necessary for the Company and its direct and indirect Subsidiaries to own and operate their properties and their businesses.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1) the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) to the extent not included within (1) of this definition of Fixed Charges, the consolidated interest of the Company and the Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Restricted Subsidiaries or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the issuer of such Disqualified or Preferred Stock, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in the opinions and pronouncements of the Public Company Accounting Oversight Board, and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date from time to time.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Grantor” means the Issuers and each Guarantor that is, from time to time, party to the Security Agreement as a “grantor” thereunder.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Guarantors” means:

(1) the Initial Guarantors; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2) any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement; or

(3) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Holder” means a Person in whose name a note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (the terms “Incurrence” and “Incurred” have correlative meanings); provided that

(1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, whether or not contingent:

(1) all indebtedness of such Person in respect of borrowed money;

(2) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(3) all obligations of such Person in respect of banker’s acceptances, letters of credit or similar instruments (or reimbursement obligations in respect thereof);

(4) all Capital Lease Obligations of such Person;

(5) all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) all Hedging Obligations of such Person;

(7) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(8) all Preferred Stock issued by a Subsidiary of such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(9) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(10) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. The amount of any Indebtedness described in clauses (1) and (2) above will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (y) any Liens granted pursuant to the equal and ratable provisions in the covenant described above under “— Certain Covenants — Limitation on Liens” covenant shall not be treated as Indebtedness.

“Initial Guarantors” means all of the Domestic Subsidiaries of the Company as of the Issue Date.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Barclays Capital Inc., Oppenheimer & Co. Inc. and SunTrust Robinson Humphrey, Inc.

“Intercreditor Agreement” has the meaning set forth under “— Intercreditor Agreement.”

“Intercreditor Event of Default” means an “Event of Default” under and as defined in the Credit Agreement, the Indenture or any other agreement governing any Secured Credit Document.

“Intervening Creditor” has the meaning set forth under “— Intercreditor Agreement — Restrictions on Enforcement of Priority Liens.”

“Investments” in any Person means all direct or indirect investments in such Person in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person unless such Investment in such third party was not made in anticipation or contemplation of the Investment by the Company or such Restricted Subsidiary and such third-party Investment is incidental to the primary business of such Person in whom the Company or such Restricted Subsidiary is making such Investment.

“Issue Date” means March 12, 2010, the date of original issuance of the notes under the Indenture.

“Joinder Agreement” means an agreement in form and substance substantially similar to Exhibit A to the Intercreditor Agreement, pursuant to which an additional Series of Pari Passu Obligations become a party to the Intercreditor Agreement, in accordance with the applicable terms thereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Major Non-Controlling Authorized Representative” has the meaning set forth under ‘‘— Intercreditor Agreement — Enforcement of Security Interests.”

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received in Cash Equivalents by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking, and brokerage fees, sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements relating to such Asset Sale, (3) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary and (4) appropriate amounts to be provided by the Company or the Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (4) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Available Cash.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning set forth under ‘‘— Intercreditor Agreement — Enforcement of Security Interests.”

“Non-Controlling Secured Parties” means the Pari Passu Secured Parties that are not Controlling Secured Parties.

“Note Guarantee” means a Guarantee of the notes pursuant to the Indenture.

“Notes Obligations” means Obligations under the Indenture and the Note Guarantees.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offer to Purchase” means an offer by the Company to purchase notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the provision of the Indenture pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3) that any note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Issuers default in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the completed form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, facsimile transmission or letter setting forth the name of such Holder, the principal amount of notes delivered for purchase and a statement that such Holder is withdrawing his election to have such notes purchased; and

(7) that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to the covenant described above under “— Repurchase at the Option of Holders — Asset Sales,” any other Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver to the Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the “Paying Agent” for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel that is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) and that meets the requirements of the Indenture.

“Parent” means Zayo Group Holdings, Inc., a Delaware corporation.

“Parent Pledge Agreement” means the Holdings Pledge Agreement, dated as of the Issue Date, made by and between the Parent and the Collateral Agent, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Pari Passu Debt” means (a) any Indebtedness of the Issuers that ranks equally in right of payment with the notes or (b) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee.

“Pari Passu Obligations” means, collectively, the Revolving Loan Obligations, the Notes Obligations, and each Series of Additional Pari Passu Obligations.

“Pari Passu Secured Parties” means, collectively, the Collateral Agent, the Revolving Loan Secured Parties and the Notes Secured Parties (each as defined below in the definition of “Series”), and any Additional Pari Passu Secured Parties.

“Pari Passu Security Documents” means each security agreement, pledge agreement, deed of trust, mortgage and other agreement entered into in favor of the Collateral Agent for purposes of securing the Pari Passu Obligations and each financing statement and other document or instrument delivered to create, perfect or continue the Liens thereby created.

“Permitted Additional Pari Passu Obligations” means any obligation under any additional notes or any other Indebtedness (whether or not consisting of additional notes) equally and ratably secured on a first-lien basis with the notes by Liens on the Collateral; provided that, as of the date of Incurrence of such Permitted Additional Pari Passu Obligations, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Secured Debt Ratio of the Company and its Restricted Subsidiaries would be no greater than 3.5 to 1.0.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the prospectus) by the Company and the Restricted Subsidiaries on the Issue Date, and other businesses reasonably related or ancillary thereto.

“Permitted Holders” means any of Battery Venture, Centennial Ventures, Charlesbank Capital Partners, Columbia Capital, M/C Venture Partners, Morgan Stanley Alternative Investment Partners, Oak Investment Partners ESU Investments LLC, Bear Investments LLP and Bear Equity LLC and any Affiliate thereof.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary provided that any investment in a Restricted Subsidiary that is not a Domestic Subsidiary shall be reasonably related to the operations of such Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under “— Repurchase at the Option of Holders — Asset Sales”;

(5) Hedging Obligations that are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness and (ii) any Investments received in compromise of obligations of any trade creditor or customer that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) commission, payroll, travel and similar advances to officers and employees of the Company or any Restricted Subsidiary that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9) Investments by the Company or any Restricted Subsidiary in an aggregate amount at the time of such Investment not to exceed, at any one time outstanding, 15% of the consolidated total assets of the Company, determined as of the end of the most recent quarter of the Company for which financial statements of the Company are available;

(10) lease, utility and other similar deposits in the ordinary course of business;

(11) Investments existing on the Issue Date; and

(12) other Investments in any Unrestricted Subsidiary or joint venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed $35.0 million.

“Permitted Liens” means:

(1) Liens on the assets of any Issuer and any Guarantor securing Indebtedness Incurred under clause (1) of the second paragraph of the covenant described above under “— Certain Covenants — Limitation on Indebtedness” (including Liens securing Indebtedness under the Credit Agreement);

(2) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property of a Person existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5) Liens securing the notes and the Note Guarantees;

(6) Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under clause (1) of the second paragraph of the covenant described above under “— Certain Covenants — Limitation on Indebtedness”);

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the notes; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under “— Certain Covenants — Limitation on Indebtedness”; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(10) Liens on Cash Equivalents securing Hedging Obligations of the Company or any Restricted Subsidiary (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12) Lien, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights-of-way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiary;

(14) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(17) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(18) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments;

(20) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21) Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be incurred under the covenant described above under “— Certain Covenants — Limitation on Indebtedness”;

(22) Liens securing Permitted Additional Pari Passu Obligations;

(23) Liens incidental to the conduct of the Company’s or such Restricted Subsidiary’s business or the ownership of its property and assets not securing any Indebtedness and which do not in the aggregate materially detract from the value of the Company’s or such Restricted Subsidiary’s (as the case may be) assets or materially impair the use thereof in the operation of its business; and

(24) Other liens in an amount not to exceed $10.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Subsidiary of the Company); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Debt, such Permitted Refinancing Indebtedness ranks equally in right of payment with, or is subordinated in right of payment to, the notes or such Note Guarantees; and

(5) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revolving Loan Agent” shall have the meaning set forth under “— Intercreditor Agreement.”

“Revolving Loan Lenders” means the financial institutions and other Persons from time to time parties to the Credit Agreement as lenders and/or issuing banks.

“Revolving Loan Obligations” means the Obligations under the Credit Agreement and other “Loan Documents” (as defined in the Credit Agreement).

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Credit Documents” means, collectively, (i) the Credit Agreement and the “Loan Documents” (as defined in the Credit Agreement) and any other agreement pursuant to which the Company and any of its Subsidiaries will or may incur Revolving Loan Obligations, (ii) the Indenture and the Note Guarantees, and (iii) each loan agreement, credit agreement, indenture or other agreement entered into by the Company after the date of this Agreement, if any, pursuant to which the Company or any of its Subsidiaries will incur Additional Pari Passu Obligations.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, made by and among the Issuers, the Guarantors and the Collateral Agent, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Security Documents” means the Intercreditor Agreement, the Security Agreement, the Parent Pledge Agreement and all other pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuers, a Guarantor or the Parent creating (or purporting to create) a Lien upon the Collateral as contemplated by the Indenture, the Credit Agreement or the Security Agreement, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Series” means (a) with respect to the Pari Passu Secured Parties, (i) the Revolving Loan Agent, the Revolving Loan Lenders and the other holders of Revolving Loan Obligations (in their capacities as such, the “Revolving Loan Secured Parties”), (ii) the Holders of the notes and the Trustee (in their capacities as such, the “Notes Secured Parties”) and (iii) the Additional Pari Passu Secured Parties that become subject to the Intercreditor Agreement after the Issue Date and that are represented by a common Authorized Representative; and (b) with respect to any Pari Passu Obligations, each of the Revolving Loan Obligations, the Notes Obligations, and the Additional Pari Passu Obligations incurred pursuant to any applicable agreement, which pursuant to a Joinder Agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative.

“Significant Subsidiary” means (a) with respect to any Person, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act, and (b) in addition, with respect to the Company, Zayo Capital, Inc.

“State PUC” means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any long distance network facility or telecommunications systems or over Persons who own, construct or operate a long distance network facility or telecommunications systems, in each case, by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to a Person conducting business in such state.

“State PUC License” means any license, certificate or other authorization issued by any State PUC to permit the Company and its direct and indirect Subsidiaries to offer intrastate telecommunications services in the state.

“State Telecommunication Laws” means the statutes of the states of the United States and the District of Columbia governing the provisions of telecommunications services and the rules, regulations and published policies, procedures, orders and decisions of the applicable State PUC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof; and

(2) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term of the notes to March 15, 2013; provided that if the then-remaining term of the notes from the redemption date to March 15, 2013, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then-remaining term of the notes to March 15, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described above under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the notes. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the IRS has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to notes acquired in this offering for an amount of cash equal to their offering price and that are held as capital assets (i.e., generally, property held for investment).

This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, former citizens or residents of the United States, controlled foreign corporations, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities, brokers, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

A “non-U.S. holder” is a beneficial owner of the notes that is an individual, corporation, estate, or trust and is not a U.S. holder.

The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

In certain circumstances (see, for example, “Description of the Notes — Repurchase at the Option of Holders — Change of Control”), the notes provide for the payment of certain amounts in excess of the stated interest and principal. These contingencies could subject the notes to the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.

U.S. Federal Income Tax Consequences of the Exchange Offer to U.S. Holders and Non-U.S. Holders

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the exchange notes as they had in the outstanding notes immediately before the exchange.

U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of the Notes

Issue Price of the Notes.

The “issue price” of a note generally is the first price at which a substantial amount of the “issue” of the notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Because the notes issued in September 2010 are part of the same issue as the notes issued in March 2010, the notes issued in September 2010 have the same issue price as the Notes issued in March 2010.

Treatment of Stated Interest

Stated interest on the notes will generally be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Amortization of Bond Premium

A U.S. holder that purchases a note for an amount that is greater than the note’s stated redemption price at maturity will be considered to have purchased the note with “amortizable bond premium” equal to the excess. A U.S. holder may elect to amortize this premium under a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such premium for the taxable year. However, if the note may be redeemed at a price that is greater than its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of a portion of the bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS. Holders that acquire a note with bond premium should consult their tax advisors regarding the manner in which such premium is calculated and the election to amortize bond premium over the life of the instrument.

Market Discount

A note that is acquired for an amount that is less than its principal amount by more than a de minimis amount (generally 0.25% of the principal amount multiplied by the number of remaining whole years to maturity), will be treated as having “market discount” equal to such difference. Unless the U.S. holder elects to include such market discount in income as it accrues, a U.S. holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition (including a gift) of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. In general, market discount on the notes will accrue ratably over the remaining term of the notes or, at the election of the U.S. holder, under a constant yield method. In addition, a U.S. holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry a note unless the U.S. holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS

Sale or Other Disposition of the Notes

In general, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between (1) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income as discussed above) and (2) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the holder’s cost therefore, gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss (subject to the market discount rules discussed above) and will be a long-term capital gain or loss if at the time of the disposition you have held the note for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, a U.S. holder of the notes will be subject to backup withholding with respect to interest on the notes, and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes, at the applicable tax rate (currently 28%), unless such holder (a) is an entity that is exempt from backup withholding (including corporations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number (“TIN”), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide the payor with its correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Ownership and Disposition of the Notes

Treatment of Stated Interest

Subject to the discussion of backup withholding below, under the “portfolio interest exemption,” a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of stated interest on the notes that is not effectively connected with the non-U.S. holder’s trade or business, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the common stock of Zayo Group Holdings, Inc. that is entitled to vote;

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (actually or constructively) to us; and

•	certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

•	If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a United States person.

•	If a note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•	If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI or W-8BEN, as applicable (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, provided that the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-BEN. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Exchange or Other Disposition of the Notes

Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other disposition of a note, unless:

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and who has a “tax home” in the United States and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the notes in the same manner as a U.S. holder. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any effectively connected earnings and profits. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information Reporting and Backup Withholding

When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

Non-U.S. holders who have provided certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. Payments of the proceeds from the sale or other disposition (including a retirement or redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person, (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

New Legislation

For taxable years beginning after December 31, 2012, newly enacted legislation requires certain U.S. holders who are individuals, estates or certain trusts to pay a 3.8% tax on, on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes. U.S. holders are urged to consult their tax advisers regarding the effect, if any, of new U.S. federal income tax legislation on their ownership and disposition of Notes.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase the notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and

Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the notes to determine the need for, and the availability, if necessary, of any exemptive relief under any such law or regulations.

Prohibited Transaction Exemptions

The fiduciary of a Plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, the agents or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the notes on behalf of a Plan, Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company pooled separate accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Each Plan fiduciary (and each fiduciary for governmental or church plans subject to Similar Law) should consult with its legal advisor concerning the potential consequences to the plan under ERISA, the Code or such Similar Laws of an investment in the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the outstanding notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The registration rights agreements that we executed in connection with the offering of the outstanding notes provide that we will generally not be required to amend or supplement this prospectus for a period exceeding 180 days after the expiration time of the exchange offer and participating broker-dealers shall not be authorized by us to deliver this prospectus in connection with resales after that period of time has expired.

We will not receive any proceeds from any sale of exchange notes by any participating broker-dealer. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of the exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters with respect to the validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements of:

•	Zayo Group, LLC as of June 30, 2010 and 2009 and for the three years ended June 30, 2010

•	Onvoy, Inc. as of November 7, 2007 and September 30, 2007 and for the period October 1, 2007 through November 7, 2007 and the year ended September 30, 2007

•	AGL Networks, LLC as of June 30, 2010 and 2009 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of American Fiber Systems Holdings Corp. as of December 31, 2009 and for the year then ended, included in this prospectus have been so included in reliance upon the report of Freed Maxick & Battaglia, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

INDEX TO FINANCIAL STATEMENTS

Page

Zayo Group, LLC
Report of Independent Registered Public Accounting Firm	F-2
Consolidated balance sheets as of June 30, 2010 and 2009	F-3
Consolidated statements of operations for the years ended June 30, 2010, 2009 and 2008	F-4
Consolidated statements of member’s equity for the years ended June 30, 2010, 2009 and 2008	F-5
Consolidated statements of cash flows for the years ended June 30, 2010, 2009 and 2008	F-6
Notes to consolidated financial statements	F-8
Onvoy, Inc.
Report of Independent Certified Public Accountants	F-36
Consolidated balance sheets as of November 7, 2007 and September 30, 2007	F-37
Consolidated statements of operations for the period October 1, 2007 through November 7, 2007 and October 1, 2006 through September 30, 2007	F-38
Consolidated statements of stockholders’ deficit for the period October 1, 2007 through November 7, 2007 and October 1, 2006 through September 30, 2007	F-39
Consolidated statements of cash flows for the period October 1, 2007 through November 7, 2007 and October 1, 2006 through September 30, 2007	F-40
Notes to consolidated financial statements	F-41
AGL Networks, LLC
Report of Independent Registered Public Accounting Firm	F-55
Consolidated balance sheets as of June 30, 2010 and 2009	F-56
Consolidated statements of operations for the years ended June 30, 2010 and 2009	F-57
Consolidated statements of stockholders’ equity for the years ended June 30, 2010 and 2009	F-58
Consolidated statements of cash flows for the years ended June 30, 2010 and 2009	F-59
Notes to consolidated financial statements	F-60
American Fiber Systems Holdings Corp. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-68
Consolidated balance sheets as of December 31, 2009	F-69
Consolidated statement of operations for the year ended December 31, 2009	F-70
Consolidated statement of stockholders’ equity for the year ended December 31, 2009	F-71
Consolidated statement of cash flows for the year ended December 31, 2009	F-72
Notes to consolidated financial statements	F-73
American Fiber Systems Holdings Corp. and Subsidiaries
Consolidated balance sheets as of June 30, 2010 and December 31, 2009	F-86
Consolidated statements of operations for the three and six months ended June 30, 2010 and 2009	F-87
Consolidated statements of cash flows for the six months ended June 30, 2010 and 2009	F-88
Consolidated statements of stockholders’ equity for the for the six months ended June 30, 2010	F-89
Notes to consolidated financial statements	F-90

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Zayo Group, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of Zayo Group, LLC (a Delaware corporation) and subsidiaries (collectively, the “Company”) as of June 30, 2010 and 2009, and the related consolidated statements of operations, member’s equity, and cash flows for each of the three years in the period ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zayo Group, LLC and subsidiaries as of June 30, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP
Denver, Colorado
October 14, 2010

ZAYO GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,
	2010	2009
	(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$89,161	$38,781
Restricted cash, current	809	—
Trade receivables, net of allowance of $1,093 and $1,151 as of June 30, 2010 and 2009, respectively	12,721	4,755
Due from related parties	871	30
Other receivables	348	158
Prepaid expenses	5,144	2,626
Deferred income taxes	4,060	—
Debt issuance costs, net	—	1,176
Assets of discontinued operations, current	—	5,810

Total current assets	113,114	53,336
Property and equipment, net of accumulated depreciation of $57,425 and $28,379 as of June 30, 2010 and 2009, respectively	301,911	216,583
Intangible assets, net of accumulated amortization of $28,222 and $16,159 as of June 30, 2010 and 2009, respectively	59,851	30,242
Goodwill	68,751	68,751
Deferred income taxes	7,050	—
Restricted cash, non-current	—	245
Debt issuance costs, net	9,560	3,536
Other assets	4,144	3,072
Assets of discontinued operations, non-current	—	46,397

Total assets	$564,381	$422,162

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$10,502	$6,279
Accrued liabilities	18,349	10,060
Accrued interest	7,794	1,579
Current portion of capital lease obligations	1,673	1,959
Current portion long-term debt	—	1,350
Deferred revenue, current portion	8,146	2,602
Liabilities of discontinued operations, current	—	2,602

Total current liabilities	46,464	26,431
Capital lease obligations, net of current portion	11,033	13,204
Long-term debt, net of current portion	247,080	134,975
Deferred revenue, net of current portion	22,648	18,724
Stock-based compensation liability	21,623	4,590
Deferred income taxes	—	6,470
Other long term liabilities	2,397	2,383
Liabilities of discontinued operations, non-current	—	2,367

Total liabilities	351,245	209,143
Member’s equity
Member’s interest	217,129	217,473
Accumulated deficit	(3,993)	(4,454)

Total member’s equity	213,136	213,019

Total liabilities and member’s equity	$564,381	$422,162

The accompanying notes are an integral part of these consolidated financial statements

ZAYO GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended June 30,
	2010	2009	2008
	(In thousands)

Revenue	$224,045	$150,804	$77,569
Operating costs and expenses
Operating costs, excluding depreciation and amortization	73,537	48,797	24,328
Selling, general and administrative expenses	73,771	62,419	37,404
Stock-based compensation	18,228	6,418	3,381
Depreciation and amortization	41,184	29,567	11,922

Total operating costs and expenses	206,720	147,201	77,035

Operating income	17,325	3,603	534

Other income (expense)
Interest expense	(18,692)	(15,248)	(6,287)
Other income	10,607	249	351
Loss on extinguishment of debt	(5,881)	—	—

Total other expense, net	(13,966)	(14,999)	(5,936)

Earnings/(loss) from continuing operations before income taxes	3,359	(11,396)	(5,402)
Provision/(benefit) for income taxes	6,293	(2,106)	(699)

Loss from continuing operations	(2,934)	(9,290)	(4,703)

Earnings from discontinued operations, net of income taxes	3,395	7,043	2,750

Net earnings/(loss)	$461	$(2,247)	$(1,953)

The accompanying notes are an integral part of these consolidated financial statements.

ZAYO GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

			Total
	Members’	Accumulated	Members’
	Interest	Deficit	Equity
	(In thousands)

Balance at July 1, 2007	$6,797	$(254)	$6,543
Capital contributed (cash)	166,450	—	166,450
Property contributed	3,250	—	3,250
Stock-based compensation	3,381	—	3,381
Net loss	—	(1,953)	(1,953)

Balance at June 30, 2008	179,878	(2,207)	177,671

Capital contributed (cash)	35,546	—	35,546
Stock-based compensation	2,049	—	2,049
Net loss	—	(2,247)	(2,247)

Balance at June 30, 2009	217,473	(4,454)	213,019

Capital contributed (cash)	39,800	—	39,800
Capital contributed (non cash)	1,200	—	1,200
Stock-based compensation	1,195	—	1,195
Spin-off of Onvoy Voice Services	(42,539)	—	(42,539)
Net earnings	—	461	461

Balance at June 30, 2010	$217,129	$(3,993)	$213,136

The accompanying notes are an integral part of these consolidated financial statements

ZAYO GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2010	2009	2008
	(In thousands)

Cash Flows from Operating Activities:
Net earnings/(loss)	$461	$(2,247)	$(1,953)
Earning from discontinued operations	3,395	7,043	2,750

Loss from continuing operations	(2,934)	(9,290)	(4,703)
Adjustments to reconcile net earnings/(loss) from continuing operations to net cash provided by operating activities
Depreciation and amortization	41,184	29,567	11,922
Loss on extinguishment of debt	5,881	—	—
Loss on disposal of assets	—	66	—
Bad debt expense	278	756	112
Amortization of deferred financing costs	1,624	1,114	500
Stock-based compensation	18,228	6,418	3,381
Gain on bargain purchase	(9,081)	—	—
Amortization of deferred revenue	(7,858)	(3,843)	(4,944)
Unrealized loss on interest rate swaps	744	3,143	—
Deferred income taxes	5,421	(1,906)	(600)
Changes in operating assets and liabilities, net of acquisitions
Customer prepayments	7,988	7,462	1,317
Payments on interest rate swap	(2,463)	(859)	—
Receivables	977	2,126	6,740
Prepaid expenses	(288)	(775)	(189)
Restricted cash	(564)	—	—
Other assets	(1,245)	(1,973)	(179)
Accounts payable and accrued liabilities	5,538	(3,283)	(1,617)
Payables to related parties	(2,030)	7	(37)
Other liabilities	15	(322)	781

Net cash provided by operating activities	61,415	28,408	12,484

Cash Flows From Investing Activities:
Purchases of property and equipment	(59,779)	(62,107)	(22,729)
Proceeds from disposition of property and equipment	—	—	1,189
Acquisition of FiberNet Telecom Group, Inc., net of cash acquired	(96,571)	—	—
Acquisition of Columbia Fiber Solutions LLC, net of cash acquired	—	(12,091)	—
Acquisition of Onvoy, Inc. net of cash acquired	—	—	(34,327)
Acquisition of Memphis Networx, LLC, net of cash acquired	—	—	(9,173)
Acquisition of PPL Telcom, LLC, net of cash acquired	—	—	(41,318)
Acquisition of Indiana Fiber Works, LLC, net of cash acquired	—	—	(22,601)
Acquisition of Voicepipe Communications, Inc., net of cash acquired	—	(15)	465
Acquisition of Citynet Fiber Network, LLC, net of cash acquired	—	(35)	(99,168)
Acquisition of Northwest Telephone, Inc., net of cash acquired	—	618	(5,799)
Acquisition of NTI CA LLC, net of cash acquired	—	(15)	—

Net cash used in investing activities	(156,350)	(73,645)	(233,461)

ZAYO GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Years Ended June 30,
	2010	2009	2008
	(In thousands)

Cash Flows from Financing Activities:
Equity contributions	39,800	35,546	166,450
Proceeds from borrowings	276,948	47,000	100,002
Principal repayments on debt obligations	(166,193)	(10,677)	—
Principal repayments on capital lease obligations	(2,192)	(2,267)	(877)
Restricted cash	—	—	(230)
Deferred financing costs	(12,353)	(1,681)	(4,645)

Net cash provided by financing activities	136,010	67,921	260,700

Cash flows from discontinued operations:
Operating activities	10,144	11,932	1,149
Investing activities	(781)	(1,033)	(36,782)
Financing activities	—	—	—

Net cash provided/(used) by discontinued operations	9,363	10,899	(35,633)

Net increase in cash and cash equivalents	50,438	33,583	4,090
Cash and cash equivalents, beginning of year	38,781	4,554	1,552
(Increase)/ decrease in cash and cash equivalents of discontinued operations	(58)	644	(1,088)

Cash and cash equivalents, end of year	$89,161	$38,781	$4,554

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$6,215	$10,845	$5,346
Cash paid for income taxes	257	326	5

Supplemental Disclosure of Non-Cash, Investing and Financing Activities:

The Company had approximately $7,032, $3,665 and $5,012 of accrued construction liabilities relating to its various development projects as of June 30, 2010, 2009 and 2008, respectively. The Company has adjusted the total purchases of property and equipment by these amounts to reflect the cash amounts paid in the respective periods. In addition, the Company entered into capital leases of approximately $324, $1,650 and $1,180 during the year ended June 30, 2010, 2009 and 2008, respectively. The Company has offset the total purchases of property and equipment by these amounts.

Subsequent to the spin-off of Onvoy Voice Services (“Onvoy”) (See Note 4 — Spin-off of Onvoy Voice Services Segment) the Company utilized $3,001 of net operating losses (“NOL”) of Onvoy which is now a subsidiary of the Company’s parent — Communications Infrastructure Investments, LLC (“CII”). The Company has accounted for the benefit realized from the usage of the NOLs of $1,200 as a non-cash equity contribution from its Parent.

During fiscal year 2008 CII contributed to the Company through Holdings property from Voicepipe Communications, Inc. valued at $3,250.

Refer to Note 3 — Acquisitions, of the Company’s consolidated financial statements for details of the Company’s recent acquisitions and Note 4 — Spin-off of Onvoy Voice Services Segment, for details of the Company’s discontinued operations.

The accompanying notes are an integral part of these consolidated financial statements

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Description of Business

Zayo Group, LLC, a Delaware Limited Liability Company (“LLC”), formerly CII Holdco, Inc., and, prior to that, Zayo Bandwidth, Inc., was formed on May 4, 2007, and is the operating parent company of a number of subsidiaries engaged in telecommunication services. Zayo Group, LLC and its subsidiaries are collectively referred to as “Zayo Group” or the “Company.” Headquartered in Louisville, Colorado, the Company operates an integrated metropolitan and nationwide fiber optic infrastructure to offer:

•	Converged and data services.

•	Private line services consisting of local and intercity dedicated facilities.

•	Colocation services and intra building transport services.

Zayo Group, LLC is wholly owned by Zayo Group Holdings, Inc., (“Holdings”) which in turn is wholly owned by Communications Infrastructure Investments, LLC (“CII”). Zayo Group Holdings, Inc. has no operations and was formed to pledge its equity interest in Zayo Group, LLC, to the Company’s lenders.

(2)	Basis of Presentation and Significant Accounting Policies

a.	Basis of Presentation

The accompanying consolidated financial statements include all the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

b.	Spin-Off of Operating Segment

On March 12, 2010, the Company completed a spin-off of one of its operating segments, Onvoy Voice Services (“Onvoy”). The Company distributed all assets and liabilities of Onvoy to Holdings. Consistent with the discontinued operations reporting provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280-20, Discontinued Operations, the Company determined that it had discontinued all significant cash flows and continuing involvement with respect to Onvoy’s operations and therefore consider these to be discontinued operations. Therefore, for the periods presented the results of the operations of Onvoy have been aggregated and are presented in a single caption entitled “Earnings from discontinued operations, net of income taxes” on the accompanying consolidated statements of operations. The Company has not allocated any general corporate overhead to amounts presented in discontinued operations, nor has it elected to allocate interest costs. Assets and liabilities associated with Onvoy have been segregated from continuing operations and presented as assets and liabilities of discontinued operations on the accompanying June 30, 2009 consolidated balance sheet. Also see Note 4 — Spin-off of Onvoy Voice Service Segment for further information.

Unless otherwise noted, dollar amounts and disclosures throughout the Company’s Notes to the Consolidated Financial Statements relate to the Company’s continuing operations and are presented in thousands of dollars.

c.	Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts, reserves for disputed line cost billings, determining useful lives for depreciation and amortization, assessing the need for impairment charges,

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

allocating purchase price among the fair values of assets acquired and liabilities assumed, accounting for income taxes, stock-based compensation liability and various other items. The Company evaluates these estimates and judgments on an ongoing basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

d.	Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash equivalents are stated at cost, which approximates fair value. Restricted cash consists of cash balances held by various financial institutions as collateral for letters of credit and surety bonds. These balances are reclassified to cash and cash equivalents when the underlying obligation is satisfied, or in accordance with the governing agreement. Restricted cash balances expected to become unrestricted during the next twelve months are recorded as current assets.

e.	Trade Receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. Amounts collected on trade receivables are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its trade receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the customer’s financial condition, the amount of receivables in dispute, and the age of receivables and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

f.	Property and Equipment

The Company’s property and equipment includes assets in service and under construction or development.

Property and equipment is recorded at historical cost or acquisition fair value (net of reductions for the allocation of gain on bargain purchase for acquisitions recorded prior to July 1, 2009). Costs associated directly with network construction, service installations and development of business support systems including employee related costs, are capitalized. Depreciation is calculated on a straight-line basis over the assets’ estimated useful lives from the date placed into service, which are determined based on historical usage with consideration given to technological changes, trends in the industry and other economic factors that could impact the network architecture and asset utilization. Assets held for sale are stated at the lower of the carrying value or fair market value less costs to sell and are not depreciated.

Equipment acquired under capital leases are recorded at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease (net of reductions for the allocation of gain on bargain purchase for acquisitions recorded prior to July 1, 2009). Amortization of equipment held under capital leases is included in depreciation and amortization expense, and is calculated on a straight-line basis over the estimated useful lives of the assets, or the related lease term, whichever is shorter.

In accordance with ASC 360-10-35, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of its assets may not be recoverable. An impairment loss is recognized when the assets’ carrying value exceeds both the assets’ estimated undiscounted future cash flows and the assets’ estimated fair value. Measurement of the impairment loss is then based on the estimated fair value of the assets. Considerable judgment is required to project such future cash flows and, if required, to estimate the fair value of the long-lived assets and the amount of the impairment.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

g.	Goodwill and Purchased Intangibles

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. Goodwill is reviewed for impairment at least annually in April and when a triggering event occurs between impairment test dates, in accordance with the provisions of ASC 350, Goodwill and Other Intangible Assets. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with ASC 805-10, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

Intangible assets with estimable useful lives are amortized over their respective estimated useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairment charge was recorded during the years ended June 30, 2010, 2009 or 2008.

h.	Derivative Financial Instruments

The Company utilizes interest rate swaps to mitigate its exposure to interest rate risk. Derivative instruments are recorded in the balance sheet as either assets or liabilities, measured at fair value. Changes in fair value are recognized in earnings. The Company entered into interest rate swaps to convert a portion of its floating rate debt to fixed rate debt and did not elect to apply hedge accounting. The interest rate differentials to be paid or received under such derivatives and the changes in the fair value of the instruments are recognized and recorded as adjustments to interest expense. The principle objectives of the derivative instruments are to minimize the interest rate risks associated with financing activities. The Company does not use financial instruments for trading purposes. The Company has open interest rate swap contracts which were entered into in connection with obtaining the Company’s term loans. The term loans were paid in full from the proceeds of the Company’s high yield bond offering in March 2010. The interest rate swaps associated with the term loans were not cancelled however the contracts terminate in September 2010. See Note 8 — Long-term Debt, for further discussion of the Company’s debt obligations and Note 13 — Fair Value Measurements, for a discussion of the fair market value of the interest rate swaps.

i.	Revenue Recognition

The Company’s revenue was generated from the following products and services:

	Year Ended June 30,
	2010		2009			2008
	Amounts	Percentage(1)	Amounts		Percentage(1)	Amounts		Percentage(1)

Converged and data services	$33,245	14.8%	$26,043		17.3%	$12,946		16.7%
Private line services	169,736	75.8	124,761		82.7	64,623		83.3
Colocation services(2)	21,064	9.4	N/A	(2)	N/A (2)	N/A	(2)	N/A (2)

	$224,045	100%	$150,804		100%	$77,569		100%

(1)	Represents percentage of revenue

(2)	Colocation services business was acquired in September 2009.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with ASC 605-10 Revenue Recognition, the Company recognizes revenues derived from leasing fiber optic telecommunications infrastructure and the provision of telecommunications and co-location services when the service has been provided and when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the receivable is reasonably assured. Taxes collected from customers and remitted to governmental authority are reported on a net basis and are excluded from revenue.

Most revenue is billed in advance on a fixed rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage. Fees billed in connection with customer installations and other up-front charges are deferred and recognized as revenue ratably over the contract life.

j.	Operating Costs and Accrued Liabilities

The Company leases certain network facilities, primarily circuits, from other local exchange carriers to augment its owned infrastructure for which it is generally billed a fixed monthly fee. The Company also uses the facilities of other carriers for which it is billed on a usage basis.

The Company recognizes the cost of these facilities or services when it is incurred in accordance with contractual requirements. The Company disputes incorrect billings. The most prevalent types of disputes include disputes for circuits that are not disconnected on a timely basis and usage bills with incorrect or inadequate call detail records. Depending on the type and complexity of the issues involved, it may take several quarters to resolve disputes.

In determining the amount of such operating expenses and related accrued liabilities to reflect in its consolidated financial statements, the Company considers the adequacy of documentation of disconnect notices, compliance with prevailing contractual requirements for submitting such disconnect notices and disputes to the provider of the facilities, and compliance with its interconnection agreements with these carriers. Significant judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations or settle any litigation.

k.	Stock-Based Compensation

The Company accounts for stock-based compensation in accordance ASC 718, Compensation — Stock Compensation. The common units granted in the Company’s ultimate Parent company, CII, are considered stock-based compensation with terms that require the awards to be classified as liabilities. As such, the Company accounts for these awards as a liability and re-measures the liability at each reporting date. These awards vest over a period of four years or fully vest subsequent to a liquidation event.

l.	Government Grants

The Company receives grant moneys from the Federal Recovery Act Broadband Opportunity Program. The Company accounts for grant moneys received as a deduction from the cost of the asset in arriving at its book value. The grant is thus recognized in earnings over the useful life of a depreciable asset by way of a reduced depreciation charge.

m.	Income Taxes

The Company accounts for income taxes in accordance with ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company records interest related to unrecognized tax benefits and penalties in income tax expense.

n.	Fair Value of Financial Instruments

The Company adopted ASC 820-10, for its financial assets and liabilities effective June 30, 2009. This pronouncement defines fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. ASC 820-10 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost), which are each based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

Fair Value Hierarchy

ASC 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. GAAP establishes three levels of inputs that may be used to measure fair value:

Level 1

Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2

Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

ASC 820-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, interest rate swaps and long-term debt. The Company records its stock-based compensation liability at fair value

o.	Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and accounts receivable. The Company does not enter into financial instruments for trading or speculative purposes. The Company’s cash and cash equivalents are held in commercial bank accounts in the United States of America. Account balances generally exceed federally insured limits, however the Company limits its cash investments to high quality financial institutions in order to minimize its credit risk. The Company’s trade receivables, which are unsecured, are geographically dispersed. During fiscal year 2010 the Company had one customer which represented 12 percent of the Company’s total revenue. No customers represented greater than 10 percent of total revenue during 2009 and 2008. As of June 30, 2010 and 2009 the Company did not have a single customer with a trade receivable balance exceeding 10 percent of the Company’s consolidated net trade receivable balance.

p.	Recently Issued Accounting Standards

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, establishing the FASB Accounting Standards Codification (ASC) as the source of authoritative generally accepted accounting principles (GAAP) to be applied by nongovernmental entities. ASC 105 is effective for annual and interim periods ending after September 15, 2009, and the Company has updated its references to GAAP in this report in accordance with the provisions of this pronouncement. The implementation of ASC 105 did not have an effect on the Company’s financial position or results of operations.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09, Subsequent Events, which updated ASC 855, Subsequent Events (“ASC 855”). FASB ASU 2010-09 clarifies the date through which the Company is required to evaluate subsequent events. Companies are required to evaluate subsequent events through the date that the financial statements are available to be issued. The Company has adopted this standard effective June 30, 2010.

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. ASU 2010-06 requires a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 and describe the reasons for the transfers. A reporting entity should separately disclose information about purchases, sales, issuances and settlements for Level 3 reconciliation disclosures. The new disclosures and clarifications of existing disclosures are effective for financial statements issued interim or annual financial periods ending after December 15, 2009, with the exception for the reconciliation disclosures for Level 3, which are effective for financial statements issued with interim or annual financial periods ending after December 15, 2010. The adoption of the new accounting standards update did not have an impact on the Company’s consolidated results of operations, financial condition or financial disclosures.

In June 2009, the FASB issued ASU 2009-17, Consolidations (ASC Topic 860), a new accounting standard that changes the consolidation rules as they relate to variable interest entities. The new standard makes significant changes to the model for determining who should consolidate a variable interest entity, and also addresses how often this assessment should be performed. The standard becomes effective for Zayo on July 1, 2010. The adoption of the new accounting standards update is not expected to have a material impact on the Company’s consolidated results of operations, financial condition or financial disclosures.

In October 2009, the FASB issued Accounting Standards Update Number 2009-13, Revenue Recognition (ASC 605) Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force. This ASU establishes a new selling price hierarchy to use when allocating the sales price of a multiple element

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

arrangement between delivered and undelivered elements. This ASU is generally expected to result in revenue recognition for more delivered elements than under current rules. The Company is required to adopt this ASU prospectively for new or materially modified agreements beginning January 1, 2011. The Company is evaluating the effect of this ASU, but does not expect its adoption to have a material effect on its consolidated financial statements.

(3)	Acquisitions

The Company adopted the revised guidance for accounting for business combinations in accordance with ASC 805-10. These revisions apply to business combinations for acquisitions consummated on or after July 1, 2009. These revisions had several significant changes to existing accounting practices for business combinations. Most notably, (i) acquisition-related transaction costs, such as legal and professional fees, are expensed rather than accounted for as part of the acquisition cost; (ii) acquired in-process research and development is capitalized rather than expensed at the acquisition date; (iii) contingent consideration is recorded at fair value at the acquisition date rather than the points in time that payment becomes probable; and (iv) bargain purchases are recognized by the acquirer in earnings rather than as a reduction to certain assets acquired. The standard defines a bargain purchase as a business combination in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree,

The adoption of this guidance has and will continue to impact the results of operations and financial position of the Company to the extent that the Company makes acquisitions.

During the three year period ended June 30, 2010, the Company has consummated the acquisition of ten entities. The consummation of the acquisitions was executed as part of the Company’s business strategy of expanding through acquisitions. The acquisition of these companies will allow the Company to increase the scale at which it operates, which in turn affords the Company the ability to increase its operating leverage, extend its network reach, and broaden its customer base.

The accompanying consolidated financial statements include the operations and financial position of the acquired entities from their respective acquisition dates.

Acquisition During Fiscal Year 2010

Fibernet Networks Telecom Group, Inc. (“Fibernet”)

On September 9, 2009 the Company acquired all of the outstanding equity interest in Fibernet. Fibernet is a communications service provider focused on providing complex interconnection services enabling the exchange of voice, video and data traffic between global networks. Fibernet owns and operates integrated colocation facilities and diverse transport routes in the two gateway markets of New York/New Jersey, Los Angeles, Chicago, Miami and San Francisco. FiberNet’s network infrastructure and facilities are designed to provide comprehensive broadband interconnectivity for the world’s largest network operators, including leading domestic and international telecommunications carriers, service providers and enterprises.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, and based on their estimated fair values. Acquisition-related costs associated with the Fibernet acquisition of $698 have been charged to selling, general and administrative expenses during the year ended June 30, 2010.

Fibernet
Acquisition Date	September 9, 2009

Current assets	$16,824
Property and equipment	50,734
Intangibles	43,900
Deferred income taxes	19,659
Other assets	838

Total assets acquired	131,955

Current liabilities	11,534
Deferred revenue	7,257

Total liabilities assumed	18,791

Net assets	113,164

Excess of net assets over purchase consideration (bargain purchase)	9,081

Purchase consideration	104,083
Cash acquired	7,512

Net cash paid	$96,571

During the year ended June 30, 2010, the Company recognized a gain on bargain purchase associated with the Fibernet acquisition. The gain of $9,081 is included in the other income caption on the consolidated statements of operations. The bargain purchase is primarily the result of recording of deferred income tax assets for the Net Operating Loss carryforwards (“NOLs”) of Fibernet, in view of the Company’s evaluation that these deferred income tax assets will more likely than not be realized. Upon the determination that the Company was going to recognize a gain related to the bargain purchase, the Company reassessed its valuation assumptions utilized as part of the acquisition accounting. No adjustments to the acquisition accounting valuations were identified as a result of management’s reassessment.

Acquisition During Fiscal Year 2009

Columbia Fiber Solutions (“CFS”) and Northwest Telephone, Inc. CA, LLC (“NTI CA”)

On September 30, 2008 the Company acquired all of the outstanding equity interests in CFS. CFS is a provider of leased dark fiber services and fiber-based Ethernet services over a transparent LAN (TLS) infrastructure in the Inland Northwest. On May 26, 2009, the Company acquired all of the outstanding equity interest in NTI CA. NTI CA is a local exchange carrier and inter exchange carrier which provides carrier access services in rural and underserved markets in California.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the allocation, of the purchase price to the assets acquired and liabilities assumed, based on their estimated fair values:

	CFS	NTI CA
Acquisition Date	September 30, 2008	May 26, 2009

Current assets	$461	$1
Property and equipment	4,772	92
Intangibles	3,412	—
Goodwill	4,170	—
Other assets	—	101

Total assets acquired	12,815	194

Current liabilities	500	179
Deferred revenue	154	—

Total liabilities assumed	654	179

Purchase consideration	12,161	15
Less cash acquired	70	—

Net cash paid	$12,091	$15

The full amount of the goodwill associated with the CFS acquisition was allocated to the Zayo Bandwidth business segment.

Acquisitions During Fiscal Year 2008

	Memphis	PPL	Indiana	Onvoy	Voicepipe	Citynet	Northwest
	July 31,	August 24,	September 28,	November 7,	November 7,	February 15,	May 30,
Acquisition Date	2007	2007	2007	2007	2007	2008	2008

Current assets	$754	$2,819	$1,669	$16,175	$810	$4,365	$1,224
Property and equipment	10,771	54,631	25,646	41,910	180	32,185	4,353
Intangibles	1,581	6,307	—	26,912	1,085	16,947	786
Goodwill	—	—	5,606	3,032	2,184	52,967	2,957
Deferred income taxes	—	56	4,534	22,448	27	—	28
Other assets	506	100	13	88	—	301	113

Total assets acquired	13,612	63,913	37,468	110,565	4,286	106,765	9,461

Current liabilities	3,823	4,220	3,485	13,261	364	1,989	1,023
Capital lease obligations	616	10,433	—	1,407	—	1,688	1,594
Long-term debt	—	—	—	303	—	—	—
Deferred revenue	—	2,909	10,849	3,051	227	2,520	689
Deferred income taxes	—	—	—	13,255	445	—	852
Other liabilities	—	50	—	3,831	—	73	—

Total liabilities assumed	4,439	17,612	14,334	35,108	1,036	6,270	4,158

Purchase consideration	9,173	46,301	23,134	75,457	3,250	100,495	5,303

Less cash acquired	—	—	533	5,495	450	1,292	122
Less units issued	—	—	—	—	3,250	—	—

Net cash paid (received)	$9,173	$46,301	$22,601	$69,962	$(450)	$99,203	$5,181

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

From the acquisitions consummated in fiscal year 2008, the Zayo Bandwidth and Zayo Enterprise Networks business segments were allocate goodwill of $63,861 and $2,541, respectively. $344 of the acquired goodwill was allocated to the OVS business segment.

During the year ended June 30, 2009, additional purchase price in the amount of $8, $15 and $35 was recorded in connection with the Onvoy, Voicepipe and Citynet acquisitions, respectively, due to additional acquisition related expenses incurred. The purchase price of the Northwest acquisition was reduced by $618 due to the seller not being able to fulfill some of the closing conditions resulting in the Company receiving purchase consideration held in escrow.

A portion of the consideration in the Memphis, Onvoy, Citynet and Northwest acquisitions was paid into escrow accounts, to be disbursed upon the settlement of various purchase agreement terms including net working capital adjustments, severance payments and claims for indemnification. As of June 30, 2010, 2009 and 2008, $100, $7,335 and $10,067 was in escrow, respectively.

In connection with the various acquisitions, the previous owners entered into various agreements, including indefeasible rights-of-use agreements with other telecommunication service providers to lease them fiber and other infrastructure. In accordance ASC 805-10 Business Combinations the estimated value of deferred revenue was calculated based on its estimated fair value at the acquisition date. The Company determined that approximately $7,257, $154 and $20,245 of deferred revenue acquired during the years ended June 30, 2010, 2009 and 2008, respectively, met the standards of ASC 805-10 as representing assumed legal obligations, the balance of the deferred revenue, mostly customer prepayments with no remaining obligations was not recorded. This deferred revenue is expected to be recognized over the next five to twenty years.

Goodwill

The goodwill arising from these acquisitions consists largely of the synergies and economies of scale expected from combining the operations of the acquired entities and the Company. Goodwill of $4,170, $5,606 and $52,967 million from the CFS, Indiana and Citynet acquisitions, respectively, are deductible for tax purposes. The goodwill associated with all other acquisitions is not deductible for tax purposes.

Pro Forma Results (Unaudited)

The unaudited pro forma results presented below include the effects of the Company’s 2009 acquisition of Fibernet as if it had been consummated as of July 1, 2008. The pro-forma loss for fiscal years 2010 and 2009 include the additional depreciation and amortization resulting from the adjustments to the value of fixed assets and intangible assets resulting from purchase accounting, and interest expense associated with debt used to fund the acquisition. The pro-forma results for fiscal year 2010 also includes an adjustment to reduce the historical FiberNet’s stock-based compensation related to the acceleration of stock-based compensation upon the change of control of Fibernet and a reduction to FiberNet’s selling, general and administrative expenses related to transaction costs incurred by FiberNet related to the acquisition and severance paid to FiberNet’s executives upon a change of control. However, the pro forma results do not include any anticipated synergies or other expected benefits of the acquisition. Accordingly, the unaudited pro forma financial information below is not necessarily indicative of either future results of operations or results that might have been achieved had the acquisition been consummated as of July 1, 2009.

	Year Ended June 30,
	2010	2009

Revenue	$236,111	$212,580
Loss from continuing operations	(3,913)	(13,265)

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As a result of the numerous acquisitions which occurred during fiscal year 2008 and the time which has elapsed since those acquisitions, the Company does not have access to all of the required information necessary to prepare pro forma revenue and earnings/(loss) estimates for fiscal year 2008.

(4)	Spin-Off of ONVOY Voice Services Segment

During the third quarter of fiscal year 2010, management determined that the services provided by one of the Company’s operating segments — Onvoy Voice Services (“Onvoy”), did not fit within the Company’s current business model of providing telecom and internet infrastructure services, and the Company therefore spun-off Onvoy to Holdings — the parent of the Company.

Consistent with the discontinued operations reporting provisions of ASC 205-20, Discontinued Operations, the Company determined that it has discontinued all significant cash flows and continuing involvement with respect to the Onvoy operations effective March 12, 2010. Therefore, for the periods presented the results of the Onvoy operations have been aggregated in a single caption entitled “Earnings from discontinued operations, net of income taxes” on the accompanying consolidated statements of operations. The Company has not allocated any general corporate overhead to amounts presented in discontinued operations, nor has it elected to allocate interest costs. Assets and liabilities associated with Onvoy have been segregated from continuing operations and presented as assets and liabilities of discontinued operations on the accompanying consolidated balance sheet of June 30, 2009.

Earnings from discontinued operations, net of income taxes in the accompanying consolidated statements of operations are comprised of the following:

	Years Ended June 30,
	2010	2009	2008

Revenue	$28,489	$38,721	$24,780

Earnings before income taxes	$6,037	$11,687	$4,181
Income tax expense	2,642	4,644	1,431

Earnings from discontinued operations, net of tax	$3,395	$7,043	$2,750

The following is a detail of the assets and liabilities associated with Onvoy classified as assets and liabilities of discontinued operations on the accompanying consolidated balance sheet as of June 30, 2009:

Current assets	$5,810
Property and equipment, net	18,579
Intangible assets, net	6,494
Deferred tax asset and other	21,324

Total assets	$52,207

Current liabilities	$2,602
Other liabilities	2,367

Total liabilities	$4,969

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company continues to have ongoing contractual relationships with Onvoy, which are based on agreements which were entered into at estimated market rates among the relevant Onvoy and Zayo parties. Subsequent to the spin-off the Company has contractual relationships to provide Onvoy with certain data and colocation services and Onvoy has contractual relationships to provide the Company with certain voice services. Prior to March 12, 2010 these transactions were eliminated upon consolidation. The following table represents the revenue and expense transactions the Company incurred with Onvoy during the years ended June 30, 2010, 2009 and 2008 which were eliminated upon consolidation.

	Year Ended June 30,
	2010	2009		2008

Zayo Group, LLC
Revenue from Onvoy Voice Services	$2,488	$1,570		$967
Operating costs from Onvoy Voice Services	473	(3,720	)(1)	(2,269	)(1)
Selling, general and administrative expenses from Onvoy Voice Services	82	25		—

(1)	— Certain intercompany transactions between the Company and Onvoy have historically been internally accounted for as a reduction to expenses rather than revenues. Prior to the spin-off these transactions eliminated upon consolidation.

Subsequent to the spin-off the revenue and expenses associated with transactions with Onvoy are recorded in the results from continuing operations. The Company recognized revenue and incurred expenses from Onvoy in the amount of $1,436 and $564 during the period March 12, 2010 through June 30, 2010. As of the spin-off date the Company had a receivable balance from Onvoy in the amount of $841.

The Company has determined that the continuing cash flows to and from Onvoy are not direct cash flows of the disposed segment and as such the requirements of ASC 205-20-50 Disclosures, as it relates to discontinued operations presentation have been met.

(5)	Property and Equipment

Property and equipment, including assets held under capital leases, was comprised of the following:

	Estimated
	Useful Lives	June 30,
	(In Years)	2010	2009

Land	N/A	$209	$209
Buildings improvements and site improvements	15	9,003	8,230
Furniture, fixtures and office equipment	7	1,219	623
Computer hardware	3 to 5	3,292	2,165
Software	3	4,066	2,658
Machinery and equipment	4 to 7	3,568	3,327
Fiber optic equipment	8	127,379	94,127
Circuit switch equipment	10	7,225	7,027
Packet switch equipment	5	21,761	19,527
Fiber optic network	20	141,171	89,877
Construction in progress	N/A	40,443	17,192

Total		359,336	244,962
Less accumulated depreciation		(57,425)	(28,379)

Property and equipment, net		$301,911	$216,583

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total depreciation expense, including depreciation of assets held under capital leases, for the years ended June 30, 2010, 2009 and 2008 was $29,121, $19,047 and $7,307 respectively.

Included in property and equipment are assets under capital leases of $17,092 and $16,768 as of June 30, 2010 and 2009, respectively. Depreciation expense related to these assets during the year ended June 30, 2010, 2009 and 2008 was $1,293, $1,253 and $593, respectively. Accumulated depreciation associated with assets under capital leases was $3,037 and $1,744 as of June 30, 2010 and 2009, respectively.

As of June 30, 2010 the Company has received $70 in grant money from the Federal Recovery Act Broadband Opportunity Program for reimbursement of property and equipment expenditures. The Company has accounted for these funds as a reduction of the cost of its fiber optic network. The Company anticipates the receipt of an additional $24,934 in grant money related to grant agreements entered into under the Federal Recovery Act Broadband Opportunity Program, as of June 30, 2010.

(6)	Goodwill

The Company’s goodwill balance at June 30, 2010 and June 30, 2009 was $68,751 and was allocated as follows to the Company’s business units:

Zayo Bandwidth	$66,548
Zayo Enterprise Networks	2,203

Total	$68,751

(7)	Intangible Assets

Identifiable acquisition-related intangible assets as of June 30, 2010 and June 30, 2009 were as follows:

	Gross Carrying	Accumulated
	Amount	Amortization	Net

June 30, 2010
Customer relationships	$78,738	$(19,182)	$59,556
Non-compete Agreements	8,835	(8,623)	212
Tradenames	500	(417)	83

Total	$88,073	$(28,222)	$59,851

June 30, 2009
Customer relationships	37,556	(9,961)	27,595
Non-compete Agreements	8,845	(6,198)	2,647

Total	$46,401	$(16,159)	$30,242

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amortization of intangible assets for the years ended June 30, 2010, 2009 and 2008 was $12,063, $10,520 and $4,615, respectively. Estimated future amortization of intangible assets is as follows:

Year ending June 30,
2011	$10,276
2012	9,981
2013	9,981
2014	7,096
2015	4,435
Thereafter	18,082

$59,851

Non-compete agreements are being amortized on a straight-line basis over the expected term of the contracts ranging from two to three years. Customer relationships are being amortized on a straight-line basis over six to ten years. The trademark asset from the Fibernet acquisition has a limited life and is being amortized over one year.

(8)  Long-Term Debt

In March 2010, the Company co-issued, with its 100 percent owned finance subsidiary — Zayo Capital Inc., (at an issue price of 98.779%) $250 million of Senior Secured Notes (the “Notes”). The Notes bear interest at 10.25% annually and are due on March 15, 2017. The net proceeds from this debt issuance were approximately $239,060 after deducting the discount on the Notes of $3,052 and debt issuance costs of approximately $7,888. The Notes are being accreted to their par value over the term of the Notes as additional interest expense. The effective interest rate of the Company’s Notes is 10.7 percent.

The Notes are secured and backed by substantially all of the assets of the Company.

A portion of the proceeds from the Notes were used to pay off all of the Company’s term loans. Long-term debt consisted of the following as of June 30, 2010 and June 30, 2009:

	Year Ended June 30,
	2010	2009

Senior Secured Notes due 2017 (10.25%)	$247,080	$—
Tranche A term loan due 2013 (6.39%)	—	69,650
Tranche B term loan due 2013 (5.86%)	—	29,850
Tranche C term loan due 2013 (6.33%)	—	34,825
Revolver maturing in 2013 (6.36%)(1)	—	2,000
Less current portion	—	(1,350)

Total long-term debt	$247,080	$134,975

Each of the term loans and the Revolver were paid off in March 2010 with proceeds from the issuance of the Notes. The interest rates reflected for the term loans and the Revolver represents the interest rates for these loans at June 30, 2009.

In September 2009 the Company entered into a $30 million term loan to finance the Fibernet acquisition. This loan was paid off in March 2010 with the proceeds from the Notes.

In March 2010 the Company also entered into a revolving line-of-credit with Sun Trust Bank (“the Revolver”). During the term of the Revolver, the Company can borrow, repay and re-borrow against the Revolver in an amount up to $75,000 (adjusted for letter of credit usage). The Revolver matures on March 1, 2014. Loans under the Revolver

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

bear interest at a rate equal to the higher of either (i) the rate which the administrative agent announces as its prime lending rate, (ii) the Federal Funds Rate plus one-half of one percent per annum or (iii) the Eurodollar Rate.

As of June 30, 2010, no amounts were outstanding under the Revolver. Standby letters of credit were outstanding in the amount of $5,945 as of June 30, 2010, resulting in $69,055 being available on the Revolver as of June 30, 2010. Outstanding letters of credit backed by the Revolver accrue interest at a rate ranging from 3.5 to 4.25 percent per annum based upon the Company’s leverage ratio. As of June 30, 2010 the interest rate was 4 percent.

Guarantees

The notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by all of our current and future domestic restricted subsidiaries. The notes were co-issued with Zayo Capital, Inc. Zayo Capital, Inc. is a 100 percent owned finance subsidiary of the parent and does not have independent assets or operations. Zayo Group (the parent company) does not have material independent operations or assets other than a cash balance of $77,961 at June 30, 2010, which was utilized to fund the AGL acquisition on July 1, 2010.

Debt Issuance Costs

Debt issuance costs have been capitalized on the accompanying consolidated balance sheets and are being amortized using the effective interest rate method over the term of the borrowing agreements, unless terminated earlier, at which time the unamortized costs are immediately expensed. The unamortized debt issuance costs of $5,881 associated with the term loans (Tranche A through D) and the Revolver maturing in 2013 were expensed in March 2010 upon the settlement of these credit agreements. Debt issuance costs associated with the Senior Secured Notes issued in March 2010 were $7,888. Debt issuance costs associated with the Revolver entered into in March 2010 were $2,148. The balance of debt issuance costs as of June 30, 2010 and 2009 was $9,560 (net of accumulated amortization of $526) and $4,712 (net of accumulated amortization of $1,614), respectively. Interest expense associated with the amortization of debt issuance costs was $1,624, $1,114 and $500 for the years ended June 30, 2010, 2009 and 2008, respectively.

Debt Covenants

The Company’s credit agreement associated with the Notes contains two financial covenants: (1) a maximum leverage ratio and (2) a minimum fixed charge coverage ratio.

Leverage Ratio:  The Company must not exceed a consolidated leverage ratio (funded debt to EBITDA), as determined under the credit agreement, of 4.25x for any trailing four-quarter period ending on March 31, 2010 or later.

Fixed Charge Coverage Ratio:  The Company must maintain a consolidated fixed charge coverage ratio, as determined under the credit agreement, of at least 1.0x for the periods ending September 30 and December 31, 2010; 1.1x for the periods ending March 31 and June 30, 2011; 1.15x for the periods ending September 30 and December 31, 2011 and March 31 and June 30, 2012; and 1.25x for the periods ending September 30, 2012 and each fiscal quarter thereafter. The Company’s credit agreement restricts certain dividend payments to the company’s Parent. Per the terms of the agreement, if the Company’s revolver availability is in excess of $32,500 the Company is able to send annually a dividend to its parent of $0 to $45,000 which is restricted based upon the following leverage ratios:

Maximum Annual
Leverage Ratio	Dividend Payment

≥ 3.5x	$0
< 3.5x but ≥ 2.5x	$25,000
< 2.5x but ≥ 1.5x	$35,000
< 1.5x	$45,000

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company does not have any restrictions on its subsidiaries’ ability to send dividends to their parent — the co-issuer of the notes.

The Company’s credit agreement contains customary representations and warranties, affirmative and negative covenants, and customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, breach of covenants, cross default to indebtedness in excess of $10.0 million, insolvency or inability to pay debts, bankruptcy, or a change of control.

The Company was in compliance with all covenants associated with its Notes as of June 30, 2010.

Interest Rate Derivatives

On June 30, 2008, the Company entered into an interest rate swap agreement on a notional value of $60,000 with a maturity date of September 13, 2010. There was no up-front cost for this agreement. The contract states that the Company pays 3.69% fixed for the term of the agreement. The counterparty either pays to the Company or receives from the Company the difference between actual LIBOR and the fixed rate.

On March 23, 2009, the Company entered into another interest rate swap agreement on a notional value of $40,000 with a maturity date of September 13, 2010. There was no up-front cost for this agreement. The contract states that the Company pays 1.42% fixed for the term of the agreement. The counterparty either pays to the Company or receives from the Company the difference between actual LIBOR and the fixed rate.

Any change in fair value of the interest rate swaps are recorded as an increase or decrease in interest expense in the consolidated statements of operations for the applicable period. During the years ended June 30, 2010 and 2009 $744 and $3,143, respectively, were recorded as an increase in interest expense for the change in the fair value of the interest rate swaps. The Company made payments on the swaps of $2,463 and $859 during the years ended June 30, 2010 and 2009, respectively, which are also recorded as interest expense. The liability associated with the swaps was $566 and $2,284 as of June 30, 2010 and 2009, respectively.

(9)	Income Taxes

The Company, a Limited Liability Corporation, is taxed at its ultimate parent level — CII. The parent is a holding company with no operations and therefore all income tax balances are pushed down to the Company.

The Company’s provision for income taxes is summarized as follows:

	Year Ended June 30,
	2010	2009	2008

Federal income taxes — current	$—	$—	$—
Federal income taxes — deferred	4,726	(1,662)	(703)

Provision for federal income taxes	4,726	(1,662)	(703)

State income taxes — current	872	(200)	107
State income taxes — deferred	695	(244)	(103)

Provision for state income taxes	1,567	(444)	4

Total provision for income taxes	$6,293	$(2,106)	$(699)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the actual income tax provision and the tax computed by applying the U.S. federal rate (34%) to the earnings/(loss) before income taxes for each of the years in the three-year period ended June 30, 2010 follows:

	Year Ended June 30,
	2010	2009	2008

Expected provision/(benefit) at statutory rate of 34%	$1,142	$(3,874)	$(1,837)
Increase/(decrease) due to:
Deferred compensation	6,198	2,160	1,150
State taxes, net of federal benefit	985	(200)	(55)
Transaction costs not deductible	438	—	—
Gain on bargain purchase	(3,087)	—	—
Other, net	337	(192)	43
Adjustment of income taxes provided for in prior periods	280	—	—

Provision/(benefit) for income taxes	$6,293	$(2,106)	$(699)

On a consolidated basis, $217, $326 and $5 of income taxes was paid to federal and state jurisdictions during the years ended June 30, 2010, 2009 and 2008.

The tax effect of temporary differences that give rise to significant portions of the deferred taxes assets and deferred tax liabilities are as follows:

	Year Ended June 30,
	2010	2009

Deferred income tax assets
Net operating loss carry forwards	$38,262	$2,209
Alternate minimum tax credit carryforwards	78	150
Deferred revenue	8,790	5,462
Unrealized loss on interest rate swaps	223	860
Accrued expenses	722	685
Other liabilities	354	53
Allowance for doubtful accounts	1,402	76
Other	1	1

Total deferred income tax assets	$49,832	$9,496

Deferred income tax liabilities
Property and equipment	24,483	11,325
Intangible assets	13,884	4,641

Total deferred income tax liabilities	38,367	15,966

Less: Valuation allowance	(355)	—

Net deferred income tax assets	$11,110	$(6,470)

As of June 30, 2010, the Company had $102,036 of net operating loss (“NOLs”) carry forwards. The Company acquired $5,060 of NOLs in the Northwest Telephone acquisition and $94,655 of NOLs in the FiberNet acquisition. Each of these acquisitions, however, was a “change in ownership” within the meaning of Section 382 of the Internal Revenue Code and, as a result, such NOL’s are subject to an annual limitation, and thus the Company is limited in its ability to use such NOLs to reduce its income tax exposure. The current annual NOL usage limitation related to the

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s acquired NOLs is $7,456. Additionally the Company generated $2,321 of NOLs for the years ended June 30, 2009 and 2008 which are also available to offset future taxable income.

From the period of the respective acquisitions through June 30, 2010, the Company has not utilized any of its own or acquired NOLs; however the Company has used approximately $10,290 of NOLs which were generated by Onvoy — See Note 11 Equity, for a discussion of the tax sharing agreement between the Company and Onvoy. The Company utilized $3,001 of Onvoy’s NOL’s subsequent to the spin-off date of March 12, 2010. This amount has been reflected on the statement of member’s interest.

As of June 30, 2010 management believes it is more-likely-than-not that the Company will not be able to utilize $1.0 million of the NOLs acquired from the FiberNet acquisition; as such the Company has recorded a $0.4 million valuation allowance against such NOLs to reflect the portion of NOLs that the Company would not be able to use.

The Company is subject to audit by various taxing authorities, and these audits may result in proposed assessments where the ultimate resolution results in the Company owning additional taxes. The statute of limitations is open with respect to tax years 2006 to 2009. The Company is required to establish reserves under ASC 740-10, when the Company believes there is uncertainty with respect to certain positions and the Company may not succeed in realizing the tax benefits. On July 1, 2007, the Company adopted ASC 740-10-25. In accordance with ASC 740-10-25 the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Prior to the adoption, the Company recognized the effect of income tax positions only if such positions were probable of being sustained. The application of income tax law is inherently complex, as such; it requires many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax laws and regulations change over time; as such, changes in these subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of operations. At the adoption date of July 1, 2007, the Company had no unrecognized tax benefits which would affect the effective tax rate if recognized. At June 30, 2010, there were no unrecognized tax benefits. As of June 30, 2010, there was no accrued interest or penalties related to uncertain tax positions.

(10)	Accrued Liabilities

Accrued liabilities included in current liabilities consisted of the following:

	Year Ended June 30,
	2010	2009

Accrued compensation and benefits	$3,854	$2,347
Accrued property and equipment purchases	2,441	697
Network expense accruals	4,445	2,636
Other accruals	7,609	4,380

Total	$18,349	$10,060

(11)	Equity

Zayo Group, LLC was initially formed on May 4, 2007 and is a wholly owned subsidiary of Zayo Group Holdings, Inc., which in turn is wholly owned by Communications Infrastructure Investments, LLC (“CII”). CII was organized on November 6, 2006 and subsequently capitalized on May 7, 2007 with capital contributions from various institutional and founder investors. The cash proceeds from the capitalization of CII were contributed to the Company and are reflected in the Company’s member’s equity.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the years ended June 30, 2010, 2009 and 2008, CII contributed $39,800, $35,546 and $166,450, respectively in capital to the Company through Holdings. Additionally, during fiscal year 2008 CII contributed to the Company through Holdings property from Voicepipe Communications, Inc. valued at $3,250.

During fiscal year 2008, CII issued 6,400,000 Class A preferred units in CII to the two founders of the Company. The Class A preferred units issued to the two Company founders vest according to the following schedule: 10% in the 24th month, 10% in the 30th month, 10% in the 36th month, 10% in the 42nd month and the remaining 60% in the 48th month. Stock-based compensation expense recognized in connection with these executive Class A issuances for the years ended June 30, 2010, 2009 and 2008 totaled $1,150, $1,628, and $3,381, respectively. The remaining stock-based compensation expense of $241 will be recognized in fiscal 2011. CII has also issued 465,000 Class A preferred units to three of the Company’s executives in fiscal 2009. The Class A preferred units issued to two of the executives vested during the year ended June 30, 2009 and the remaining units became fully vested in February 2010. Stock-based compensation expense recognized for these grants for the years ended June 30, 2010 and 2009 totaled $45 and $421, respectively.

As these awards have been issued by CII to employees of the Company as compensation, the expense has been recorded by the Company in the accompanying consolidated statements of operations in accordance with ASC 718 — Compensation — Stock Compensation.

Onvoy Voice Services (“OVS”) was spun-off from Zayo Group, LLC on March 12, 2010 to its parent — Holdings (see Note 4). At the time of the spin-off, the book value of OVS was $39,401. As a result of the spin-off the Company’s member’s interest account was initially reduced by $39,401. Subsequent to the spin-off date, the Company entered into a tax sharing agreement with OVS and CII — the taxable entity. As part of the agreement management of the Company and OVS allocated the deferred tax assets and liabilities of CII to the Company and OVS based on the source of the asset or liability generating the benefit. NOLs generated by entities acquired by Zayo Group entities and which the assets and liabilities of such acquisition remain at one of Zayo Group’s subsidiaries were allocated to Zayo Group. The agreement provided for the past and future settlement of due-to/due-from balances related to the allocation of deferred tax assets and liabilities between the two entities as an increase or decrease to the respective entities member’s equity. As a result of the tax sharing agreement and non-cash settlement of the inter-company balances as of the spin-off date, the net book value of the OVS business segment was increased by $3,138 resulting in a non-cash decrease to the member’s account of the Company. Subsequent to the spin-off date the Company utilized $3,001 of Onvoy’s NOLs resulting in a non-cash capital contribution from CII, the taxable entity and parent of the Company, in the amount of $1,200.

(12)	Stock Compensation

The Company has been given authorization by CII to issue 125,000,000 of CII’s common units as awards to employees and directors. CII has three classes of common units with different liquidation preferences — Class A, B and C units. Common units are issued to employees and to independent directors and are allocated by the Chief Executive Officer and the Board of Managers on the terms and conditions specified in the employee equity agreement. At June 30, 2010, 70,975,130 of common units were issued and outstanding.

As these awards have been issued by CII to employees and directors of the Company the related compensation expense has been pushed down and recorded by the Company in the accompanying consolidated statements of operations in accordance with ASC 718 — Compensation — Stock Compensation.

The common units are considered to be stock-based compensation with terms which require the awards to be classified as liabilities. As such, the Company accounts for these awards as a liability and re-measures the liability at each reporting date until the date of settlement.

The Common units vest according to the following schedule: 1/4th in the 12th month and 1/48th in each of the next 36 months or immediately five months after the consummation of a sale of the Company. As of June 30, 2010 and June 30, 2009, the value of the Class A common units was determined to be $0.49 and $0.16 per unit,

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

respectively. As of June 30, 2010 and June 30, 2009 the value of the Class B common units was determined to be $0.28 and $0 per unit, respectively. As of June 30, 2010 and June 30, 2009 the value of Class C common units was determined to be $0.03 and $0 per unit, respectively.

The liability associated with the common units was $21,623 and $4,590 as of June 30, 2010 and 2009, respectively. The stock-based compensation expenses associated with the common units was $17,033, $4,590 and $0 for the years ended June 30, 2010, 2009 and 2008, respectively.

The holders of common units are not entitled to receive dividends or distributions, except at the discretion of the Board of Directors. Upon a liquidation of CII, or upon a non-liquidating distribution, the holders of common units share in the proceeds after the CII preferred unit holders receive their unreturned capital contributions and their priority return (6% per annum). After the preferred unreturned capital contributions and the priority return are satisfied, the remaining proceeds are allocated on a scale ranging from 85% to the Class A preferred unit holders and 15% to the common unit holders and 80% to the Class A preferred unit holders and 20% to the common unit holders depending upon the return multiple to the Class A preferred unit holders up to the amount of the Class A gain percentage. Once the amount of proceeds related to the Class A percentage gain has been distributed, then the Class B gain percentages are distributed in a similar method as the Class A gains.

The following table below represents the activity as it relates to common unit issuances and forfeitures during the years ended June 30, 2010, 2009 and 2008.

	A Common	B Common	C Common	Totals
	Units	Units	Units	Units

Balance at June 30, 2007	—	—	—	—
Common units issued	45,954,072	—	—	45,954,072
Common units forfeited	(720,417)	—	—	(720,417)

Balance at June 30, 2008	45,233,655	—	—	45,233,655
Common units issued	6,199,665	—	—	6,199,665
Common units forfeited	(3,212,262)	—	—	(3,212,262)

Balance at June 20, 2009	48,221,058	—	—	48,221,058
Common units issued	—	19,879,500	3,630,218	23,509,718
Common units forfeited	(545,646)	(210,000)	—	(755,646)

Balance at June 30, 2010	47,675,412	19,669,500	3,630,218	70,975,130

The following table represents the activity as it relates to common units vested during the years ended June 30, 2010, 2009 and 2008.

	Year Ended June 30,
	2008	2009	2010	Totals

Common A vested	15,846,600	11,837,579	12,604,516	40,288,694
Common B vested	—	2,604,479	4,092,625	6,697,104
Common C vested	—	54,792	258,859	313,650

Total Vested	15,846,600	14,496,850	16,956,000	47,299,449

(13)	Fair Value Measurements

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, interest rate swaps, long-term debt and stock-based compensation. The carrying values of cash and cash equivalents, restricted cash, trade receivable and accounts payable approximated their fair values at

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2010 and 2009 because of the short maturity of these instruments. The interest rate swaps are recorded in the consolidated balance sheets at fair value. The carrying value of the Company’s long-term debt reflects the original amounts borrowed, net of unamortized discounts and was $247,080 as of June 30, 2010. Based on current market interest rates for debt of similar terms and average maturities and based on recent transactions, the fair value of the long-term debt as of June 30, 2010, is estimated to be $252,500 compared to its carrying value of $247,080. The Company records its stock-based compensation liability at its estimated value.

GAAP defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

Financial instruments measured at fair value on a recurring and non-recurring basis are summarized below:

		As of June 30,
	Level	2010	2009

Liabilities Recorded at Fair Value in the Financial Statements:
Interest rate swap liabilities	Level 2	$566	$2,284
Stock-based compensation liability	Level 3	21,623	4,590

Total liabilities recorded at fair value in the consolidated financial statements		$22,189	$6,874

Liabilities not Recorded at Fair Value in the Financial Statements:
Long-term debt, including the current portion		$247,080	$136,325

The interest rate swaps are valued using discounted cash flow techniques that use observable market inputs, such as LIBOR-based yield curves, forward rates, and credit ratings.

The stock-based compensation liability is valued using both an income and market based approach. The income based approach is based on an analysis of discounted cash flows. The market based approach is primarily based on an analysis of prices paid by investors and acquirers of interests of comparable companies in the public and private markets.

Changes in the fair market value of the interest rate swaps resulted in an increase of $744 and $3,143 in interest expense during the years ended June 30, 2010 and 2009, respectively.

Changes in the estimated fair value of common units resulted in an increase of $17,033, $4,369 and $0 in the stock-based compensation liability during the years ended June 30, 2010, 2009 and 2008, respectively.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(14)	Commitments and Contingencies

Capital Leases

Future contractual payments under the terms of the Company’s capital lease obligations were as follows:

As of
June 30, 2010

Year ending June 30,
2011	$2,572
2012	1,745
2013	1,709
2014	1,670
2015	1,627
Thereafter	8,792

Total minimum lease payments	18,115

Less amounts representing interest	(5,409)
Less current portion	(1,673)

Capital lease obligations, less current portion	$11,033

The weighted average interest rate on capital lease obligations was 12.1% and 12.4% as of June 30, 2010 and 2009, respectively.

Operating Leases

The Company leases office space, warehouse space, network assets, switching and transport sites, points of presence and equipment under non-cancelable operating leases. Lease expense was $30,439, $15,186 and $6,983 for the years ended June 30, 2010, 2009 and 2008, respectively.

Minimum contractual lease payments due under the Company’s long-term operating leases are as follows:

As of
June 30, 2010

Year ending June 30,
2011	$22,688
2012	19,257
2013	17,177
2014	15,460
2015	14,406
Thereafter	86,347

$175,335

At June 30, 2010, the Company had commitments of approximately $26,847 for construction materials and purchases of property and equipment all of which are expected to be acquired in the next twelve months.

Contingencies

In the normal course of business, the Company is party to various outstanding legal proceedings, claims, commitments and contingent liabilities. In the opinion of management, the ultimate disposition of these matters will not have a materially adverse effect on the Company’s financial condition, results of operations, or cash flows.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Outstanding Letters of Credit

As of June 30, 2010, the Company had $5,945 in outstanding letters of credit primarily to collateralize surety bonds securing the Company’s performance under various contracts.

Acquisitions

AGL Networks

On March 14, 2010, the Company entered into a definitive agreement to purchase AGL Networks, LLC (“AGL Networks”). The Company closed on this transaction on July 1, 2010 at which time the Company acquired 100% of the ownership interest of AGL Networks which operates a network of approximately 786 route miles and over 190,000 fiber miles. The purchase price of this acquisition, after post-close adjustments, was $73,666. The acquisition was financed with cash on hand.

AGL Networks provides Bandwidth Infrastructure services to customers primarily in Georgia, Arizona, and North Carolina.

The unaudited pro forma results presented below include the effect of the AGL acquisition as if the acquisition was consummated as of July 1, 2008. The pro-forma loss for fiscal years 2010 and 2009 include the additional depreciation and amortization resulting from the adjustments to the value of fixed assets and intangible assets resulting from purchase accounting. The pro forma results do not include any anticipated synergies or other expected benefits of the acquisition. Accordingly, the unaudited pro forma financial information below is not necessarily indicative of either future results of operations or results that might have been achieved had the acquisition been consummated as of July 1, 2008.

	Year Ended June 30,
	2010	2009

Revenue	$247,681	$168,238
Loss, from continuing operations	1,950	(13,743)

American Fiber Systems

On October 1, 2010, the Company acquired American Fiber Systems Holding Corporation (“AFS”) for a purchase price of $114,500, including $110,000 in cash and a $4,500 promissory note due in 2012. The purchase price was based upon the valuation of both the business and assets directly owned by AFS and their ownership interest in US Carrier Telecom Holdings, LLC. AFS is a provider of lit and dark Bandwidth Infrastructure services in nine metropolitan markets: Atlanta, Georgia, Boise, Idaho, Cleveland, Ohio, Kansas City, Missouri, Las Vegas, Nevada, Minneapolis, Minnesota, Nashville, Tennessee, Reno, Nevada and Salt Lake City, Utah. AFS’s services and customers are similar to those of Zayo Bandwidth, Zayo Enterprise Networks and Zayo Fiber Solutions and, as a result, its contracts and assets will be assigned to the appropriate business units in order to retain Zayo’s current operating structure. American Fiber Systems owns and operates approximately 1,200 routes miles and over 160,000 fiber miles of fiber networks and has 620 on-net buildings in these markets.

Other Commitments

In February 2010, the Company was awarded a Federal stimulus project in Indiana. The Indiana Stimulus Project involves the expenditure of approximately $31.4 million of capital expenditures, of which $25.1 million is to be funded by a government grant and approximately $6.3 million is to be funded by the Company. The Company expects to receive $2.5 million in up-front customer payments. In connection with this project, 626 route miles of fiber are to be constructed and lit. The Company began construction on this project in April of 2010 and began receiving grant funds in May 2010. As of June 30, 2010, the Company has been reimbursed for $96 of expenses and $70 of capital expenditures related to the Indiana Stimulus Project.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(15)	Related Party Transactions

Subsequent to the spin-off of Onvoy Voice Services (See Note 4 — Spin-off of Onvoy Voice Services Segment), the Company and Onvoy will continue to have certain contractual relationships. Prior to the spin-off, transactions between the Company and Onvoy have been eliminated upon consolidation. Subsequent to the spin-off these transactions are included in the operating results of the Company. As of June 30, 2010, the Company has a receivable from an affiliate in the amount of $871. $30 of this amount relates to receivables from CII for various legal costs that have been paid by the Company on CII’s behalf. The remaining balance relates to amounts owed to the Company from Onvoy Voice Services related to the services provided to Onvoy, net of amounts payable to Onvoy for services it provided to the Company discussed in Note 4.

Subsequent to the spin-off, the revenue and expenses associated with transactions with Onvoy are recorded in the results from continuing operations. The Company recognized revenue from Onvoy in the amount of $1,436 during the period March 12, 2010 through June 30, 2010. The Company purchased services from Onvoy during the same period in the amount of $564.

On September 14, 2010, Dan Caruso, the Company’s President, Chief Executive Officer and Director, purchased $500,000 of the Company’s notes in connection with the Company’s $100 million note offering in September 2010 — (see Note 17, subsequent events). The purchase price of the Notes was $516 after factoring in the premium on the notes and accrued interest.

(16)	Segment Reporting

ASC 280-10-50 defines an operating segment as a component of an entity that has all of the following characteristics:

•	It engages in business activities from which it may earn revenues and incur expenses.

•	Its operating results are regularly reviewed by the public entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance.

•	Its discrete financial information is available.

The Company operates its business as three business segments which are defined by the product sets they offer and customers they target. Zayo Bandwidth (“BW”) offers bandwidth infrastructure services to the Company’s 200 largest users, Zayo Enterprise Networks (“ZEN”) provides bandwidth infrastructure to regional and enterprise customers and converged and data communications services and zColo provides colocation services and intra building transport services.

Revenues for all of the Company’s products are included in one of these three business segments. The results of operations for each business segment include an allocation of certain corporate overhead costs. The allocation is based on a percentage determined by management that represents management’s estimate of the relative burden each segment bears on corporate overhead costs.. Identifiable assets for each business segment are reconciled to total consolidated assets including unallocated corporate assets and intercompany eliminations. Unallocated corporate assets consist primarily of cash, deferred tax assets and deferred debt issuance costs.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes significant financial information of each of the segments:

	For the Year Ended June 30, 2010
	BW	ZEN	zColo	Corporate	Total

Revenue	$175,348	$33,953	$22,850	$—	$232,151
Intersegment revenue	(5,612)	(708)	(1,786)	—	(8,106)
Revenue from external customers	169,736	33,245	21,064	—	224,045
Depreciation and amortization	32,915	3,765	4,504	—	41,184
Operating income/(loss)	26,992	750	3,386	(13,803)	17,325
Interest expense	(1,130)	—	(164)	(17,398)	(18,692)
Loss on extinguishments of debt	—	—	—	(5,881)	(5,881)
Other income(1)	382	—	—	10,225	10,607
Total assets	373,391	35,666	56,431	98,893	564,381
Capital Expenditures	57,064	2,201	514	—	59,779

(1)	Other income includes a gain of $9,081 on the bargain purchase of Fibernet. See Note 3 — Acquisitions.

	For the Year Ended June 30, 2009
	BW	ZEN	zColo	Corporate	Total

Revenue	$128,695	$26,135	$—	$—	$154,830
Intersegment revenues	(3,934)	(92)	—	—	(4,026)
Revenues from external customers	124,761	26,043	—	—	150,804
Depreciation and amortization	26,287	3,280	—	—	29,567
Operating income/(loss)	17,153	(3,195)	—	(10,356)	3,602
Interest expense	(1,182)	(3)	—	(14,063)	(15,248)
Other income	52	15	—	182	249
Total assets(2)	302,577	26,685	—	92,900	422,162
Capital expenditures	60,829	1,278	—	—	62,107

(2)	Total assets of corporate include $52,207 of assets of discontinued operations.

	For the Year Ended June 30, 2008
	BW	ZEN	zColo	Corporate	Total

Revenue	$66,149	$12,946	$—	$—	$79,095
Intersegment revenues	(1,526)	—	—	—	(1,526)
Revenues from external customers	64,623	12,946	—	—	77,569
Depreciation and amortization	10,374	1,548	—	—	11,922
Operating income/(loss)	6,034	(1,139)	—	(4,361)	534
Interest expense	(820)	—	—	(5,467)	(6,287)
Other income	220	44	—	87	351
Total assets(3)	275,761	12,684	—	50,994	339,439
Capital expenditures	22,729	—	—	—	22,729

(3)	Total assets of corporate include $69,936 of assets of discontinued operations.

(17)	Subsequent Events

Management performed an evaluation of the Company’s activity through October 14, 2010, the date the consolidated financial statements were available to be issued.

On July 1, 2010 the Company established a fourth business unit — Zayo Fiber Solutions. Zayo Fiber Solutions was established in connection with the AFS acquisition (See Note 14 — Commitments and Contingencies).

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Zayo Fiber Solutions is dedicated to marketing and supporting dark fiber related services to a broad set of customers. Upon the acquisition of AGL on July 1, 2010 all of the Company’s dark fiber assets were transferred to the ZFS business unit.

In July 2010, the Company was awarded from the federal Recovery Act Broadband Opportunity Program a $13.4 million grant to construct 286 miles of fiber network in Anoka County, Minnesota, outside of Minneapolis.

On August 24, 2010 the Company made a capital call to its investors for the remainder of the investor’s $35 million capital commitment to the Company. The Company received the funds from CII on September 29, 2010. The invested capital was used to fund a portion of the AFS acquisition.

On September 14, 2010, the Company co-issued with Zayo Capital Inc. (at an issue price of 103%) $100 million of Senior Secured Notes. The notes bear interest at 10.25% annually and are due on March 15, 2017. The net proceeds from this debt issuance were approximately $100,000 after adding the premium on the notes of $3,000 and debt issuance costs of approximately $3,000. The Company intends to use a portion of the proceeds from the notes to fund the AFS acquisition.

Concurrent with offering the $100 million notes in September 2010, the Company amended the terms of its Revolver (see Note 8, Long-Term Debt), to increase the borrowing capacity from $75 million to $100 million.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(19)	Quarterly Financial Data (Unaudited)

The following table presents the unaudited quarterly results for the year-ended June 30, 2010:

	2010 Quarter Ended
	September 30	December 31		March 31		June 30		Total

Revenue	$45,503	$58,227	(1)	$58,912		$61,403		$224,045
								—
Operating costs and expenses								—
Operating costs, excluding depreciation and amortization	14,426	19,777	(1)	19,536		19,798		73,537
Selling, general and administrative expenses	16,850	18,920	(1)	18,726		19,275		73,771
Stock-based compensation	852	592		11,831	(2)	4,953	(2)	18,228
Depreciation and amortization	9,062	10,565		10,630		10,927		41,184

Total operating costs and expenses	41,190	49,854		60,723		54,953		206,720

Operating income/(loss)	4,313	8,373		(1,811)		6,450		17,325

Other income (expense)
Interest expense	(3,570)	(3,241)		(4,449)		(7,432	)(3)	(18,692)
Other income	5	—		1,001		9,601	(4)	10,607
Loss on extinguishment of debt	—	—		(5,881	)(3)	—		(5,881)

Total other expense, net	(3,565)	(3,241)		(9,329)		2,169		(13,966)

Earnings/(loss) from continuing operations before income taxes	748	5,132		(11,140)		8,619		3,359
Provision/(benefit) for income taxes	1,112	2,513		525		2,143		6,293

Earnings/(loss) from continuing operations	$(364)	$2,619		$(11,665)		$6,476		$(2,934)

Earnings/(loss) from discontinued operations, net of income taxes	1,963	1,436		879		(883)		3,395

Net earnings/(loss)	$1,599	$4,055		$(10,786)		$5,593		$461

(1)	The Company realized an increase in revenue beginning September 9, 2009 as a result of the acquisition of Fibernet. As a result of the acquisition the Company incurred additional operating and selling, general and administrative expenses attributed to the additional revenues associated with the acquisition.

(2)	Stock-based compensation expense increased significantly during the quarters ended March 31, 2010 and June 30, 2010 as a result of an increase in the value of the common units granted to the Company’s employees and additional units vesting during these quarters. See Note 12 — Stock Compensation.

(3)	Interest expense increased during the quarter ended June 30, 2010 primarily as a result of the bond offering which closed on March 11, 2010. Interest expense increased as a result of the higher interest rates on the bonds as compared to the senior debt which was repaid on March 11, 2010 and as a result of the larger debt balance during the quarter. As a result of paying off the senior notes with the proceeds from the bond offering, the Company wrote off $5,881 in unamortized debt issuance costs during the quarter ended March 31, 2010. See Note 8 — Long Term Debt.

(4)	During the year ended June 30, 2010 the Company recognized a gain on bargain purchase of $9,081 associated with the Fibernet acquisition. See Note 3 — Acquisitions.

ZAYO GROUP, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the unaudited quarterly results for the year-ended June 30, 2009:

	2009 Quarter Ended
	September 30	December 31	March 31	June 30	Total

Revenue	$34,515	$37,446	$38,399	$40,444	$150,804

Operating costs and expenses
Operating costs, excluding depreciation and amortization	12,360	12,319	11,898	12,220	48,797
Selling, general and administrative expenses	13,921	14,996	15,565	17,937	62,419
Stock-based compensation	403	547	403	5,065	6,418
Depreciation and amortization	6,212	7,003	7,498	8,854	29,567

Total operating costs and expenses	32,896	34,865	35,364	44,076	147,201

Operating income/(loss)	1,619	2,581	3,035	(3,632)	3,603

Other income (expense)
Interest expense	(3,242)	(5,661)	(3,455)	(2,890)	(15,248)
Other income	39	105	81	24	249

Total other expense, net	(3,203)	(5,556)	(3,374)	(2,866)	(14,999)

Earnings/(loss) from continuing operations before income taxes	(1,584)	(2,975)	(339)	(6,498)	(11,396)
Provision/(benefit) for income taxes	82	(368)	519	(2,339)	(2,106)

Earnings/(loss) from continuing operations	(1,666)	(2,607)	(858)	(4,159)	(9,290)

Earnings/(loss) from discontinued operations, net of income taxes	2,536	2,282	2,321	(96)	7,043

Net earnings/(loss)	$870	$(325)	$1,463	$(4,255)	$(2,247)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders of
Onvoy, Inc. and subsidiary

We have audited the accompanying consolidated balance sheets of Onvoy, Inc. and subsidiary (collectively, the “Company”) as of November 7, 2007 and September 30, 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period October 1, 2007 through November 7, 2007 and the year ended September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Onvoy, Inc. and subsidiary as of November 7, 2007 and September 30, 2007 and the results of their operations and their cash flows for the period October 1, 2007 through November 7, 2007 and the year ended September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

As described in note L to the consolidated financial statements, the Company was acquired effective November 7, 2007.

/s/  Grant Thornton LLP
Denver, Colorado
August 20, 2010

ONVOY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
November 7, 2007 and September 30, 2007

	As of
	November 7,	September 30,
	2007	2007

ASSETS
Current assets
Cash and cash equivalents	$1,593,932	$3,458,649
Accounts receivable, net of allowance of $359,386 and $352,059, respectively	11,253,033	9,961,536
Prepaid expenses and other current assets	1,322,045	1,397,404

Total current assets	14,169,010	14,817,589
Property and equipment
Switching and circuit equipment	65,025,704	64,599,195
Computer equipment and software	22,055,307	22,006,697
Buried cable	13,052,463	13,052,463
Construction in progress	414,562	694,114
Buildings	2,992,265	2,992,265
Furniture and office equipment	2,883,471	2,863,593
Leasehold improvements	2,057,710	2,057,710
Land	238,363	238,363

	108,719,845	108,504,400
Less accumulated depreciation	(77,608,601)	(76,917,658)

Total property and equipment, net	31,111,244	31,586,742
Investments	1,332,483	1,335,580
Debt issuance and other deferred costs, net	805,436	817,664
Other assets	87,807	287,557

Total assets	$47,505,980	$48,845,132

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current portion of long-term debt	$4,672,829	$5,419,987
Accounts payable	5,300,417	4,911,378
Accrued expenses and other current liabilities	10,606,473	7,892,112
Advanced billings and customer deposits	3,050,826	3,028,046

Total current liabilities	23,630,545	21,251,523
Long-term debt, net of current portion	25,987,810	26,045,194
Other long-term liabilities	2,288,230	1,513,803

Total liabilities	51,906,585	48,810,520
Commitments and contingencies
Class B convertible redeemable preferred stock, $1,000 par value, 50,000 shares authorized, issued and outstanding at November 7, 2007 and September 30, 2007; aggregate liquidation preference of $109,572,226 and $108,947,226 at November 7, 2007 and September 30, 2007, respectively	105,746,784	105,140,210
Stockholders’ deficit
Common stock, $.01 par value, 60,000,000 shares authorized; 333,196 shares issued and outstanding at November 7, 2007 and September 30, 2007	3,332	3,332
Common stock Class C, no par value, 13,891,137 shares, authorized; 13,452,084 shares issued and outstanding at November 7, 2007 and September 30, 2007	134,521	134,521
Common stock Class D, no par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Accumulated deficit	(110,285,242)	(105,243,451)

Total stockholders’ deficit	(110,147,389)	(105,105,598)

Total liabilities and stockholders’ deficit	$47,505,980	$48,845,132

The accompanying notes are an integral part of these consolidated statements.

ONVOY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
November 7, 2007 and September 30, 2007

	Period
	October 1, 2007
	Through	Year Ended
	November 7,	September 30,
	2007	2007

Revenue
Voice	$4,470,665	$38,502,404
Data	4,727,434	36,659,851

Total revenue	9,198,099	75,162,255
Costs and expenses
Facilities and network operations, excluding depreciation and amortization and loss on disposal of property and equipment	4,661,768	43,712,919
Selling, general and administrative, including bad debt expense (recoveries) of $105,016 and $(181,168), respectively	7,729,845	24,995,930
Depreciation and amortization	695,703	7,548,828
Loss on disposal of property and equipment	—	5,721

Total costs and expenses	13,087,316	76,263,398

Operating loss	(3,889,217)	(1,101,143)
Other income (expense)
Interest income	13,569	56,376
Interest expense	(364,916)	(3,171,548)
Equity in net (loss) earnings of investees	(3,097)	42,661
Other (expense) income, net	(186,556)	1,041,010

Total other expense	(541,000)	(2,031,501)

Loss before income taxes	(4,430,217)	(3,132,644)
Income taxes	5,000	5,000

Net loss	(4,435,217)	(3,137,644)
Dividend and accretion on Class B preferred stock to redemption value	(606,574)	(6,885,929)

Net loss attributable to common stockholders	$(5,041,791)	$(10,023,573)

The accompanying notes are an integral part of these consolidated statements.

ONVOY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
November 7, 2007 and September 30, 2007

	Common Stock		Common Stock Class C		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balance at October 1, 2006	333,196	$3,332	13,452,084	$134,521	$(95,219,878)	$(95,082,025)
Net loss attributable to common stockholders	—	—	—	—	(10,023,573)	(10,023,573)

Balance at September 30, 2007	333,196	3,332	13,452,084	134,521	(105,243,451)	(105,105,598)
Net loss attributable to common stockholders	—	—	—	—	(5,041,791)	(5,041,791)

Balance at November 7, 2007	333,196	$3,332	13,452,084	$134,521	$(110,285,242)	$(110,147,389)

The accompanying notes are an integral part of these consolidated statements.

ONVOY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
November 7, 2007 and September 30, 2007

	Period
	October 1, 2007
	Through	Year Ended
	November 7,	September 30,
	2007	2007

Cash flows from operating activities
Net loss	$(4,435,217)	$(3,137,644)
Reconciliation of net loss to net cash (used in) provided by operating activities
Depreciation and amortization	695,703	7,548,828
Provision for doubtful accounts	105,016	—
Patronage refund received	—	(37,515)
Loss on disposal of property and equipment	—	5,721
Non-cash incentive compensation	—	3,913,624
Equity in net loss (earnings)of investees	3,097	(42,661)
Changes in operating assets and liabilities
Accounts receivable	(1,396,513)	295,296
Prepaid expenses and other current assets	75,359	(340,160)
Deferred costs and other assets	211,978	498,810
Accounts payable	389,039	(1,449,667)
Accrued expenses and other current liabilities	2,714,361	1,884,024
Advance billings and customer deposits	22,780	318,628
Other long-term liabilities	774,427	303,812

Net cash (used in) provided by operating activities	(839,970)	9,761,096
Cash flows from investing activities
Purchase of property and equipment	(220,205)	(4,599,264)
Cash dividends/distributions received from investees	—	67,256

Net cash used in investing activities	(220,205)	(4,532,008)
Cash flows from financing activities
Payments on long-term debt	(804,542)	(3,387,007)

Net cash used in financing activities	(804,542)	(3,387,007)

Net change in cash and cash equivalents	(1,864,717)	1,842,081
Cash and cash equivalents, beginning of period	3,458,649	1,616,568

Cash and cash equivalents, end of period	$1,593,932	$3,458,649

Supplemental cash flow information
Interest paid, net of amounts capitalized	$155,663	$2,782,265
Taxes paid	$—	$5,000
Non-cash investing and financing activities
Dividend and accretion on Class B convertible redeemable preferred stock to redemption value	$606,574	$6,885,929
Interest capitalized	$—	$25,000

The accompanying notes are an integral part of these consolidated statements.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
November 7, 2007 and September 30, 2007

Note A — Organization

Onvoy, Inc. (the “Company”) is incorporated under the laws of the State of Minnesota. The Company provides integrated voice, data, video and Internet services to customers in the upper Midwest. The Company’s suite of integrated services includes dedicated Internet connections, local and long distance telephone services, video, and web hosting and design services.

The Company is subject to risks and uncertainties including actions of competitors, history of losses, concentration of customers in the upper Midwest, dependence on significant customers, dependence on key personnel, dependence on principal products and third-party technology, rapid technological change and government regulation.

As described in note L, the Company was acquired effective November 7, 2007.

Note B — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements include all the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts, reserves for disputed line cost billing, determining useful lives for depreciation and amortization, assessing the need for impairment charges, accounting for income taxes and various other items. The Company evaluates these estimates and judgments on an ongoing basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results could differ from these estimates under different assumptions or conditions.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Property and equipment

Property and equipment are stated at cost. Significant additions or improvements extending asset lives are capitalized, while repairs and maintenance are charged to expense as incurred. Interest costs related to qualifying construction projects are capitalized. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Estimated useful live by asset class is as follows:

Switching and circuit equipment	3 to 11 years
Computer equipment and software	3 to 5 years
Buried cable	20 to 35 years
Construction in progress	N/A
Buildings	25 to 35 years
Furniture and office equipment	5 to 8 years
Leasehold improvements	The shorter of the lease term or leasehold life

Depreciation expense was approximately $690,900 and $7,445,680 for the period October 1, 2007 through November 7, 2007 and the year ended through September 30, 2007, respectively.

Interest capitalized was approximately $-0- and $25,000 for the period October 1, 2007 through November 7, 2007, and the year ended September 30, 2007, respectively.

Long-lived assets

The Company assesses the recoverability of long-lived assets whenever adverse events or changes in circumstances or business climate indicate that the carrying value of its assets may not be recoverable. An impairment loss is recognized when the assets’ carrying value exceeds both the assets’ estimated undiscounted future cash flows, excluding interest, and the assets’ estimated fair value. Measurement of the impairment loss is then based on the estimated fair value of the assets. Considerable judgment is required to project such future cash flows and, if required to estimate the fair value of the long-lived assets and the amount of impairment.

Investments

Investments in partnerships and limited liability corporations are recorded using the equity method of accounting when management has the ability to exercise significant influence over operating and financial activities of the investees. Other investments in partnerships or limited liability corporations that are more than minor are also recorded by using the equity or cost method.

Revenue recognition

Revenue is recognized when service is provided and collectability of the sales price is reasonably assured. Voice revenue is comprised of local, long distance and operator services as well as centralized equal access charges to long distance carriers. Data revenue is comprised of dial up, dedicated network, video services, internet service and web hosting and is billed based on individual contracts involving monthly usage fees and overage fees on a per circuit basis. Data revenue also includes revenue generated from the Company’s converged IP services offering. Billings in advance of the delivery of services are reported as advanced billings.

The Company charges initial “hook-up” fees to its customers for establishing voice and data services. The Company defers these fees and recognizes them as revenue, on a monthly basis, over the expected term of the underlying customer relationship (one to five years). The Company defers direct and incremental costs of establishing these services and recognizes them as operating costs over the same periods as the revenue. The Company also defers direct and incremental costs related to establishing converged services for its customers. The Company recognizes these costs as operating costs, on a monthly basis, over the term of the underlying, non-cancellable customer contract (one to three years).

Valuation allowances for uncollectible accounts receivable are established through a charge to selling, general and administrative expenses. The Company assesses the adequacy of this reserve periodically, evaluating general factors such as the length of time individual receivables are past due, historical collection experience, the economic

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and competitive environment, and changes in the credit worthiness of customers. The Company also assesses the ability of specific customers to meet their financial obligations and establishes specific valuation allowances based on the amount the Company expects to collect from these customers, as considered necessary. If circumstances relating to specific customers change or economic conditions improve or worsen such that past collection experience and assessment of the economic environment are no longer relevant, the estimate of the recoverability of the Company’s trade receivables may change.

Operating costs and accrued liabilities

The Company leases certain network facilities, primarily circuits, from other local exchange carriers to augment its owned infrastructure for which it is generally billed a fixed monthly fee. The Company also uses the facilities of other carriers for which it is billed on a usage basis.

The Company recognizes the cost of these facilities or services when it is billed in accordance with contractual requirements. The Company disputes incorrect billings. The most prevalent types of disputes include disputes for circuits that are not disconnected on a timely basis and usage bills with incorrect or inadequate call detail records. Depending on the type and complexity of the issues involved, it may take several quarters to resolve disputes.

In determining the amount of such operating expenses and related accrued liabilities to reflect in its financial statements, the Company considers the adequacy of documentation of disconnect notices, compliance with prevailing contractual requirements for submitting such disconnect notices and disputes to the provider of the facilities, and compliance with its interconnection agreements with these carriers. Significant judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations or settle any litigation.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense was approximately $36,100 and $346,000 for the period October 1, 2007 through November 7, 2007, and the year ended September 30, 2007, respectively. Advertising costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations

Research and development

Research and development expenditures are expensed as incurred. Research and development costs for the Company relate to the development of new product and technology offerings and were approximately $33,800 and $560,000 for the period October 1, 2007 through November 7, 2007, and the year ended September 30, 2007, respectively. Research and development costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Stock-based compensation

All share-based payments, including grants of stock options are recognized, based on their fair values over the requisite service period.

Income taxes

The Company accounts for income taxes under the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled or realized. The effect on deferred tax

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to an amount that is more likely than not to be realizable.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash deposits in financial institutions in excess of federally insured limits and trade accounts receivable.

Fair value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and long-term debt for which the current carrying amounts approximate fair value, based on the Company’s incremental borrowing rate or due to the relatively short period of time between origination of the instruments and their expected realization.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year’s presentation.

Note C — Selected balance sheet information

Prepaid expenses and other current assets consist of the following:

	As of
	November 7,	September 30,
	2007	2007

Prepaid expenses	$798,512	$891,309
Deferred costs and other	223,533	206,095
Restricted cash (see note F)	300,000	300,000

	$1,322,045	$1,397,404

Accrued expenses and other current liabilities consist of the following:

	As of
	November 7,	September 30,
	2007	2007

Employee compensation and benefits (see note H)	$7,204,778	$6,919,779
Accrued interest	455,527	336,311
Deferred revenue	177,636	175,623
Accrued transaction costs (see Note L)	2,299,253	—
Other current expenses	469,279	460,399

	$10,606,473	$7,892,112

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other long-term liabilities consist of the following:

	As of
	November 7,	September 30,
	2007	2007

Deferred interest (see note E)	$688,968	$662,510
Long-term severance	189,373	189,373
Deferred revenue	175,608	172,542
Long-term incentive-based compensation (see note H)	489,378	489,378
Other long-term liabilities	744,903	—

	$2,288,230	$1,513,803

Note D — Investments

The Company has certain equity and partnership interests in limited liability corporations and partnerships that it accounts for under the equity and costs methods. The Company accounts for its investments in Northern Transport Group, LLC (“NTG”) and West Central Transport Group, LLC (“WCTG”), using the equity method pursuant to EITF 03-16, Accounting for Investments in Limited Liability Companies, which the Company was required to adopt in fiscal year 2005.

	West Central	Northern
	Transport	Transport
	Group, LLC	Group, LLC	Total

Balances at October 1, 2006	$146,334	$50,480	$196,814
Pro-rata share of income (losses)	67,740	(25,079)	42,661
Distributions	(50,000)	—	(50,000)

Balances at September 30, 2007	164,074	25,401	189,475
Pro-rata share of income (losses)	—	(3,097)	(3,097)

Balances at November 7, 2007	$164,074	$22,304	$186,378

Percentage ownership at November 7, 2007 and September 30, 2007	5%	10%

WCTG and NTG were formed to construct and lease cable facilities to rural telephone companies.

The Company accounts for the following investments at cost because the Company has less than a 20% equity interest in the investees and does not exercise significant influence over the operating and financial policies of the investees:

	As of
	November 7,	September 30,
	2007	2007

Stock in Co-Bank, ACB	$1,124,140	$1,124,140
Stock in Rural Telephone Financing Cooperative	21,965	21,965

	$1,146,105	$1,146,105

The CoBank, ACB (“CoBank”) and Rural Telephone Financing Cooperative stock was purchased pursuant to terms of loan agreements (note E). Changes in the investment balances are due to the receipt of patronage refunds paid in additional stock by the investee to the Company along with cash payments to retire outstanding stock.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note E — Long-term debt

Long-term debt consists of the following:

	As of
	November 7,	September 30,
	2007	2007

Notes payable to CoBank	$15,000,000	$15,750,000
Note payable for fiber purchase to lessor with monthly payments of $77,500 including interest at 5.09% through August 10, 2014(1)	5,357,639	5,412,181
Note payable to the City of Halstad(2)	303,000	303,000
Subordinated notes payable to stockholders with interest at 11% due in March 2011 (8% interest payable semi-annually, 3% deferred and payable at maturity)	10,000,000	10,000,000

	30,660,639	31,465,181
Less current portion	(4,672,829)	(5,419,987)

Long-term debt, net of current portion	$25,987,810	$26,045,194

(1)	Collateralized by fiber cable and equipment with a carrying value of $6,082,284 at November 7, 2007.

(2)	In May 2006, the Company entered into an agreement with the City of Halstad to operate a telecommunications operator service center in Halstad, MN. As an incentive to choose Halstad as the location, the City of Halstad offered both a building and monetary contributions with requirements that the Company use the building as a staffed operator service center with specific, minimum Full Time Employees. If the Company meets the conditions in the agreement, the note payable to the City of Halstad will be reduced over time and the contribution will be recognized.

Notes payable to CoBank

On August 5, 2005, the Company entered into an amended loan agreement with CoBank (the “CoBank Agreement”) that provides for a $20,000,000 senior secured term credit facility (the “term loan”) and a $5,000,000 senior secured revolving credit facility (the “revolver”). The Company had no borrowings outstanding under the revolver at November 7, 2007 and September 30, 2007, respectively.

Borrowings under the CoBank Agreement bear interest which is payable monthly at variable rates based on a formula using the prime rate or LIBOR. The variable interest rate on borrowings under the CoBank Agreement was 9.13% at November 7, 2007 and September 30, 2007. Principal payments on borrowings under the term loan are payable quarterly commencing in December 2005 and continuing through maturity in September 2010. These borrowings are collateralized by substantially all of the Company’s assets and are subject to certain restrictive covenants related to levels of outstanding debt, net worth, debt service coverage and annual capital expenditures.

Subordinated notes payable to stockholders

During 2002, the Company issued $25,000,000 of subordinated notes (the “subordinated notes”) to stockholders with a maturity date of October 6, 2006. The offering provided for issuance of warrants to the noteholders for the purchase of up to 8,744,266 shares of common stock at $0.01 per share. The allocated fair value of the stock warrants was $4,288,827 at issuance. The original value of the stock warrants was treated as a discount and was being amortized to interest expense over the remaining term of the subordinated notes.

On August 5, 2005, the Company repaid $15,000,000 of the principal balance of the subordinated notes on a pro-rata basis. The Company also repaid all accrued and unpaid interest, including the additional interest which totaled $5,429,146. In connection with this transaction, the subordinated noteholders agreed to amend the

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subordinated notes to extend the maturity date to March 31, 2011. The subordinated notes, as amended, bear interest at an annual rate of 11%, with 8% payable on a semi-annual basis and 3% payable upon maturity of the subordinated notes.

Interest expense related to borrowings from stockholders was $119,216 and $1,170,515 for the period October 1, 2007 through November 7, 2007, and the year ended September 30, 2007, respectively.

Scheduled maturities of long-term debt are as follows:

As of
November 7, 2007

Year ending November 7,
2008	$4,672,829
2009	5,707,886
2010	6,744,770
2011	10,783,575
2012	824,403
Thereafter	1,927,176

$30,660,639

Certain long-term debt agreements contain restrictions on, among other things, the payment of dividends, the sale of all or substantially all of the Company’s assets, and redemptions of equity. In addition, certain agreements contain financial covenants requiring the Company, among other things, to limit the levels of outstanding debt and to maintain minimum levels of cash, net worth and debt service coverage. The Company was in compliance with the covenants as of November 7, 2007 and September 30, 2007.

Note F — Commitments and contingencies

Operating leases

The Company leases office facilities and certain equipment under operating lease agreements with stockholders and other non-affiliated entities. Stockholder lessors consist primarily of rural telecommunication companies that lease fiberoptic cable to the Company under operating lease agreements.

Total rent expense under operating leases was as follows:

	Related Parties	Other	Total

October 1, 2007 through November 7, 2007	$473,268	$232,975	$706,243
Year ended September 30, 2007	5,012,095	2,630,842	7,642,937

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future minimum lease payments due under operating leases are as follows:

	As of November 7, 2007
	Related Parties	Other	Total

Year ending November 7,
2008	$4,252,901	$1,539,645	$5,792,546
2009	3,984,890	1,547,117	5,532,007
2010	2,003,673	1,266,707	3,270,380
2011	78,672	1,176,087	1,254,759
2012	78,672	443,470	522,142
Thereafter	210,010	906,447	1,116,457

	$10,608,818	$6,879,473	$17,488,291

In addition, other current assets at November 7, 2007 and September 30, 2007 includes $300,000 of restricted cash supporting a standby letter of credit related to the Company’s office lease. This balance will no longer be restricted as of November 30, 2007.

Note G — Income taxes

At November 7, 2007, the Company has available net operating loss carry-forwards of approximately $73,156,000, which can be used to offset future taxable income. The Company’s net operating loss carry-forwards expire at various dates through 2027. The Company has established a valuation allowance at November 7, 2007 and September 30, 2007 that offsets the net tax benefits associated with the loss carry-forwards and other temporary differences in light of the Company’s level of operating losses.

Under the Internal Revenue Code Section 382, certain stock transactions which significantly change ownership, including the sale of stock and in certain circumstances the granting of stock options and warrants, could limit the amount of net operating loss carry-forwards that may be utilized on an annual basis to offset taxable income in future periods. Such limitations may reduce the Company’s ability to fully utilize net operating loss carry-forwards before they expire.

The Company’s effective income tax rate differs from the statutory federal income tax rate primarily due to non deductible transaction costs and the recording of a valuation allowance on net deferred tax assets.

The provision for income taxes represents certain state taxes and minimum fees.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of deferred income taxes are as follows:

	As of
	November 7,	September 30,
	2007	2007

Current deferred tax assets
Accrued liabilities and reserves	$1,119,190	$476,716
Non-current deferred tax assets
Operating loss carry-forwards	27,280,884	28,202,331
AMT credit carry-forwards	166,761	166,761
Accrued liabilities and reserves	254,129	—
Other	430,078	421,621

Total deferred tax assets	29,251,042	29,267,429
Non-current deferred tax liabilities
Property and equipment	5,321,426	5,430,627

Total deferred tax liabilities	5,351,426	5,430,627
Less valuation allowance	(23,929,616)	(23,836,802)

Net deferred income taxes	$—	$—

Note H — Stockholders’ equity (deficit)

Pursuant to the Third Amended and Restated Articles of Incorporation, the Company’s authorized capital stock consists of 100,000,000 shares which includes 60,000,000 shares designated as common stock at $.01 par value per share, 13,891,137 shares designated as Class C common stock at no par value per share, and 1,000,000 shares designated as Class D common stock at no par value per share. At September 30, 2007, the Company has 25,108,863 shares of authorized but undesignated capital stock.

In September 1999, the stockholders amended the Company’s Articles of Incorporation designating 50,000 shares of $1,000 par value Class B cumulative convertible preferred stock (“Class B preferred stock”). Class B preferred stock ranks in priority to all other stock with respect to dividend and liquidation rights and has the same voting rights as common stock and Class C common stock. Each share of Class B preferred stock entitles the holder to that number of votes that would result from conversion of the shares into Common Stock. On October 6, 1999, the Company issued 50,000 shares of Class B preferred stock at $1,000 per share for gross proceeds of $50,000,000.

On August 2, 2005 the terms of the Class B preferred stock were modified (the “modification”). The Company measured the fair value of the Class B preferred stock prior to and subsequent to the term modifications and determined that there was no change in fair value. The Company determined these fair values using an option pricing value technique. Both prior to and after the modification, the Company accretes the carrying value of the Class B preferred stock to its redemption value. This accretion will continue through the redemption date of the Class B preferred stock, which is March 31, 2011 (October 6, 2006 prior to the modification).

Terms of the Class B preferred stock, Class C common stock and Class D common stock are summarized below.

Class B preferred stock

The Class B preferred stock accrues cash dividends on the stated value of the preferred stock of $50,000,000 at an annual rate of 8% from August 2, 2005 to August 1, 2007, 12% from August 2, 2007 to August 1, 2009, and 16% from August 2, 2009 until redemption or conversion. The dividends accrued on the Class B preferred stock prior to

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the modification have been fixed at $34,964,384 (the “fixed dividend”). Accrued dividends, including the fixed dividend are payable only upon (i) a public offering or third-party private sale event, as defined, (ii) redemption at the option of the holder or liquidation of the Company, and (iii) mandatory conversion.

Class B preferred stock is redeemable at the option of the holder, at any time following the earlier to occur of: (i) liquidation of the Company, (ii) a change of control, as defined, or (iii) March 31, 2011 (March 6, 2006 prior to the modification). The Class B preferred stock is redeemable at a redemption price equal to the greater of fair value per share or the liquidation preference, as defined. The following is a summary of the changes in the carrying value of the Class B preferred stock:

Balance at October 1, 2006	$98,254,281
Dividend and accretion to redemption value	6,885,929

Balance at September 30, 2007	105,140,210
Dividend and accretion to redemption value	606,574

November 7, 2007	$105,746,784

Class B preferred stock is convertible into common stock at the option of the holder at a conversion rate of 1:6.26 at any time, subject to adjustment.

Prior to the modification, the Class B preferred stock had a liquidation preference of the dividend value, as defined below, plus $7,500,000. Following the modification, the Class B preferred stock has a liquidation preference equal to the sum of the Stated Value $50,000,000, fixed dividend $34,964,384, all accrued but unpaid dividends ($9,600,342 and $8,975,342 at November 7, 2007 and September 30, 2007, respectively), $7,500,000, and the fair value of 22,750,000 shares of the Company’s common stock (determined to be $7,507,500 at the time of the modification).

Class C common stock

Effective August 2, 2005, all outstanding shares of common stock (par value per share of $.01) were converted to Class C common stock. Class C common stockholders are entitled to dividends if declared by the Company. Each holder of Class C common stock is entitled to one vote per share. In addition, in the event of a liquidation, redemption of Class B preferred stock, or change of control, as defined, each share of Class C common stock shall be entitled to share prorate in a percentage of the fixed dividend (the “Class C preference”) payable to holders of the Class B preferred stock as follows:

	Amount of Fixed Dividend	Percentage Payable to
	Originally Payable to	Class C Common
Tranche No.	Class B Preferred Stockholders	Stockholders

1	First $10,000,000	30%
2	Second $20,000,000	35%
3	Third $10,000,000	40%
4	Remaining $4,964,384	45%

The aggregate amount of the Class C preference shall not exceed $12,733,973.

Class D common stock units

Class D common stock units are non-voting and holders are not entitled to receive dividends. In the event of a liquidation, redemption of Class B preferred stock, or change of control, as defined, each Class D common stock units shall be entitled to share pro-rata in a percentage of the Class B preferred stock liquidation preference, as defined.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In December 2006, approximately 996,000 Class D restricted stock units were issued to various company management personnel. Settlement of these units is to be in cash and will occur only in the event the Company is sold or merged with another entity, and the sale or merger results in cash proceeds to the Class B preferred shareholders.

Pursuant to the acquisition described in note L, the Company recorded a liability of approximately $3,900,000 for the value of these units. Approximately $3,400,000 is recorded as a current liability as employee compensation and benefits (see note C) and approximately $490,000 has been recorded in long-term liabilities (see note C), reflecting amounts deposited in escrow under terms of the acquisition.

Common stock

Holders of common stock are entitled to vote but are not entitled to receive dividends unless declared.

Buy-Sell Agreement

The Company has a Buy-Sell Agreement with its stockholders with the following terms:

•	Restrictions on Transfer of Shares that requires the consent of Board of Directors for the transfer of any share of the Company’s stock.

•	Right of First Offer that provides the Company the first option and other stockholders the second option to purchase shares of the Company’s stock offered for sale by stockholders to third parties.

•	Tag Along Rights that provide the Class B preferred stockholders the option to participate, on a pro-rata basis, in the sale of other stockholders’ shares of the Company’s stock when the other stockholders sell in aggregate 40% or more of their shares.

•	Bring Along Rights that provide stockholders owning at least 66 2/3% of the fully diluted equity of the Company to require all other stockholders to sell their stock in the Company if there has been a bona fide offer from a third-party purchaser.

•	Preemptive Rights that provide stockholders the right to participate, on a pro-rata basis, under the same terms, in the issuance of any shares of common stock or any rights to acquire common stock by the Company.

•	Forced Sale Rights that provide Class B preferred stockholders the right to sell all of the Class B preferred stock to the other stockholders on the earlier of October 6, 2004, or upon a Forced Control Event which is defined as the failure of the Company to meet specified financial targets as defined under the agreement.

On March 31, 2002, a Forced Control Event occurred as defined by the Company’s then-current Articles of Incorporation. As a result, the Class B preferred stockholders may currently exercise their Forced Sale Rights. In addition, the number of directors on the Board was reduced to nine members with the holders of the Class B preferred stock entitled to elect five of the nine directors.

Common stock warrants

During 2002, the Company issued detachable common stock warrants in connection with the issuance of subordinated notes to stockholders (note E). The common stock warrants provide for the purchase of up to 8,744,266 shares of common stock at $.01 per share and expired in 2007.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note I — Stock-based compensation

1999 Stock Option Plan

On January 14, 2000, the Board of Directors and stockholders adopted the 1999 Stock Option Plan (the “1999 Plan”) which expires ten years from the effective date of October 6, 1999. The 1999 Plan provides for the grant of both incentive and non-qualified stock options to employees, consultants and advisors to the Company at an exercise price no less than the fair value of the underlying common stock on the date of grant. Stock options generally vest over three to five years and expire ten years from the date of grant. A total of 1,870,000 shares of common stock were reserved for issuance under the 1999 Plan.

Pursuant to the 1999 Plan, during the year ended September 30, 2000, the Company issued 241,175 fully-vested stock options to purchase common stock for $10.72 per share to a former employee. These options expire if not exercised within ten years of the date they were granted; and have a remaining contractual life of 3 1/2 years as of November 7, 2007. The weighted-average fair value per option was $6.26 at the date of grant and was expensed during the year ended September 30, 2000. No other stock options have been granted under the 1999 Plan.

2002 Stock Incentive Plan

On April 19, 2002, the Board of Directors and stockholders adopted the 2002 Stock Incentive Plan (the “2002 Plan”) which expires ten years from the effective date of April 10, 2002. The 2002 Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards to employees, consultants and advisors to the Company. Incentive stock options are to be granted at an exercise price no less than the fair value of the underlying common stock on the date of grant. Non-qualified stock options are to be granted at an exercise price no less than 50% of the fair value of the underlying common stock on the date of grant. Stock options generally vest over three to five years and generally expire ten years from the date of grant. A total of 4,500,000 shares of common stock are reserved for issuance under the 2002 Plan.

Upon adopting the 2002 Plan described above, the Company terminated the 1999 Stock Option Plan.

The options generally have vesting periods of three to four years and expire if not exercised within ten years of the date they were granted. No options were issued during the period October 1, 2007 through November 7, 2007 and the year ended September 30, 2007. The options outstanding had a weighted-average remaining life of 6.5 years as of November 7, 2007 and September 30, 2007.

Under the 2002 Plan, option activity was as follows:

			Price
	Total	Vested	per Share

Outstanding at October 1, 2006	$3,087,444	$2,636,411	$0.56
Forfeited	(59,000)	—	0.29

Outstanding at September 30, 2007 and November 7, 2007	$3,028,444	$2,846,411	$0.57

No options under the 2002 Plan have been granted to non-employees.

Phantom Stock Plan

In October 1993, the Company adopted a phantom stock compensation plan (the “Phantom Plan”), as amended in January 2000, which provided for the grant of phantom shares to employees as determined by the Board of Directors through September 30, 1998. Phantom shares vested over a four-year period from the date of grant. Upon retirement, death, total disability, or an exit event (as defined), the fair value of the Company’s common stock will be used to determine the value of the phantom shares and the value of phantom shares will be distributed to participants in shares of common stock. In the event the participant’s employment terminates for any other reason, the fair value of the vested phantom shares are paid in cash and any unvested shares are forfeited. Shares of common

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

stock issued through the Phantom Plan are subject to the Restrictions on Transfer of Shares, Right of First Offer, and Bring Along Rights as defined by the Buy-Sell Agreement described above.

At November 7, 2007 and September 30, 2007, 23,760 shares were outstanding and vested with a related accrued phantom obligation of $7,841. These amounts are included in accrued expenses and other current liabilities, in the accompanying consolidated balance sheets.

Restricted Stock Plan

In January 2000, the Board of Directors approved a restricted stock plan (“RSP”). The RSP provides for the grant of 866,030 RSP shares to employees as determined by the Board of Directors. Generally, RSP shares vest one-third annually from the date of grant. In the event of termination without cause, retirement, death, or total disability a participant’s unvested RSP shares shall fully vest. Upon an exit event (as defined), a participant’s unvested RSP shares shall be forfeited. In the event of termination with cause, a participant’s vested and unvested RSP shares shall be forfeited. Upon termination of employment or an exit event, the RSP administrator may settle RSP shares by (i) issuing shares of the Company’s common stock, or (ii) through a five-year promissory note, representing the fair value of the Company’s common stock less $1.29 per share, payable in monthly installments including annual interest at the prime rate. Common stock issued to settle RSP shares are subject to the Restrictions on Transfer of Shares, Right of First Offer, and Bring Along Rights as defined by the Buy-Sell Agreement.

The following table summarizes the activity of the Company’s restricted stock plan:

Shares

Outstanding at October 1, 2006	184,067
Expired	(2,640)

Outstanding at September 30, 2007 and November 7, 2007	181,427

As of November 7, 2007 and September 30, 2007, the Company had no accrued RSP obligation because the Company’s current RSP share value was below $1.29.

Note J — 401(k) Employee Savings Plan

The Company maintains a 401(k) Employee Savings Plan (“401(k) Plan”) under which employees who meet certain age and service requirements may elect, subject to certain limits, to contribute up to 12% of their salaries. The Company matches up to 50% of the first 6% contributed by plan participants. Company matching contributions were $58,077 and $368,882 for the period October 1, 2007 through November 7, 2007, and the year ended September 30, 2007, respectively.

In addition, the Company may make an annual discretionary contribution to the 401(k) Plan. The allocation of the discretionary contribution to participants is based upon a formula using a relative percentage of qualified employee salaries and term of service. The Company made no discretionary contributions to the 401(k) Plan for the period October 1, 2007 through November 7, 2007, and the year ended September 30, 2007.

ONVOY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note K — Transactions between related parties

In addition to borrowings from stockholders (note E) and related party leases (note F), the Company also derives revenue from stockholders and entities owned by the Company’s stockholders. Revenue attributable to such related entities were $2,767,491 and $23,771,621 for the period October 1, 2007 through November 7, 2007 and the year ended September 30, 2007, respectively. Receivables and payables from related entities are included in accounts receivable and accounts payable on the consolidated balance sheets. The following details the receivables and payables that relate to transactions with stockholders or entities owned by stockholders:

	As of
	November 7,	September 30,
	2007	2007

Accounts receivable	$2,189,356	$2,305,835
Accounts payable	315,604	319,816

Note L — Subsequent event

Effective November 7, 2007, the Company was acquired in a merger transaction with subsidiaries of Zayo Group, LLC. Pursuant to the merger agreement, all outstanding common stock as well as each Class C share of Onvoy, Inc. was canceled and extinguished without conversion of such shares, and no payment will be made with respect to such shares. Each Class B and Class D share was converted into the right to receive proceeds as determined by the merger agreement. The total purchase price was approximately $42,313,000 after the assumption of indebtedness and certain other adjustments. In connection with this transaction, the Company incurred $2,299,253 of expenses during the period October 1, 2007 through November 7, 2007, primarily to investment bankers, which are included in selling, general and administrative expenses, in the accompanying consolidated statements of operations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
AGL Networks, LLC

We have audited the accompanying balance sheets of AGL Networks, LLC (a Delaware limited liability company, the “Company”) as of June 30, 2010 and 2009, and the related statements of income, members’ deficit and other comprehensive loss and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGL Networks, LLC as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP
Denver, Colorado
September 7, 2010

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

BALANCE SHEETS

	As of June 30,
	2010	2009
	(In thousands)

ASSETS
Current assets
Receivables, net of allowance of $81 and $75, respectively	$2,205	$2,522
Prepaids	1,302	1,236
Inventories	273	205
Restricted cash	530	455
Income taxes	94	695
Other current assets	—	69

Total current assets	4,404	5,182
Long-term assets
Property, plant and equipment	119,673	98,735
Less accumulated depreciation	(16,708)	(13,717)

Property, plant and equipment, net	102,965	85,018
Prepaids, net of current portion	1,004	1,671

Total long-term assets	103,969	86,689

Total assets	$108,373	$91,871

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities
Accounts payable	$405	$560
Accrued wages and salaries	868	758
Accrued taxes	3,107	667
Due to Parent	55,391	43,214
Deferred revenue	3,927	3,666

Total current liabilities	63,698	48,865
Long-term liabilities
Deferred revenue, net of current portion	28,161	30,324
Deferred income taxes	17,446	16,310
Accrued pension and postretirement benefit costs	431	343

Total long-term liabilities	46,038	46,977
Commitments and contingencies
Member’s deficit	(1,363)	(3,971)

Total liabilities and member’s deficit	$108,373	$91,871

The accompanying notes are an integral part of these statements.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

STATEMENTS OF INCOME

	Years Ended June 30,
	2010	2009
	(In thousands)

Revenues	$25,233	$18,957
Operating costs and expenses
Cost of sales	1,060	3,404
Payroll and benefits	3,632	3,534
Other operating expenses	6,570	6,281
Depreciation	2,952	2,874

Total operating costs and expenses	14,214	16,093

Operating income	11,019	2,864
Other income (expense)	85	(5)
Interest expense, net	218	850

Income before income taxes	10,886	2,009
Provision for income taxes	4,340	721

Net income	$6,546	$1,288

The accompanying notes are an integral part of these statements.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

STATEMENTS OF MEMBERS’ DEFICIT AND OTHER COMPREHENSIVE LOSS

	Years Ended June 30, 2010 and 2009
			Other
	Member’s	Accumulated	Comprehensive
	Equity	Deficit	Loss	Total
		(In thousands)

Balance as of July 1, 2008	$274	$(1,747)	$(51)	$(1,524)
Comprehensive income
Net income	—	1,288	—	1,288
Loss resulting from unfunded pension and postretirement obligation (net of taxes, $101)	—	—	(155)	(155)

Total comprehensive income				1,133
Dividends declared	—	(3,580)	—	(3,580)

Balance as of June 30, 2009	274	(4,039)	(206)	(3,971)
Comprehensive income
Net income	—	6,546	—	6,546
Loss resulting from unfunded pension and postretirement obligation (net of taxes, $37)	—	—	(55)	(55)

Total comprehensive income				6,491
Dividends declared	—	(3,883)	—	(3,883)

Balance as of June 30, 2010	$274	$(1,376)	$(261)	$(1,363)

The accompanying notes are an integral part of these statements.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2010	2009
	(In thousands)

Cash flows from operating activities
Net income	$6,546	$1,288
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,952	2,874
Deferred income taxes	1,180	3,422
Changes in assets and liabilities
Receivables	317	2,474
Inventories	(68)	1,394
Prepaids	601	(2,280)
Restricted cash	(75)	(105)
Accounts payable	(181)	(2,491)
Accrued taxes, net	3,041	(3,117)
Deferred revenue	(1,857)	(607)
Others, net	233	777

Net cash flow provided by operating activities	12,689	3,629
Cash flows from investing activities
Purchase of property, plant and equipment	(21,096)	(4,540)
Proceeds from disposition of property, plant and equipment	113	654

Net cash flow (used in) investing activities	(20,983)	(3,886)
Cash flows from financing activities
Net borrowings from Parent	12,177	3,837
Dividends paid	(3,883)	(3,580)

Net cash flow provided by financing activities	8,294	257
Net decrease in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these statements.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Description of Business

AGL Networks, LLC (the “Company”) a wholly-owned subsidiary of AGL Resources Inc. (the “Parent”), was formed on August 15, 2000 in the state of Delaware. The Company is a provider of telecommunications conduit and available for use or “dark” fiber optic cable. The Company leases and sells its fiber to a variety of customers in the Atlanta, Georgia, Phoenix, Arizona and Charlotte, North Carolina metropolitan areas, with a small presence in other cities in the United States. The Company’s customers include local, regional and national telecommunications companies, internet service providers, educational institutions and other commercial entities. The Company typically provides underground conduit and dark fiber to its customers under leasing arrangements with terms that vary from one to twenty years. In addition, the Company offers telecommunications construction services to its customers.

On March 23, 2010, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Zayo Group, LLC (“Zayo”), pursuant to which, subject to fulfillment of certain conditions, Zayo would purchase all the outstanding membership interest in the Company for an aggregate purchase price, including working capital adjustment, of $72,979 (the “Transaction”). The transaction closed on July 1, 2010. These financial statements do not include the effect of this transaction.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The financial statements include all the accounts of the Company and intercompany transactions with affiliates.

Estimates and Assumptions

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts, determining useful lives for depreciation, accounting for deferred revenue and income taxes and various other items. The Company evaluates these estimates and judgments on an ongoing basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results could differ from those estimates.

Revenue Recognition and Accounts Receivables

The Company records revenue from the lease of dark fiber pursuant to indefeasible rights-of-use (“IRU”) agreements as services are provided. Dark fiber IRU agreements generally require the customer to make a down payment upon execution of the agreement; however, in some cases the Company receives up to the entire lease payment at the inception of the lease and recognizes ratably over the lease term. In addition, the Company recognizes revenue upon the execution of certain sales-type agreements for dark fiber when the agreements provide for the transfer of legal title to the dark fiber to the customer at the end of the agreement’s term. This sales-type accounting treatment is in accordance with authoritative guidance related to leases and revenue recognition, which provides that such transactions meet the criteria for sales-type lease accounting if the agreement obligates the lessor to convey ownership of the underlying asset to the lessee by the end of the lease term. The Company recognizes

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

revenue at the amount it expects to realize, which includes billing and service adjustments. Most revenue is billed in advance on a fixed rate basis. The remainder of revenue is billed in arrears on a transactional basis.

Receivables consist of usage and service fees. The Company bills customers monthly, and accounts receivable are generally due within 30 days. Valuation allowances for uncollectible accounts receivable are established through a charge to other operating expenses. The Company assesses the adequacy of this allowance periodically, evaluating general factors such as the length of time individual receivables are past due, historical collection experience, the economic and competitive environment, and changes in the credit worthiness of customers. The Company also assesses the ability of specific customers to meet their financial obligations and establishes specific valuation allowances based on the amount the Company expects to collect from these customers, as considered necessary. If circumstances relating to specific customers change or economic conditions improve or worsen such that past collection experience and assessment of the economic environment are no longer relevant, the estimate of the recoverability of the Company’s trade receivables may change.

Inventories

Inventories primarily consist of telecommunications systems held for resale, which are accounted for at historical cost or market value, whichever is lower.

Property, Plant and Equipment

Property, plant and equipment consists of property and equipment that is in use, being held for future use and under construction. Property, plant and equipment are recorded at historical cost which include material and labor costs and overhead costs.

Depreciation is calculated on a straight-line basis over the assets’ estimated useful lives, which are determined based on historical usage with consideration given to technological changes, trends in the industry and other economic factors that could impact the network architecture and asset utilization.

Equipment acquired under capital leases is recorded at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Amortization of equipment held under capital leases is included in depreciation and amortization expense, and is calculated on a straight-line basis over the estimated useful lives of the assets, or the related lease term, whichever is shorter.

Property, Plant and Equipment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of its assets may not be recoverable. An impairment loss is recognized when the assets’ carrying value exceeds both the assets’ estimated undiscounted future cash flows, excluding interest, and the assets’ estimated fair value. Measurement of the impairment loss is then based on the estimated fair value of the assets. Considerable judgment is required to project such future cash flows and, if required, to estimate the fair value of the long-lived assets and the amount of the impairment.

Restricted Cash

Restricted cash consists of Certificates of Deposit (“CD”) relating to contracts in Phoenix, Arizona. These CD’s generally have maturities ranging from 6 to 12 months and are continually renewed during the term of the contracts.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Deferred Revenue

Deferred revenue consists of service contracts, whereby the Company recognizes the revenue over the period of the contracts. Fees billed in connection with customer installations and other up-front charges are deferred and recognized as revenue ratably over the life of the contract.

Interest Expense

The Company borrows funds from the Parent through its commercial paper program to fund working capital requirements, expenditures for property, plant and equipment and for other general corporate purposes. As of June 30, 2010 and 2009, respectively, the Company had a payable to the Parent of $55,391 and $43,214, respectively. The Company pays the Parent interest based on a borrowing rate equal to the Parent’s daily commercial paper rate for borrowings under the commercial paper program. The Parent’s interest rate as of June 30, 2010 and 2009, respectively, for the commercial paper program was 0.6% and 3.0%. The related interest expense paid by the Company was $218 and $850 during the years ended June 30, 2010 and 2009, respectively.

Taxes

The Company files consolidated tax returns with the Parent.

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Note 3 — Prepaids

Prepaids primarily consist of prepaid franchise fees in the Atlanta, Georgia and Phoenix, Arizona metropolitan areas, which are being utilized over the life of the franchise agreements of 5 to 10 years. The telecommunication hubs connect local fiber networks to fiber networks outside of Atlanta, Georgia and are amortized over the lives of the contracts. A summary of prepayments by classification is provided in the following table:

	As of June 30,
	2010	2009

Current
Franchise fees	$1,228	$1,169
Other	74	67

Total current	1,302	1,236
Long-term
Franchise fees	707	1,379
Telecommunication hubs	243	254
Other	54	38

Total long-term	1,004	1,671

Total prepaids	$2,306	$2,907

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 4 — Property, Plant and Equipment

Property, plant and equipment, including assets held under capital leases, was compromised of the following:

	Estimated Useful	As of June 30,
	Lives (Years)	2010	2009

Building and site improvements	40	$21	$21
Furniture, fixtures and office equipment	7	2	2
Computer hardware and software	5	1,117	1,001
Machinery and equipment	5-40	20	59
Fiber optic equipment	20-40	99,820	94,416
Construction work in progress(1)	N/A	18,693	3,236

Total gross property, plant and equipment		119,673	98,735
Less accumulated depreciation		(16,708)	(13,717)

Property, plant and equipment, net		$102,965	$85,018

(1)	Amounts not subject to depreciation.

Depreciation expense for the years ended June 30, 2010 and 2009 was $2,952 and $2,874, respectively. Included in property, plant and equipment at June 30, 2010 and 2009, are assets under capital leases $4,846. The leases have been fully prepaid. The assets are being depreciated over the terms of the leases of approximately 20 years at annual depreciation amount of $242.

Note 5 — Employee Benefit Plans

The Company participates in a defined benefit pension plan and a postretirement benefit plan sponsored by the Parent. Authoritative guidance related to retirement benefits requires that the Company recognize all obligations related to defined benefit pension and other postretirement benefits and quantify the plans’ funding status as an asset or a liability on the balance sheet. The guidance further requires that the plans’ assets and obligations that determine the funded status as of the end of the fiscal year be measured. The Company is required to recognize as a component of Other Comprehensive Income (“OCI”) the changes in funded status that occurred during the year that are not recognized as part of net periodic benefit cost as explained in authoritative guidance related to pension and postretirement benefits.

Based on the funded status of the Parent’s defined benefit pension and postretirement benefit plans as of June 30, 2010 and 2009, respectively, the Company reported its share of an after-tax loss to OCI of $55 and $155, a net increase of $92 and $256 to accrued pension and postretirement obligations and a decrease of $37 and $101 to accumulated deferred income tax.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company’s employees do not contribute to the retirement plans. AGL Resources Inc. funds the qualified pension plans by contributing at least the minimum amount required by applicable regulations and as recommended by its actuary. However, the Parent may also contribute in excess of the minimum required amount. As required by The Pension Protection Act (the “Act”) of 2006, the Parent calculates the minimum amount of funding using the traditional unit credit cost method. The following table represents the Company’s share of the net liability recorded on its balance sheets for the retirement plans and other postretirement plan:

	Retirement Plans		Postretirement Plan
	As of June 30,		As of June 30,
	2010	2009	2010	2009

Current liability	$3	$2	$—	$—
Long-term liability	415	330	16	13

Total liability	$418	$332	$16	$13

Employee Savings Plan Benefits

The Parent sponsors the Retirement Savings Plus Plan (“RSP”), a defined contribution benefit plan that allows eligible participants to make contributions to their accounts up to specified limits. Under the RSP, the Company made matching contributions to participant accounts $109 and $82 for the years ended June 30, 2010 and 2009, respectively.

Note 6 — Income Taxes

The Company’s provision for income taxes is summarized as follows:

	Years Ended June 30,
	2010	2009

Current income taxes
Federal	$2,654	$(2,593)
State	506	(108)
Deferred income taxes
Federal	908	3,185
State	272	237

Total	$4,340	$721

The Company’s effective income tax differs from the statutory federal income tax rate as follows:

	Years Ended June 30,
	2010	2009

Computed tax expense at statutory rate	$3,810	$703
State income tax, net of federal income tax benefit	506	92
Other, net	24	(74)

Provision for income taxes	$4,340	$721

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	As of June 30,
	2010	2009

Deferred income tax liabilities
Property, plant and equipment	$17,730	$16,609
Accrued bonus	57	—
Other	—	13

Total deferred income tax liabilities	17,787	16,622
Deferred income tax assets
Bad debts and insurance reserves	32	29
Unfunded pension and postretirement benefit obligation	204	147
Other	105	136

Total deferred income tax assets	341	312

Net deferred income tax liabilities	$17,446	$16,310

Authoritative guidance related to income taxes requires the Company to determine whether tax benefits claimed or expected to be claimed on the tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2010 and June 30, 2009, the Company did not have a liability for unrecognized tax benefits.

The Company recognizes accrued interest and penalties related to uncertain tax positions in other operating expenses in the statements of income. As of June 30, 2010 and 2009 the Company did not have a liability recorded for payment of interest and penalties associated with uncertain tax positions.

The Parent files a U.S. federal consolidated income tax return and state income tax returns. The Parent is no longer subject to income tax examinations by the Internal Revenue Service for years before 2008 or any state for years before 2002.

Note 7 — Customer Concentration

For the year ended June 30, 2010, XO Communications accounted for 19% and Bank of America accounted for 11% of the Company’s revenues. For the year ended June 30, 2009, no single customer accounted for 10% or more of revenues.

Note 8 — Commitments and Contingencies

The Company has incurred various contractual obligations and financial commitments in the normal course of its operating and financing activities. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related revenue-producing activities. The following table

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

illustrates expected future contractual payments such as debt and lease agreements, and commitments and contingencies.

	As of June 30, 2010
	Years Ending June 30,
	Total	2011	2012	2013	2014	2015	Thereafter

Unrecorded contractual obligations and commitments(1)
Right of way leases(2)	$8,320	$586	$1,775	$1,220	$459	$472	$3,808
Utility location services leases(2)	99	99	—	—	—	—	—
Colocation building access leases(2)	1,740	47	94	96	98	99	1,306
Other leases(2)	992	168	186	184	63	47	344
Standby letters of credit, performance/surety bonds	1,634	445	139	450	250	—	350

Total	$12,785	$1,345	$2,194	$1,950	$870	$618	$5,808

(1)	In accordance with generally accepted accounting principles, these items are not reflected in the balance sheet

(2)	The Company has certain operating leases with provisions for step rent or escalation payments and certain lease concessions. The Company accounts for these leases by recognizing the future minimum lease payments on a straight-line basis over the respective minimum lease terms, in accordance with authoritative guidance related to leases. However, this lease accounting treatment does not affect the future annual operating lease cash obligations as shown herein.

Rent Expense

For years ended June 30, 2010 and 2009, respectively, the Company recorded total rent expense for operating and right of way leases of $2,837 and $2,251, which are reported as other operating expenses in the statements of income.

Litigation

The Company is involved in litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

AGL NETWORKS, LLC
JUNE 30, 2010 AND 2009
(IN THOUSANDS)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 9 — Related Party Transactions

The Company has entered into agreements with the Parent and affiliates Atlanta Gas Light Company, Global Energy Resources Insurance Corporation and SouthStar Energy Services LLC. The following table provides additional information on the Company’s agreements with affiliates.

	Years Ended June 30,
	2010	2009

Revenue (expense)
Global Energy Resource Insurance Corporation	$(66)	$(77)
Fiber optic line lease to Parent and SouthStar Energy Services LLC connecting their networks together	24	24
Rental of storage space from Atlanta Gas Light Company	(13)	(13)

Total affiliated transactions, net expense	$(55)	$(66)

The Company had payables of $55,391 and $43,214 at June 30, 2010 and 2009, respectively, due to the Parent, which primarily consist of the Company’s participation in the Parents’ money pool to fund working capital requirements, expenditures for property, plant and equipment and other general corporate purposes. The Company pays the Parent interest expense on a borrowing rate equal to the Parent’s daily commercial paper rate for borrowings under the commercial paper program. Interest expense paid by the Company was $218 and $850 for the years ended June 30, 2010 and 2009, respectively. In addition, the Parent provided a performance guarantee of solvency, on behalf of the Company to a customer in the amount of $33,000 but with the acquisition of the Company by Zayo the guarantee was terminated in June 2010.

The Company also engages in transactions with the Parent’s affiliates consistent with its services, money pool and tax allocation agreements. The services agreement includes services related to information technology, finance and accounting, corporate compliance, internal audit, legal, human resources, facilities and corporate communications among others. Total costs billed to the Company under the services agreement were $1,202 and $1,096 for the years ended June 30, 2010 and 2009, respectively.

Note 10 — Subsequent Events

Management performed an evaluation of the Company’s activity through September 7, 2010, the date the financial statements were issued. The Company has no subsequent events to disclose, except as discussed in note 1, effective July 1, 2010, all the outstanding membership interest in the Company was acquired by Zayo for an aggregate purchase price, including working capital adjustment, of $72,979.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
American Fiber Systems Holding Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 3, subsequent to the issuance of the Company’s 2009 consolidated financial statements and our report thereon in accordance with auditing standards generally accepted in the United States of America, dated April 23, 2010, additional information had become available for certain management estimates and, as such certain amounts have been restated in these financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2009 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

FREED MAXICK & BATTAGLIA, CPAs, PC
/s/ FREED MAXICK & BATTAGLIA, CPAs, PC

Rochester, New York
October 13, 2010

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2009

2009
(As restated)
(Amounts in thousands, except per share amounts)

ASSETS
Current Assets:
Cash and cash equivalents	$4,382
Accounts receivable, net of doubtful accounts of $176	3,949
Prepaid expenses and other current assets	340

Total Current Assets	8,671
Fiber networks, property and equipment, net	51,315
Intangible assets — net	2,127
Other assets	1,307
Investment	7,443

Total Assets	$70,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,055
Deferred revenue — current	7,671
Current portion of long-term debt and capital lease obligations	313
Contingent liabilities — current	2,370

Total Current Liabilities	14,409
Long Term Liabilities
Long term debt and capital lease obligations	20,708
Deferred revenue — non-current	21,000
Contingent liabilities — non-current	1,898

Total Liabilities	58,015
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 110,979 authorized, 107,735 issued and outstanding	52,412
Common stock, $.0001 par, 149,300 authorized, 26,760 issued and outstanding	3
Additional paid in capital	10,251
Accumulated deficit	(49,818)

Total Stockholders’ Equity	12,848

Total Liabilities and Stockholders’ Equity	$70,863

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009

2009
(As restated)
(Amounts in thousands, except per share amounts)

Revenue	$29,704
Direct Costs	8,874
Other Operating Expenses:
General and administrative	11,984
Depreciation, amortization and accretion	9,441

Total Other Operating Expenses	21,425

Operating Loss	(595)
Other Income (Expense):
Interest and investment income	12
Interest expense	(2,289)
Other income, net	787

Total Other Expense	(1,490)

Net Loss	$(2,085)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2009

	(Amounts in thousands, except				Additional		Total
	per share amounts)				Paid in	Accumulated	Stockholders’
	Preferred Stock		Common Stock		Capital	Deficit	Equity
	(Shares)	(Amount)	(Shares)	(Amount)

Balance at December 31, 2008	107,735	$52,412	26,692	$3	$10,177	$(47,733)	$14,859
Issuance of Common Stock	—	—	68	—	3	—	3
Stock Based Compensation Expense	—	—	—	—	71	—	71
Net loss (as restated)	—	—	—	—	—	(2,085)	(2,085)

Balance at December 31, 2009 (as restated)	107,735	$52,412	26,760	$3	$10,251	$(49,818)	$12,848

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2009

2009
(As restated)
(Amounts in
thousands,
except per
share amounts)

Cash Flows From Operating Activities
Net loss	$(2,085)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, amortization and accretion	9,441
Increase in allowance for doubtful accounts	99
Stock based compensation	71
Amortization of discount on debt	136
Income from investment using equity method	(620)
Accounts receivable	83
Prepaid expenses and other current assets	256
Other assets and liabilities	401
Accounts payable and accrued expenses	(1,222)
Deferred revenue	515

Total adjustments	9,160

Net cash and cash equivalents provided by operating activities	7,075
Cash Flow From Investing Activities
Expenditures for fiber networks, property and equipment	(7,782)

Net cash and cash equivalents used in investing activities	(7,782)
Cash Flows From Financing Activities
Net proceeds from issuance of preferred stock and common stock	3
Proceeds from notes payable	22,200
Payments on notes payable	(23,510)

Net cash and cash equivalents used in financing activities	(1,307)

Net Decrease In Cash and Cash Equivalents	(2,014)
Cash and Cash Equivalents — Beginning of year	6,396

Cash and Cash Equivalents — End of year	$4,382

Supplemental Cash Flows Disclosures
Cash paid for interest	$1,272

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts)

NOTE 1. —	DESCRIPTION

The consolidated financial statements include American Fiber Systems Holding Corporation and its wholly owned subsidiaries (collectively “AFS” or the “Company”). The Company provides broadband services including managed services and dark fiber leases (indefeasible rights of use (IRUs) and operating leases). All significant inter-company accounts and transactions have been eliminated from the consolidated financial statements. The Company is headquartered in Rochester, New York and has major operations in Georgia, Idaho and Nevada. The Company has adopted a fiscal year-end of December 31.

The Company is a fiber-based telecommunications provider that offers “last mile,” metro, and wide-area fiber connectivity for data, internet access, and voice services. The Company’s customers include large and medium enterprises, wire-line carriers, wireless carriers, internet service providers (ISPs), institutions of learning, health care service providers, and government entities. The Company operates networks in ten cities in the United States.

NOTE 2. —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — For purposes of the consolidated financial statements, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company is required by its lending institution to maintain a minimum cash balance of $2,000.

Concentration Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents include cash in banks and highly liquid money market investments maintained in major financial institutions. Virtually all balances are uninsured, with the exception of amounts covered by the FDIC. As of December 31, 2009, cash and cash equivalents of $4,382 were held by major financial institutions. By nature, all such financial instruments involve risk, including the credit risk of non-performance by counterparties. In management’s opinion, as of December 31, 2009 there was no significant risk of loss in the event of non-performance of the counterparties to these consolidated financial instruments.

Accounts Receivables — Accounts receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.

Fiber Networks, Property and Equipment — Fiber networks, property and equipment are stated at cost and depreciation for financial reporting purposes is calculated using the straight-line method over the estimated useful lives of the assets. Fiber network costs, including fiber optic cable, conduit and duct, and supplies and materials are recorded as construction in progress until the network has been tested and accepted by the Company’s network engineers. The estimated useful lives are as follows:

Fiber networks	15 - 20 years
Laterals	Lesser of the lease term or estimated useful life of the fiber network
Furniture and fixtures	7 years
Telecommunications equipment	5 years
Computer equipment and software	3-5 years
Vehicles	5 years
Leasehold improvements	Lesser of the lease term or estimated useful life

Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The Company determined that an impairment charge on its fiber networks or property and equipment during the year ended December 31, 2009 was not necessary.

Intangible Assets — Intangible assets consist of customer lists and franchise agreements acquired by the Company as a result of the purchase of the assets of Marietta FiberNet (MFN) in 2004, and Idacomm Inc. (Idacomm) in 2007. These assets are amortized over their estimated useful lives of 5 and 16 years for MFN, and 10 and 15 years for Idacomm, respectively, on a straight line basis. The Company evaluates these intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable for its estimated future cash flows. The Company has reviewed these intangible assets for impairment and determined that no adjustments are needed for the year ended December 31, 2009.

Other Assets — Other assets include capitalized debt costs, which are amortized over the life of the loans, long-term prepaids and deposits, spare duct inventory, and other miscellaneous long term holdings. The Company carries these assets at lower of cost or net realizable value.

Investment in US Carrier Telecom Holding, LLC — The Company is accounting for its investment in US Carrier Telecom Holding, LLC, a 55% owned affiliate, by the equity method of accounting under which the Company’s share of the net income (loss) of the affiliate is recognized as income (loss) in the Company’s income statement and added to (deducted from) the investment account, if applicable. Dividends received from the affiliate are treated as a reduction of the investment account. The Company utilizes the equity method instead of consolidating because it lacks control over the majority of the voting interest and management of the affiliate.

The fiscal year of the affiliate ends on December 31 and the Company consistently follows the practice of recognizing the net income (loss) of the affiliate on that basis. Therefore, the net income (loss) of the affiliate, which is reported in the Company’s income statement under “other income (expense)” is for the affiliate’s year ended on December 31, 2009.

Deferred Revenue — Deferred revenue represents payments received from customers for the future use of the Company’s dark fiber optic networks and/or managed services on IRU’s, deferred laterals, and deferred installation fees, and advanced billings for annual or monthly recurring services. Payments are recognized pro-rata over the remaining term of the respective customer lease agreement or contracted service period. Deferred revenue classified as current liabilities will be recognized as revenue over the next twelve months along with advanced billings for annual or monthly recurring services.

Deferred revenues as of December 31, 2009 consist of the following:

IRU’s	$16,680
Deferred billings	7,379
Advanced billings	4,612

Total deferred revenue	28,671
Current portion of deferred revenue	(7,671)

Deferred revenue — non current	$21,000

Income Taxes — The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred income tax assets and liabilities for the expected future income tax

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

consequences of existing temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and operating loss and income tax credit carryforwards.

A valuation allowance is provided to reduce deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by the Company to determine the amount of the allowance include the estimated taxable income level for future years and the limitations on the use of the net operating loss carryforwards and associated expiration dates.

Revenue Recognition — The Company provides communications services to its customers over circuits on its own network or through leased circuits. In addition, the Company offers long-term leases of dark fiber at fixed pricing over multi-year terms. The Company recognizes revenues when earned as services are provided throughout the life of each contract. Revenues on IRUs and deferred laterals are recognized ratably over the term of the applicable lease agreements, which range from 5 to 20 years. Amounts billed in advance of the service provided are recorded as revenue over the service period.

Share-Based Compensation — The Company accounts for stock option awards granted using the “Share Based Payment” method, in accordance with accounting principles generally accepted in the United States. Under this method, compensation expense related to stock-based payments are recorded over the requisite service period based on the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events — These financial statements have not been updated for subsequent events occurring after October 13, 2010, which is the date these financial statements were available to be issued.

NOTE 3. —	RESTATEMENT

In connection with the acquisition of the Company by Zayo Group, LLC (See Note 13 Subsequent Events), the Company requested its auditors to update their 2009 audit opinion dated April 23, 2010 to be in accordance with the requirements of the Public Company Accounting Oversight Board. In connection with the revised opinion, management reviewed all material estimates which were made in connection with the December 31, 2009 financial statements and determined that as a result of the passage of time additional information was known in October 2010 related to certain estimates which were made on the December 31, 2009 financial statements which were released on April 23, 2010 which would cause material differences to certain income statement and balance sheet accounts. Based on management’s review of these estimates the following adjustments were made to the previously released financial statements:

•	Contingent Liabilities/ Interest Expense: On the Company’s financial statements released April 23, 2010 the Company recorded a contingent liability of $2,000 related to the Idacorp holdback (See Note 8 -Contingent Liabilities). Per the terms of the Idacorp purchase agreement there was a holdback clause which allowed the Company to hold back $2,000 of the purchase price to satisfy certain indemnification claims. To the extent that no such claims occurred within the four year period subsequent to the close date of the acquisition (such four year period ending February 11, 2011), the Company would be required to repay Idacorp the $2,000 and pay interest at 6% per annum compounded quarterly, unless such claims exist in good faith at that time. In February 2009, the Company notified Idacorp of potential indemnification claims

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

against the holdback. In August 2010, Management was notified by Idacorp they were disputing the indemnification claim and re-affirmed their respective claim. Notwithstanding the Company’s confidence in its legal position, management has recorded interest expense associated with the $2,000 holdback of $370 through December 31, 2009 until such indemnification claims are settled.

•	Other Current Assets: On the Company’s financial statements released April 23, 2010 the Company recorded an asset in the amount of $391 related to capitalizable fees paid to service providers in connection with a stimulus award application with the Broadband Technology Opportunities Program (“BTOP”). As of April 23, 2010, it was management’s determination that the Company would be awarded the grant and the capitalized fees would be expensed over the term of the grant agreement. As of October 13, 2010, it does not appear that the Company will be granted this award and the fees should be expensed when incurred. As such, in connection with the revised audit opinion, management has expensed the full amount of expenditures related to the BTOP application which were capitalized during the year ended December 31, 2009.

•	Net Operating Loss Carryforwards (“NOL’s”): On the Company’s financial statements released April 23, 2010, the Company disclosed net operating loss carryforwards of $46,770 for federal and state income tax purposes as of December 31, 2009. The deferred tax asset of $17,744 associated with these NOL’s was offset by a valuation allowance of the same amount. During September 2010, the Internal Revenue Service (“IRS”) finalized a tax audit of the Company covering the 2007 and 2008 tax years. As a result of the tax audit it was determined that the NOL carryforward balance as of December 31, 2009 should be decreased to $33,444. The reduction to the deferred tax asset associated with this NOL carryforward adjustment was $5,069 which is offset by a corresponding increase to the deferred revenue deferred tax asset of the same amount. Additionally, the 2009 NOL and deferred tax assets were revised to reflect the IRS audit. Also, the deferred tax asset was adjusted to reflect the impact of the restatements noted above. As a result of all of these changes, the NOL deferred tax asset decreased from $17,744 to $12,688, the deferred revenue deferred tax asset increased from $2,168 to $6,892, other deferred tax assets increased from $87 to $376 and the valuation allowance increased from $19,209 to $19,166.

The following financial statement line items were impacted by these adjustments:

	As Previously
Balance Sheet:	Issued	Adjustment	Restated

Assets
Prepaid expenses and other current assets	$731	$(391)	$340
Liabilities
Contingent liabilities	3,898	370	4,268
Equity
Accumulated deficit	(49,057)	(761)	(49,818)
Income Statement:
General and administrative	$11,593	$391	$11,984
Interest expense	(1,919)	(370)	(2,289)
Net income	(1,324)	(761)	(2,085)
Statement of Cash Flows:
Net loss	$(1,324)	$(761)	$(2,085)
Adjustments to reconcile net loss to net cash provided by operating activities Prepaid expenses and other current assets	(135)	391	256
Other assets and liabilities	31	370	401
Statement of Changes in Stockholders’ Equity:
Net loss	$(1,324)	$(761)	$(2,085)

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

NOTE 4. —	INVESTMENT

US Carrier — On August 23, 2006, the Company completed the purchase of a 15.33% share of USCarrier Telecom Holding, LLC (“USC”), a wholesale provider of broadband telecommunication services with a fiber communications network servicing metropolitan Atlanta and more than 40 cities in Georgia, Tennessee, South Carolina and Florida, for $1,500 in cash.

The Company also entered into a 5 year Management Services Agreement (“Management Agreement”) to manage and oversee the operations of USC, which was signed on May 1, 2006. The fees for the Management services were $600 per year, which had operational goals, which, if met, would increase the Company’s ownership percentage of USC. The Company met the 2006 performance metrics, and was granted an increase in the Company’s ownership position to 39.522% as of January 1, 2007.

Effective April 7, 2008, the Company and USC entered into a settlement agreement whereby the Company resigned as manager of USC effective March 26, 2007 and, in consideration for the execution of the settlement agreement, 48,427 of the restricted class A membership units that were unvested were deemed to be fully vested such that the Company has a total ownership of class A membership units equal to 104,075 units which is equal to 55% of the outstanding class A membership units. The settlement agreement also provides that the Company will convey, transfer and assign the Company’s unvested membership units amounting to 11,915 for cancellation. The operating agreement of USC was amended and modified with respect to matters of managing the company and related to the settlement agreement.

For the year ended December 31, 2009 the Company has accounted for this investment utilizing the equity method of accounting. The Company recognized income of $620 for its share of the net income of USC for the year ended December 31, 2009. These amounts are included in “other income (expense)” on the accompanying statement of operations.

A summary of the Balance Sheet and Statement of Operations of USC as of and for the year ended December 31, 2009 is as follows:

U.S. Carrier Balance Sheet
Assets	$30,734

Liabilities	16,994
Equity	13,740

Liabilities and Equity	$30,734

U.S. Carrier Statement of Operations
Revenue	$15,319
Direct costs	11,106
Selling, general and administrative	2,350
Other expenses	736

Net income before non-controlling interest	1,127
Non-controlling interest	(19)

Net income	$1,108

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

NOTE 5 —	FIBER NETWORKS, PROPERTY AND EQUIPMENT

Fiber networks, property and equipment as of December 31, 2009 consisted of the following:

Fiber network equipment and infrastructure	$80,711
Furniture and fixtures and leasehold improvements	556
Computer equipment and software	2,553
Construction in process	1,294
Assets held for future use, net of reserve of $449	660
Vehicles	211

Gross fiber network, property and equipment	85,985
Less accumulated depreciation	(34,670)

Fiber networks, property and equipment — net	$51,315

Assets held for future use consists of fiber inventory and equipment and parts to be utilized in the Company’s network infrastructure.

Depreciation expense was $8,715 for the year ended December 31, 2009.

Included in the network equipment and infrastructure balance as of December 31, 2009 is the original cost of the asset retirement obligation in the amount of $1,162, related to the retirement obligation of certain fiber and conduit systems (see Note 8 Contingent Liabilities).

NOTE 6. —	INTANGIBLE AND OTHER ASSETS

Intangibles — Intangible assets consist of the following as of December 31, 2009:

	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount

Customer Lists — MFN	$1,690	$(1,690)	$—
Customer List Idacomm	2,700	(765)	1,935

Customer Lists	4,390	(2,455)	1,935
Franchise Fees — MFN	255	(84)	171
Franchise Fees — Idacomm	26	(5)	21

Franchise Agreements	281	(89)	192

Balance	$4,671	$(2,544)	$2,127

Amortization expense was $541 for the year ended December 31, 2009. Expected future amortization expense is as follows:

Year Ending December 31,	Total

2010	$288
2011	288
2012	288
2013	288
2014	288
Thereafter	687

Total	$2,127

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

Other Assets — The Company’s other assets, as of December 31, 2009 are comprised of the following:

Capitalized debt costs	$468
Duct inventory	456
Long term prepaids and deposits	349
Other	34

$1,307

The $456 of spare duct inventory at December 31, 2009 is located in certain current markets served by the Company that is being held for future use to expand existing networks or for sale to customers. The duct inventory was tested for impairment in 2009 and the Company determined that an impairment charge was not necessary.

NOTE 7. —	DEBT

Following is a summary of debt outstanding under long term loan agreements as of December 31, 2009:

Senior debt	$20,691
Notes payable — equipment loans	234
Capital leases — network equipment	96

21,021
Less: current portion	313

Long-term debt	$20,708

Senior Debt — At December 31, 2008 the Company’s senior debt facility allowed for borrowings up to $18,500. The facility was comprised of two revolving lines that bore an interest rate of 1% above the banks prime rate. In connection with this facility, the Company issued 1,300 warrants to purchase the Company’s common stock. At December 31, 2009 these warrants had not been exercised.

On April 7, 2009, the Company renegotiated the terms of the senior debt. Revolver A was extended to October 31, 2013 at an interest rate of prime plus 2%. Revolver B was extended to March 31, 2010, at an interest rate of prime plus 2%. Principal payments on these loans were amended to require payments of $200 per quarter commencing July 1, 2009, $300 per quarter commencing July 1, 2010, and $400 per quarter commencing July 1, 2011.

On October 30, 2009 the Company entered into a new senior debt agreement. The proceeds from the new facility were used to pay off existing senior debt balance of $17,360. In connection with the existing debt payoff, capitalized debt costs of $144 were written off to the income statement. In addition, proceeds from new loan were used to pay off outstanding subordinated debt balance of $1,078. Capitalized debt costs of $47 associated with subordinated debt were also written off.

The new facility allows for borrowing up to $25,000. The facility is comprised of two revolving lines, a revolving “term” line of $23,500 that is available for draw down until October 29, 2010 and has a maturity date of October 30, 2014 ($20,191 outstanding at December 31, 2009). Quarterly payments of $250 are due beginning January 1, 2011, $375 beginning January 1, 2012, $875 beginning January 1, 2013, and $1,250 beginning January 1, 2014 with any unpaid balance due October 30, 2014. The second revolving line is for $1,500 and is available for draw down until October 30, 2011 and has a maturity date of October 30, 2011 ($500 outstanding at December 31, 2009).

Both revolving lines of credit bear an interest rate that is the Daily Adjusting LIBOR Rate plus an “Applicable Margin” of five percent (5%) per annum (7% as of December 31, 2009). In no event and at no time shall the Daily

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

Adjusting LIBOR Rate be less than two percent (2%) per annum. The facility is secured by all the assets of the Company except for assets pledged in connection with its capital leases. The Company is required to meet quarterly and annual financial covenants, including, but not limited to, minimum adjusted current ratio, maximum senior funded debt to adjusted EBITDA, minimum debt service coverage ratio, minimum signed contract value, and maximum capital expenditures. At December 31, 2009 the Company was in compliance with its financial loan covenants.

Note payable — Dated January 13, 2006 bearing interest at 12% per annum for the first 12 months and 13% for the remainder of the term for a total of 48 months. For the first 18 months of the note, only interest payments are due, after which principal payments are to be made over the remaining 30 months to the maturity date of January 13, 2010. On November 2, 2009 the Company prepaid the outstanding balance on this note in the amount of $1,078. The note was secured by substantially all of the Company’s assets, and was subordinated to senior debt arrangement. The security was released as part of the prepayment of the note payable. In connection with the note, the Company issued 3,203 warrants to purchase the Company’s Series E Preferred stock at a price of $0.377 per share and a term of 10 years or 5 years after an initial public offering. The Company recorded a debt discount of $481 for the value of the warrants, which was written off when the obligation was satisfied. As of December 31, 2009 discount was fully amortized.

Notes payable — Equipment Loans — Various equipment loans with interest ranging from 7.00% to 9.25% maturing from August 2009 through September 2010. All notes are secured by the equipment purchased and have a 36 month term with principal and interest payments due monthly. In connection with the notes the Company issued a total of 73 warrants to purchase common stock at $.05 per share for a period of seven years from August 22, 2006. In addition, the Company issued 40 warrants to purchase the Company’s Series E preferred stock at $.377 per share for a period up to six years from August 27, 2004.

Capital Leases — Various network equipment leases for a period of 48 months with monthly payments ranging from $1.1 to $6 with a bargain purchase option of one dollar. The leases carry interest rates ranging from 9.3% to 12% with final payments ranging from February 2009 to January 2011. The Company paid off all remaining capital lease obligations in August 2010.

The Company’s required principal payments, related to all outstanding debt obligations, as of December 31, 2009, are as follows:

2010	$313
2011	1,508
2012	1,500
2013	3,500
2014	14,200

Total	$21,021

NOTE 8. —	CONTINGENT LIABILITIES (RESTATED)

Asset Retirement Obligations — The Company records the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred. The Company’s asset retirement obligations relate to fiber network infrastructure leased from others under right of way agreements, which require the Company to remove the assets at the end of the agreements.

The liability was established by calculating the present value of the asset retirement obligation using discount rates ranging from 8.5% to 15% over a period of 15 years, which is representative of the average estimated life of the Company’s telecommunications network.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

The asset retirement obligation was $1,898 at December 31, 2009.

Changes in the carrying amount of the asset retirement obligation for the year ended December 31, 2009 are summarized as follows:

Balance — December 31, 2008	$1,713
Accretion due to passage of time	185

Balance — December 31, 2009	$1,898

Idacorp Holdback - As part of the acquisition of Idacomm in February 2007, Idacorp agreed to a $2,000 seller holdback of which $1,500 was to be repaid February 23, 2009, with interest accruing at 6% per annum compounded quarterly, with the remaining $500 maturing February 23, 2011. The Company has the right of offset for certain liabilities and costs arising after the closing against the holdback. Idacomm was notified by the City of Las Vegas that the city was undertaking a project to convert aerial utility lines and appurtenances to underground utilities. The Company notified Idacorp on February 28, 2009 of the indemnification claims against the $1,500. As of October 13, 2010, these indemnification claims have not been settled with Idacorp. As such, the Company will continue to holdback the $2,000 principal until the liability is resolved. At this time, notwithstanding the Company’s confidence in its legal position concerning these indemnification claims, the Company has accrued interest of $370 as of December 31, 2009 on the holdback in accordance with the terms of the Idacomm purchase agreement.

NOTE 9. —	EQUITY TRANSACTIONS

Common Stock — The common shares outstanding include two restricted shares at December 31, 2009 issued to founders in accordance with an agreement with Preferred stockholders that generally restricts the holders’ ability to sell, assign, transfer, or pledge their shares until the Company completes a public offering, is sold or merged, or experiences any other changes in control over a four year period.

Preferred Stock — Each Convertible Preferred Stock Series A, B, C, D, E, and F is convertible into one share of the Company’s common stock and votes with the common stock on an as if converted basis. The preferred stock is non-cumulative and no dividend has ever been declared or paid on the preferred stock. The Series D Preferred Stock agreement contains a mandatory conversion clause, whereby all outstanding shares of the Series D Preferred Stock are automatically converted into Common Stock in the event of a Qualified Public Offering (QPO), and upon election of the holders represented by not less than 60% of all Preferred Stock voting as one class. A QPO is defined as an Initial Public Offering at a per share offering price of not less than $2.50 per share and for a gross total offering size of not less than $25,000. All outstanding shares of the Series E Preferred Stock are automatically converted into Common Stock in the event of an Initial Public Offering at a per share offering price of not less than $1.00 per share and for a gross total offering size of not less than $25,000 and upon election of the holders representing not less than 80% of all Preferred Stock voting as one class.

The holders of the Series F Preferred Stock are entitled to liquidation rights of two times their original investment, and to receive dividends, in preference to the holders of the Series A, B, C, D and E Preferred Stockholders and in preference to any dividend on Common Stock, at the rate of 8% per annum, whenever funds are legally available. The dividends are not cumulative and accrue only if declared.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

There are four directors on the Company’s Board of Director’s. Stockholders holding 25% of Series A, B and C can appoint 2 members and Stockholder’s holding 25% of Series D can appoint one member of the Board of Director’s. The fourth board member is the Company’s Chief Executive Officer.

				Liquidation Value
		Issued and		(to Original	Liquidation
Series	Authorized	Outstanding	Dividend	Investment)	Preference

A	12,400	12,400	8% — non-cumulative	1 Times Investment	Pari-Passu Basis
B	6,834	6,834	8% — non-cumulative	1 Times Investment	Pari-Passu Basis
C	23,019	23,019	8% — non-cumulative	1 Times Investment	Pari-Passu Basis
D	17,187	17,187	8% — non-cumulative	1.5 Times Investment	Pari-Passu Basis
E	36,928	33,684	8% — non-cumulative	2 Times Investment	Senior
F	14,611	14,611	8% — non-cumulative	2 Times Investment	Super Senior

Total	110,979	107,735

Common and Preferred Stock Warrants — In connection with the issuance of debt instruments, the Company issued common and preferred stock warrants. A total of 1,373 common stock warrants were issued for exercise prices ranging from $.01 to $.05 per common share. A total of 3,242 Series E preferred stock warrants were issued with an exercise price of $.377 per Series E preferred share.

Share-Based Compensation — The Company’s 2000 Stock Option and Grant Plan (the “2000 Plan”) authorized the award of options to purchase shares of the Company’s common stock at the grant date fair market value to directors, officers, and employees of the Company and others who are deemed to provide substantial and important services to the Company. In the absence of a “regular, active public market” the fair market value of the common stock has been determined by the Company’s Board of Directors. As of December 31, 2009 there were 7,932 of options outstanding. The common stock issued upon exercise of an option under this plan comes from new shares previously authorized. Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Internal Revenue Code or options which do not qualify for incentive stock option treatment (Non-ISOs”). All stock options are exercisable at $.05 or the fair market value at the time of grant. The compensation cost that has been charged against income for options granted under the plan was $71 for the year ended December 31, 2009.

The fair value of each option award is estimated on the date of grant utilizing the Black-Scholes Option Pricing Model that uses assumptions noted in the following table:

December 31, 2009

Volatility	136.1% to 148.6%
Expected option term	10 years
Risk-free interest rate	2.4% to 3.5%
Expected dividend yield	0%

Since the Company is a private company without a readily determinable value of its equity securities, expected volatilities is calculated on the average of the historical volatility of several similar public companies which operate in the telecom industry. Management monitors share option exercise and employee termination patterns to estimate forfeiture rates within the valuation model. The expected life of options represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the interest rate of a ten year U.S. Treasury note on the grant date.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

A summary of the status of the options under the 2000 Plan during the year ended December 31, 2009 is presented below:

Number of
Options

Outstanding beginning of year	8,446
Granted	266
Exercised	(68)
Cancelled, forfeited, terminated	(712)

Outstanding at end of year	7,932

Exercisable at end of year	6,774

All options that are outstanding or exercisable have a weighted average exercise price of $.05 per share. There were 68 options exercised for a total of $3 during the year ended December 31, 2009. The fair value of options vested was $34 during the year ended December 31, 2009. The weighted-average remaining life for outstanding options for the year ended December 31, 2009 was 5.9. The weighted-average remaining contractual term for vested options for the year ended December 31, 2009 was 5.5 years.

As of December 31, 2009 there was approximately $80 of unrecognized compensation cost related to stock options granted under the Company’s 2000 Stock Option Plan, to be recognized over a weighted average period of 1.5 years.

NOTE 10. —	COMMITMENTS

Operating Leases and Franchise, License, and Right-of Way Agreements — The Company leases office, co-location facilities, and fiber optic cable lines. Future minimum lease commitments under these non-cancelable leases, at December 31, 2009 are currently estimated as follows:

2010	$1,975
2011	1,189
2012	987
2013	840
2014	587
Thereafter	3,969

Total	$9,547

Rental expense related to these operating leases was approximately $2,613 for the year ended December 31, 2009.

NOTE 11. —	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) plan covering substantially all employees of the Company. The employees’ annual contributions are limited to the lower of the maximum allowed under the Internal Revenue Code or 30% of annual compensation. Currently, there was no Company match for employee contributions for the year ended December 31, 2009.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

NOTE 12. —	INCOME TAXES (RESTATED)

The Company has generated a cumulative net operating loss carry forward of approximately $33,444 for federal and state income tax purposes as of December 31, 2009. The net operating loss carry forwards, which may provide future tax benefits, will begin to expire in 2020 if not previously utilized. The Company has recorded a valuation allowance equal to the net deferred income tax asset balances of the Company as of December 31, 2009, primarily due to the uncertainty of future positive operating results. The Company has not recorded a current tax provision due to its operating losses and the valuation allowances recorded.

The Company’s deferred income tax assets (liabilities) as of December 31, 2009 consisted of the following:

Net operating loss carry forward	$12,688
Assets held for future use/Inventory reserve	170
Impairment	1,556
Deferred revenue	6,892
Investment in subsidiary	(1,065)
Valuation allowance	(19,166)

1,075
Depreciation	(1,158)
Amortization	(293)
Other	376

Net deferred tax asset (liability)	$—

The Company adopted Accounting for Uncertainty in Income Taxes, on January 1, 2009. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the implementation. The Company chooses to recognize interest and penalties accrued related to unrecognized tax benefits in future periods as income tax expense.

Internal Revenue Code Section 382 (“Section 382”) imposes limitations on the availability of a Company’s net operating losses and other corporate tax attributes as ownership changes occur. As a result of the controlling ownership by Zayo LLC in 2010 (See Note 13), a Section 382 ownership change is expected and a study will be required to determine the date of the ownership change. The amount of the Company’s net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the value of ownership change. A full valuation allowance has been established for the gross deferred tax asset related to the net operating losses and other corporate tax attributes available. Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the balance sheet or statements of operations of the Company.

According to Federal and State tax guidelines, the Company is no longer subject to examination by Federal taxing authorities for years prior to December 31, 2008 and by State taxing authorities for years prior to December 31, 2006.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands, except per share amounts)

NOTE 13. —	SUBSEQUENT EVENTS

On June 24, 2010, Zayo Group, LLC and American Fiber Systems Holding Corporation entered into an agreement and plan of merger. The purchase price was $114,500, including $110,000 in cash and $4,500 promissory note due in 2012 on the anniversary of the closing date. The agreement closed October 1, 2010 and on that date, all unvested options vested and all outstanding shares of preferred stock, common stock, and warrant shares were canceled and converted to a cash basis based upon the liquidation preferences and terms of the merger agreement.

On May 1, 2010, the Company adopted an Employee Retention Bonus Plan which was subsequently amended on June 23, 2010. The plan provides for distribution of up to 10% of the sale proceeds, as defined by the plan. On October 1, 2010, a distribution of $9,202 was paid out of the purchase price under this plan.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JUNE 30, 2010 AND DECEMBER 31, 2009

	June 30,	December 31,
	2010	2009
	(Unaudited)	(as restated)
	(Amounts in thousands, except per share amounts)

ASSETS
Current Assets:
Cash and cash equivalents	$7,052	$4,382
Accounts receivable, net of doubtful accounts of $192 and $176, respectively	3,288	3,949
Prepaid expenses and other current assets	508	340

Total Current Assets	10,848	8,671
Fiber networks, property and equipment, net	50,431	51,315
Intangible assets — net	1,983	2,127
Other assets	1,021	1,307
Investment	7,801	7,443

Total Assets	$72,084	$70,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	5,133	4,055
Deferred revenue — current	6,449	7,671
Current portion of long-term debt and capital lease obligations	576	313
Contingent liabilities — current	2,448	2,370

Total Current Liabilities	14,606	14,409
Long Term Liabilities
Long term debt and capital lease obligations	20,720	20,708
Deferred revenue — non-current	21,383	21,000
Contingent liabilities	2,002	1,898

Total Liabilities	58,711	58,015
Stockholders’ Equity
Convertible preferred stock, $.0001 par value, 110,979 authorized, 107,735 issued and outstanding at June 30, 2010 and December 30, 2009	52,412	52,412
Common stock, $.0001 par, 149,300 authorized, 26,768 and 26,760 issued and outstanding at June 30, 2010 and December 31, 2009, respectively	3	3
Additional paid in capital	10,270	10,251
Accumulated deficit	(49,312)	(49,818)

Total Stockholders’ Equity	13,373	12,848

Total Liabilities and Stockholders’ Equity	$72,084	$70,863

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	(Amounts in thousands, except per share amounts)
	(Unaudited)

Revenue	$7,851	$7,234	$15,770	$14,538
Direct costs	2,136	2,317	4,370	4,884
Other operating expenses:
General and administrative	2,778	2,935	5,524	5,932
Depreciation, amortization and accretion	2,377	2,429	4,778	4,667

Total Other Operating Expenses	5,155	5,364	10,302	10,599

Operating loss
Other income (expense):
Interest and investment income	194	104	5	306
Other income (expense), net	(465)	(408)	(597)	(795)

Total Other Income (expense)	(271)	(304)	(592)	(489)

Net income (loss)	$289	$(751)	$506	$(1,434)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	Six Months Ended June 30,
	2010	2009
	(Amounts in thousands, except per share amounts)
	(Unaudited)

Cash flows from operating activities
Net income (loss)	$506	$(1,434)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and accretion	4,778	4,667
Loss on sale of assets	8	—
Increase (decrease) in allowance for doubtful accounts	16	207
Stock based compensation	19	102
Equity method USC (income) loss	(358)	(293)
Accounts receivable	665	464
Prepaid expenses and other current assets	(166)	(152)
Other assets and liabilities	322	240
Accounts payable and accrued expenses	707	(664)
Deferred revenue	(837)	(716)

Total adjustments	5,154	3,855

Net cash and cash equivalents provided by operating activities	5,660	2,421
Cash flow from investing activities
Expenditures for fiber networks, property and equipment	(3,317)	(3,886)
Proceeds from sale of fiber networks, property and equipment	23	—

Net cash and cash equivalents used in investing activities	(3,294)	(3,886)
Cash flows from financing activities:
Proceeds from notes payable	1,000	—
Payment of note payable	(696)	(1,829)

Net cash and cash equivalents (used in) provide by financing activities	304	(1,829)
Net increase in cash and cash equivalents	2,670	(3,294)
Cash and cash equivalents — Beginning of period	4,382	6,396
Cash and cash equivalents — End of period	$7,052	$3,102

Supplemental cash flows disclosures:
Cash paid for interest	640	636

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
SIX MONTHS ENDED JUNE 30, 2010

							Total
					Additional Paid	Accumulated	Stockholders’
	Preferred Stock		Common Stock		in Capital	Deficit	Equity
	(Shares)	(Amount)	(Shares)	(Amount)
	(Amounts in thousands, except per share amounts)
	(Unaudited)

Balance at December 31, 2009	107,735	$52,412	26,760	$3	$10,251	$(49,818)	$12,848
Issuance of Common Stock	—	—	8	—	—	—	—
Stock Option Expense	—	—	—	—	19	—	19
Net Income	—	—	—	—	—	506	506

Balance at June 30, 2010	107,735	$52,412	26,768	$3	$10,270	$(49,312)	$13,373

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands)

NOTE 1. — DESCRIPTION

The consolidated financial statements include American Fiber Systems Holding Corporation and its wholly owned subsidiaries (collectively “AFS” or the “Company”). The Company provides broadband services including managed services and dark fiber leases (indefeasible rights of use (IRUs) and operating leases). All significant inter-company accounts and transactions have been eliminated from the consolidated financial statements. The Company is headquartered in Rochester, New York and has major operations in Georgia, Idaho and Nevada. The Company has adopted a fiscal year-end of December 31.

The Company is a fiber-based telecommunications provider that offers “last mile,” metro, and wide-area fiber connectivity for data, internet access, and voice services. The Company’s customers include large and medium enterprises, wire-line carriers, wireless carriers, internet service providers (ISPs), institutions of learning, health care service providers, and government entities. The Company operates networks in ten cities in the United States.

NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — For purposes of the consolidated financial statements, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company is required by its lending institution to maintain a minimum cash balance of $2,000.

Concentration Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents include cash in banks and highly liquid money market investments maintained in major financial institutions. Virtually all balances are uninsured, with the exception of amounts covered by the FDIC. As of June 30, 2010 and December 31, 2009, cash and cash equivalents of $7,052 and $4,382, respectively, were held by major financial institutions. By nature, all such financial instruments involve risk, including the credit risk of non-performance by counterparties. In management’s opinion, as of June 30, 2010 and December 31, 2009, there was no significant risk of loss in the event of non-performance of the counterparties to these consolidated financial instruments.

Accounts Receivables — Accounts receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.

Fiber Networks, Property and Equipment — Fiber networks, property and equipment are stated at cost and depreciation for financial reporting purposes is calculated using the straight-line method over the estimated useful lives of the assets. Fiber network costs, including fiber optic cable, conduit and duct, and supplies and materials are recorded as construction in progress until the network has been tested and accepted by the Company’s network engineers. The estimated useful lives are as follows:

Fiber networks	15 - 20 years
Laterals	Lesser of lease term or estimated useful life of the fiber network
Furniture and fixtures	7 years
Telecommunications equipment	5 years
Computer equipment and software	3-5 years
Vehicles	5 years
Leasehold improvements	Lesser of the lease term or estimated useful life

Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The Company determined that an impairment charge on its fiber networks or property and equipment during the six months ended June 30, 2010 and the year ended December 31, 2009 was not necessary.

Intangible Assets — Intangible assets consist of customer lists and franchise agreements acquired by the Company as a result of the purchase of the assets of Marietta FiberNet (MFN) in 2004, and Idacomm Inc. (Idacomm) in 2007. These assets are amortized over their estimated useful lives of 5 and 16 years for MFN, and 10 and 15 years for Idacomm, respectively, on a straight line basis. The Company evaluates these intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable for its estimated future cash flows. The Company has reviewed these intangible assets for impairment and determined that no adjustments were needed during the six months ended June 30, 2010 or the year ended December 31, 2009.

Other Assets — Other assets include capitalized debt costs, which are amortized over the life of the loans, long-term prepaids and deposits, spare duct inventory, and other miscellaneous long term holdings. The Company carries these assets at the lower of cost or net realizable value.

Investment in US Carrier Telecom Holding, LLC (see also Note 3) — The Company is accounting for its investment in US Carrier Telecom Holding, LLC, a 55% owned affiliate, by the equity method of accounting under which the Company’s share of the net income (loss) of the affiliate is recognized as income (loss) in the Company’s income statement and added to (deducted from) the investment account, if applicable. Dividends received from the affiliate are treated as a reduction of the investment account. The Company utilizes the equity method instead of consolidating because it lacks control over the majority of the voting interest and management of the affiliate.

The fiscal year of the affiliate ends on December 31.  The net income (loss) of the affiliate, which is reported in the Company’s income statement under “other income (expense)” represents the Company’s proportional amount of the affiliate’s earnings during the six months ended June 30, 2010 and the year ended December 31, 2009.

Deferred Revenue — Deferred revenue represents payments received from customers for the future use of the Company’s dark fiber optic networks and/or managed services on IRU’s, deferred laterals, and deferred installation fees, and advanced billings for annual or monthly recurring services. Payments are recognized pro-rata over the remaining term of the respective customer lease agreement or contracted service period. Deferred revenue classified as current liabilities will be recognized as revenue over the next twelve months along with advanced billings for annual or monthly recurring services.

Deferred revenues as of June 30, 2010 and December 31, 2009 consist of the following:

	June 30,	December 31,
	2010	2009

IRU’s	$17,585	$16,680
Deferred billings	6,858	7,379
Advanced billings	3,389	4,612

Total deferred revenue	27,832	28,671
Current portion of deferred revenue	(6,449)	(7,671)

Deferred revenue — non current	$21,383	$21,000

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

Income Taxes — The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred income tax assets and liabilities for the expected future income tax consequences of existing temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and operating loss and income tax credit carryforwards.

A valuation allowance is provided to reduce deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by the Company to determine the amount of the allowance include the estimated taxable income level for future years and the limitations on the use of the net operating loss carryforwards and associated expiration dates.

Revenue Recognition — The Company provides communications services to its customers over circuits on its own network or through leased circuits. In addition, the Company offers long-term leases of dark fiber at fixed pricing over multi-year terms. The Company recognizes revenues when earned as services are provided throughout the life of each contract. Revenues on IRUs and deferred laterals are recognized ratably over the term of the applicable lease agreements, which range from 5 to 20 years. Amounts billed in advance of the service provided are recorded as revenue over the service period.

Share-Based Compensation — The Company accounts for stock option awards granted using the “Share Based Payment” method, in accordance with accounting principles generally accepted in the United States. Under this method, compensation expense related to stock-based payments are recorded over the requisite service period based on the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events — These financial statements have not been updated for subsequent events occurring after October 13, 2010, which is the date these financial statements were available to be issued.

NOTE 3. — INVESTMENT

US Carrier — On August 23, 2006, the Company completed the purchase of a 15.33% share of US Carrier Telecom Holding, LLC (“USC”), a wholesale provider of broadband telecommunication services with a fiber communications network servicing metropolitan Atlanta and more than 40 cities in Georgia, Tennessee, South Carolina and Florida for $1,500 in cash.

The Company also entered into a 5 year Management Services Agreement (“Management Agreement”) to manage and oversee the operations of USC, which was signed on May 1, 2006. The fees for the Management services were $600 per year, which had operational goals, which, if met, would increase the Company’s ownership percentage of USC. The Company met the 2006 performance metrics, and was granted an increase in the Company’s ownership position to 39.522% as of January 1, 2007.

Effective April 7, 2008, the Company and USC entered into a settlement agreement whereby the Company resigned as manager of USC effective March 26, 2007 and, in consideration for the execution of the settlement agreement, 48,427 of the restricted class A membership units that were unvested were deemed to be fully vested such that the Company has a total ownership of class A membership units equal to 104,075 units which is equal to 55% of the outstanding class A membership units. The settlement agreement also provides that the Company will

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

convey, transfer and assign the Company’s unvested membership units amounting to 11,915 for cancellation. The operating agreement of USC was amended and modified with respect to matters of managing the company and related to the settlement agreement.

The Company has accounted for this investment utilizing the equity method of accounting. The Company has recognized income during the three and six month periods ended June 30, 2010 and 2009 of $252, $358, $108 and $293, respectively, for its share of the net income of USC. These amounts are included in “other income (expense)” on the accompanying statement of operations.

A summary of the Balance Sheet of USC as of June 30, 2010 and December 31, 2009 are as follows:

	June 30,	December 31,
	2010	2009

U.S. Carrier Balance Sheet
Assets	$31,171	$30,734

Liabilities	17,023	16,994
Equity	14,147	13,740

Liabilities and Equity	$31,170	$30,734

A summary of the Statement of Operations of USC for the three and six months ended June 30, 2010 and 2009 are as follows:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

U.S. Carrier Statement of Operations
Revenue	$3,675	$3,774	$7,491	$7,523
Direct Costs	2,873	2,726	5,679	5,429
Selling, general and administrative	571	592	1,150	1,169
Other Expenses, net	197	219	396	341

Net income/(loss) before non-controlling interest	34	237	266	584
Non-controlling interest	(6)	(5)	(13)	(15)

Net income/(loss)	$40	$242	$279	$599

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

NOTE 4 — FIBER NETWORKS, PROPERTY AND EQUIPMENT

Fiber networks, property and equipment as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30,	December 31,
	2010	2009

Fiber network equipment and infrastructure	$82,796	$80,711
Furniture and fixtures and leasehold improvements	561	556
Computer equipment and software	2,645	2,553
Construction in process	2,398	1,294
Assets held for future use, net of reserve of $401 and $449, respectively	795	660
Vehicles	199	211

Gross fiber network, property and equipment	89,394	85,985
Less accumulated depreciation	(38,963)	(34,670)

Fiber networks, property and equipment — net	$50,431	$51,315

Assets held for future use consists of fiber inventory and equipment and parts to be utilized in the Company’s network infrastructure.

Depreciation expense was $2,139, $4,303, $2,237 and $4,272 for the three and six month periods ended June 30, 2010 and 2009, respectively.

Included in the network equipment and infrastructure balance as of June 30, 2010 and December 31, 2009, is the original cost of the asset retirement obligation in the amount of $1,162, related to the retirement obligation of certain fiber and conduit systems (see Note 7).

NOTE 5. — INTANGIBLE AND OTHER ASSETS

Intangibles — Intangible assets consist of the following as of June 30, 2010 and December 31, 2009 :

	June 30, 2009			December 31, 2009
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Customer Lists — MFN	$1,690	$(1,690)	$—	$1,690	$(1,690)	$—
Customer List Idacomm	2,700	(900)	1,800	2,700	(765)	1,935

Customer Lists	4,390	(2,590)	1,800	4,390	(2,455)	1,935
Franchise Fees — MFN	255	(92)	163	255	(84)	171
Franchise Fees — Idacomm	26	(6)	20	26	(5)	21

Franchise Agreements	281	(97)	183	281	(89)	192

Balance	$4,671	$(2,688)	$1,983	$4,671	$(2,544)	$2,127

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

Amortization expense was $72, $144, $156 and $313 during the three and six month periods ended June 30, 2010 and 2009, respectively. Expected future amortization expense is as follows:

Years Ending December 31,	Total

2010 (remaining six months)	$144
2011	288
2012	288
2013	288
2014	288
Thereafter	687

Total	$1,983

Other Assets — The Company’s other assets, as of June 30, 2010 and December 31, 2009 are comprised of the following:

	June 30,	December 31,
	2010	2009

Capitalized debt costs	$439	$468
Duct inventory	228	456
Long term prepaids and deposits	327	349
Other	27	34

	$1,021	$1,307

The $228 and $456 of spare duct inventory at June 30, 2010 and December 31, 2009, respectively, is located in certain current markets served by the Company that is being held for future use to expand existing networks or for sale to customers. The duct inventory was tested for impairment during the six months ended June 30, 2010 and the year ended December 31, 2009 and the Company determined that an impairment charge of $228 and $0 was required during the respective periods.

NOTE 6. — DEBT

Following is a summary of debt outstanding under long term loan agreements as of June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009

Senior debt	$21,200	$20,691
Notes payable — equipment loans	23	234
Capital leases — network equipment	73	96

	21,296	21,021
Less: current portion	576	313

Long-term debt	$20,720	$20,708

Senior Debt — At December 31, 2008 the Company’s senior debt facility allowed for borrowings up to $18,500. The facility was comprised of two revolving lines that bore an interest rate of 1% above the banks prime rate. The interest rate at December 31, 2008 was 4.25%. In connection with this facility, the Company issued 1,300 warrants to purchase the Company’s common stock. At June 30, 2010 these warrants had not been exercised.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

On April 7, 2009, the Company renegotiated the terms of the senior debt. Revolver A was extended to October 31, 2013 at an interest rate of prime plus 2%. Revolver B was extended to March 31, 2010, at an interest rate of prime plus 2%. Principal payments on these loans were amended to require payments of $200 per quarter commencing July 1, 2009, $300 per quarter commencing July 1, 2010, and $400 per quarter commencing July 1, 2011.

On October 30, 2009 the Company entered into a new senior debt agreement. The proceeds from the new facility were used to pay off existing senior debt balance of $17,360. In connection with the existing debt payoff, capitalized debt costs of $144 were written off to the income statement. In addition, proceeds from new loan were used to pay off outstanding subordinated debt balance of $1,078. Capitalized debt costs of $47 associated with subordinated debt were also written off.

The new facility allows for borrowing up to $25,000. The facility is comprised of two revolving lines, a revolving “term” line of $23,500 that is available for draw down until October 29, 2010 and has a maturity date of October 30, 2014. Quarterly payments of $250 are due beginning January 1, 2011, $375 beginning January 1, 2012, $875 beginning January 1, 2013, and $1,250 beginning January 1, 2014 with any unpaid balance due October 30, 2014. As of June 30, 2010 and December 31, 2009 $20,200 and $20,191, respectively, was outstanding on the facility. The second revolving line is for $1,500 and is available for draw down until October 30, 2011 and has a maturity date of October 30, 2011. As of June 30, 2010 and December 31, 2009 $1,000 and $500, respectively, was outstanding on the facility.

Both revolving lines of credit bear an interest rate that is the Daily Adjusting LIBOR Rate plus an “Applicable Margin” of five percent (5%) per annum (7% at June 30, 2010 and December 31, 2009). In no event and at no time shall the Daily Adjusting LIBOR Rate be less than two percent (2%) per annum. The facility is secured by all the assets of the Company except for assets pledged in connection with its capital leases. The Company is required to meet quarterly and annual financial covenants, including, but not limited to, minimum adjusted current ratio, maximum senior funded debt to adjusted EBITDA, minimum debt service coverage ratio, minimum signed contract value, and maximum capital expenditures. At June 30, 2010 and December 31, 2009 the Company was in compliance with its financial loan covenants.

Notes payable — equipment loans — various equipment loans with interest ranging from 7.00% to 9.25% maturing from August 2009 through September 2010. All notes are secured by the equipment purchased and have a 36 month term with principal and interest payments due monthly. In connection with the notes the Company issued a total of 73 warrants to purchase common stock at $.05 per share for a period of seven years from August 22, 2006. In addition, the Company issued 40 warrants to purchase the Company’s Series E preferred stock at $.377 per share for a period up to six years from August 27, 2004.

Capital Leases — various network equipment leases for a period of 48 months with monthly payments ranging from $1.1 to $6 with a bargain purchase option of one dollar. The leases carry interest rates ranging from 9.3% to 12% with final payments ranging from February 2009 to January 2011. The Company paid off all remaining capital lease obligations in August of 2010.

The Company’s required principal payments, related to all outstanding debt obligations, as of June 30, 2010, are as follows:

2010 (remaining 6 months)	$88
2011	2,008
2012	1,500
2013	3,500
2014	14,200

Total	$21,296

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

NOTE 7. — CONTINGENT LIABILITIES

Asset Retirement Obligations — The Company records the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred. The Company’s asset retirement obligations relate to fiber network infrastructure leased from others under right of way agreements, which require the Company to remove the assets at the end of the agreements.

The liability was established by calculating the present value of the asset retirement obligation using discount rates ranging from 8.5% to 15% over a period of 15 years, which is representative of the average estimated life of the Company’s telecommunications network.

The asset retirement obligation was $2,002 and $1,898 at June 30, 2010 and December 31, 2009, respectively.

Changes in the carrying amount of the asset retirement obligation for the years ended June 30, 2010 and December 31, 2009 are summarized as follows:

Balance — December 31, 2008	$1,713
Accretion due to passage of time	185

Balance — December 31, 2009	1,898

Accretion due to passage of time	104

Balance — June 30, 2010	$2,002

Idacorp Holdback — As part of the acquisition of Idacomm in February 2007, Idacorp agreed to a $2,000 seller holdback of which $1,500 was to be repaid February 23, 2009, with interest accruing at 6% per annum compounded quarterly, with the remaining $500 maturing February 23, 2011. The Company has the right of offset for certain liabilities and costs arising after the closing against the holdback. Idacomm was notified by the City of Las Vegas that the city was undertaking a project to convert all aerial utility lines and appurtenances to underground utilities. The Company notified Idacorp on February 28, 2009 of the indemnification claims against the $1,500. As of October 13, 2010, these indemnification claims have not been settled with Idacorp. As such, the Company will continue to holdback the $2,000 principal until the liability is resolved. At this time, notwithstanding the Company’s confidence in its legal position concerning these indemnification claims, the Company has accrued interest of $448 as of June 30, 2010 on the holdback in accordance with the terms of the Idacomm purchase agreement.

NOTE 8. — EQUITY TRANSACTIONS

Common Stock — The common shares outstanding include 2 restricted shares at December 31, 2008 issued to founders in accordance with an agreement with Preferred stockholders that generally restricts the holders’ ability to sell, assign, transfer, or pledge their shares until the Company completes a public offering, is sold or merged, or experiences any other changes in control over a four year period.

Preferred Stock — Each Convertible Preferred Stock Series A, B, C, D, E, and F is convertible into one share of the Company’s common stock and votes with the common stock on an as if converted basis. The preferred stock is non-cumulative and no dividend has ever been declared or paid on the preferred stock. The Series D Preferred Stock agreement contains a mandatory conversion clause, whereby all outstanding shares of the Series D Preferred Stock are automatically converted into Common Stock in the event of a Qualified Public Offering (QPO), and upon election of the holders represented by not less than 60% of all Preferred Stock voting as one class. A QPO is defined as an Initial Public Offering at a per share offering price of not less than $2.50 per share and for a gross total offering size of not less than $25,000. All outstanding shares of the Series E Preferred Stock are automatically converted into Common Stock in the event of an Initial Public Offering at a per share offering price of not less than $1.00 per share and for a gross total offering size of not less than $25,000 and upon election of the holders representing not less than 80% of all Preferred Stock voting as one class.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

The holders of the Series F Preferred Stock are entitled to liquidation rights of two times their original investment, and to receive dividends, in preference to the holders of the Series A, B, C, D and E Preferred Stockholders and in preference to any dividend on Common Stock, at the rate of 8% per annum, whenever funds are legally available. The dividends are not cumulative and accrue only if declared.

There are four directors on the Company’s Board of Director’s. Stockholders holding 25% of Series A, B and C can appoint 2 members and Stockholder’s holding 25% of Series D can appoint one member of the Board of Director’s. The fourth board member is the Company’s Chief Executive Officer.

				Liquidation Value
		Issued and		(to Original	Liquidation
Series	Authorized	Outstanding	Dividend	Investment)	Preference

A	12,400	12,400	8% — non-cumulative	1 Times Investment	Pari-Passu Basis
B	6,834	6,834	8% — non-cumulative	1 Times Investment	Pari-Passu Basis
C	23,019	23,019	8% — non-cumulative	1 Times Investment	Pari-Passu Basis
D	17,187	17,187	8% — non-cumulative	1.5 Times Investment	Pari-Passu Basis
E	36,928	33,684	8% — non-cumulative	2 Times Investment	Senior
F	14,611	14,611	8% — non-cumulative	2 Times Investment	Super Senior

Total	110,979	107,735

Common and Preferred Stock Warrants — In connection with the issuance of debt instruments, the Company issued common and preferred stock warrants. A total of 1,373 common stock warrants were issued for exercise prices ranging from $.01 to $.05 per common share. A total of 3,242 Series E preferred stock warrants were issued with an exercise price of $.377 per Series E preferred share.

Share-Based Compensation — The Company’s 2000 Stock Option and Grant Plan (the “2000 Plan”) authorized the award of options to purchase shares of the Company’s common stock at the grant date fair market value to directors, officers, and employees of the Company and others who are deemed to provide substantial and important services to the Company. In the absence of a “regular, active public market” the fair market value of the common stock has been determined by the Company’s Board of Directors. As of June 30, 2010 and December 31, 2009 there were 7,768 and 7,932, respectively, of options outstanding. The common stock issued upon exercise of an option under this plan comes from new shares previously authorized. Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Internal Revenue Code or options which do not qualify for incentive stock option treatment (Non-ISOs”). All stock options are exercisable at $.05 or the fair market value at the time of grant. The compensation cost that has been charged against income for options granted under the plan was $19 and $71 during the six months ended June 30, 2010 and year ended December 31, 2009, respectively.

The fair value of each option award is estimated on the date of grant utilizing the Black-Scholes Option Pricing Model.

A summary of options granted since our December 31, 2009 annual report is presented below:

Outstanding — January 1, 2010	7,932
Granted	89
Exercised	(8)
Cancelled, forfeited, terminated	(245)

Outstanding — June 30, 2010	7,768

There were 8 options exercised for a total of $0 during the six months ended June 30, 2010.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

NOTE 9. —	COMMITMENTS

Operating Leases and Franchise, License, and Right-of Way Agreements — The Company leases office, co-location facilities, and fiber optic cable lines. Future minimum lease commitments under these non-cancelable leases are currently estimated as follows:

Next 12 months	$2,295
Next 13-24 months	1,272
Next 25-36 months	1,144
Next 37-48 months	921
Thereafter	4,724

Total	$10,356

Rental expense related to these operating leases was approximately $694, $1,891, $678 and $1,918 during the three and six months ended June 30, 2010 and 2009, respectively.

NOTE 10. —	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) plan covering substantially all employees of the Company. The employees’ annual contributions are limited to the lower of the maximum allowed under the Internal Revenue Code or 30% of annual compensation. There was no Company match for employee contributions during the three and six months ended June 30, 2010 or 2009.

NOTE 11. —	INCOME TAXES

The Company has generated a cumulative net operating loss carryforward of approximately $33,418 for federal and state income tax purposes as of June 30, 2010. The net operating loss carry forwards, which may provide future tax benefits, will begin to expire in 2020 if not previously utilized. The Company has recorded a valuation allowance equal to the net deferred income tax asset balances of the Company as of June 30, 2010 and December 31, 2009, primarily due to the uncertainty of future positive operating results. The Company has not recorded a current tax provision due to its operating losses and the valuation allowances recorded.

The Company adopted Accounting for Uncertainty in Income Taxes, on January 1, 2009. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the implementation. The Company chooses to recognize interest and penalties accrued related to unrecognized tax benefits in future periods as income tax expense.

Internal Revenue Code Section 382 (“Section 382”) imposes limitations on the availability of a Company’s net operating losses and other corporate tax attributes as ownership changes occur. As a result of the controlling ownership by Zayo LLC in 2010 (See Note 13), a Section 382 ownership change is expected and a study will be required to determine the date of the ownership change. The amount of the Company’s net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the value of ownership change. A full valuation allowance has been established for the gross deferred tax asset related to the net operating losses and other corporate tax attributes available. Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the balance sheet or statements of operations of the Company.

According to Federal and State tax guidelines, the Company is no longer subject to examination by Federal taxing authorities for years prior to December 31, 2008 and by State taxing authorities for years prior to December 31, 2006.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Amounts in thousands)

Note 12. —	Subsequent Events

On June 24, 2010, Zayo Group, LLC and American Fiber Systems Holding Corporation entered into an agreement and plan of merger. The purchase price was $114,500, including $110,000 in cash and $4,500 promissory note due in 2012 on the anniversary of the closing date. The agreement closed October 1, 2010 and on that date, all unvested options vested and all outstanding shares of preferred stock, common stock, and warrant shares were cancelled and converted to a cash basis based upon the liquidation preferences and terms of the merger agreement.

On May 1, 2010, the Company adopted an Employee Retention Bonus Plan which was subsequently amended on June 23, 2010. The plan provides for distribution of up to 10% of the sale proceeds, as defined by the plan. On October 1, 2010, a distribution of $9,202 was paid out of the purchase price under this plan.

$350,000,000

ZAYO GROUP, LLC

ZAYO CAPITAL, INC.

Guaranteed by
Zayo Enterprise Networks, LLC
Zayo Bandwidth, LLC
Zayo Colocation, Inc.
Zayo Fiber Solutions, LLC
Zayo Bandwidth Tennessee, LLC
Adesta Communications, Inc.
FiberNet Telecom, Inc.
Local Fiber, LLC
American Fiber Systems Holding Corp.
American Fiber Systems, Inc.

PROSPECTUS

Exchange Offer for All Outstanding

10.25% Senior Secured First-Priority Notes due 2017
(CUSIP Nos. 989194 AA3 and U98832 AA3)
for new
10.25% Senior Secured First-Priority Notes due 2017
that have been registered under the Securities Act of 1933

          , 2010

PART II

Item 20.	Indemnification of Directors and Officers

The following summary is subject to the complete text of the statutes and organizational documents of the registrants described below and are qualified in their entirety by reference thereto.

Zayo Capital, Inc. Adesta Communications, Inc., FiberNet Telecom, Inc., American Fiber Systems Holding Corp., and American Fiber Systems, Inc., each a Delaware corporation

Section 145 of the Delaware General Corporation Law (the “DGCL”) sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct described above, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Bylaws of Zayo Capital, Inc., Adesta Communications, Inc., FiberNet Telecom, Inc., American Fiber Systems Holding Corp., and American Fiber Systems, Inc. provide for indemnification of their directors and officers to the fullest extent permitted by the DGCL or any other applicable law. The Bylaws of each corporation provide certain conditions to the indemnification of an officer or director where the underlying proceeding has been initiated by such officer or director, including but not limited to the requirement that the proceeding be or have been approved by the Board of Directors of the relevant corporation.

Zayo Group, LLC, Zayo Enterprise Networks, LLC, Zayo Bandwidth, LLC, and Zayo Fiber Solutions, LLC, each a Delaware limited liability company

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The Operating Agreements of Zayo Group, LLC and Zayo Bandwidth, LLC, the Amended and Restated Operating Agreement of Zayo Enterprise Networks, LLC and the Third Amended and Restated Operating Agreement of Zayo Fiber Solutions, LLC provide that such registrants must indemnify their respective officers, managers (including each such manager’s officers, directors and partners) and each of their respective agents to the fullest extent permitted by law; provided, however, that such indemnity does not extend to conduct not undertaken in good faith nor to any conduct constituting recklessness, willful misconduct, gross negligence, a knowing violation of law or an intentional and material breach of its operating agreement. Any indemnity shall be provided out of the limited liability company’s assets only.

Zayo Bandwidth Tennessee, LLC, a Tennessee limited liability company

Section 48-249-115(b) of the Tennessee Revised Limited Liability Company Act (the “TRLLCA”) provides that a manager-managed LLC may indemnify an individual made a party to a proceeding, because such individual is or was a director, manager or member or an individual who, while a director, manager or member of the LLC is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred in a proceeding, if the individual acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the LLC that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to the best interests of the LLC. In the case of any criminal proceeding, such individual must have had no reasonable cause to believe his conduct was unlawful. However, an LLC may not indemnify such a person if (i) in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

Section 48-249-115(c) of the TRLLCA provides that an LLC shall indemnify a director, manager or member or an individual who, while a director, manager or member of the LLC is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party, because such person holds or held such a position, against reasonable expenses (including attorneys’ fees) incurred by the person in connection with the proceeding.

The Amended and Restated Operating Agreement of Zayo Bandwidth Tennessee, LLC provides that Zayo Bandwidth Tennessee, LLC must indemnify its officers, managers (including each such manager’s officers, directors and partners) and each of their respective agents to the fullest extent permitted by law; provided, however, that such indemnity does not extend to conduct not undertaken in good faith nor to any conduct constituting recklessness, willful misconduct, gross negligence, a knowing violation of law or an intentional and material breach of its operating agreement. Any indemnity shall be provided out of and to the extent of the limited liability company’s assets only.

E.	Local Fiber, LLC, a New York limited liability company

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Local Fiber, LLC’s Amended and Restated Operating Agreement provides that Local Fiber, LLC must indemnify its officers, managers (including each such manager’s officers, directors and partners) and each of their respective agents to the fullest extent permitted by law, provided, however, that such indemnity does not extend to conduct not undertaken in good faith nor to any conduct constituting recklessness, willful misconduct, gross negligence, a knowing violation of law or an intentional and material breach of its operating agreement. Any indemnity shall be provided out of and to the extent of the limited liability company’s assets only.

Policies of insurance are maintained by each registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it or them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, State of Colorado, on November 5, 2010.

ZAYO GROUP, LLC
ZAYO CAPITAL, INC.

/s/  Kenneth desGarennes

By:	Kenneth desGarennes

Title:	Chief Financial Officer

Name	Title	Date

* Daniel Caruso	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2010

* Kenneth desGarennes	Chief Financial Officer and Treasurer (Principal Financial Office and Principal Accounting Officer)	November 5, 2010

* Rick Connor	Director	November 5, 2010

* Don Detampel	Director	November 5, 2010

* Michael Choe	Director	November 5, 2010

* John Siegel	Director	November 5, 2010

* Gillis Cashman	Director	November 5, 2010

* John Downer	Director	November 5, 2010

* By: /s/ Kenneth desGarennes Name: Kenneth desGarennes As Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation of Zayo Group, LLC.*
3.2	Operating Agreement of Zayo Group, LLC.*
3.3	Certificate of Incorporation of Zayo Capital, Inc.*
3.4	Bylaws of Zayo Capital, Inc.*
3.5	Certificate of Formation of Zayo Enterprise Networks, LLC.*
3.6	Operating Agreement of Zayo Enterprise Networks, LLC.*
3.7	Certificate of Formation of Zayo Bandwidth, LLC.*
3.8	Operating Agreement of Zayo Bandwidth, LLC.*
3.9	Certificate of Incorporation of Zayo Colocation, Inc.*
3.10	Bylaws of Zayo Colocation, Inc.*
3.11	Certificate of Formation of Zayo Fiber Solutions, LLC.*
3.12	Operating Agreement of Zayo Fiber Solutions, LLC.*
3.13	Certificate of Formation of Zayo Bandwidth Tennessee, LLC.*
3.14	Operating Agreement of Zayo Bandwidth Tennessee, LLC.*
3.15	Certificate of Incorporation of Adesta Communications, Inc.*
3.16	Bylaws of Adesta Communications, Inc.*
3.17	Certificate of Incorporation of FiberNet Telecom, Inc.*
3.18	Bylaws of FiberNet Telecom, Inc.*
3.19	Certificate of Formation of Local Fiber, LLC.*
3.20	Operating Agreement of Local Fiber, LLC.*
3.21	Certificate of Incorporation of American Fiber Systems Holding Corp.*
3.22	Bylaws of American Fiber Systems Holding Corp.*
3.23	Certificate of Incorporation of American Fiber Systems, Inc.*
3.24	Bylaws of American Fiber Systems, Inc.*
4.1	Indenture, dated as of March 12, 2010, between Zayo Group, LLC, Zayo Capital, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (including form of note).*
4.2	First Supplemental Indenture, dated as of September 13, 2010, between Zayo Fiber Solutions, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee.*
4.3	Second Supplemental Indenture, dated as of September 20, 2010, among Zayo Group, LLC, Zayo Capital, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (including form of note).*
4.4	Third Supplemental Indenture, dated as of November 5, 2010, among American Fiber Systems Holding Corp., American Fiber Systems, Inc., and the Bank of New York Mellon Trust Company, N.A., as Trustee.
4.5	Registration Rights Agreement, dated as of March 12, 2010, between Zayo Group, LLC, Zayo Capital, Inc., the subsidiary guarantors party thereto and Morgan Stanley & Co. Incorporated, as Representative of the several initial purchasers listed on Schedule I of the Purchase Agreement.*
4.6	Registration Rights Agreement, dated as of September 20, 2010, between Zayo Group, LLC, Zayo Capital, Inc., the subsidiary guarantors party thereto and Morgan Stanley & Co. Incorporated, as Representative of the several initial purchasers set forth in Schedule I to the Purchase Agreement.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
5.2	Opinion of Bradley Arant Boult Cummings LLP.
10.1	Credit Agreement, dated as of March 12, 2010, by and among Zayo Group, LLC and Zayo Capital, Inc., as Borrowers, the persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SunTrust Bank, as Issuing Bank, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as Co-Syndication Agents, SunTrust Bank, as Administrative Agent, and SunTrust Robinson Humphrey, Inc., as Sole Lead Arrangers.*

Exhibit No.	Description

10.2	Guaranty Supplement to the March 12, 2010 Credit Agreement, dated as of August 16, 2010, by Zayo Fiber Solutions, LLC, in favor of SunTrust Bank, in its capacity as Administrative Agent.*
10.3	Guaranty Supplement to the March 12, 2010 Credit Agreement, dated as of November 5, 2010, by American Fiber Systems Holding Corp., in favor of SunTrust Bank, in its capacity as Administrative Agent.
10.4	Guaranty Supplement to the March 12, 2010 Credit Agreement, dated as of November 5, 2010, by American Fiber Systems, Inc., in favor of SunTrust Bank, in its capacity as Administrative Agent.
10.5	Amendment to the March 12, 2010 Credit Agreement, dated as of September 13, 2010, by and among Zayo Group, LLC and Zayo Capital, Inc., as Borrowers, the persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SunTrust Bank, as Issuing Bank, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as Co-Syndication Agents, SunTrust Bank, as Administrative Agent, and SunTrust Robinson Humphrey, Inc., as Sole Lead Arrangers.*
10.6	Security Agreement, dated as of March 12, 2010, among the Grantors party thereto and SunTrust Bank, in its capacity as Collateral Agent for the secured parties.*
10.7	Security Agreement Supplement No. 1 to the March 12, 2010 Security Agreement, dated as of August 16, 2010, between Zayo Fiber Solutions, LLC and SunTrust Bank, in its capacity as Collateral Agent for the secured parties.*
10.8	Security Agreement Supplement No. 2 to the March 12, 2010 Security Agreement, dated as of November 5, 2010, among American Fiber Systems Holding Corp., American Fiber Systems, Inc. and SunTrust Bank, in it capacity as Collateral Agent for the Secured Parties.
10.9	Trademark Security Agreement, dated as of March 12, 2010, among the Grantors party thereto and SunTrust Bank, in its capacity as Collateral Agent for the secured parties.*
10.10	Collateral Agency and Intercreditor Agreement, dated as of March 12, 2010, among Zayo Group, LLC, Zayo Capital, Inc., and the other Grantors referred to therein, SunTrust Bank, as Joint Collateral Agent and Revolving Loan Agent for the lender under the credit agreement, and The Bank of New York Mellon Trust Company, N.A., as Initial Notes Authorized Representative.*
10.11	Joinder and Amendment Agreement to the March 12, 2010 Collateral Agency and Intercreditor Agreement, dated as of September 20, 2010, among Zayo Group, LLC, Zayo Capital, Inc., and the other Grantors referred to therein, SunTrust Bank, as Joint Collateral Agent and Revolving Loan Agent for the lender under the credit agreement, and The Bank of New York Mellon Trust Company, N.A., as the Initial Notes Authorized Representative and the Additional Notes Authorized Representative.*
10.12	Founder Noncompetition Agreement, dated as of May 22, 2007, by and between Communications Infrastructure Investments, LLC and Dan Caruso.*
10.13	Vesting Agreement, dated as of December 31, 2007, by and among Communications Infrastructure Investments, LLC, Daniel P. Caruso, and the Founder Investors (as defined therein), as amended by the Amendment to Vesting Agreement, effective as of March 21, 2008, the Second Amendment to Vesting Agreement, effective as of October 20, 2009, and the Third Amendment to the Vesting Agreement, effective as of March 19, 2010.*
10.14	Employee Equity Agreement, dated as of March 21, 2008, by and between Communications Infrastructure Investments, LLC, and Kenneth des Garennes.*
10.15	Employee Equity Agreement, dated as of October 31, 2008, by and between Communications Infrastructure Investments, LLC, and Kenneth des Garennes.*
10.16	Employee Equity Agreement, dated as of October 20, 2009, by and between Communications Infrastructure Investments, LLC, and Kenneth des Garennes.*
10.17	Employee Equity Agreement, dated as of March 19, 2010, by and between Communications Infrastructure Investments, LLC, and Kenneth des Garennes.*
10.18	Founder Noncompetition Agreement, dated as of May 22, 2007, by and between Communications Infrastructure Investments, LLC and John Scarano.*
10.19	Vesting Agreement, dated as of January 10, 2008, by and among Communications Infrastructure Investments, LLC, John L. Scarano, and the Founder Investors (as defined therein), as amended by the Amendment to Vesting Agreement, effective as of March 21, 2008, the Second Amendment to Vesting Agreement, effective as of October 20, 2009, and the Third Amendment to the Vesting Agreement, effective as of March 19, 2010.*

Exhibit No.	Description

10.20	Offer Letter from Zayo Group to Glenn Russo, dated August 8, 2008.*
10.21	Class A Equity Agreement, dated as of November 19, 2008, by and between Communications Infrastructure Investments, LLC, Glenn Russo, and VP Holdings, LLC.*
10.22	Class A Equity Agreement, dated as of November 19, 2008, by and between VP Holdings, LLC, and Glenn Russo.*
10.23	Employee Equity Agreement, dated as of October 31, 2008, by and between Communications Infrastructure Investments, LLC, and Glenn Russo.*
10.24	Employee Equity Agreement, dated as of March 19, 2010, by and between Communications Infrastructure Investments, LLC, and Glenn S. Russo.*
10.25	Employee Equity Agreement, dated as of March 31, 2008, by and between Communications Infrastructure Investments, LLC, and Martin Snella.*
10.26	Employee Equity Agreement, dated as of March 31, 2008, by and between Communications Infrastructure Investments, LLC, and Martin Snella.*
10.27	Employee Equity Agreement, dated as of October 31, 2008, by and between Communications Infrastructure Investments, LLC, and Martin Snella.*
10.28	Employee Equity Agreement, dated as of October 20, 2009, by and between Communications Infrastructure Investments, LLC, and Martin Snella.*
10.29	Employee Equity Agreement, dated as of May 27, 2010, by and between Communications Infrastructure Investments, LLC, and Martin Snella.*
10.30	Employee Equity Agreement, dated as of March 31, 2008, by and between Communications Infrastructure Investments, LLC, and Christopher Yost.*
10.31	Employee Equity Agreement, dated as of March 31, 2008, by and between Communications Infrastructure Investments, LLC, and Christopher Yost.*
10.32	Employee Equity Agreement, dated as of March 19, 2010, by and between Communications Infrastructure Investments, LLC, and Christopher Yost.*
10.33	Agreement and Plan of Merger dated as of June 24, 2010, by and among Zayo Group, LLC, Zayo AFS Acquisition Company, Inc., a Delaware corporation, American Fiber Systems Holding Corp., and Robert E. Ingalls, Jr., as the Equityholder Representative.*
10.34	Membership Interest Purchase Agreement dated as of March 23, 2010, by and among AGL Networks, LLC, a Delaware limited liability company, AGL Investments, Inc., a Georgia corporation, and Zayo Group, LLC.*
10.35	Agreement and Plan of Merger dated as of May 28, 2009 by and among Zayo Group, LLC, Zayo Merger Sub, Inc., a Delaware corporation, and FiberNet Telecom Group, Inc., a Delaware corporation.*
10.36	Agreement of Lease, dated as of February 17, 1998, by and between 60 Hudson Owner LLC (successor to Westport Communications LLC and Hudson Telegraph Associates L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, Zayo Colocation, Inc. (successor by name change of FiberNet Telecom Group, Inc.), FiberNet Telecom, Inc. (successor by merger to FiberNet Equal Access, L.L.C.), and Zayo Group, LLC (as guarantor), as assigned on January 1, 2001, as amended on January 1, 2001, December 4, 2003, October 29, 2004, March 1, 2007, April 4, 2007, May 26, 2009 and March 12, 2010.*
10.37	Agreement of Lease, dated as of April 1, 2001, between 60 Hudson Owner LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, FiberNet Telecom, Inc. (successor by merger to FiberNet Equal Access L.L.C.), Zayo Colocation, Inc. (successor by change of name to FiberNet Telecom Group, Inc.), and Zayo Group, LLC (as guarantor), as assigned on April 1, 2001, as amended on January 30, 2002, November 7, 2002, April 1, 2003, October 31, 2003, October 29, 2004, January 31, 2005, January 11, 2007, March 2, 2007, April 4, 2007, May 26, 2009 and March 12, 2010.*
10.38	Employee Equity Agreement, dated as of January 2, 2008, by and between Communications Infrastructure Investments, LLC, and Kenneth desGarennes.
10.39	Employee Equity Agreement, dated as of March 19, 2010, by and between Communications Infrastructure Investments, LLC, and Martin Snella.

Exhibit No.	Description

10.40	Employee Equity Agreement, dated as of October 20, 2009, by and between Communications Infrastructure Investments, LLC, and Christopher Yost.
10.41	Employee Equity Agreement, dated as of May 27, 2010, by and between Communications Infrastructure Investments, LLC, and Christopher Yost.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.2).
23.3	Consent of Grant Thornton, LLP.*
23.4	Consent of Grant Thornton, LLP.*
23.5	Consent of Grant Thornton, LLP.*
23.6	Consent of Freed Maxick & Battaglia, PC.*
24.1	Zayo Group, LLC Power of Attorney.*
24.2	Zayo Capital, Inc. Power of Attorney.*
25.1	Statement of Eligibility of Trustee, The Bank of New York Mellon Trust Company, N.A., on Form T-1.
99.1	Form of Letter of Transmittal.*
99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9.*
99.3	Form of Notice of Guaranteed Delivery.*
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.5	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

*	Previously filed on October 15, 2010.